EXHIBIT T3E

THE SCHEME DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE SOLD, OR OTHERWISE TRANSFERRED, OR SELL OR OTHERWISE TRANSFER, YOUR SENIOR NOTES BEFORE THE RECORD DATE (AS THOSE TERMS ARE DEFINED IN THE SCHEME), YOU MUST DELIVER THE SCHEME DOCUMENT TO THE PERSON OR PERSONS TO WHOM YOU HAVE SOLD OR OTHERWISE TRANSFERRED, OR SELL OR OTHERWISE TRANSFER, YOUR SENIOR NOTES. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISER WITHOUT DELAY. IF YOU ARE NOT THE BENEFICIAL OWNER OF THE SENIOR NOTES, PLEASE FORWARD A COPY OF THE SCHEME DOCUMENT AND ITS ENCLOSURES TO SUCH PERSON. A TRANSFEREE OF SENIOR NOTES AFTER THE RECORD DATE WILL NOT, AMONG OTHER THINGS, BE ENTITLED TO VOTE AT THE MEETING. SUCH TRANSFEREE WILL NEED TO MAKE ARRANGEMENTS WITH THE TRANSFEROR TO ENSURE THAT THE TRANSFEROR VOTES IN ACCORDANCE WITH THE WISHES OF THE TRANSFEREE. IN SUCH CIRCUMSTANCES THE TRANSFEREE WILL NEED TO MAKE ARRANGEMENTS WITH THE TRANSFEROR FOR THE TRANSFER OF ITS COUPON PAYMENT AND NEW SHARES OR FINAL PAYMENT. THE COMPANY WILL ONLY MAKE COUPON PAYMENTS AND FINAL PAYMENTS AND ALLOT AND ISSUE NEW SHARES TO HOLDERS OF SENIOR NOTES ON THE RECORD DATE UNLESS EVIDENCE ACCEPTABLE TO THE COMPANY IS PROVIDED AS TO THE HOLDINGS OF SENIOR NOTES OF ANY PERSON ON THE EFFECTIVE DATE. PERSONS WHO HAVE ACQUIRED SENIOR NOTES AFTER THE RECORD DATE SHOULD CONTACT THE PERSON FROM WHOM THEY HAVE ACQUIRED THE SENIOR NOTES FOR A TRANSFER OF THE RELATED COUPON PAYMENT AND NEW SHARES OR FINAL PAYMENT.

Further copies of the Scheme Document can be obtained from Cadwalader, Wickersham & Taft, 265 Strand, London WC2R 1BH (Ref. Andrew Wilkinson), Talbot Hughes LLP, 60 Lombard Street, London EC3V 9EA (Ref. Chris Hughes) or the Voting Agent, The Bank of New York, One Canada Square, Canary Wharf, London, E14 5AL, (Ref T Blewer).

--------------------------------------------------------------------------------

                       RESTRUCTURING PROPOSALS RELATING TO

     DM245,000,000 10 PER CENT. SENIOR NOTES DUE 2008, (THE "SENIOR NOTES")

                  (CUSIP NOS: G87667AA2, 883060AC9, 883060AA3)

                                  PURSUANT TO A

                              SCHEME OF ARRANGEMENT

               (UNDER SECTION 425 OF THE U.K. COMPANIES ACT 1985)

                                     BETWEEN

                           TEXON INTERNATIONAL LIMITED
                       (FORMERLY TEXON INTERNATIONAL PLC)

                                     AND ITS

                                SCHEME CREDITORS
                    (AS DEFINED IN THE SCHEME OF ARRANGEMENT)

--------------------------------------------------------------------------------

A meeting of Scheme Creditors (as defined in the Scheme) (the "Meeting") to consider and, if thought fit, approve the Scheme of Arrangement set out at Part IV of the Scheme Document will be held on 30 October 2002 at the offices of Cadwalader, Wickersham & Taft commencing at 10.30 a.m. A copy of the notice convening the Meeting is set out at Appendix A to Part III of the Scheme Document.

THE ACTION YOU SHOULD TAKE IS SET OUT IN PART II OF THE SCHEME DOCUMENT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN THE FORM OF PROXY AND CLAIM FORM ENCLOSED WITH THE SCHEME DOCUMENT IN ACCORDANCE WITH THE INSTRUCTIONS AND NOTES CONTAINED THEREIN AND IN PART II OF THE SCHEME DOCUMENT. THE FORM OF PROXY AND CLAIM FORM SHOULD ARRIVE NO LATER THAN 5.00 P.M. (LONDON TIME) ON 28 OCTOBER 2002 AT THE VOTING AGENT.

In the event that the Scheme is approved by Scheme Creditors, a hearing before the High Court is necessary in order to sanction the Scheme. All Scheme Creditors are entitled to attend the High Court hearing in person or through Counsel to support or oppose the sanctioning of the Scheme. It is expected that the High Court hearing will be held in at the Royal Courts of Justice, Strand, London WC2A 2LL in the first week of November 2002. The exact date will be confirmed to Scheme Creditors in due course.

The New Shares and Amended Senior Notes to be allotted, issued and/or amended pursuant to the Scheme will be respectively allotted and issued and/or amended in reliance on exemptions from the registration requirements of the United States Securities Act of 1933 as amended (the "SECURITIES ACT"), including that provided in Section 3(a)(10) thereof. As a consequence, the New Shares and Amended Senior Notes have not been and will not be registered under the Securities Act nor under the securities laws of any state or other jurisdiction of the United States. Any Scheme Creditor who is not and will not be an affiliate of the Company prior to or after the completion of the Scheme may resell the New Shares and Amended Senior Notes received by it upon consummation of the Scheme without restriction under the Securities Act. Any Scheme Creditor who is or will be an affiliate of the Company prior to or after the completion of the Scheme will be subject to certain U.S. transfer restrictions relating to the New Shares and Amended Senior Notes


                                   Exh. T3E-1
received by it upon consummation of the Scheme. Such a Scheme Creditor may not resell such New Shares and/or Amended Senior Notes without registration under the Securities Act, except for sales outside the United States pursuant to Regulation S or pursuant to the applicable resale provisions of Rule 145(d) promulgated under the Securities Act, if any, or another applicable exemption from the registration requirements of the Securities Act. For the purposes of the Securities Act an "affiliate" of the Company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Scheme Creditors who believe they may be an affiliate of the Company for the purposes of the Securities Act should consult their own legal advisers. Neither the United States Securities and Exchange Commission nor any state securities commission has reviewed, approved or disapproved the Scheme, the New Shares, or the Amended Senior Notes, or passed upon the adequacy of the Scheme Document. Any representation to the contrary is a criminal offence in the United States.

The Scheme Document will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale or distribution of the New Shares or the Amended Senior Notes to be allotted, issued and/or amended pursuant to the Scheme in any jurisdiction in which such offer or sale is not permitted.

                                 10 October 2002


                                   Exh. T3E-2

                        KEY DATES AND EXPECTED TIMETABLE

SCHEME CREDITORS SHOULD OBSERVE ANY DEADLINES SET BY ANY INSTITUTION AND SETTLEMENT SYSTEM THROUGH WHICH THEY HOLD THEIR SENIOR NOTES TO ENSURE THE FORM OF PROXY AND CLAIM FORM ARE RETURNED IN TIME FOR THE PURPOSES OF VOTING AT THE MEETING OF SCHEME CREDITORS.

Record Date+                                       5.00 p.m. (New York time) on
                                                   23 October 2002

Claim Form and Form of Proxy for use at the        5.00 p.m. (London time) on
Meeting of Scheme Creditors to be returned         28 October 2002
by Scheme Creditors by*

Meeting of Scheme Creditors                        10.30 a.m. (London time) on
                                                   30 October 2002

Hearing of English High Court to sanction          On or about 7 November 2002
the Scheme#

U.S. Bankruptcy Court hearing for a Section        On or about 11 November 2002
304 U.S. Bankruptcy Code permanent
injunction ordero

Effective Date of the Scheme# and                  On or about 12 November 2002
cancellation of 75 per cent. of the Senior
Notes

Supplemental Indenture and Amendment of            On or about 12 November 2002
Global Note to take effect

Final Payments to be made                          On or about 12 November 2002

Share Certificates relating to New Shares          On or about 13 December 2002
to be despatched

Coupon Payments to be made                         Within 90 days after the
                                                   Effective Date of the Scheme

+ Scheme Claims are assessed as at the Record Date. Forms of Proxy and Claim Forms must be completed by Scheme Creditors with interests in the Senior Notes acquired on or before the Record Date.

* Scheme Creditors are strongly urged to return their Claim Forms with their Forms of Proxy by 5.00 p.m. (London time) on 28 October 2002 to enable them to vote at the Meeting. The Company will also use Claim Forms as the basis for calculating entitlements to Coupon Payments and New Shares or Final Payments. In calculating these entitlements, the Company may, but is not obliged to, take into account Claim Forms received after the Effective Date.

# The date of the High Court hearing of the Petition to sanction the Scheme has not yet been settled, although it is expected to take place on or about the date indicated. If this date changes, the dates of all subsequent steps, including the Effective Date, set out above will be affected. Scheme Creditors will be notified of the exact date at the Meeting.

o The date of the U.S. Bankruptcy Court hearing has not yet been settled, although it is expected to take place on or about the date indicated.


                                   Exh. T3E-3

SCHEME CREDITORS WILL BE KEPT ADVISED OF THE PROGRESS OF THE SCHEME AND OF ANY SIGNIFICANT CHANGES TO THE EXPECTED TIMETABLE UNDER THE SCHEME. AN ANNOUNCEMENT WILL BE MADE ONCE THE SCHEME BECOMES EFFECTIVE.


                                   Exh. T3E-4

                           TEXON INTERNATIONAL LIMITED

                        DIRECTORS, SECRETARY AND ADVISERS

DIRECTORS AND SECRETARY

Peter Ericson Selkirk   :     Chief Executive

John Neil Fleming       :     Finance Director/Secretary

Timothy James Wright    :     Director

FINANCIAL ADVISERS TO THE COMPANY:

Talbot Hughes LLP
60 Lombard Street
London EC3V 9EA
England
Tel: +44 (0) 20 7464 8420
Fax: +44 (0) 20 7464 8520

LEGAL ADVISERS TO THE COMPANY:

In England:                              In the United States:

Cadwalader, Wickersham & Taft            Cadwalader, Wickersham & Taft
265 Strand                               100 Maiden Lane
London WC2R 1BH                          New York, New York 10038
Tel: +44 (0) 20 7170 8700                Tel: +1 (212) 504 6000
Fax: +44 (0) 20 7170 8600                Fax: +1 (212) 504 6666

and:

Dickson Minto WS
Royal London House
22 - 25 Finsbury Square
London EC2A 1DX
Tel: +44 (0) 20 7628 4455
Fax: +44 (0) 20 7628 0027


                                   Exh. T3E-5

                      IMPORTANT NOTICE TO SCHEME CREDITORS

This document (the "SCHEME DOCUMENT") has been prepared in connection with a proposed scheme of arrangement pursuant to Section 425 of the Companies Act 1985 (as amended) (the "SCHEME") between Texon International Limited (formerly Texon International plc) (the "COMPANY", together with its subsidiaries referred to in the Scheme Document as the "GROUP") and its Scheme Creditors (as defined in the Scheme). Nothing in the Scheme Document or any other document issued or appended to it should be relied on for any other purpose including, without limitation, for the purchase or in connection with the purchase of any asset of the Company or the Group. Terms defined in the Scheme have the same meaning in the Scheme Document unless the context otherwise requires.

Save in relation to the financial statements of the Company incorporated in the Company's Form 20-F and Forms 6-K, and included with the Explanatory Statement, which have been prepared by the Company and, where indicated, audited by Deloitte & Touche on behalf of the Company, the information contained in the Scheme Document has been prepared by the Company based upon information available to it. To the best of the Company's knowledge, information and belief, the information contained in the Scheme Document is factually correct. The financial statements are prepared in accordance with U.K. GAAP; there may be differences between the way in which they are presented and the presentation of financial statements in public filings in other jurisdictions. The Company has taken reasonable steps to ensure, to the extent reasonably possible in the circumstances, that the Scheme Document contains the information reasonably necessary to enable Scheme Creditors to make an informed decision on the Scheme.

Certain holders of the Senior Notes (the "CONSENTING NOTEHOLDERS") have entered into written undertakings to vote in favour of the Scheme. You will find the names of the Consenting Noteholders in Appendix B to the Explanatory Statement. The Consenting Noteholders collectively hold approximately 75 per cent. (by principal amount) of the Senior Notes. Certain holders of the Senior Notes, all of whom are Consenting Noteholders (the "AD HOC COMMITTEE") agreed (in most cases, at an early stage of the restructuring discussions) to enter into confidentiality agreements which, inter alia, acknowledged that the Company would supply the Ad Hoc Committee with certain material non-public information which could potentially make them "insiders" within the meaning of section 52 of the Criminal Justice Act 1993 and for the purposes of other laws governing the trading of securities in England and other jurisdictions. This information, to the extent that it is material in order for the Scheme Creditors to make an informed decision on the Scheme, has been incorporated into the Explanatory Statement in Part III of the Scheme Document and in the press release issued by the Company on 1 October 2002 in order to make it public.

Certain information supplied to the Ad Hoc Committee is not included in the Scheme Document or in the press release mentioned above either because such information is of a commercially sensitive nature and public disclosure may damage the Company's or the Group's business or because such information was provided for illustrative purposes only, and in each case the Company does not believe such information is reasonably necessary to enable Scheme Creditors to make an informed decision on the Scheme.


                                   Exh. T3E-6

None of the Company's financial or legal advisers, the holders of the Senior Notes, the members of the Ad Hoc Committee or their financial and legal advisers, or The Bank of New York in its capacity as the Senior Notes Trustee of the Senior Notes, Voting Agent, Escrow Agent or in any other capacity and its advisers, who engaged in discussions or consulted with the Company and its advisers concerning the Scheme and/or who assisted with the distribution of documentation relating to the Scheme, the submission of claims and/or the voting procedures in respect of the Scheme, has verified that the information contained in the Scheme Document is in accordance with the facts and does not omit anything likely to affect the import of such information and each of these persons expressly disclaims responsibility for such information.

The statements contained herein are made as at the date of the Scheme Document, unless some other time is specified in relation to them, and service of the Scheme Document will not give rise to any implication that there has been no change in the facts set forth herein since such date. Nothing contained herein will be deemed to be a forecast, projection or estimate of the Company's or Group's future financial performance except where otherwise specifically stated.

Where the Scheme Document does include forward looking statements, statistics and projections, the accuracy and completeness of all such statements, including, without limitation, statements regarding the Company's (or any Affiliate's) or the Group's future financial position, strategy, projected costs, and plans and objectives of management for future operations is not warranted or guaranteed. Although the Company believes that the expectations reflected in such statements are reasonable, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations include those set out in section 5 (Risk Factors) of Part III of the Scheme Document.

No person has been authorised by the Company to make any representations concerning the Scheme which are inconsistent with the statements contained herein and any such representations, if made, may not be relied upon as having been so authorised.

Nothing contained herein will constitute a warranty or guarantee of any kind, express or implied, and nothing contained herein will constitute any admission of any fact or liability on the part of the Company or any Affiliate with respect to any asset to which it or they may be entitled or any claim against it or them.

The summary of the principal provisions of the Scheme contained in the Scheme Document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out at Part IV of the Scheme Document. Each Scheme Creditor is advised to read and consider carefully the text of the Scheme itself. This is because the Scheme Document, and, in particular, the Chief Executive's letter and Explanatory Statement, have been prepared solely and specifically to assist Scheme Creditors in respect of voting on the Scheme.

Scheme Creditors should not construe the contents of the Scheme Document as legal, tax or financial advice, and should consult with their own advisers as to the matters described herein.

New Shares will be allotted and issued and Coupon Payments and Final Payments will be made with reference to the amount of an Agreed Scheme Claim.


                                   Exh. T3E-7

THE ENTITLEMENT OF SCHEME CREDITORS TO NEW SHARES UNDER THE SCHEME HAS BEEN CALCULATED ON THE BASIS OF THEIR PRO RATA HOLDINGS OF THE DM183.75 MILLION OF THE PRINCIPAL AMOUNT OF THE SENIOR NOTES BEING REDEEMED UNDER THE SCHEME AS AT THE RECORD DATE, AND WITH REGARD TO THE PROPORTION OF THE COMPANY'S ENLARGED SHARE CAPITAL THAT THE TERMS OF THE SCHEME ENABLE SCHEME CREDITORS TO OBTAIN.

SUCH ENTITLEMENT HAS NOT BEEN DETERMINED ON THE BASIS OF ANY ASSESSMENT OR EXPECTATION AS TO THE ANTICIPATED VALUE OF THE NEW SHARES OR AS TO THE PRICE AT WHICH THE NEW SHARES MAY TRADE FOLLOWING COMMENCEMENT OF DEALINGS IN THEM. THE COMPANY DOES NOT INTEND TO APPLY FOR A LISTING OF THE NEW SHARES ON ANY NATIONAL SECURITIES EXCHANGE OR FOR THEIR QUOTATION ON ANY AUTOMATED QUOTATION SYSTEM. SEE SECTIONS 3 AND 5 OF PART III OF THE SCHEME DOCUMENT FOR DESCRIPTIONS OF THE POTENTIAL TRADING RIGHTS OF AND RESTRICTIONS ON THE NEW SHARES.

New Shares are being offered pursuant to the Scheme. In the U.K., the offer of New Shares will not require the Company to prepare and issue a prospectus pursuant to the Public Offers of Securities Regulations 1995 (the "POS REGULATIONS") and will not constitute financial promotion within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA"). This is because the offer of the New Shares will not result in a contract for their issue or allotment by the Company, as required by Regulation 5 of the POS Regulations, and is excepted by virtue of Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001.

THE NEW SHARES AND AMENDED SENIOR NOTES TO BE ALLOTTED, ISSUED AND/OR AMENDED PURSUANT TO THE SCHEME WILL BE ALLOTTED AND ISSUED AND/OR AMENDED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THAT PROVIDED BY SECTION 3(a)(10) THEREOF. AS A CONSEQUENCE, THE NEW SHARES AND THE AMENDED SENIOR NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT NOR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. ANY SCHEME CREDITOR WHO IS NOT AND WILL NOT BE AN AFFILIATE OF THE COMPANY PRIOR TO OR AFTER THE COMPLETION OF THE SCHEME MAY RESELL THE NEW SHARES AND AMENDED SENIOR NOTES RECEIVED BY IT UPON CONSUMMATION OF THE SCHEME WITHOUT RESTRICTION UNDER THE SECURITIES ACT. ANY SCHEME CREDITOR WHO IS OR WILL BE AN AFFILIATE OF THE COMPANY PRIOR TO OR AFTER THE COMPLETION OF THE SCHEME WILL BE SUBJECT TO CERTAIN U.S. TRANSFER RESTRICTIONS RELATING TO THE NEW SHARES AND AMENDED SENIOR NOTES RECEIVED BY IT UPON CONSUMMATION OF THE SCHEME. SUCH A SCHEME CREDITOR MAY NOT RESELL SUCH NEW SHARES AND/OR AMENDED SENIOR NOTES WITHOUT REGISTRATION UNDER THE SECURITIES ACT, EXCEPT FOR SALES OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S OR PURSUANT TO THE APPLICABLE RESALE PROVISIONS OF RULE 145(d) PROMULGATED UNDER THE SECURITIES ACT, IF ANY, OR ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. FOR THE PURPOSES OF THE SECURITIES ACT AN "AFFILIATE" OF THE COMPANY IS ANY PERSON THAT DIRECTLY OR INDIRECTLY CONTROLS, OR IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH, THE COMPANY. SCHEME CREDITORS WHO BELIEVE THEY MAY BE AN AFFILIATE OF THE COMPANY FOR THE PURPOSES OF THE SECURITIES ACT SHOULD CONSULT THEIR OWN LEGAL ADVISERS.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS REVIEWED, APPROVED OR DISAPPROVED THE SCHEME, THE NEW SHARES, OR THE


                                   Exh. T3E-8

AMENDED SENIOR NOTES, OR PASSED UPON THE ADEQUACY OF THE SCHEME DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

THE SCHEME DOCUMENT WILL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NEW SHARES NOR AMENDED SENIOR NOTES, NOR WILL THERE BE ANY SALE OR DISTRIBUTION OF THE NEW SHARES OR THE AMENDED SENIOR NOTES TO BE ALLOTTED, ISSUED AND/OR AMENDED, PURSUANT TO THE SCHEME IN ANY JURISDICTION IN WHICH SUCH OFFER OR SALE IS NOT PERMITTED.

EACH SCHEME CREDITOR ENTITLED TO THE ALLOTMENT AND ISSUE OF NEW SHARES AND/OR TO AMENDED SENIOR NOTES IN THE COMPANY UNDER THE SCHEME MUST COMPLY WITH ALL LAWS AND REGULATIONS APPLICABLE TO IT IN FORCE IN ANY JURISDICTION AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED TO BE OBTAINED BY IT UNDER THE LAWS AND REGULATIONS APPLICABLE TO IT IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT AND NEITHER THE COMPANY NOR ITS DIRECTORS AND ADVISERS WILL HAVE ANY RESPONSIBILITY THEREFOR.

                           NOTICE TO FLORIDA RESIDENTS

WHERE SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA (EXCLUDING "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF SEC RULE 144A AND CERTAIN OTHER INSTITUTIONAL PURCHASERS DESCRIBED IN SECTION 517.061(7) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT")), ANY SUCH SALE MADE PURSUANT TO SECTION 517.061(11) OF THE FLORIDA ACT WILL BE VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER (A) RECEIPT OF THE SCHEME DOCUMENT, OR (B) THE FIRST PAYMENT OF MONEY OR OTHER CONSIDERATION TO THE COMPANY, AN AGENT OF THE COMPANY, OR AN ESCROW AGENT, WHICHEVER OCCURS LATER.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER NEW HAMPSHIRE REVISED STATUTES ANNOTATED, CHAPTER 421-B ("RSA 421-B"), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The Senior Notes Trustee expresses no opinion as to the merits of the Scheme as presented to the Scheme Creditors in this document. The Senior Notes Trustee has not been involved in formulating the Scheme and neither recommends a vote for nor against the Scheme. The Senior Notes Trustee recommends that Scheme Creditors who are in any doubt as to the effect of the Scheme on them to seek their own financial, tax and legal advice. The Senior Notes Trustee expresses no opinion with respect to the effect of the Scheme on the rights and/or remedied afforded the Scheme Creditors under the U.S. Trust Indenture Act of 1939 or otherwise.


                                   Exh. T3E-9

                                TABLE OF CONTENTS

                                                                            PAGE

KEY DATES AND EXPECTED TIMETABLE........................................... 1

TEXON INTERNATIONAL LIMITED - DIRECTORS, SECRETARY AND ADVISERS............ 2

IMPORTANT NOTICE TO SCHEME CREDITORS....................................... 3

PART I -LETTER FROM CHIEF EXECUTIVE OF TEXON
          INTERNATIONAL LIMITED............................................ 8

PART II - ACTION TO BE TAKEN...............................................18
1.    Meeting of Scheme Creditors..........................................18
2.    Completion of Form of Proxy and Claim Form...........................18
3.    Cash Election........................................................18
4.    Return of Forms to Voting Agent......................................18
5.    Casting of Votes.....................................................19
6.    Counting of Votes; Valuation of Claims...............................20
7.    Sanction by the High Court...........................................20
8.    U.S. Bankruptcy Code Proceedings.....................................21
9.    Effective Date of the Scheme.........................................21
10.   Acquisition of Senior Notes After the Record Date....................21

PART III - EXPLANATORY STATEMENT...........................................22
1.    Business Overview....................................................23
2.    Background To Restructuring..........................................23
3.    The Restructuring Proposal...........................................27
4.    General Matters Relating To The Restructuring........................32
5.    Risk Factors.........................................................42
6.    Directors' Interests.................................................52
7.    The Consenting Noteholders...........................................52
8.    Documents Available For Inspection...................................52
      APPENDICES TO THE EXPLANATORY STATEMENT
      APPENDIX A - Notice Of Scheme Meeting................................54
      APPENDIX B - Consenting Noteholders..................................56
      APPENDIX C - Summary Of The Permanent Injunction Under Section 304
                    of The U.S. Federal Bankruptcy Code....................57
      APPENDIX D - Summary of New Articles of Association..................61
      APPENDIX E - Company's Form 20-F.....................................69
      APPENDIX F - Company's Forms 6-K....................................170

PART IV - THE SCHEME......................................................203
1.    Preliminary.........................................................204
2.    The Scheme..........................................................212
3.    Determination Of Scheme Claims And Entitlements.....................216
4.    Escrow Arrangements.................................................219
5.    General Scheme Provisions...........................................221
      APPENDIX I -Claim Form..............................................223
      APPENDIX II - Deed of Release.......................................244
      APPENDIX III - Summary Of Amendments To The Indenture...............253


                                  Exh. T3E-10

                                     PART I

           LETTER FROM CHIEF EXECUTIVE OF TEXON INTERNATIONAL LIMITED

Dear Scheme Creditor,

PROPOSED RESTRUCTURING OF SENIOR NOTES

Since early this year, we have been working on a proposal to restructure and strengthen the Company's balance sheet. After some months of intensive work, we are now able to put forward the terms of the proposed restructuring.

The key elements of the proposed restructuring are, in summary:

o the redemption, in exchange for the right to take equity in the Company or a final cash settlement, of debt represented by (i) 75 per cent. of the principal amount of the Company's Senior Notes, (ii) 75 per cent. of the accrued but unpaid interest on the full amount of the Senior Notes from 1 August 2002, up to and including the Effective Date, (iii) 50 per cent. of the coupon payment on the Senior Notes that became due on 1 August 2002, and (iv) all default interest accrued on that coupon since 1 August 2002;

o the payment to Scheme Creditors, within 90 days after completion of the restructuring, of the remaining 50 per cent. of the coupon payment on the Senior Notes that became due on 1 August 2002; and

o amendments to the terms of the indenture governing the Senior Notes (the "SENIOR NOTES INDENTURE"), including, amongst other things, an amendment extending the maturity of the remaining 25 per cent. of the principal amount of the Senior Notes by two years to 1 February 2010.

The Scheme Document contains full details of the restructuring proposal, including the Scheme, which is to be voted on at a Meeting of Scheme Creditors to take place on 30 October 2002 at the offices of Cadwalader, Wickersham & Taft at 10.30 a.m. London time. It also explains why the Directors consider the proposals are in the best commercial interests of the holders of the Senior Notes, as well as in the wider interests of the Company, the Group and their respective employees and customers.

You are being sent the Scheme Document, including the Scheme and its enclosures, because the Company believes that you are a holder of Senior Notes. The Company strongly recommends that you consider the restructuring proposal carefully.

FOR THE REASONS GIVEN IN THE SCHEME DOCUMENT, THE DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE IN FAVOUR OF THE SCHEME AT THE MEETING.


                                  Exh. T3E-I-1

WHY DO WE NEED A RESTRUCTURING?

When the Company issued the Senior Notes, its business planning and assessments of the Group's financing requirements were based on certain expectations with respect to market trends and growth. The market has not developed in line with these expectations. The principal reasons, which have been detailed in the Company's previous public filings, include fashion trends (notably the end of the long term athletic shoe boom), the shift towards lower cost budget shoes away from premium lines, soft apparel and footwear retail markets in the West over the last two years and, above all, the growth in low cost Chinese shoes at the expense of high cost shoes made in the West. In addition, the effects of a weak Euro have hurt the Group's competitiveness. Although the performance of the Group has been amongst the best in its market, it has not been strong enough to support both the need to reinvest in the Group and the need to service its and the Company's debt.

These factors have had an adverse effect on the Company's liquidity position. In effect, the principal goal in operating the Company for approximately two years has been to generate cash at the expense of the medium and long-term prospects for the business. In particular, the Company has deliberately not pursued low to medium margin business as it could not afford the necessary investment in working capital. Furthermore, it has not been able to make sufficient investment in plant and machinery to reduce its manufacturing cost. On a number of occasions over the last twelve months, the Group has lost business to its competitors owing to disruptions in the supply of raw materials as a result of its failure to pay suppliers in a timely fashion.

Although the EBITDA reported by the Company for both the first and second quarters of 2002 was higher than that for the corresponding periods in 2001, the Company is not able both to service the current level of its debt and maintain its current performance. This situation has become more serious during the last twelve months, and culminated in the Company's failure to pay the coupon on the Senior Notes due on 1 August 2002 (the "AUGUST COUPON"). Without a restructuring of the Company's debt, it will not be able to resolve this situation. The Group's current level of debt of approximately (pound)115 million requires the business to generate, on average, (pound)1 million in cash every month to pay its interest burden. This has starved the business of cash. This has, in turn, led to several raw material suppliers stopping deliveries, trade credit agencies withdrawing cover on the whole of the Group, the National Australia Bank issuing a demand notice on the Group's Australian subsidiary and the Group's reputation in the footwear industry being damaged.

Currently the Group is in default of its Bank Facilities by virtue of the non-payment of the August Coupon on the Senior Notes. The Company's continuing existence is at present only possible due to the forbearance of the Group's Bank Lenders, Barclays Bank PLC, and the Company's noteholders. If a restructuring does not take place the Directors believe that the Company will have to consider alternative measures, including, inter alia, the commencement of insolvency proceedings.

NEGOTIATIONS WITH STAKEHOLDERS

In December 2001, in recognition of the issues facing the Company, the Company retained Talbot Hughes LLP as financial advisers and Cadwalader, Wickersham & Taft as legal advisers to review the Company's strategic alternatives and to develop and advise on proposals for a


                                  Exh. T3E-I-2
restructuring of the Company's balance sheet. In January 2002, the Company commenced formal negotiations with the Ad Hoc Committee with respect to the terms of a restructuring of the Senior Notes.

In September 2002, a term sheet was concluded between the Company and the Ad Hoc Committee as to the terms of a restructuring. Subsequently:

o the Company commenced discussions with the Group's Bank Lenders with the intention of amending the Group's existing credit facilities on terms acceptable to the Company and the Consenting Noteholders. The effectiveness of the Scheme is conditional upon these discussions being concluded satisfactorily. It is expected that any agreement with the Bank Lenders would be subject to conditions, including completion of satisfactory due diligence and the implementation of the Scheme. If the Group's Bank Lenders do not extend and amend the Group's existing credit facility, there will be a continuing event of default under that agreement. This will entitle the Bank Lenders, amongst other things, to refuse to make further advances under the Bank Facilities, to cancel their commitments under the Bank Facilities, to demand repayment of all amounts outstanding under the Bank Facilities and to enforce their security;

o shareholders representing more than 75 per cent. of each class of the Company's existing ordinary and preference share capital confirmed their support for the proposed restructuring and entered into undertakings, subject to certain conditions, to do all things necessary to give effect to the Scheme; and

o the Consenting Noteholders, who hold or represent in aggregate approximately 75 per cent. (by principal amount) of the Senior Notes, entered into undertakings confirming that, subject to certain conditions, they will vote in favour of the Scheme.

THE SCHEME

The Scheme proposed is a scheme of arrangement pursuant to section 425 of the Companies Act 1985. If it becomes effective, the Scheme will take effect as a compromise or arrangement between the Company and the holders of the Senior Notes who are Scheme Creditors, and will not affect any other class of the Company's or any Affiliate's creditors. The proposed Scheme is set out at Part IV of the Scheme Document.

The Scheme will become effective and legally binding on the Company and all Scheme Creditors in accordance with its terms if:

      (i) a majority in number representing three-fourths in value of Scheme Creditors present and voting either in person or by proxy at the Meeting of Scheme Creditors approves the Scheme (for the purpose of voting at the Meeting, a Form of Proxy and Claim Form are enclosed with the Scheme Document);

      (ii) certain resolutions relating to the implementation of the Scheme (the "RESOLUTIONS") are duly passed by holders of each class of the Company's existing ordinary and preference shares (the "EXISTING SHAREHOLDERS") - it is intended that the Resolutions will be passed by virtue of the written resolution procedure available to the Company;


                                  Exh. T3E-I-3

      (iii) the Bank Lenders and the Company enter into the Restated Facilities Agreement on terms acceptable to the Consenting Noteholders, and the Restated Facilities Agreement has become unconditional (or is conditional only on the effectiveness of the Scheme);

      (iv) the High Court subsequently sanctions the Scheme and a copy of the High Court's Order is delivered for registration to the Registrar of Companies in England and Wales; and

      (v) the Scheme is made binding in the United States by an Order of the U.S. Bankruptcy Court under section 304 of the U.S. Bankruptcy Code. The Scheme will not come into effect in accordance with its terms if such an Order is not obtained from the U.S. Bankruptcy Court.

The Senior Notes Indenture is governed by New York law. The Company has received advice that, as a matter of New York law, the effect of the sanctioning of the Scheme and the Order of the U.S. Bankruptcy Court under section 304 will be that Scheme Creditors will no longer be able to establish any claims against any assets of the Group in respect of the Scheme Claims compromised hereby.

The Senior Notes Trustee expresses no opinion as to the merits of the Scheme as presented to Scheme Creditors in the Scheme Document. The Senior Notes Trustee has not been involved in formulating the Scheme and neither recommends a vote for nor against the Scheme. The Senior Notes Trustee recommends that Scheme Creditors who are in any doubt as to the effect of the Scheme on them seek their own legal and financial advice. The Senior Notes Trustee expresses no opinion with respect to the effect of the Scheme on the rights or remedies that may be afforded to the Scheme Creditors under the U.S. Trust Indenture Act of 1939 or otherwise.

SUMMARY OF THE SCHEME

In summary, if the Scheme becomes effective:

o debt represented by (i) 75 per cent. of the principal amount of the Company's Senior Notes, (ii) 75 per cent. of the accrued but unpaid interest on the full amount of the Senior Notes from 1 August 2002, up to and including the Effective Date, (iii) 50 per cent. of the coupon payment on the Senior Notes that became due on 1 August 2002 (the "AUGUST COUPON"), and (iv) all default interest accrued on the August Coupon since 1 August 2002, will be redeemed in exchange for New Shares or Final Payments (as defined below);

o New Ordinary Shares and New Preference Shares (comprising New Redeemable Preference Shares and New Non Redeemable Preference Shares) in the Company (the "NEW SHARES") will be issued;

o Scheme Creditors will be issued a number of New Ordinary Shares, such that they will collectively hold 90 per cent. of the New Ordinary Shares, and a number of New Redeemable Preference Shares, such that they will collectively hold approximately 90 per cent. of the New Preference Shares, after the completion of the restructuring;


                                  Exh. T3E-I-4

o Scheme Creditors will have the option of receiving either a pro rata proportion of the New Shares (the "EQUITY ELECTION") or a cash sum (a "FINAL PAYMENT") equal to 9 per cent. of the principal amount of the Senior Notes held (the "CASH ELECTION");

o Scheme Creditors will receive a payment (a "COUPON PAYMENT") of a sum representing the remaining 50 per cent. of the coupon on the Senior Notes that became due on 1 August 2002 within 90 days after the Effective Date of the Scheme; and

o 25 per cent. of the principal amount of the Senior Notes (the "AMENDED SENIOR NOTES") will be left outstanding subject to certain amendments to their terms, including an extension of their maturity by two years.

Specifically, for each EUR1000 face amount of Senior Notes held at the Record Date, each Scheme Creditor will retain EUR250 face amount of Senior Notes and will be entitled to receive (subject to rounding):

either:-

      19.761 fully paid New Ordinary Shares in the Company with a nominal value of(pound)0.10p each;

      98.804 fully paid New Redeemable Preference Shares in the Company with a nominal value of(pound)0.10p each; and

      a Coupon Payment of EUR25;

or:

      a Final Payment of EUR90; and

      a Coupon Payment of EUR25.

If a Scheme Creditor elects not to receive New Shares, the Company has agreed with a particular Scheme Creditor - MatlinPatterson Global Opportunities Partners L.P., ("MATLINPATTERSON") - that MatlinPatterson will fund the Final Payment to the Scheme Creditor by subscribing for the New Shares that would have been allotted and issued to such Scheme Creditor had the Scheme Creditor made the Equity Election.

Upon a sale or liquidation of the Company, each holder of New Preference Shares will be entitled to receive, prior to any distribution to the holder of any other equity security of the Company, an amount in cash equal to (pound)1.00 per share plus any accumulated dividends (together the "LIQUIDATION AMOUNT"). The New Preference Shares will accrue dividends at the rate of 6.0 per cent. of the Liquidation Amount per annum, payable at the Company's option in cash (if legally permitted) or otherwise to accumulate and compound on a semi-annual basis.

New Preference Shares will carry the same voting rights as New Ordinary Shares.

Upon Scheme Creditors receiving New Shares as set out above (and taking account of MatlinPatterson's agreement to subscribe for New Shares not received by other Scheme Creditors pursuant to their election), Scheme Creditors will hold in aggregate approximately 90


                                  Exh. T3E-I-5
per cent. of the New Ordinary Shares and approximately 90 per cent. of the New Preference Shares of the Company. The remaining New Ordinary Shares and New Preference Shares will be held:

      - as to 6 per cent. of each class, by the holder of the existing preferred redeemable cumulative preference shares in the Company, Apax PP Nominees Limited, who will hold New Ordinary Shares and New Redeemable Preference Shares;

      - as to 2 per cent. of each class, by certain of the Existing Shareholders, who will hold New Ordinary Shares and New Preference Shares pro rata according to their existing holdings. These shareholders will hold either New Redeemable Preference Shares or New Non Redeemable Preference Shares depending on the classes of shares held by them prior to the Scheme taking effect;

      - as to 1 per cent. of each class, by myself, and as to 1 per cent. of each class, by the Company's Finance Director, Neil Fleming. We will each hold New Ordinary Shares and New Non Redeemable Preference Shares;

so that the Existing Shareholders will hold in aggregate approximately 10 per cent. of the New Ordinary Shares and 10 per cent. of the New Preference Shares. New Redeemable Preference Shares and New Non Redeemable Preference Shares will have exactly the same rights except that New Redeemable Preference Shares will be redeemable at the option of the Company.

THE AMENDED SENIOR NOTES

If the Scheme becomes effective, the Company and the Senior Notes Trustee will be authorised and directed by the High Court to execute a supplemental indenture (the "SUPPLEMENTAL INDENTURE") pursuant to which amendments will be made to the terms of the Senior Notes Indenture and the Senior Notes:

o extending the maturity of the Amended Senior Notes by two years to 1 February 2010; and

o replacing the Company's obligation to furnish to Senior Noteholders financial information that would be required to be contained in U.S. Securities and Exchange Commission filings with a requirement to make available to Noteholders financial information that the Company is required to file with the Registrar of Companies in England and Wales.

The first interest payment on the Amended Senior Notes (representing 25 per cent. of the interest accrued on the full amount of the Senior Notes for the period from 1 August 2002 to and including the Effective Date, and the interest that will have accrued on the Amended Senior Notes from the Effective Date to and including 31 January 2003) will be paid on 1 February 2003.

The Company will use reasonable endeavours to maintain the listing of the Amended Senior Notes on the Luxembourg Stock Exchange.

Subject to certain specific restrictions explained elsewhere in the Scheme Document, the Amended Senior Notes will be freely transferable after the Scheme becomes effective. However, the Company cannot guarantee that any trading market will exist for the Amended


                                  Exh. T3E-I-6

Senior Notes. If the Scheme becomes effective, the Amended Senior Notes will constitute a smaller outstanding aggregate principal amount available for trading than the Senior Notes do at present. This may adversely affect both the market price and the trading liquidity of the Amended Senior Notes, by comparison to the current market price and trading liquidity of the Senior Notes.

The Amended Senior Notes in their amended form will benefit from exemptions from registration available under the Securities Act, including that provided in
Section 3(a)(10) thereof and, as a consequence, will not be registered under the Securities Act or under the securities laws of any state or other jurisdiction of the United States. Any Scheme Creditor who is not and will not be an affiliate of the Company prior to or after the completion of the Scheme may resell the Amended Senior Notes received by it upon consummation of the Scheme without restriction under the Securities Act. Any Scheme Creditor who is or will be an affiliate of the Company prior to or after the completion of the Scheme will be subject to certain U.S. transfer restrictions relating to the Amended Senior Notes received by it upon consummation of the Scheme. Such a Scheme Creditor may not resell such Amended Senior Notes without registration under the Securities Act, except for sales outside the United States pursuant to Regulation S or pursuant to the applicable resale provisions of Rule 145(d) promulgated under the Securities Act, if any, or another applicable exemption from the registration requirements of the Securities Act. For the purposes of the Securities Act an "affiliate" of the Company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Scheme Creditors who believe they may be an affiliate of the Company for the purposes of the Securities Act should consult their own legal advisers.

The form of the Supplemental Indenture effecting the amendments to the terms and conditions of the Amended Senior Notes and the Senior Notes Indenture will be made available for inspection at the offices of Cadwalader, Wickersham & Taft, 265 Strand, London, WC2R 1BH prior to the Meeting date.

MANAGEMENT INCENTIVES AFTER RESTRUCTURING

A Compensation Committee of the Board will be formed after the Effective Date. The majority on the Compensation Committee will initially be directors nominated by the Ad Hoc Committee. Future plans for the incentivisation of management may be implemented if a majority of the members of the Compensation Committee vote in favour of doing so.

TRADING OF NEW SHARES

Subject to certain specific restrictions explained elsewhere in the Scheme Document, the New Shares will be freely transferable after the Scheme becomes effective. However, no official listing of, or trading facility for, the New Shares is contemplated at present. As set out below, the Company can give no assurance as to the development or liquidity of any market for the New Shares.

The New Shares will be allotted and issued to Scheme Creditors pursuant to exemptions from registration available under the Securities Act including that provided in Section 3(a)(10) thereof. As a consequence, the New Shares will not be registered under the Securities Act or under the securities laws of any state or other jurisdiction of the United States. Any Scheme


                                  Exh. T3E-I-7

Creditor who is not and will not be an affiliate of the Company prior to or after the completion of the Scheme may resell the New Shares received by it upon consummation of the Scheme without restriction under the Securities Act. Any Scheme Creditor who is or will be an affiliate of the Company prior to or after the completion of the Scheme will be subject to certain U.S. transfer restrictions relating to the New Shares received by it upon consummation of the Scheme. Such a Scheme Creditor may not resell such New Shares without registration under the Securities Act, except for sales outside the United States pursuant to Regulation S or pursuant to the applicable resale provisions of Rule 145(d) promulgated under the Securities Act, if any, or another applicable exemption from the registration requirements of the Securities Act. For the purposes of the Securities Act an "affiliate" of the Company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Scheme Creditors who believe they may be an affiliate of the Company for the purposes of the Securities Act should consult their own legal advisers.

The New Shares will constitute new securities for which there is currently no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Shares. The Company does not intend to apply for a listing of the New Shares on any national securities exchange or for their quotation on an automated dealer quotation system. Any listing or public trading of the New Shares would require further steps to be taken. If a market for the New Shares were to develop, the New Shares could trade at prices that may be lower than the initial market values thereof or the amount of a Scheme Creditor's Scheme Claim which has been converted into New Shares under the Scheme, depending on many factors, including prevailing interest rates, transfer restrictions, and the markets for similar securities, the future performance of the Group, as well as technological, market, economic, legislative, political, regulatory and other factors.

APPLICATION OF THE CITY CODE

The Panel on Takeovers and Mergers has advised the Company that the City Code no longer applies to the Company following its re-registration as a private limited company, which took place on 20 September 2002.

THE BOARD

If the Scheme becomes effective, changes will be made to the Board of the Company. The Company and its present directors will procure that the initial composition of the board of directors following completion of the restructuring receives the approval of a majority of Scheme Creditors who have not elected to receive a Final Payment.

CAPITAL REORGANISATION AND RE-REGISTRATION

The Scheme is conditional upon, amongst other things, the passing of the Resolutions by the Existing Shareholders. The overall intention of the Resolutions is to constitute the share capital of the Company in a form that allows New Shares to be allotted and issued in accordance with the terms of the Scheme should the Scheme be brought into effect. The Resolutions are described in more detail at section 4.3 of the Explanatory Statement.


                                  Exh. T3E-I-8

RESTATED FACILITIES AGREEMENT

The Scheme is conditional upon the agreement of the Bank Lenders to enter into the Restated Facilities Agreement. The Restated Facilities Agreement, which is described in more detail in Section 5.3 of the Explanatory Statement, is currently under negotiation, and is expected to be subject to certain conditions precedent, including:

o     completion of satisfactory due diligence by the Bank Lenders;

o     customary internal approvals being obtained;

o     obtaining of all requisite consents; and

o     the Scheme becoming otherwise unconditional.

WHO WILL BE AFFECTED BY THE SCHEME?

If the Scheme becomes effective, it will bind the Company and all Scheme Creditors, whether or not they voted for the Scheme and whether or not they received notice of the Meeting. The Scheme will only affect Scheme Creditors. All other creditors of the Company and the Group will be unaffected by the Scheme and their respective claims will continue to be or become due and payable in the ordinary course of the Company's business.

The Company recognises that, in accordance with standard practice, beneficial holders of interests in Senior Notes ought to be consulted with regard to the Scheme. However, on a very strict analysis of English Law the "creditor" of the Company might be considered to be the Depositary alone. For these reasons, the Claim Form and Form of Proxy require beneficial holders of Senior Notes to identify their holdings of Senior Notes and in addition to obtain appropriate confirmations via their clearing system intermediaries in order to provide sufficient authority for the Depositary to cast votes on their behalf. Any entitlement the Depositary may have to Coupon Payments and New Shares or Final Payments will be satisfied by distribution to beneficial owners. New Shares will be issued in the name of the person identified as the beneficial owner in the Claim Form, unless the Company is notified otherwise in writing. Final Payments will be made by way of transfer of funds to the account specified in the Claim Form. Coupon Payments will be distributed through the clearing systems in the usual way.

WHAT HAPPENS IF THE SCHEME DOES NOT BECOME EFFECTIVE?

If the Scheme does not become effective, the Directors will have a duty to consider whether to place the Company into some form of insolvency proceeding and/or to invite the Bank Lenders to appoint an administrative receiver to one or more of its Affiliates under the terms of the Bank Lenders' security. Alternatively, the Bank Lenders may of their own volition choose to enforce their security over assets of the Group, in reliance on existing or potential events of default under the Bank Facilities. Such action would be likely to be followed by insolvency proceedings for other companies within the Group. The Directors consider that such insolvency proceedings, combined with the prior ranking claims of the Bank Lenders over the operating Group's assets, would be likely to have an adverse effect on returns to holders of Senior Notes. Implementation of the Scheme, however, will enable holders to take a substantial equity stake in the Company in a proportion that is equitable as between themselves, which will enable them to participate in the


                                  Exh. T3E-I-9

Group's business going forward, whilst also preserving 25 per cent. of the principal amount of the Senior Notes.

ACTION TO BE TAKEN

SCHEME CREDITORS SHOULD RETURN THEIR FORMS OF PROXY AND CLAIM FORMS SO AS TO BE RECEIVED BY THE VOTING AGENT BY NO LATER THAN 5.00 P.M. LONDON TIME ON 28 OCTOBER 2002. IN PARTICULAR, SCHEME CREDITORS SHOULD ENSURE THAT THEY HAVE OBTAINED THE REQUIRED CONFIRMATIONS FROM THEIR CLEARING SYSTEM ACCOUNT HOLDERS AND PARTICIPANTS, AND CLEARLY INDICATED WHETHER THEY WISH TO MAKE THE CASH ELECTION. FURTHER DETAILS OF THE ACTION TO BE TAKEN BY SCHEME CREDITORS ARE SET OUT IN PART II OF THE SCHEME DOCUMENT.

RECOMMENDATION

The Board believes that, in the circumstances, and particularly given the Company's financial position and its reliance on support from the Group's Bank Lenders, other lenders and suppliers, the proposed restructuring is in the best interests of all stakeholders, including the holders of the Senior Notes.

ACCORDINGLY, THE DIRECTORS UNANIMOUSLY RECOMMEND THAT SCHEME CREDITORS VOTE IN FAVOUR OF THE SCHEME AT THE MEETING.

Yours sincerely,

                                  PETER SELKIRK
                                 CHIEF EXECUTIVE


                                 Exh. T3E-I-10

                                     PART II

                               ACTION TO BE TAKEN

1.    MEETING OF SCHEME CREDITORS

Before the Scheme can become effective and binding on the Company and the Scheme Creditors, a resolution to approve it must be passed by the statutory majority required by Section 425 of the Act. This statutory majority is a majority in number representing three-fourths in value of the Scheme Claims of those Scheme Creditors who, being so entitled, are present in person (or, if a corporation, by a duly authorised representative) or by proxy and vote at the meeting of Scheme Creditors convened by the High Court (the "MEETING"). THE MEETING HAS BEEN ORDERED TO BE SUMMONED BY THE HIGH COURT OF JUSTICE OF ENGLAND AND WALES TO TAKE PLACE AT THE OFFICES OF CADWALADER, WICKERSHAM & TAFT ON 30 OCTOBER 2002 AT
10.30 A.M. A formal notice of the Meeting is enclosed with the Scheme Document. Each Scheme Creditor or his proxy will be required to register his attendance at the Meeting prior to its commencement. Registration will commence at 10.00 a.m. on the day of the Meeting.

2.    COMPLETION OF FORM OF PROXY AND CLAIM FORM

Enclosed with the Scheme Document is a FORM OF PROXY which each Scheme Creditor (or its duly authorised agent) should complete (in accordance with this Part II and the instructions and notes printed on it) whether or not they intend to be present at the Meeting.

Also enclosed with the Scheme Document is a CLAIM FORM. Scheme Creditors who wish to attend and vote at the Meeting, whether in person or by proxy, must, in addition to completing the Form of Proxy, ensure that claims are submitted in respect of their Scheme Claims by completion of the appropriate Claim Form.

3.    CASH ELECTION

Scheme Creditors have the option to receive part of the consideration for release of the Scheme Claims compromised by the Scheme either by receiving their pro rata proportion of the New Shares created for the purposes of the Scheme or by receiving a Final Payment in respect of those Scheme Claims. In both cases Scheme Creditors will receive a Coupon Payment and will retain the right to receive principal and interest on the Amended Senior Notes. IF SCHEME CREDITORS WISH TO RECEIVE THE FINAL PAYMENT, THEY SHOULD SO INDICATE IN THE SPACE PROVIDED ON THE CLAIM FORM; OTHERWISE THEY WILL RECEIVE NEW SHARES.

4.    RETURN OF FORMS TO VOTING AGENT

Each Scheme Creditor (or its duly authorised agent) or person holding Senior Notes for the account of the beneficial owner of Senior Notes must submit the completed Form of Proxy and Claim Form to the DTC participant and the Euroclear or Clearstream account holder through which the Senior Notes are held. In each case the DTC participant and the Euroclear or Clearstream account holder must complete specific sections of the Form of Proxy and Claim Form and forward the executed forms to the Voting Agent, Attention: Trevor Blewer. Faxed Forms of Proxy (with receipt noted) are acceptable provided the original Form of Proxy is


                                 Exh. T3E-II-1
mailed so as to be received no later than the business day before the Meeting, although if not so returned, Forms of Proxy will be accepted at any time prior to the Meeting upon a Scheme Creditor providing evidence of its personal identity and holding as at the Record Date.

The Claim Form and Form of Proxy require beneficial holders of Senior Notes to identify their holdings of Senior Notes and in addition obtain appropriate confirmations via their clearing system intermediaries in order to provide sufficient authority for the Depositary to cast votes on their behalf. IF THE REQUIRED CONFIRMATIONS FROM THE RELEVANT PARTICIPANT, INTERMEDIARY, CUSTODIAN OR ACCOUNT HOLDER ARE NOT OBTAINED, THE VOTE MAY NOT BE TAKEN INTO ACCOUNT.

REPRESENTATIONS

The Form of Proxy and Claim Form will require the holder to make certain representations in order for the Company to determine whether the holder is entitled to participate in the Scheme and to receive the consideration in exchange for the restructuring of the Senior Notes contemplated by the Scheme. Authorised signatories signing on behalf of more than one holder must complete and execute a separate Form of Proxy and Claim Form for each such holder. The Voting Agent has no responsibility to confirm the accuracy of such representations.

5.    CASTING OF VOTES

Scheme Creditors may attend and vote in person (or, if a corporation, by a duly authorised representative) at the Meeting by attending with suitable evidence of personal identity and authority, which is satisfactory to the Voting Agent. Alternatively, Scheme Creditors may vote by proxy. Where it appears to the Chairman of the Meeting that two votes have been cast in respect of a particular holding of Senior Notes or in respect of a portion of the Global Note, the Chairman may disregard one of those votes at his absolute discretion. The completion and submission of a Form of Proxy does not prevent a Scheme Creditor from attending in person and voting at the Meeting, subject to the evidence of identity above. Scheme Creditors attending the Meeting in person should complete the Notice of Attendance contained in the Claim Form. Completion and submission of a Form of Proxy will also be deemed to constitute authorisation to the Depositary to cast a corresponding vote reflecting the holding of a beneficial holder of Senior Notes.

Voting in Person: Any Scheme Creditor may vote in person at the meeting upon submitting a duly executed Claim Form and providing suitable evidence of his/her personal identity to the Chairman of the Meeting.

Voting by Proxy: Scheme Creditors who do not wish to attend and vote at the Meeting should complete the Form of Proxy and Claim Form according to the instructions contained in this Part II and the instructions and notes printed on the forms and return the forms to the Voting Agent. Votes cast by proxy can only be accepted if the Company has sufficient evidence that the person completing the Form of Proxy is a Scheme Creditor as at the Record Date and had validly completed and returned the appropriate Form of Proxy and/or Claim Form to the Voting Agent by 5.00 p.m. London time on 28 October 2002.

None of the Senior Notes Trustee, the DTC participants or the Euroclear or Clearstream account holders is a Scheme Creditor under the terms of the Scheme and as such will not have a vote at the Meeting in their own right. However, any Scheme Creditor may appoint its DTC participant


                                 Exh. T3E-II-2
or Euroclear or Clearstream account holder, or any other person, as its proxy. Such proxy or the representative of such proxy will provide suitable evidence of personal identity and authority to vote to the Chairman at the Meeting.

FURTHER DETAILS REGARDING COMPLETION OF THE FORM OF PROXY AND THE CLAIM FORM ARE PROVIDED IN THE FORMS THEMSELVES AND THE NOTES WHICH ACCOMPANY THEM. PLEASE ENSURE THAT ALL RELEVANT PARTS OF THE FORM OF PROXY AND THE APPROPRIATE CLAIM FORM ARE COMPLETED. FAILURE TO COMPLETE RELEVANT PARTS MAY MEAN THAT YOUR VOTES CANNOT BE COUNTED.

6.    COUNTING OF VOTES; VALUATION OF CLAIMS

Scheme Claims will be admitted for voting at a value equal to the principal value of the Senior Notes held by each Scheme Creditor to which they relate. Where Scheme Claims are disputed by the Company, Scheme Creditors will be eligible to vote at the Meeting to approve the Scheme for an amount to be determined by the Chairman of the Meeting. Such determination will only be for the purposes of voting at the Meeting, and not for the purpose of calculating and making Coupon Payments or Final Payments or allotting and issuing New Shares. The acceptance of a Form of Proxy and Claim Form in respect of a Scheme Claim for the purpose of voting at the Meeting to approve the Scheme is without prejudice to the Company's right to dispute such claim in whole or in part for the purposes of calculating and making Coupon Payments or Final Payments or allotting and issuing New Shares.

7.    SANCTION BY THE HIGH COURT

For the Scheme to become effective and binding, the High Court must sanction the Scheme after it has been approved by the requisite majority of Scheme Creditors, and the conditions set out in clause 1.6 of the Scheme must be satisfied. The date of the High Court hearing for sanction of the Scheme has not yet been settled although it is expected to take place in the first full week of November 2002. At the Meeting, Scheme Creditors will be told the exact date of the High Court hearing.

The New Shares and Amended Senior Notes to be allotted, issued and/or amended pursuant to the Scheme will be allotted and issued and/or amended in reliance upon exemptions from the registration requirements of the Securities Act, including that provided by Section 3(a)(10) thereof. Any Scheme Creditor who is not and will not be an affiliate of the Company prior to or after the completion of the Scheme may resell the New Shares and Amended Senior Notes received by it upon consummation of the Scheme without restriction under the Securities Act. Any Scheme Creditor who is or will be an affiliate of the Company prior to or after the completion of the Scheme will be subject to certain U.S. transfer restrictions relating to the New Shares and Amended Senior Notes received by it upon consummation of the Scheme. Such a Scheme Creditor may not resell such New Shares and/or Amended Senior Notes without registration under the Securities Act, except for sales outside the United States pursuant to Regulation S or pursuant to the applicable resale provisions of Rule 145(d) promulgated under the Securities Act, if any, or another applicable exemption from the registration requirements of the Securities Act. For the purposes of the Securities Act an "affiliate" of the Company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Scheme Creditors who believe they may be an affiliate of the Company for the purposes of the Securities Act should consult their own legal advisers.


                                 Exh. T3E-II-3

The New Shares and Amended Senior Notes have not been and will not be registered under the Securities Act nor under the securities laws of any state or other jurisdiction of the United States. For the purpose of qualifying for this exemption the Company will advise the High Court that its sanctioning of the Scheme will be relied upon by the Company as an approval of the Scheme under
Section 3(a)(10) following a hearing on its fairness to the Scheme Creditors, at which all the Scheme Creditors who have submitted Claim Forms are entitled to attend in person or through representatives to oppose the sanctioning of the Scheme and with respect to which notification has been given to all the Scheme Creditors.

8.    U.S. BANKRUPTCY CODE PROCEEDINGS

The Company will seek a permanent injunction under Section 304 of the U.S. Bankruptcy Code prior to the Scheme becoming effective in order to enforce the terms of the Scheme in the United States against all Scheme Creditors. The Scheme will not come into effect unless the order is obtained. The draft wording of the permanent injunction to be sought is set out at Appendix C to Part III of the Scheme Document.

9.    EFFECTIVE DATE OF THE SCHEME

The Scheme will become effective once certain conditions precedent have been satisfied. The Scheme will come into effect as a matter of English Law once both a copy of the High Court order sanctioning the Scheme and the Scheme itself are delivered to the Registrar of Companies in England and Wales. However, on its terms the Effective Date will not occur until further conditions are satisfied, including the passing of the Resolutions, the agreement of the Restated Facilities Agreement and the permanent injunction pursuant to Section 304 of the U.S. Bankruptcy Code described in paragraph 8 above being obtained. In addition, the Company has agreed with the Consenting Noteholders that it will not seek to deliver the High Court order and the Scheme for registration in certain circumstances. These are set out at section 4.1 of the Explanatory Statement.

Scheme Creditors should read the Scheme itself carefully (the full text is set out in Part IV of the Scheme Document) and, in particular, Parts 2 and 3 of the Scheme which set out the way in which Coupon and Final Payments and entitlements to New Shares will be calculated, as well as the release of Scheme Creditors' claims against the Company and certain third parties.

10.   ACQUISITION OF SENIOR NOTES AFTER THE RECORD DATE

No assignment or transfer of a Senior Note after the Record Date will be recognised by the Company for the purposes of determining entitlements under the Scheme, provided that where the Company has received from the relevant parties in writing notice of such assignment or transfer, the Company may, in its sole discretion and subject to the production of such other evidence as it may require and to any other terms and conditions which it may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of determining entitlements under the Scheme. No transferee of Senior Notes following the Record Date will be entitled to vote at the Meeting.

Accordingly a transferee of Senior Notes after the Record Date should make arrangements with the transferor to ensure that the transferor votes in accordance with the wishes of the transferee. Any transferor should provide a copy of the Scheme Document to any transferee before the


                                 Exh. T3E-II-4
relevant Senior Notes are sold to the transferee. The arrangements described above should be documented in a contract between the transferee and the transferor at the time the Senior Notes are sold to the transferee.

Any transferor should provide a copy of the Scheme Document to any transferee before the relevant Senior Notes are sold to the transferee.


                                 Exh. T3E-II-5

                                    PART III


                              EXPLANATORY STATEMENT

               (Pursuant To Section 426 of the Companies Act 1985)

                                in relation to a

                              SCHEME OF ARRANGEMENT

                                     between

                           TEXON INTERNATIONAL LIMITED

                                     and its

                                SCHEME CREDITORS


                    (as defined in the Scheme of Arrangement)


                                 Exh. T3E-III-1

                                    PART III

                              EXPLANATORY STATEMENT

1     BUSINESS OVERVIEW

      Scheme Creditors are referred to Part I, Item 4 of the Company's most recent annual report, for the year ended 31 December 2001, filed by the Company with the Securities and Exchange Commission on 13 May 2002 (the "COMPANY'S FORM 20-F"), at Appendix E to this Explanatory Statement, for information on the history and development of the Company and the Group, a business overview of the Group, the Group's organisational structure and the Group's major facilities.

2     BACKGROUND TO RESTRUCTURING

2.1   RECENT TRADING AND FINANCIAL PERFORMANCE; CURRENT PROSPECTS

      Scheme Creditors are referred to:

      o Part I, Item 5 of the Company's Form 20-F, at Appendix E to this Explanatory Statement, for a discussion of the Group's results of operations for, and financial condition as of, the years ended 31 December 2001, 2000 and 1999; and

      o Item 2 of each of the Company's most recent quarterly reports, for the quarters ended 31 March 2002 and 30 June 2002, filed by the Company with the Securities and Exchange Commission on 31 May 2002 and 29 August 2002 respectively (collectively, the "COMPANY'S FORMS 6-K") at Appendix F to the Explanatory Statement, for update discussion and analysis, to be read with the Company's Form 20-F, of the Group's operating and financial performance and prospects.

2.2   REFINANCING OF BANK FACILITIES

      On 15 November 2001, the Company and certain of its subsidiaries entered into an agreement with its Bank Lenders, for a Euro term loan of EUR37.2 million ((pound)23.2 million) and a multi-currency revolving facility of EUR10.2 million ((pound)6.4 million) (the "BANK FACILITIES"). The borrower under the Bank Facilities is currently United Texon Limited.

      The Euro term loan is payable by 25 November 2007 by way of semi-annual instalments commencing on 25 November 2002. The multi-currency revolving facility was reduced by EUR820,000 ((pound)512,000) on 25 May 2002 and a further reduction of EUR1,180,000 ((pound)738,000) is scheduled to Take place on 25 November 2002.

      The Bank Facilities bear interest at a rate of LIBOR plus 2.25 per cent. per annum, subject to certain reductions based on financial performance. The terms of the Bank Facilities require the borrower to make mandatory repayments of all outstanding loans under the revolving credit facility upon the occurrence of a floatation, debt refinancing or change of control of the Group.


                                 Exh. T3E-III-2

      The credit agreement governing the Bank Facilities contains customary covenants, including restrictions on the ability of the Company and its subsidiaries to incur liens and encumbrances, incur additional indebtedness, dispose of shares in the Company's subsidiaries, dispose of assets, make loans, incur guarantee obligations, engage in mergers and acquisitions, make investments, enter into joint ventures, or issue new shares or make reductions of share capital. In addition, Group companies are required to comply with specified financial ratios and tests, including a non-bond debt to EBITDA ratio, net total interest cover ratio, a cash flow to debt service ratio, and a minimum consolidated net worth, each calculated quarterly on a rolling 12 month basis. The credit agreement also contains customary events of default, including payment default, covenant default, cross-default and certain events of insolvency.

      The facilities are collateralized by way of fixed and floating charges over the assets of United Texon Limited, USM (Holdings) Limited, Archview Limited, Texon Group Limited, Texon Overseas, Shoeimpex Limited, Texon U.K. Limited, Cornwell Industries Limited and Parker Thorne Limited, a security interest in the assets of Texon USA, Inc. and pledges of the share capital of Texon Italia S.p.A, Texon USA, Inc., Texon Verwaltungs GmbH and UT France SAS.

2.3   NEED FOR RESTRUCTURING

      When the Company issued the Senior Notes, its business planning and assessments of the Group's financing requirements were based on certain expectations with respect to market trends and growth. The market has not developed in line with these expectations. The principal reasons, which have been detailed in the Company's previous public filings, include fashion trends (notably the end of the long term athletic shoe boom), the shift towards lower cost budget shoes away from premium lines, soft apparel and footwear retail markets in the West over the last two years and, above all, the growth in low cost Chinese shoes at the expense of high cost shoes made in the West. In addition, the effects of a weak Euro have hurt the Group's competitiveness. Although the performance of the Group has been amongst the best in its market, it has not been strong enough to support both the need to reinvest in the Group and the need to service its and the Company's debt.

      These factors have had an effect on the Company's liquidity position. In effect, the principal goal in operating the Company for approximately two years has been to generate cash at the expense of the medium and long-term prospects for the business. In particular, the Company has deliberately not pursued low to medium margin business as it could not afford the necessary investment in working capital. Furthermore, it has not been able to make sufficient investment in plant and machinery to reduce its manufacturing cost. On a number of occasions over the last twelve months, it has lost business to its competitors owing to disruptions in the supply of raw materials as a result of failures to pay suppliers in a timely fashion.

      Although the EBITDA reported by the Company for both the first and second quarters of 2002 was higher than that for the corresponding periods in 2001, the Company is not able both to service the current level of its debt and maintain its current performance. This situation has become more serious during the last twelve months, and has culminated in


                                 Exh. T3E-III-3
      the Company's failure to pay the August Coupon. Without a restructuring of the Company's debt, it will not be able to resolve this situation. The Group's current level of debt of approximately (pound)115 million requires the business to generate, on average, (pounD)1 million in cash every month to pay its interest burden. This has starved the business of cash. This has, in turn, led to several raw material suppliers stopping deliveries, trade credit agencies withdrawing cover on the whole of the Group, the National Australia Bank issuing a demand notice on the Group's Australian subsidiary and the Group's reputation in the footwear industry being damaged.

      Currently the Group is in default of its Bank Facilities by virtue of the non-payment of the August Coupon. The Company's continuing existence is at present only possible due to the forbearance of its Bank Lenders and the holders of the Senior Notes. If a restructuring does not take place the Directors believe that the Company will have to consider alternative measures, including the commencement of insolvency proceedings.

2.4   APPOINTMENT OF ADVISERS; NEGOTIATIONS WITH STAKEHOLDERS

      In December 2001, in recognition of the issues facing the Company, the Company retained Talbot Hughes LLP as financial advisers and Cadwalader, Wickersham & Taft as legal advisers to review the Company's strategic alternatives and to develop and advise on proposals for a restructuring of the Company's balance sheet. In January 2002, the Company commenced formal negotiations with an Ad Hoc Committee, the members of which represented, in aggregate, approximately 68 per cent. (by principal amount) of the Senior Notes, with respect to the terms of a restructuring of the Senior Notes.

2.5   AGREEMENT ON RESTRUCTURING PROPOSAL

      In September 2002, an agreement in principle was reached between the Company and the Ad Hoc Committee as to the terms of a restructuring, the key elements of which are as follows:

      o the redemption, in exchange for the right to take equity in the Company or a final cash settlement, of debt represented by (i) 75 per cent. of the principal amount of the Company's Senior Notes,
            (ii) 75 per cent. of the accrued but unpaid interest on the full amount of the Senior Notes from 1 August 2002, up to and including the Effective Date, (iii) 50 per cent. of the coupon payment on the Senior Notes that became due on 1 August 2002, and (iv) all default interest accrued on that coupon since 1 August 2002;

      o the payment to Scheme Creditors, within 90 days after completion of the restructuring, of the remaining 50 per cent. of the coupon payment on the Senior Notes that became due on 1 August 2002; and

      o amendments to the terms of the indenture governing the Senior Notes (the "SENIOR NOTES INDENTURE"), including, amongst other things, an amendment extending the maturity of the remaining 25 per cent. of the principal amount of the Senior Notes by two years to 1 February 2010.

      Subsequently:


                                 Exh. T3E-III-4

      o the Company sought confirmation from the Bank Lenders that they were prepared to extend and amend the Bank Facilities on terms acceptable to the Company and the Ad Hoc Committee, subject to certain conditions including the implementation of the Scheme;

      o shareholders representing more than 75 per cent. of each class of the Company's existing ordinary and preference share capital confirmed their support for the proposed restructuring and entered into undertakings, subject to certain conditions, to do all things necessary to give effect to the Scheme; and

      o holders of more than 75 per cent. of the outstanding Senior Notes, including all of the members of the Ad Hoc Committee entered into undertakings confirming that, subject to certain conditions, they will vote in favour of the Scheme.

2.6   NEED FOR RESTRUCTURING; ALTERNATIVES TO RESTRUCTURING

      Currently the Group is in default of its Bank Facilities by virtue of the non-payment of the August Coupon on the Senior Notes. The Company's continuing existence is at present only possible due to the forbearance of its Bank Lenders, Barclays Bank PLC, and the holders of the Senior Notes.

      If the Scheme fails, the Directors will have a duty to consider whether to place the Company into some form of insolvency proceeding and/or to invite the Bank Lenders to appoint an administrative receiver to one or more of its Affiliates under the terms of the Bank Lenders' security. Alternatively, the Bank Lenders may of their own volition choose to enforce their security over assets of the Group in reliance on existing or potential events of default under the Bank Facilities. Such action would be likely to be followed by insolvency proceedings for other companies within the Group.

      The Company's obligations under the Senior Notes are unsecured and not guaranteed by any Affiliate. In addition, the Senior Notes are structurally subordinate to the Bank Lenders in that, in the event of default or insolvency, the Bank Lenders have direct claims against the principal subsidiaries of the Company which hold operating assets. In an English liquidation or administration proceeding, the Company's preferential creditors would rank ahead of the Senior Notes, as would the professional expenses of any advisers who would be appointed to conduct the affairs of the Company during such a proceeding. Moreover, there would be considerable risks associated with the sale of the Company or its business as a going concern in an insolvency proceeding. The Company believes that those risks would significantly impact the value of the business to the Company's creditors generally.

      In light of these factors, the Group's recent trading performance and current market and economic conditions, the Company has concluded that any funds remaining available for distribution to holders of Senior Notes in an insolvency proceeding would be likely to be materially less than the value proposed to be advanced to such holders as part of the proposed restructuring. For these reasons the Company believes that restructuring the Senior Notes in accordance with the terms of the Scheme represents the best means for Scheme Creditors to maximise the return on their investment.


                                 Exh. T3E-III-5

      If the Scheme becomes effective, the Company is of the opinion that, taking account of the facilities proposed to be made available to the Group from the Bank Lenders, the Company will have sufficient working capital available to it for its present purposes - that is, for a period of at least 12 months from the date of the Scheme Document. The availability of the facilities from the Bank Lenders, however, is dependent, as with all banking facilities, on the ability of the Group to comply with the associated conditions precedent, and, once implemented, to avoid events of default under their terms.

3     THE RESTRUCTURING PROPOSAL

3.1   OVERVIEW

      The Company is proposing a restructuring of its financial obligations under the Senior Notes and the Senior Notes Indenture. It is intended that the restructuring should be implemented principally by way of the Scheme. The full text of the Scheme is set out in Part IV of the Scheme Document. Subject to the terms of the Scheme, Scheme Creditors will irrevocably and unconditionally receive (i) a Coupon Payment and (ii) a Final Payment or an allotment and issue of New Shares. Settlement will not be made to those persons who have acquired Senior Notes after the Record Date.

3.2   SCHEME CLAIMS

      The Scheme applies to Scheme Claims, which include the right to receive principal and interest on the Senior Notes and any other right or claim arising out of a holding of Senior Notes, such as a right to declare a default in respect of or accelerate the Senior Notes. If the Scheme becomes effective it will apply to all Scheme Claims regardless of whether each Scheme Creditor votes in favour of the Scheme.

      The Scheme will apply to all liabilities of the Company under or in connection with the Senior Notes and the Senior Notes Indenture as at the Effective Date. HOLDERS OF SENIOR NOTES ARE REQUIRED TO NOTIFY THE COMPANY OF THEIR SCHEME CLAIMS BY SUBMITTING CLAIM FORMS TO THE VOTING AGENT IN ACCORDANCE WITH THE TIMETABLE SET OUT IN PART II OF THE SCHEME DOCUMENT.

      IF AT THE EFFECTIVE DATE THERE ARE DISPUTED SCHEME CLAIMS, OR ANY SCHEME CREDITOR HAS NOT IDENTIFIED ITS INTEREST IN SENIOR NOTES, THEN THE COMPANY MAY CALCULATE THE AMOUNT OF SUCH SCHEME CLAIM FROM INFORMATION AVAILABLE TO IT. IF DISPUTED SCHEME CLAIMS REMAIN AT THE TERMINATION DATE THEN THE RELEVANT SCHEME CREDITOR WILL BE DEEMED TO HAVE MADE THE EQUITY ELECTION AND THE COMPANY MAY MAKE COUPON PAYMENTS AND ALLOT AND ISSUE NEW SHARES IN RESPECT OF SUCH DISPUTED SCHEME CLAIMS ON THE BASIS OF ANY INFORMATION IT HAS AVAILABLE TO IT.

      No assignment or transfer of a Senior Note after the Record Date will be recognised by the Company for the purposes of determining entitlements under the Scheme, provided that where the Company has received from the relevant parties in writing notice of such assignment or transfer, the Company may, in its sole discretion and subject to the production of such other evidence as it may require and to any other terms and conditions which it may consider necessary or desirable, agree to recognise such assignment or


                                 Exh. T3E-III-6
      transfer for the purposes of determining entitlements under the Scheme. No transferee of Senior Notes following the Record Date will be entitled to vote at the Meeting.

      Accordingly, a transferee of Senior Notes after the Record Date should make arrangements with the transferor to ensure that the transferor votes in accordance with the wishes of the transferee. The arrangements described above should be documented in a contract between the transferee and the transferor at the time the Senior Notes are sold to the transferee.

      Any transferor should provide a copy of the Scheme Document to any transferee before the relevant Senior Notes are sold to the transferee.

3.3   COMPROMISE OF SCHEME CLAIMS

      Conditional upon the Scheme becoming fully effective in accordance with its terms, and in consideration for the partial redemption and amendment of the Senior Notes and the full and complete release of the Company, its Affiliates and each of their respective principals, agents, officers, employees, professional advisers and shareholders from all their respective accrued obligations under the Senior Notes and the Senior Notes Indenture (other than to the extent that Scheme Creditors will have rights under the Amended Indenture), Scheme Creditors will irrevocably and unconditionally be issued a Coupon Payment equal to 2.5 per cent. of the principal amount of their Senior Notes (representing 50 per cent. of the August Coupon) and, depending on their election, either be allotted and issued their pro rata share of New Shares or be issued a Final Payment equal to 9 per cent. of the principal amount of their Senior Notes.

      All other general unsecured creditors of the Company, other than the holders of Senior Notes, will remain unaffected by the proposed restructuring and their claims are expected to be paid in full as such claims become due and payable in the normal course of trading.

3.4   THE NEW SHARES

      3.4.1 Listing Regulations and Registration Requirements

      In the U.K., the offer of the New Shares in the Company will not require the Company to prepare and issue a prospectus pursuant to the POS Regulations and will not constitute financial promotion within the meaning of section 21 of FSMA. This is because the offer of the New Shares will not result in a contract for their issue or allotment by the Company, as required by Regulation 5 of the POS Regulations, and is excepted by virtue of Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001.

      The New Shares to be allotted and issued pursuant to the Scheme will be allotted and issued in reliance upon exemptions from the registration requirements of the Securities Act, including those provided by Section 3(a)(10) thereof, and as a consequence, the New Shares have not been and will not be registered under the Securities Act nor under the securities laws of any state or other jurisdiction of the U.S. The applicable restrictions on resale are described in section 5.5.2.


                                 Exh. T3E-III-7

      Each Scheme Creditor entitled to be issued New Shares in the Company under the Scheme must comply with all laws and regulations applicable to it and must obtain any consent, approval or permission required to be obtained by it under the laws and regulations applicable to it, in each case in force in any jurisdiction to which it is subject. None of the Company, its Affiliates, its Directors, the Senior Notes Trustee, the Voting Agent, the Escrow Agent, the Ad Hoc Committee nor their respective advisers will have any responsibility for such compliance or the obtaining of such consent, approval or permission.

      3.4.2 Trading

      No official listing of, or other trading facility for, the New Shares is contemplated at present. The New Shares will be issued pursuant to exemptions from registration available under the Securities Act. The Company intends to treat the New Shares as "restricted securities" within the meaning of Rule 144 under the Securities Act and, accordingly, the New Shares will bear a legend to the effect that such New Shares have not been registered under the Securities Act and the securities laws of any state or other jurisdiction of the United States and may not be offered, sold or transferred absent registration or an exemption from registration under the Securities Act and applicable securities laws of any state or other jurisdiction of the United States.

      The New Shares will constitute new securities for which there is currently no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Shares. The Company does not intend to apply for a listing of the New Shares on any national securities exchange or for their quotation on an automated dealer quotation system. Any listing or public trading of the New Shares would require further steps to be taken. If a market for the New Shares were to develop, the New Shares could trade at prices that may be lower than the initial market values thereof or the amount of a Scheme Creditor's Scheme Claim which has been converted into New Shares under the Scheme, depending on many factors, including prevailing interest rates, transfer restrictions, and the markets for similar securities, the future performance of the Group, as well as technological, market, economic, legislative, political, regulatory and other factors.

      3.4.3 Equity Dilution

      Immediately following completion of the proposed restructuring, Scheme Creditors will hold in aggregate approximately 90 per cent. of the New Ordinary Shares and approximately 90 per cent. of the New Preference Shares of the Company. The remaining New Ordinary Shares and New Preference Shares will be held:

      - as to 6 per cent. of each class, by the holder of the existing preferred redeemable cumulative preference shares in the Company, Apax PP Nominees Limited, who will hold New Ordinary Shares and New Redeemable Preference Shares;

      - as to 2 per cent. of each class, by certain of the Existing Shareholders, who will hold New Ordinary Shares and New Preference Shares pro rata according to their existing holdings. These shareholders will hold either New Redeemable


                                 Exh. T3E-III-8

            Preference Shares or New Non Redeemable Preference Shares depending on the classes of shares held by them prior to the Scheme taking effect;

      - as to 1 per cent. of each class, by the Company's Chief Executive, Peter Selkirk, and as to 1 per cent. of each class, by the Company's Finance Director, Neil Fleming, who will each hold New Ordinary Shares and New Non Redeemable Preference Shares;

      but so that the Existing Shareholders will hold in aggregate approximately 10 per cent. of the New Ordinary Shares and 10 per cent. of the New Preference Shares. New Redeemable Preference Shares and New Non Redeemable Preference Shares will have exactly the same rights except that New Redeemable Preference Shares will be redeemable at the option of the Company.

      3.4.4 Rights Attaching to New Shares

      Immediately following the restructuring there will be 106,479,798 Deferred Shares, 2,750,410 New Ordinary Shares, 13,474,116 New Redeemable Preference Shares and 278,024 New Non Redeemable Preference Shares in issue. The New Ordinary Shares and New Preference Shares will have the same voting rights. In the event of any sale or liquidation of the Company, each holder of New Preference Shares will be entitled to receive a distribution of (pound)1.00 per New Preference Share pluS any accumulated dividends in priority to any other equity security in the Company. After distributions to New Preference Shareholders have been made, New Ordinary Shareholders will be entitled to receive a distribution equal to the nominal value of their New Ordinary Shares. Deferred Shareholders will then be entitled to receive a distribution of 0.0001 pence per Deferred Share. Any amounts remaining after such distributions have been made will be distributed pro rata to New Ordinary Shareholders. In addition, there will be statutory pre-emption rights for holders in respect of new issues (but not transfers) of shares in the Company for cash. The new Articles of Association of the Company, which will come into effect on the Effective Date, are available for inspection. A summary of the new Articles of Association appears at Appendix D.

      3.4.5 Application of the City Code

      The Panel on Takeovers and Mergers has advised the Company that the City Code does not apply to the Company following its re-registration as a private limited company, which took place on 20 September 2002.

      3.4.6 Entitlement to Information

      The Company will be subject to the reporting requirements imposed by the Act as applicable to private limited companies. The Company will, if it is practicable and economic to do so following the Scheme, (a) seek an exemption from periodic reporting requirements to which it is presently subject under the Securities and Exchange Act of 1934, and (b) amend
      Section 4.02(b) of the Senior Notes Indenture which requires the Company to furnish Noteholders financial information that would be required to be contained in SEC filings, such that the Company will thereafter be required to supply the financial information required to be filed with the Registrar of Companies in England and


                                 Exh. T3E-III-9

      Wales. Following the Scheme becoming effective, the Company proposes to produce (and make available to its Noteholders): (i) unaudited quarterly financial statements; and (ii) audited annual financial statements in accordance with U.K. GAAP. The Company will also make unaudited quarterly and audited annual financial statements available on its website.

      3.4.7 Dividends

      Under applicable English law, companies are prohibited from paying dividends unless such payments are made out of profits available for distribution. Similar restrictions exist in the jurisdictions of incorporation of certain of the Group's subsidiary companies. Moreover, it is anticipated that the Restated Facilities Agreement will continue to provide that the Company may not, without the facilities agent's prior consent, declare or pay any dividends or make any other distribution to its shareholders, including holders of New Shares, whether in cash or in kind.

      The Board of the Company will in due course adopt a dividend policy that is consistent with: (i) the requirement to produce a financial return for its shareholders; (ii) the requirements that there be no default under the Amended Indenture and to obtain the Bank Lenders' consent to payment of dividends under the Restated Facilities Agreement; (iii) the Group's capital expenditure programme; and (iv) the Group's overall financial performance.

3.5   THE AMENDED SENIOR NOTES

      The restructuring of and amendments to the Senior Notes proposed under the Scheme will be effected by the Supplemental Indenture between the Company and the Senior Notes Trustee. Under the terms of the Scheme, Scheme Creditors are treated as having authorised and directed the Senior Notes Trustee, in accordance with the terms of the Senior Notes Indenture, and the Depositary in accordance with the terms of the Depositary Agreement to enter into such documents, deeds and instruments, and to carry out such acts, as may be necessary or appropriate to give effect to the proposed amendments to the Senior Notes and consequential amendments to related documents The Senior Notes Trustee and the Depositary take no responsibility for the effectiveness of such amendments including, without limitation, the effectiveness of any amendments under the U.S. Trust Indenture Act of 1939 or other applicable laws.

      The Amended Senior Notes will continue to bear interest at the rate of 10 per cent. per annum. The first interest payment on the Amended Senior Notes (for the period from 1 August 2002 to 31 January 2003) will be paid on 1 February 2003.

      The Amended Senior Notes to be allotted, issued and/or amended pursuant to the Scheme will be allotted and issued and/or amended in reliance upon exemptions from the registration requirements of the Securities Act, including those provided by Section 3(a)(10) thereof, and as a consequence, the Amended Senior Notes have not been and will not be registered under the Securities Act nor under the securities laws of any state or other jurisdiction of the U.S. The applicable restrictions on resale are described in section 5.4.2.


                                Exh. T3E-III-10

      Each Scheme Creditor entitled to a portion of the Amended Senior Notes under the Scheme must comply with all laws and regulations applicable to it and must obtain any consent, approval or permission required to be obtained by it under the laws and regulations applicable to it, in each case in force in any jurisdiction to which it is subject. None of the Company, its Affiliates, its Directors, the Senior Notes Trustee, the Voting Agent, the Escrow Agent, the Ad Hoc Committee nor their respective advisers will have any responsibility for such compliance or the obtaining of such consent, approval or permission.

3.6   ESCROW AGENT

      In the event that the Company is unable to issue New Shares or a Final Payment or make a Coupon Payment to a Scheme Creditor on the Effective Date (because, for instance, the Scheme Creditor has a Disputed Scheme Claim, or the Company is unable to ascertain the identity of the Scheme Creditor to whom they should be issued), the relevant Scheme Creditor will be deemed to have made the Equity Election. In those circumstances the Company may issue the applicable New Shares and Coupon Payment into escrow.

      The Escrow Agreement will provide that the Escrow Agent holds in trust all New Shares and Coupon Payments received by it pursuant to the Scheme and that the Escrow Agent will release New Shares and Coupon Payments held by it in the manner set out in clause 4.4 of the Scheme.

      The Escrow Agent is acting solely as nominee for the Company and the relevant Scheme Creditors and shall not have any beneficial interest in the ownership of any New Shares and Coupon Payments held by it. The Escrow Agent shall only have obligations to the Company and shall have no Liability to Scheme Creditors or any other person and shall be indemnified by the Company against any Liabilities incurred, as a consequence of acting as Escrow Agent on behalf of the Company.

      If there are New Shares remaining in escrow on the Termination Date (31 December 2005), then the Company will either apply to the High Court for their cancellation, or repurchase those New Shares for a total consideration of (pound)1. Any monies in respect of Coupon PayMEnts remaining in escrow on the Termination Date will be returned to the Company.

4     GENERAL MATTERS RELATING TO THE RESTRUCTURING

4.1   CONDITIONS PRECEDENT

      The Scheme's effectiveness is conditional upon the fulfilment of a number of conditions, including those set out in clause 1.6 of the Scheme, or waiver thereof by the Consenting Noteholders. These conditions include the passing of the Resolutions by the Company's Existing Shareholders (see section 4.3 below) and reaching agreement with the Bank Lenders on the terms of a Restated Facilities Agreement (see section 2.2 above and section 4.2 below).


                                Exh. T3E-III-11

      Most importantly, the Scheme must become effective in accordance with English Law. The Scheme will not become effective in accordance with English Law until the Company has delivered a copy of the Scheme and a copy of the order of the High Court sanctioning the Scheme to the Registrar of Companies at Companies House for registration following its approval by the requisite majority of Scheme Creditors (if that is their decision) at the Meeting of Scheme Creditors and sanction of the Scheme in the High Court. The Company also expects to obtain a permanent injunction of the U.S. Bankruptcy Court under Section 304 of the U.S. Bankruptcy Code giving effect to the Scheme as a matter of United States law. It is expected that this order will be obtained shortly after the sanction of the Scheme in the High Court in England. The Scheme will not become effective without the grant of the permanent injunction under section 304.

      The Company has agreed with the Consenting Noteholders that it will not seek to bring the Scheme into effect until certain other conditions are satisfied. In particular, the Company must have satisfied itself that no circumstances have arisen which would impair the restructuring materially, there are no material adverse tax consequences for either the Company or the Group arising from the restructuring and that there is no material adverse litigation pending or threatened against any company in the Group which may impact upon the restructuring.

4.2   BANK FACILITIES REFINANCING

      The Company is proposing to enter into a Restated Facilities Agreement on terms acceptable to the Bank Lenders and the Consenting Noteholders. It is expected that the Restated Facilities Agreement will include a (pound)30.5 million term loan facility and a (pound)5 million revolving credit facility. The facilities are expected to be available for drawing in Sterling, Euro or, with Bank Lender consent, any other currency freely available in the London InterBank market. The term loan is expected to be available for drawdown for one month from the Effective Date. The revolving credit facility is expected to be available in agreed minimum amounts and multiples from the Effective Date until one month prior to its maturity date, provided that it may not be drawn before the first utilisation under the term loan. The maturity date for the revolving credit facility is expected to be the earlier of the maturity date for the term loan or the earlier repayment, prepayment and/or cancellation in full of both facilities. The interest rate is expected to be 2.25 per cent. above the appropriate InterBank Offered Rate, subject to reduction based on the ratio of the Company's senior debt to EBITDA.

4.3   RESOLUTIONS OF THE COMPANY'S EXISTING SHAREHOLDERS

      As at the date hereof the share capital of the Company consists of:

      o     A Ordinary Shares;

      o     B Ordinary Shares;

      o     Non-voting A Ordinary Shares;


                                Exh. T3E-III-12

      o     Redeemable Cumulative Preference Shares; and

      o     Preferred Redeemable Cumulative Preference Shares.

      In order to reconstitute the share capital of the Company such that New Shares may be issued in accordance with the terms hereof, the shareholders holding 75 per cent. of each class of shares have agreed to pass a series of written resolutions. These resolutions provide for, amongst other things;

      (a) the subdivision and/or redesignation of each class of shares set out above into further classes of shares;

      (b) the allotment and issue of further shares in order to ensure an equitable distribution of New Shares upon the further conversion and redesignation set out below;

      (c)   the redesignation of certain shares as Deferred Shares;

      (d)   the creation of further New Shares;

      (e)   the adoption of new articles of association;

      (f)   the grant to the directors of a power to allot New Shares;

      (g)   the disapplication of statutory pre-emption rights; and

      (h)   the waiver of all other pre-emption rights

      The Resolutions are conditional upon the Scheme taking effect. The effect of the Resolutions is that, should the Scheme be brought into effect, the share capital of the Company will be instantly altered in such a way as to permit and facilitate the allotment and issue of New Shares in accordance with its terms.

4.4   TAX ISSUES

      4.4.1 Certain U.K. Tax Consequences

      The following summary describes certain U.K. tax consequences of the ownership of the Senior Notes or the Amended Senior Notes and the New Shares as of the date hereof but does not purport to be comprehensive. Except where noted, it relates only to the position of persons who are currently the absolute beneficial owners of their Senior Notes and may not apply to special situations, such as those of dealers in securities. Except where otherwise expressly stated, the summary applies only to owners of Senior Notes who are resident for tax purposes in the United Kingdom. Furthermore, the discussion below is based upon the provisions of the U.K. tax laws and U.K. Inland Revenue practice as of the date hereof, and such provisions may be repealed, revoked or modified (possibly with retrospective effect) so as to result in U.K. income tax consequences different from those discussed below.


                                Exh. T3E-III-13

      Persons considering the proposals included within these Scheme Documents should consult their own tax advisers concerning U.K. tax consequences in the light of their particular situations as well as any consequences arising under the law of any other relevant tax jurisdiction. No representations with respect to the tax consequences to any particular holder of Senior Notes are made hereby. Specifically, the comments below do not address the tax consequences in the country of residence (for tax purposes or otherwise) of holders of Senior Notes who are not resident in the United Kingdom of the transactions set out in these Scheme Documents and any subsequent disposal of New Shares or Amended Senior Notes, and holders of Senior Notes are strongly urged to consult their professional advisers to determine their own tax position in this regard.

            (a)   Interest on the Senior Notes and Amended Senior Notes

            The Senior Notes constitute "quoted Eurobonds" within the meaning of section 349 of the Income and Corporation Taxes Act 1988 ("ICTA"). The Senior Notes are listed on the Luxembourg Stock Exchange which is a recognised stock exchange for the purpose of the rules on payments under deduction of tax. Payments of interest (or deemed payments of interest arising in respect of the transactions set out in these Scheme Documents) on the Senior Notes may therefore be made without withholding on account of U.K. income tax. The Company will use reasonable endeavours to maintain such listing in respect of the Amended Senior Notes, but in the event that the Company is unable to do so the Company may be unable to make payments on the Amended Senior Notes to certain or all of the holders without withholding on account of U.K. income taxes.

            (b)   U.K. Corporation Tax Payers

            In general, holders of Senior Notes or Amended Notes which are within the charge to U.K. corporation tax will be charged to tax on all returns on and fluctuations in value of the Senior Notes or Amended Notes (whether attributable to currency fluctuations or otherwise) broadly in accordance with their statutory accounting treatment. Such holders of Senior Notes or Amended Notes will generally be charged to tax in each accounting period by reference to interest accrued in that period and any profits, gains and losses which, in accordance with such holders of Senior Notes' or Amended Notes' authorised accounting method, is applicable to that period. Corporate holders of Senior Notes who receive New Shares as a result of the transactions outlined in the Scheme Document will be treated as making a part disposal of their Senior Notes for a consideration equal to the market value of the New Shares received. Any future disposal of the New Shares received may be subject to corporation tax on capital gains.

            A holder of Senior Notes who receives a Final Payment may be liable to corporation tax in respect of it.

            (c)   Other U.K. Tax Payers

            The Senior Notes do not and the Amended Notes will not constitute "qualifying corporate bonds" within the meaning of section 117 of the Taxation of Chargeable


                                Exh. T3E-III-14

            Gains Act 1992; accordingly, a disposal by a holder of Senior Notes or Amended Notes (including as a result of the transactions described in these Scheme Documents) may give rise to a chargeable gain or allowable loss for the purposes of U.K. taxation of chargeable gains. However, to the extent that an individual holder of Senior Notes receives New Shares under the Scheme, he should not be treated as having made a disposal of his Senior Notes. Instead the New Shares will be treated as the same asset as the Senior Notes acquired at the same time as the Senior Notes and for the same acquisition cost. A subsequent disposal of New Shares may give rise to a liability to U.K. taxation of chargeable gains.

            For all individuals, taper relief will apply so that the effective rate of capital gains tax on any gain on a disposal by an individual of the New Shares will be reduced the longer the Senior Notes and then the New Shares are held up to a maximum of, generally, 10 years.

            (d)   Other Persons

            Persons who are not resident or ordinarily resident in the U.K. for taxation purposes will not be within the charge to U.K. tax on capital gains on the disposal of their Senior Notes, Amended Notes or New Shares unless they carry on a trade in the U.K. through a branch or agency to which the Senior Notes, Amended Notes or New Shares are attributable.

            (e)   Stamp Duty and Stamp Duty Reserve Tax

            No U.K. stamp duty or stamp duty reserve tax is payable on the issue of the New Shares or the partial redemption or cancellation of the Senior Notes.

            (f)   Dividends in respect of the New Shares

            When paying a dividend, the Company is not required to withhold tax at source.

            A shareholder resident in the U.K. who receives a dividend will be entitled to a tax credit. The net cash dividend received by an individual, together with the tax credit, are included in arriving at the individual's total income for U.K. tax purposes. The tax credit is then set against the individual's overall tax liability. The lower rate of income tax on dividend income is currently 10 per cent. Dividend income is currently only taxable in the United Kingdom at the lower rate or the higher rate of income tax. This means that the tax credit will discharge the income tax liability of an individual shareholder who is not liable to income tax at a rate that is not greater than the basic rate. The higher rate of income tax on dividends is currently 32.5 per cent. so that a shareholder who is a higher rate taxpayer will have further income tax to pay at a rate of 22.5 per cent. of the dividend and related tax credit.

            Tax credits are not generally repayable to shareholders, subject to limited compensation for charities until 5 April 2004. However, individuals who hold their New Shares in an Individual Savings Account or a Personal Equity Plan will


                                Exh. T3E-III-15
            be entitled to recover the tax credit on dividend income paid by the Company on or before 5 April 2004.

            A U.K. resident corporate shareholder will not in general be liable to U.K. corporation tax on any dividend received in respect of the New Shares.

            Holders of New Shares who are resident in countries other than the U.K. will not generally be able to claim repayment from the Inland Revenue of any part of any tax credit attaching to dividends. They may also be subject to non-U.K. taxation on dividend income under local law.

            (g)   Proposed EU Directive on the taxation of savings income

            The Council of the European Union has published a revised draft directive regarding the taxation of savings income. It is proposed that, subject to a number of important conditions being met, Member States will be required to provide to the tax authorities of another Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that Belgium, Luxembourg and Austria will instead operate a withholding system for a transitional period in relation to such payments. The proposed directive is not yet final, and may be subject to further amendment.

            (h)   Variation of Terms of Senior Notes

            Save as set out above, it is not considered that the amendments to the Senior Notes Indenture and the reconstitution of the Amended Senior Notes under the Amended Indenture will constitute a disposal of such Senior Notes for tax purposes.

      4.4.2 Certain United States Federal Income Tax Consequences

      The following summary describes the principal U.S. federal income tax consequences of the Scheme and the ownership and disposition of the Senior Notes, the Amended Senior Notes and New Shares to be issued as a result of the transactions described in these Documents. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the ownership or disposition of the New Shares. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, possibly on a retroactive basis. The summary does not include any description of the tax laws of any state, local or non-U.S. governments that may be applicable to the Senior Notes, the Amended Senior Notes or the New Shares or any holders thereof. The summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of his particular investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, financial institutions, broker-dealers, dealers in currencies, S corporations, insurance companies, tax-exempt organisations and taxpayers subject to the alternative minimum


                                Exh. T3E-III-16

      tax) and also does not discuss Senior Notes, Amended Senior Notes or New Shares held as part of a hedge, straddle, "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Senior Note, Amended Senior Note or New Share and one or more other investments or situations in which the functional currency of the holder is not the U.S. dollar.

      Holders of Senior Notes are urged to consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of the ownership and redemption of the Senior Notes and the subsequent allotment and issue of New Shares or issue of a Final Payment and holding of Amended Senior Notes. No representations with respect to the tax consequences to any particular holder of Senior Notes or of New Shares are made hereby.

      This discussion is limited to those U.S. Holders that acquired their Senior Notes upon original issuance. U.S. Holders that did not acquire Senior Notes upon original issuance and who participate in the Scheme are subject to additional complex U.S. tax rules, including those rules relating to market discount, acquisition premium and amortizable bond premium, depending upon the price at which they acquired the Senior Notes. Such U.S. Holders are urged to consult with their own U.S. tax advisers regarding the U.S. tax consequences to them of the transactions contemplated by the Scheme.

      The term "U.S. HOLDER" means a holder of a Senior Note that is, for U.S. federal income tax purposes, (A) a citizen or resident of the U.S., (B) a corporation or other entity (treated as a corporation for U.S. federal income tax purposes) created or organised under the laws of the U.S. or of any political subdivision thereof, (C) an estate, the income of which is subject to U.S. federal income taxation regardless of source, or (D) a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions. The term "NON-U.S. HOLDER" means a holder of a Senior Note that is not a U.S. Holder.

      The tax treatment of a partner in a partnership generally will depend on the status of the partner and the activities of the partnership. Holders that are partnerships or partners in partnerships should consult their tax advisers regarding their particular tax consequences.

            (a)   Exchange of Senior Notes for Amended Senior Notes and New
                  Shares

            It is anticipated that the exchange of Senior Notes for New Shares and Amended Senior Notes will be treated as a "recapitalization" for U.S. federal income tax purposes. Upon the exchange of a Senior Note, a U.S. Holder generally will realise capital gain or loss in amount equal to the difference between (x) the sum of (i) the amount of cash and (ii) the fair market value of the New Shares and Amended Senior Notes received in the exchange (except to the extent such amount is attributable to accrued unpaid interest, which will be taxable as ordinary income in accordance with the U.S. Holder's method of tax accounting) and (y) the U.S. Holder's tax basis in the Senior Note. A U.S. Holder generally will recognise such realised gain only to the extent of the amount of cash received in the exchange, if any. A U.S. Holder will not be entitled to recognise any loss


                                Exh. T3E-III-17
            realised on the exchange. Such recognised gain generally will be treated as U.S. source gain, and will be long-term capital gain if the Senior Note has been held for more than one year at the time of the exchange. Under current law, long-term capital gains of individuals are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

            A U.S. Holder that receives New Shares and Amended Senior Notes in exchange for Senior Notes generally will have an aggregate tax basis in the New Shares and Amended Senior Notes received equal to the U.S. Holder's tax basis in the Senior Notes exchanged, decreased by the amount of any cash received pursuant to the Scheme, and increased by the amount of any gain recognised on the Scheme. The U.S. Holder's tax basis in the Senior Notes will be allocated between the New Shares and the Amended Senior Notes based on their relative fair market values on the date of the Scheme.

            (b)   Exchange of Senior Notes for Cash

            Cash received in exchange for a Senior Note will be allocated between accrued but unpaid interest on the Senior Note and repayment of principal with respect to their Senior Notes. The Company intends to take the position that cash paid in exchange for Senior Notes will be allocated between accrued but unpaid interest on the Senior Notes and the original issue price of the Senior Notes on a pro rata basis and U.S. Holders will generally be required to take a consistent position. Any U.S. Holder taking an inconsistent position must expressly disclose such fact in the U.S. Holder's federal income tax return. The amount received by a U.S. Holder that is allocated to accrued but unpaid interest will be treated as ordinary interest income. A U.S. Holder generally will recognise capital gain or loss equal in amount to the difference between (i) the amount of cash received that is allocated to the original issue price of the Senior Notes, and (ii) the U.S. Holder's tax basis in the Senior Note. Such recognised gain or loss generally will be treated as U.S. source gain, and will be long-term capital gain or loss if the Senior Note has been held for more than one year at the time of the exchange. Under current law, long-term capital gains of individuals are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

            If the U.S. Holder receives foreign currency in the exchange, generally the U.S. dollar value of the amount realised by a U.S. Holder, or upon election an accrual basis taxpayer, is determined by translating the foreign currency received into U.S. Dollars at the spot rate of exchange on the settlement date of the exchange (or in the case of a non-electing accrual basis U.S. Holder, the spot rate of the foreign currency on the date of the exchange).

            (c)   Interest on the Senior Notes and Amended Senior Notes

            Interest paid, deemed paid or accrued on a Senior Note or a Amended Senior Note will generally be taxable to a U.S. Holder as ordinary interest income in accordance with such holder's method of tax accounting.


                                Exh. T3E-III-18

            In the case of a U.S. Holder that uses the cash method of accounting, the amount of interest income in respect of any interest payment made with respect to Senior Notes and Amended Senior Notes will be determined by translating such payment into U.S. Dollars at the spot exchange rate in effect on the date such payment is received. A U.S. Holder will not realise exchange gain or loss with respect to the receipt of such payment, other than exchange gain or loss that is attributable to the actual disposition of the Euro received, as discussed below.

            In the case of a U.S. Holder that uses the accrual method of accounting, the U.S. dollar amount of interest income that is taken into income for any interest accrual period is generally determined by translating the Euro amount of accrued interest for such accrual period on the Senior Notes or Amended Senior Notes into U.S. Dollars at the "average rate" of exchange for the interest accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the relevant taxable year). The average rate for an accrual period (or partial period) is the average of the spot exchange rates for each business day during such period or other average rate for the period, reasonably derived and consistently applied by the holder. A U.S. Holder will also realise exchange gain or loss at the time accrued interest is received or a Senior Note is disposed of or deemed exposed of pursuant to the transactions described herein in an amount equal to the difference, if any, between the U.S. dollar amount of the Euro received by the holder with respect to such accrual period, based on the spot rate on the date the interest is received, and the U.S. dollar amount of interest income previously accrued for such period translated from Euro at the average rate. Exchange gain or loss will generally be taxable as ordinary income or loss.

            (d)   Disposition of Senior Notes or Amended Senior Notes

            Upon the sale, redemption, retirement or other disposition of any Senior Note or Amended Senior Note, a U.S. Holder will recognise taxable gain or loss equal to the difference between the amount realised and the U.S. Holder's adjusted tax basis in the Senior Note or Amended Senior Note. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, redemption, retirement or other disposition the Senior Note or Amended Senior Note has been held for more than one year. Under current law, long-term capital gains of individuals are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

            (e)   Taxation of Dividends.

            The gross amount of a distribution with respect to New Shares (other than a distribution in redemption or liquidation) will be treated as a taxable dividend to the extent of the Company's current and accumulated earnings and profits, computed in accordance with U.S. federal income tax principles. Distributions in excess of the Company's current and accumulated earnings and profits will be applied against and will reduce the U.S. Holder's tax basis in the New Shares. To the extent a distribution exceeds the U.S. Holder's tax basis, the excess will be


                                Exh. T3E-III-19
            treated as gain from a sale or exchange of the New Shares. A dividend distribution will be included in gross income when received by (or otherwise made available to) a U.S. Holder, and will be characterised as ordinary income for U.S. federal income tax purposes. Distributions made in Sterling must be translated into U.S. Dollars at the spot rate on the date the distribution is received, regardless of whether the payment is actually converted into U.S. Dollars. Any gain or loss resulting from foreign currency exchange rate fluctuations during the period beginning on the date the dividend is received to the date the foreign currency is translated into U.S. Dollars will be includable in a U.S. Holder's income and will generally be treated as ordinary income or loss. U.S. Holders should consult their tax advisers regarding potential recognition of foreign currency gain or loss for U.S. federal income tax purposes upon the conversion of Sterling received into U.S. Dollars.

            A dividend distribution will be treated as foreign source income and will generally be classified as "passive income" or "financial services income" for U.S. foreign tax credit purposes. Subject to certain limitations, the U.K. tax withheld or paid with respect to distributions on the New Shares generally may be credited against the U.S. federal income tax liability of a U.S. Holder if such U.S. Holder makes an appropriate election for the taxable year in which such taxes are paid or accrued. A U.S. Holder who does not elect to credit any foreign taxes paid during the taxable year may, subject to certain limitations, deduct such taxes in such taxable year. The determination of the availability of U.S. foreign tax credits and deductions involves the application of complex rules that depend on a U.S. Holder's particular circumstances. Accordingly, U.S. Holders should consult their own tax advisers regarding the application of the U.S. foreign tax credit rules to dividend income on the New Shares.

            Corporate U.S. Holders will not be entitled to claim a dividends received deduction in respect of dividends distributed on the New Shares.

            (f)   Disposition of New Shares

            Upon the sale, redemption, retirement or other disposition of any New Shares, a U.S. Holder will recognise taxable gain or loss equal to the difference between the amount realised and the U.S. Holder's adjusted tax basis in the New Shares. If the U.S. Holder receives foreign currency on the sale or other disposition of a New Share, generally the U.S. dollar value of the amount realised by a U.S. Holder, or upon election, an accrual basis taxpayer, is determined by translating the foreign currency received into U.S. Dollars at the spot rate of exchange on the settlement date of the sale or other disposition (or in the case of a non-electing accrual basis U.S. Holder, the spot rate of the foreign currency on the date of the sale or other disposition).

            Gain or loss recognised on the sale, redemption, retirement or other disposition of a New Share will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, redemption, retirement or other disposition the New Share has been held for more then one year. Under current law, long-term capital gains


                                Exh. T3E-III-20
            of individuals are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

            (g)   Information Reporting and Backup Withholding

            Payments or deemed payments of interest on Senior Notes held by certain non-corporate holders and the proceeds of a disposition of such Senior Notes may be subject to U.S. information reporting requirements. Such payments also may be subject to U.S. backup withholding at a rate not to exceed 31 per cent. of the gross proceeds received. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide the payor with an IRS Form W-9. Non-U.S. Holders generally will not be subject to U.S. information reporting or backup withholding. However, such Non-U.S. Holders may be required to provide certification of non-U.S. status (generally on IRS Form W-8BEN) in connection with payments received in the U.S. or through certain U.S.-related financial intermediaries. Backup withholding is not an additional tax. A U.S. Holder may credit any amounts withheld pursuant to U.S. backup withholding against such U.S. Holder's U.S. federal income tax liability and claim a refund for amounts withheld in excess of its tax liability.

4.5   MATERIAL RESTRUCTURING AGREEMENTS

      The following documents have been prepared and/or executed in connection with the Scheme, and copies are available for inspection at the offices of Cadwalader, Wickersham & Taft (by appointment).

      4.5.1 Restructuring Agreement;

      4.5.2 Shareholder Voting Agreement;

      4.5.3 Subscription Agreement;

      4.5.4 Form of Supplemental Indenture; and

      4.5.5 New Articles of Association

5     RISK FACTORS

5.1   HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION

      The Company is a holding company whose only material assets are its investments in its subsidiaries. The Company conducts no business and is completely dependent on distributions from its subsidiaries to service its debt obligations, including the payment of all amounts due in respect of the Amended Senior Notes and any dividends on New Shares. Scheme Creditors, whether as shareholders or as holders of the Amended Senior Notes, will not have direct claims against such subsidiaries.


                                Exh. T3E-III-21

      Except to the extent that the Company may itself be a creditor with recognised claims against a subsidiary, the rights of holders of New Shares or Amended Senior Notes to participate in any distribution of assets of any subsidiary upon liquidation, bankruptcy, reorganisation or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors (including senior and secured lenders and trade creditors) and preferred stockholders (if any) of that subsidiary and any other subsidiary of the Company that is a direct or indirect parent company of that subsidiary.

      The Amended Indenture will contain covenants which restrict the ability of the Company's subsidiaries to enter into any agreement limiting transfers and distributions, including dividends. Nevertheless, the ability of the Company's subsidiaries to pay dividends and make other payments may be restricted by, among other things, applicable laws and regulations or by terms of agreements to which they may be or become party.

5.2   POSITION OF THE BANK LENDERS

      As noted above, the Company's failure to pay the August Coupon is an event of default under the Bank Facilities. The Bank Lenders have not issued a formal waiver in relation to this event of default or to confirm that the Company's actions in proposing and/or implementing the Scheme will not constitute further events of default under the Bank Facilities. However, the Bank Lenders have indicated that they are prepared to enter into a Restated Facilities Agreement on acceptable terms.

      If the Bank Lenders do not agree to the amendments which the Company believes to be necessary, or any agreed amendments do not come into effect when necessary, there is a significant risk that there will be a breach of one or more of the covenants contained in the existing Bank Facilities, which would constitute an event of default under the Bank Facilities.

      If this were to occur, the Bank Lenders would be entitled, amongst other things, to refuse to make further advances under the Bank Facilities, to cancel their commitments under the Bank Facilities, to demand repayment of all amounts outstanding under the Bank Facilities and to enforce their security. It is almost certain that if the Bank Lenders chose to exercise their right to cancel their commitments, to demand repayment or to enforce their security, the Company's directors would be obliged to consider putting the Company into a formal insolvency procedure.

5.3   SUBSTANTIAL LEVERAGE

      5.3.1 Debt Service Obligations

      The value of the Amended Senior Notes and the New Shares will depend largely upon the Group's financial position and ultimately its ability to make scheduled payments (and to refinance its obligations) with respect to its indebtedness, including the ability of the Company's subsidiaries that are borrowers under the proposed Restated Facilities Agreement to pay the interest on, and to retire


                                Exh. T3E-III-22
      the principal of, the proposed Restated Facilities Agreement, and the ability of the Company to pay the interest on, and to retire the principal of, the Amended Senior Notes. Such abilities are dependent upon the Group's future financial and operating performance, which, in turn, is subject to general economic and competitive conditions and to financial, business and other factors, many of which are beyond the Group's control, including operating difficulties, increases in operating costs, decreases in product prices, market cycles, actions of competitors and regulatory developments.

      Following the Scheme becoming effective and the restructuring being implemented, the Group will still have substantial indebtedness. The proposed Restated Facilities Agreement, and any additional indebtedness that is incurred by the Group (where permitted by the proposed Restated Facilities Agreement), will be structurally senior to the Amended Senior Notes and the New Shares. This may impact on the future value of the Amended Senior Notes and the New Shares. For example, the proposed Restated Facilities Agreement will continue to provide that the Company may not receive payments of dividends from, or repayments of loans to, its subsidiaries unless, amongst other things, there is no default or potential default under the proposed Restated Facilities Agreement.

      Although the Company believes that, based on its current projections, the Group will have sufficient cash flow from operations to service its obligations with respect to its indebtedness, there can be no assurance that the Group will be able to meet such obligations. In the event that the Group is unable to generate cash flow from operations that is sufficient to service its obligations in respect to its indebtedness, including the proposed Restated Facilities Agreement, the Group may be required to take certain actions, including delaying or reducing capital expenditures, attempting to restructure or refinance its indebtedness, selling material assets or operations or seeking additional equity. There can be no assurance that any of such actions could be effected or would be effective to allow the Group to service such obligations. The failure to generate sufficient cash flow from operations or to effect any of such actions could, among other things, materially adversely affect (i) the Company's ability to make payments of interest and principal on the Amended Senior Notes, (ii) the Company's ability to pay dividends on the New Shares and (iii) the respective market values of the Amended Senior Notes and the New Shares.

      5.3.2 Terms of the Restated Facilities Agreement

      The proposed Restated Facilities Agreement has not been finally agreed with the Bank Lenders and remains subject to execution of documents and satisfaction of other conditions precedent. It is expected that the proposed Restated Facilities Agreement will continue to contain a number of negative covenants that, among other things, will restrict the ability of the Company and its subsidiaries to incur liens and encumbrances, incur additional indebtedness, dispose of shares in the Company's subsidiaries, dispose of assets, make loans, incur guarantee obligations, engage in mergers and acquisitions, make investments, enter into joint ventures, or issue new shares or make reductions of share capital.

      With respect to the Company, it is anticipated that the Restated Facilities Agreement will continue to prevent the Company from carrying on any business other than holding


                                Exh. T3E-III-23
      shares in and making loans to United Texon Limited and performing its obligations under the Amended Senior Notes and the Company's guarantee in favour of National Australia Bank Limited of borrowings by Texon Australia Pty Limited.

      Moreover, it is anticipated that the Restated Facilities Agreement will continue to provide that the Company may not, without the lenders' prior consent, declare or pay any dividends or make any other distribution to its shareholders, including holders of New Shares, whether in cash or in kind. In addition, the Company will continue to be prevented from receiving payments of dividends or repayments of loans from its subsidiaries unless, amongst other things, there is no default or potential default under the Restated Facilities Agreement.

      It is anticipated that the Restated Facilities Agreement will require the Group companies to maintain specified financial ratios and tests, including a non-bond debt to EBITDA ratio, a total net interest cover ratio, a cash flow to debt service ratio and a minimum consolidated net worth. The ability of the Group to comply with these and other provisions of the Restated Facilities Agreement may be affected by changes in general economic and competitive conditions and by financial, business and other factors that are beyond the Group's control.

      It is anticipated that the Restated Facilities Agreement will continue to be collateralised by way of fixed and floating charges over the assets of United Texon Limited, USM (Holdings) Limited, Archview Limited, Texon Group Limited, Texon Overseas, Shoeimpex Limited, Texon U.K. Limited, Cornwell Industries Limited and Parker Thorne Limited, a security interest in the assets of Texon USA, Inc. and pledges of the share capital of Texon Italia SpA, Texon USA, Inc., Texon Verwaltungs GmbH and UT France SAS.

      The failure to comply with the provisions of the proposed Restated Facilities Agreement could result in an event of default under the Restated Facilities Agreement which could permit acceleration of all amounts borrowed thereunder, together with accrued interest, and termination of the commitments of the Bank Lenders to make further extensions of credit under the Restated Facilities Agreement. In such circumstances, the Bank Lenders would have the right to proceed against the collateral granted to them to secure such indebtedness.

      If the indebtedness outstanding under the proposed Restated Facilities Agreement were to be accelerated, the assets of the Group might not be sufficient to repay in full such indebtedness, and there might not be sufficient assets remaining after such repayments to pay amounts due in respect of any or all of the Group's other debt liabilities, including the Company's liabilities in respect of the Amended Senior Notes. If this were the case, the holders of the New Shares would not receive any return on their investment.

      5.3.3 Insolvency Law and Other Considerations

      The procedural and substantive provisions of insolvency and administrative laws in jurisdictions in which the Group operates may afford debtors and unsecured creditors only limited protection from the rights of secured creditors.


                                Exh. T3E-III-24

      The existing borrower under, and all but one of the guarantors of, the proposed Restated Facilities Agreement are subsidiaries of the Company that are registered under the laws of England and Wales, and a substantial portion of the Group's operations are located in the U.K. The proposed Restated Facilities Agreement will continue to be governed by English law and to be secured by fixed and floating charges (to the extent permitted by law) over substantially all the assets, properties and undertakings of the borrower and the guarantors.

      In the event of a default under the proposed Restated Facilities Agreement, the Bank Lenders would be entitled to appoint administrative receivers over the assets of the borrower and the English guarantors. The administrative receivers would have power and authority to realise value from the assets and apply the proceeds in satisfaction of the indebtedness under the proposed Restated Facilities Agreement, save to the extent proceeds are applied in satisfaction of the claims of certain creditors preferred by statute (as described below). During an administrative receivership, unsecured creditors can seek to wind up (liquidate) a company. However, the administrative receivers would maintain control over the assets and would continue to enjoy their powers in respect of the assets. In addition, a court cannot appoint an administrator (which appointment triggers a moratorium on security enforcement) to administer the assets of a company which has granted fixed and floating charges over substantially all of its assets before or during an administrative receivership or without the consent of the persons holding the benefit of the floating charges.

      In a liquidation or other U.K. insolvency proceeding of the Company, the other liabilities of the Company will be paid before any return on the Amended Senior Notes or the New Shares is made. In a liquidation or other U.K. insolvency proceeding of United Texon Limited, the borrower under the proposed Restated Facilities Agreement, the other liabilities of the borrower will be paid before any payment is made to the Company. Such liabilities may include secured indebtedness under the proposed Restated Facilities Agreement and amounts due to its preferential creditors, which may include (i) amounts owed to U.K. Inland Revenue and Customs and Excise, (ii) amounts owed in respect of U.K. social security contributions, (iii) amounts owed in respect of occupational pension schemes and (iv) certain amounts owed to employees.

5.4   THE AMENDED SENIOR NOTES

      5.4.1 Lack of Public Market for Amended Senior Notes

      Subject to certain specific restrictions explained below, the Amended Senior Notes will be freely transferable after the Scheme becomes effective. However, the Company cannot guarantee that any trading market will exist for the Amended Senior Notes. If the Scheme becomes effective, the Amended Senior Notes will constitute a smaller outstanding aggregate principal amount available for trading than the Senior Notes do at present. This may adversely affect both the market price and the trading liquidity of the Amended Senior Notes, by comparison to the current market price and trading liquidity of the Senior Notes.


                                Exh. T3E-III-25

      5.4.2 Potential Restrictions on Resale

      The Amended Senior Notes will be allotted and issued in reliance upon exemptions from registration available under the Securities Act, including that provided in Section 3(a)(10) thereof and, as a consequence, will not be registered under the Securities Act or under the securities laws of any state or other jurisdiction of the United States. As such, Amended Senior Notes held by a Scheme Creditor who is not and will not become an affiliate, for the purposes of the Securities Act, of the Company may be sold without restriction under the Securities Act; and Scheme Creditors who are or will be affiliates of the Company prior to the implementation of the Scheme, whether or not they are affiliates of the Company after implementation of the Scheme, will be subject to timing, volume and manner of sale restrictions on the sale of Amended Senior Notes received upon implementation of the Scheme, in certain circumstances for a one year period and in certain circumstances for a two year period under Rule 145(d) of the Securities Act. Scheme Creditors who are not affiliates of the Company prior to implementation of the Scheme but who become affiliates of the Company after implementation of the Scheme may not sell or otherwise transfer such Amended Senior Notes without registration or an exemption from registration under the Securities Act and any applicable securities laws of any state or other jurisdiction of the U.S. For the purposes of the Securities Act an "affiliate" of the Company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Scheme Creditors who believe they may be affiliates of the Company for the purposes of the Securities Act should consult their own legal advisers. The Securities Act would not generally restrict any sale of the Amended Senior Notes outside the U.S. in an "offshore transaction" pursuant to Regulation S thereunder.

5.5   THE NEW SHARES

      5.5.1 Lack of Public Market for the New Shares

      The New Shares will constitute new securities for which there is currently no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Shares. The Company does not intend to apply for a listing of the New Shares on any national securities exchange or for their quotation on an automated dealer quotation system. Any listing or public trading of the New Shares would require further steps to be taken. If a market for the New Shares were to develop, the New Shares could trade at prices that may be lower than the initial market values thereof or the amount of a Scheme Creditor's Scheme Claim which has been converted into New Shares under the Scheme, depending on many factors, including prevailing interest rates, transfer restrictions, and the markets for similar securities, the future performance of the Group, as well as technological, market, economic, legislative, political, regulatory and other factors.

      The liquidity of, and trading market for, the New Shares also may be adversely affected by general declines in the market for similar securities. Such declines may adversely affect such liquidity and trading market independently of the financial performance of, and prospects for, the Group.


                                Exh. T3E-III-26

      5.5.2 Restrictions on Resale

      The New Shares will be allotted and issued pursuant to exemptions from the registration requirements of the Securities Act, including that provided in Section 3(a)(10) thereof and, as a consequence, will not be registered under the Securities Act or under the securities laws of any state or other jurisdiction of the United States. As such, New Shares issued to a Scheme Creditor who is not and will not become an affiliate, for the purposes of the Securities Act, of the Company either prior to or after implementation of the Scheme may be sold without restriction under the Securities Act; and Scheme Creditors who are or will be affiliates of the Company prior to the implementation of the Scheme, whether or not they are affiliates of the Company after implementation of the Scheme, will be subject to timing, volume and manner of sale restrictions on the sale of New Shares received upon implementation of the Scheme, in certain circumstances for a one year period and in certain circumstances for a two year period under Rule 145(d) of the Securities Act. Scheme Creditors who are not affiliates of the Company prior to implementation of the Scheme but who become affiliates of the Company after implementation of the Scheme may not sell or otherwise transfer such New Shares without registration or an exemption from registration under the Securities Act and any applicable securities laws of any state or other jurisdiction of the U.S. For the purposes of the Securities Act an "affiliate" of the Company is any person that directly or indirectly controls, or is controlled by, or is under common control with, the Company. Scheme Creditors who believe they may be affiliates of the Company for the purposes of the Securities Act should consult their own legal advisers. The Securities Act would not generally restrict any sale of the New Shares outside the U.S. in an "offshore transaction" pursuant to Regulation S thereunder.

      5.5.3 Restrictions on Payment of Dividends

      The Company is incorporated in England. Under applicable English law, companies are prohibited from paying dividends unless such payments are made out of profits available for distribution.

      It is expected that the Board of the Company will in due course adopt a dividend policy that is consistent with: (i) the requirement to produce a financial return for its shareholders; (ii) the requirements that there be no default under the Amended Indenture and to obtain the Bank Lenders' consent to payment of dividends under the Restated Facilities Agreement;
      (iii) the Group's capital expenditure programme; and (iv) the Group's overall financial performance.

      The Company does not anticipate that dividends will be paid during the first 2 years following the Effective Date and cannot guarantee any level of dividend payment thereafter.

5.6   HISTORIC BUSINESS LIABILITIES

      Certain of the Company's subsidiaries have historically carried on business other than the ongoing business of the Group described in the Company's Form 20-F. In particular, the Company may have unidentified contingent liabilities relating to the machinery business


                                Exh. T3E-III-27
      previously carried out by certain of its subsidiaries. Accordingly, liabilities relating to this past business activity could arise, and affect the ability of the Company to pay interest and principal on the Amended Senior Notes, to satisfy other debt obligations, and to pay dividends on the New Shares. The Company generally is not indemnified for any such unidentified contingent liabilities, and no assurance can be given that such liabilities are not material.

5.7   COMPETITION

      The footwear manufacturing business is a fragmented and highly competitive industry. Competition is generally based on product quality, price, customer service and timely delivery. While there are few global suppliers to the industry that compete with the Group in all of its markets, certain of the Group's competitors may have greater financial and other resources than the Group and be able to compete more effectively in certain local markets. In addition, new global or local competitors may enter the market. Furthermore, as detailed in 5.12 below, the industry is experiencing a shift in global production towards Asia, in particular China, and the Group is increasingly facing price discounting competition from competitors in these markets on lower quality products. To the extent that any competitor offers higher quality products, more attractive pricing, better service or faster delivery, it could have a material adverse effect on the Group's business, results of operations and financial condition.

5.8   PRICE FLUCTUATIONS OF RAW MATERIALS

      The Group purchases most of the raw materials for its products on the open market, and the Group's sales may be affected by changes in the market price of such raw materials. The Group does not generally engage in commodity hedging transactions for raw materials. Although the Group has generally been able to pass on increases in the price of raw materials to its customers, there can be no assurance that it will be able to do so on a timely basis, or at all, in the future.

5.9   RISK OF ENVIRONMENTAL LIABILITIES

      The Group's facilities, several of which have been operated as industrial establishments for long periods of time, are subject to comprehensive environmental laws and requirements, including those governing discharges into the air and water, the disposal of solid and hazardous substances and wastes and remediation of contamination associated with the release of hazardous substances at the Group's facilities and offsite disposal locations. The Group has made, and will continue to make, expenditures to comply with such laws and requirements. The Group believes, based upon information currently available to management, that it is currently in substantial compliance with all applicable environmental laws and requirements and that the Group will not require material capital expenditures to maintain such compliance for the remainder of 2002 or in the near future. However, future events, such as changes in existing laws and regulations or the discovery of contamination at the Group's facilities, adjacent sites or offsite waste disposal locations, may give rise to additional compliance or remediation costs which could have a material adverse effect on the Group's results of operations or financial condition.


                                Exh. T3E-III-28

      Moreover, the nature of the Group's business exposes it to some risk of claims with respect to environmental matters, and there can be no assurance that material costs or liabilities will not be incurred in connection with any such claims.

5.10  INTERNATIONAL OPERATIONS

      5.10.1 Regulatory and Other Matters

      A significant portion of the Group's operations are conducted in foreign countries, and are subject to risks that are inherent in operating abroad, including governmental regulation, changes in import duties, trade restrictions, work stoppages, currency restrictions and other restraints and burdensome taxes. Taking the Group's anticipated growth in Asia into account, this issue is likely to remain significant.

      The Group's operations world-wide and the products it sells are subject to numerous governmental regulations and inspections. The Group is also subject to a variety of governmental regulations in certain countries where it markets its products, including import quotas and tariffs, and taxes. Although the Group believes it is substantially in compliance with such regulations, changes in legislation or regulations and actions by regulators, including changes in administration and enforcement policies, may from time to time require operational improvements or modifications at various locations or the payment of fines and penalties, or both.

      5.10.2 Risk of Foreign Exchange Rate Fluctuations

      The business of the Group is conducted in various countries. Accordingly, the Group's results of operations are subject to currency translation risk and currency transaction risk. In addition, as the value of Sterling has appreciated against the Euro, European companies with which the Group competes and whose costs are denominated in Euro have had a competitive advantage over the Group.

      With respect to currency translation risk, the results of operations in the various countries where the Group has operating businesses are reported in the relevant local currency and then translated into Sterling at the applicable currency exchange rate for inclusion in the Company's financial statements. The appreciation of Sterling against local currencies will have a negative translation impact on the Group's reported sales and operating profit. Conversely, the depreciation of Sterling against such currencies will have a positive impact. Fluctuations in the exchange rate between Sterling and the other currencies in which the Group conducts its operations may also affect the book value of the Group's assets and ultimately the value of the Amended Senior Notes and the New Shares.

      In addition to currency translation risk, the Group incurs currency transaction risk to the extent that the Group's operations involve transactions in differing currencies. Fluctuations in currency exchange rates will impact the Group's results of operations to the extent that the costs incurred by the Group's operating businesses are denominated in currencies that differ from the currencies in which the related sale proceeds are denominated, and there is normally a time lag between the incurrence of such costs and collection of the related sales proceeds.


                                Exh. T3E-III-29

      The Group will continue to evaluate the hedging arrangements it needs to minimise its currency exposure after the restructuring becomes effective. Given the volatility of currency exchange rates, there can be no assurance that the Group will be able to manage its currency transaction risks effectively.

5.11  DEPENDENCE ON KEY PERSONNEL

      The Group is dependent on the continued services of its senior management team for the considerable technical expertise and market knowledge required to run the business. Although the Group believes that it will be able to retain these key employees, and the Group believes that it would be able to replace these key employees should the need arise, the loss of these key employees could have a material adverse effect on the Group's business, financial condition or results of operations and, in turn, the Scheme Creditors' investment in the Amended Senior Notes and the New Shares.

5.12  SHIFT IN CONSUMER TASTE

      Over the last five years there has been a noticeable shift in consumer demand towards lower cost shoes. This trend has been partly driven by the rise in popularity of the discount retailer (e.g. Wal-Mart). In addition, there has been a marked shift in demand away from the more traditional shoe to the lower cost casual shoe. In both circumstances, stiffeners incorporated into these products are at the lower end of quality and price range offered by the Group This trend has impacted some of the Group's customers, who have recently scaled back production.

      While the Group continues to take steps to address this shift in consumer taste, by shifting production to Asia and increasing the efficiency of operations, there can be no guarantee that this shift in consumer behaviour will stabilise, or that it will not accelerate. Failure by the Group to match its business to changing trends in the market could have a material adverse effect on the Group's business, financial condition or results of operations, and, in turn, the Scheme Creditors' investment in the Amended Senior Notes and the New Shares.

5.13  NECESSITY TO CONTINUE MOVING PRODUCTION TO ASIA

      There has been a significant growth in the production of footwear in Asia, predominantly China, in recent years. Customers located in the Asian region generated 30 per cent. of the Group's revenue in 2001 as compared to 25 per cent. in 1998. The Group's manufacturing capabilities are, however, predominantly in Continental Europe and the United Kingdom. The Group has been addressing this issue and, in 2001, established its second production facility in China. The factory produces non-woven stiffeners for sale in the Asian market. The Group will continue to review the geographical spread of its production facilities and may make further investments in the Asian region.

      The Group does not anticipate needing to fund the closure of any of its principal manufacturing facilities in the West, and expects to be able to maintain economic volumes in these plants through a combination of increased market shares in a diminishing market and the development of certain non-footwear related products.


                                Exh. T3E-III-30

      However, there can be no guarantee that these strategies will succeed. Should plant closures be necessary, the costs incurred may have a material adverse effect on the Group's ability to meet its financial obligations, and, in turn, the Scheme Creditors' investment in the Amended Senior Notes and the New Shares.

5.14  MAINTENANCE OF OPERATING ASSETS AND CAPITAL EXPENDITURE

      The continued efficient operation of the Group's operating assets is critical to the Group's future performance. Although the Group believes that its expected capital expenditure programme will be sufficient to achieve this objective satisfactorily, there can be no guarantee that this will be the case. In such circumstances the Group would have to either amend the quantum and/or timing of its capital expenditure programme or accept the financial and operational consequences of not doing so. Either of these occurrences could materially adversely affect the Group's business, financial condition and results of operations, and, in turn, the Scheme Creditors' investment in the Amended Senior Notes and the New Shares.

5.15  PENSION DEFICIT

      One of the Company's subsidiaries in the U.K. has an obligation to continue to fund a closed defined benefit pension scheme. The last actuarial valuation, as at March 2001, indicated that the potential final liabilities exceeded the scheme assets by (pound)3.5 million. SInce that time there have been several changes to the U.K. regulations on pension schemes as well as deterioration in global equity markets, and this deficit and the future funding requirements may have increased. This in turn could materially adversely effect the Group's business, financial condition and results of operations and, in turn, the Scheme Creditors' investment in the Amended Senior Notes and the New Shares.

5.16  MATERIAL LITIGATION

      One of the Company's subsidiaries in the U.K. is facing litigation in relation to a guarantee issued in 1987 to Black & Decker, formerly Emhart Corporation, for the non-payment of U.S. post-retirement medical benefits by USM Inc. in respect of its former employees. USM Inc. was a subsidiary of United Shoe Machinery Limited, formerly the machinery division of United Texon Limited, a subsidiary of the Company, and has sought protection from its creditors under Chapter 11 of the U.S. Bankruptcy Code. Should this litigation result in an adverse judgment against the subsidiary of the Company, then that subsidiary could be required to make payments of approximately U.S.$400,000 per annum for a period of ten to fifteen years.

5.17  SHIFT IN SHOE MANUFACTURING TECHNIQUES

      Certain shoe manufacturing techniques, notably the use of force lasting as opposed to traditional lasting, do not require the use of rigid insoling materials that constitute the Company's largest product line. In recent years there has been an increase in the use of these techniques, particularly in Asia and for athletic type shoes. This has contributed to a reduction in the proportion of the market that can be served by the Company's products. This trend has been, and is expected to continue to be, modest. However, the Company


                                Exh. T3E-III-31
      cannot guarantee that there will not be an unexpected acceleration of the trend which would, if it occurred, have a material adverse impact on the Group's business, financial condition and results of operations and, in turn, the Scheme Creditors' investment in the Amended Senior Notes and the New Shares.

6     DIRECTORS' INTERESTS

      None of the Directors of the companies in the Group has any material interest (whether as a director, member, creditor or otherwise) in the Scheme except as disclosed below.

6.1   AS SHAREHOLDERS

      The Directors hold shares in the Company. Timothy James Wright is an officer of certain institutional shareholders in the Company but disclaims beneficial ownership of any shares so held. Mr. Wright will resign as a Director when the Scheme comes into effect. The institutional shareholders of which Mr. Wright is an officer will hold 7.6 per cent. of the New Shares after the Scheme comes into effect.

      John Neil Fleming and Peter Ericson Selkirk will each hold 1 per cent. of the New Ordinary Shares and New Non-redeemable Preference Shares after the Scheme comes into effect. In addition, Messrs Fleming and Selkirk may have the opportunity, after the restructuring is completed, to participate in any incentive scheme which may be introduced with the approval of the post-restructuring shareholders in the Company.

6.2   AS EMPLOYEES

      Each of the Directors is employed by the Company under a 12 month service agreement. Mr Wright will resign as a Director when the Scheme comes into effect and his service agreement will be terminated. The service agreements of Messrs Selkirk and Fleming will continue. Messrs Selkirk and Fleming hold certain options to acquire shares in the Company pursuant to an Option Agreement dated 23 December 1997. However, they have irrevocably waived their rights under the Option Agreement with effect from the Effective Date.

7     THE CONSENTING NOTEHOLDERS

      As part of the restructuring process the Consenting Noteholders retained legal and financial advisers. The Company agreed to meet the fees of these advisers as set forth in their respective fee letters.

8     DOCUMENTS AVAILABLE FOR INSPECTION

      The following documents are available for inspection at the offices of Cadwalader, Wickersham & Taft between the hours of 10.00 a.m. and 5.00 p.m. (by appointment):

      8.1.1 Restructuring Agreement;

      8.1.2 Shareholder Voting Agreement;


                                Exh. T3E-III-32

      8.1.3 Subscription Agreement;

      8.1.4 Form of Supplemental Indenture; and

      8.1.5 New Articles of Association.


                                Exh. T3E-III-33

                     APPENDICES TO THE EXPLANATORY STATEMENT


                                Exh. T3E-III-34

                                   APPENDIX A

                            NOTICE OF SCHEME MEETING

                                                                NO. 6200 OF 2002

IN THE HIGH COURT OF JUSTICE
CHANCERY DIVISION
COMPANIES COURT
REGISTRAR BAISTER
IN THE MATTER OF TEXON INTERNATIONAL LIMITED
AND
IN THE MATTER OF THE COMPANIES ACT 1985

NOTICE IS HEREBY GIVEN that by an Order dated 4 October 2002 made in the above matters, the High Court has directed a Meeting to be convened of the Scheme Creditors (as defined in the Scheme of Arrangement hereinafter mentioned) of the above-named company (hereinafter called the "Company") for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement proposed to be made between the Company and the Scheme Creditors and that such Meeting will be held at 10.30 a.m. on 30 October 2002 at the offices of Cadwalader, Wickersham & Taft, 265 Strand, London WC2R 1BH.

Copies of the Scheme of Arrangement and the Explanatory Statement required to be furnished pursuant to Section 426 of the Companies Act 1985 are incorporated in the Document of which this Notice forms part.

A Form of Proxy and Claim Form for use at the said Meeting are enclosed herewith.

Scheme Creditors may attend and vote in person (or, if a corporation, by a duly authorised representative) at the Meeting or they may appoint another person, whether such person is or is not a Scheme Creditor, as their proxy to attend and vote in their place. Whether or not they intend to attend the Meeting, Scheme Creditors are requested to complete the Form of Proxy and Claim Form and return them to the Voting Agent, The Bank of New York, at One Canada Square, London, E14 5AL marked for the attention of Trevor Blewer. Your Claim Form and Form of Proxy must be returned to the Voting Agent by 5.00 p.m. London time on 28 October 2002 but, if not so received, may be handed to the Chairman of the Meeting at the Meeting itself.

Each Scheme Creditor or his proxy will be required to register his attendance at the Meeting prior to its commencement. Registration will commence at 10.00 a.m. on 30 October 2002. Each Scheme Creditor or his proxy should arrive in sufficient time prior to the commencement of the Meeting in order to ensure completion of registration.

By the Order, the High Court has appointed Andrew John Owen Wilkinson or, failing him, Christopher John Hughes, to act as Chairman at the said Meeting, and has directed the Chairman to report the result of the Meeting to the High Court.

In the event that the Scheme of Arrangement is approved by Scheme Creditors, a hearing before the High Court is necessary in order to sanction the Scheme of Arrangement. All Scheme


                             Exh. T3E-III-App. A-1

Creditors are entitled to attend the High Court hearing in person or through Counsel to support or oppose the sanctioning of the Scheme of Arrangement. It is expected that the High Court hearing will be held in the first week of November 2002 at the Royal Courts of Justice, Strand, London WC2A 2LL.

The Scheme of Arrangement will be subject to the subsequent sanction of the High Court.

Dated this 10th day of October 2002
CADWALADER, WICKERSHAM & TAFT
265 STRAND
LONDON, WC2R 1BH
(REF: AJOW/IPM/91601.001)


                             Exh. T3E-III-App. A-2

                                   APPENDIX B

                             CONSENTING NOTEHOLDERS

1.    Aberdeen Asset Managers Limited
      One Bow Churchyard
      London
      EC4M 9HH
      United Kingdom

2.    MatlinPatterson Global Opportunities Partners L.P.
      520 Madison Avenue
      New York
      NY 10022 - 4213
      USA

3.    Eurocredit I
      Eurocredit II
      c/o Intermediate Capital Managers
      20 Old Broad Street
      London
      EC2N 1DP

4.    M&G Investment Management
      Laurence Pountney Hill
      London
      EC4R 0HH

5.    New Flag Asset Management Limited
      Cassini House
      57 - 59 St James' Street
      London
      SW1A 1LD

6.    CSFB Europe Limited
      One Cabot Square
      London
      E14 4QJ


                             Exh. T3E-III-App. B-1

                                   APPENDIX C

    SUMMARY OF THE PERMANENT INJUNCTION UNDER SECTION 304 OF THE U.S. FEDERAL
                                 BANKRUPTCY CODE

Subject to the High Court of Justice of England and Wales sanctioning the Scheme, the Company will apply for permanent injunctive relief and other appropriate relief by orders from the U.S. Bankruptcy Court for the Southern District of New York or other appropriate forum in a case filed under Section 304 of the U.S. Bankruptcy Code.

The Company will seek relief substantially in the terms that:

1. The Scheme be given full force and effect and be binding on and enforceable in the United States against all Scheme Creditors;

2.    Scheme Creditors be permanently enjoined and restrained from:

      2.1 commencing or continuing any action or other legal proceeding (including, without limitation, arbitration or any judicial, quasi-judicial, administrative or regulatory action, proceeding or process whatsoever) against the Company, the Senior Notes Trustee or the Depositary, or any of their property or any proceeds thereof in relation to the Senior Notes, the Senior Notes Indenture, the Supplemental Indenture (including without limitation, any amendments and supplements to the Senior Notes and the Senior Notes Indenture effected thereby) and/or the Depositary Agreement, except as provided in or contemplated by the Scheme;

      2.2 enforcing any judicial, quasi-judicial, administrative or regulatory judgement, assessment or order or arbitration award and commencing or continuing any action or other legal proceeding (including, without limitation, arbitration or any judicial, quasi-judicial, administrative or regulatory action, proceeding or process whatsoever) to create, perfect or enforce any lien, set-off or other claim against the Company, the Senior Notes Trustee or the Depositary, or their property or any proceeds thereof in relation to the Senior Notes, the Senior Notes Indenture, the Supplemental Indenture (including without limitation, any amendments and supplements to the Senior Notes and the Senior Notes Indenture effected thereby) and/or the Depositary Agreement, except as expressly permitted in or contemplated by the Scheme;

      2.3 in relation to the Senior Notes, drawing down any letter of credit established by, or on behalf or at the request of, the Company, or withdrawing from, setting off against, or otherwise applying property that is the subject of any escrow agreement or similar arrangement in which the Company has an interest, in excess of what is expressly authorised by the terms of the contract and any related trust or other agreement pursuant to which such letter of credit, escrow, or similar arrangement has been established;

      2.4 in relation to the Senior Notes, invoking, enforcing or relying on the benefit of any statute, rule or requirement of federal, state or local law or regulation


                             Exh. T3E-III-App. C-1
            requiring the Company to establish or post security in the form of a bond, letter of credit or otherwise as a condition of prosecuting, defending or appealing any action or other legal proceeding (including, without limitation, arbitration, or any judicial, quasi-judicial, administrative or regulatory action, proceeding or process whatsoever) and such statute, rule or requirement will be rendered null and void for such actions and proceedings; provided, however, that nothing in the order will in any respect affect any security in existence at the Effective Date or the replacement for such security;

      3. Scheme Creditors waive each and every claim which they or any of them may have against:

            (a) the Consenting Noteholders, the Advisers, the Directors and Officers and the Group companies; or

            (b) the Senior Notes Trustee, the Depositary, the Voting Agent and the Escrow Agent or their respective Affiliates or any of their respective directors, officers, agents, employees, representatives, financial advisers or attorneys (the "ACCOMMODATION PARTIES")

      or any of them in relation to, in connection with or in any way arising out of the Senior Notes, the Senior Notes Indenture, the Supplemental Indenture, the Depositary Agreement, the Escrow Agreement or otherwise by virtue of a Scheme Creditor's holding of Senior Notes, other than to the extent that Scheme Creditors will have rights in respect of the New Shares, the Amended Senior Notes, the Amended Indenture, the Coupon Payments, the Final Payments and any other obligations or rights which by their terms and the terms of the Scheme are intended to remain after the Effective Date;

4. The Scheme Creditors release each of the Consenting Noteholders, the Advisers, the Existing Shareholders, the Directors and Officers, the Group companies and the Accommodation Parties from each and every Liability which they or any of them may have to a Scheme Creditor in relation to, in connection with or in any way of arising out of the Senior Notes, the Senior Notes Indenture, the Supplemental Indenture, the Depositary Agreement, the Escrow Agreement or otherwise by virtue of a Scheme Creditor's holding of Senior Notes, including without limitation any and all Liabilities released or purported to be released by the Deed of Release entered into pursuant to the Scheme, other than to the extent that Scheme Creditors will have rights in respect of the New Shares, the Amended Senior Notes, the Amended Indenture, the Coupon Payments, the Final Payments and any other obligations or rights which by their terms and the terms of the Scheme are intended to remain after the Effective Date;

5. Except as otherwise provided below, all persons and entities be permanently enjoined and restrained from commencing or continuing any action or other legal proceeding (including, without limitation, arbitration, or any judicial, quasi-judicial, administrative or regulatory action, proceeding or process whatsoever) against the Company or any of its directors, officers, agents, employees, representatives, financial advisers or attorneys (the "COMPANY PARTIES"), the Consenting Noteholders or the Accommodation Parties or any


                             Exh. T3E-III-App. C-2
      of them in respect to any claim or cause of action, in law or in equity, arising out of or relating to:

      5.1 any action taken or omitted to be taken as of the Effective Date by any of the Company Parties, the Consenting Noteholders or the Accommodation Parties in connection with the Section 304 cases;

      5.2 any action taken or omitted to be taken by any of the Company Parties, the Consenting Noteholders or the Accommodation Parties in connection with preparing, disseminating, applying for, complying with or implementing the Scheme or the order of the English Court or this order;

      5.3 any action taken or omitted to be taken by any of the Company Parties, the Consenting Noteholders or the Accommodation Parties or any of them in connection with the administration of the Scheme (including without limitation, entering into the Supplemental Indenture and effecting the amendments and supplements to the Senior Notes and the Senior Notes Indenture contemplated thereby and any actions ancillary thereto); or

      5.4   the construction or interpretation of the Scheme;

6. The Senior Notes Trustee and the Depositary are authorized and directed to execute and deliver the Supplemental Indenture in accordance with the Scheme, and each Scheme Creditor shall be deemed to have consented to the impairment of their rights under the Senior Notes and the Senior Notes Indenture pursuant to the Scheme (including without limitation, any rights which, pursuant to Section 316(b) of the Trust Indenture Act of 1939, may be not be impaired without such Scheme Creditor's consent). All Scheme Creditors waive each and every claim which they or any of them may have against the Senior Notes Trustee and/or the Depositary or any of their respective directors, officers, agents, employees, representatives, financial advisers or attorneys in relation to, in connection with or in any way arising out of the amendments and supplements to the Senior Notes and the Senior Notes Indenture in accordance with the Scheme and as a result of this order.

7. The High Court of Justice of England and Wales has exclusive jurisdiction to hear and determine any suit, action, claim or proceeding and to settle any dispute which may arise out of the construction or interpretation of the Scheme, or out of any action taken or omitted to be taken by any of the Company Parties and the Accommodation Parties in connection with the administration of the Scheme (including without limitation, entering into the Supplemental Indenture and effecting the amendments and supplements to the Senior Notes and the Senior Notes Indenture contemplated thereby and any actions ancillary thereto); provided, however, that nothing in the order affects the validity of provisions determining governing law and jurisdiction, whether contained in any contract between the Company, the Accommodation Parties and any of the Scheme Creditors as the case may be or otherwise;

8. The U.S. Bankruptcy Court will retain jurisdiction with respect to the enforcement, amendment or modification of the orders or requests for any additional relief in the case


                             Exh. T3E-III-App. C-3
      filed under Section 304 of the U.S. Bankruptcy Code and all adversary proceedings in connection therewith properly commenced and within the jurisdiction of the U.S. Bankruptcy Court;

9. No action taken by the Company, its successors, agents, representatives, or any of them, or their counsel, in preparing, disseminating, or applying for, complying with, implementing or otherwise acting in furtherance of the Scheme, the order, or such further orders in the 304 case or any adversary proceeding in connection therewith as the U.S. Bankruptcy Court may make, will be deemed to constitute a waiver of the immunity afforded to the Company, its successors, agents or representatives pursuant to
      Section 306 of the U.S. Bankruptcy Code; and

10.   The order be served:

      10.1 by U.S. Mail, first class postage prepaid, upon the parties in interest appearing in the case at the time of such service;

      10.2  by publication one time in The New York Times (national edition);
            and

      10.3  in such manner as the U.S. Bankruptcy Court may dictate or require;

      and that such service be good and sufficient service and adequate notice for all purposes.


                             Exh. T3E-III-App. C-4

                                   APPENDIX D

                     SUMMARY OF NEW ARTICLES OF ASSOCIATION

The New Articles of Association contain provisions, inter alia, to the following effect:

CLASSES OF SHARES

The Articles provide for the following classes of shares (together the "Shares")
- cumulative redeemable preference shares of (pound)0.10 each ("Redeemable Preference Shares"), cumulative preference shares of (pound)0.10 each ("Non-redeemable Preference Shares") (together "Preference Shares"), ordinary shares of (pound)0.10 each ("Ordinary Shares") and convertible deferred shares of (pound)0.10 each ("Deferred Shares").

RIGHTS ATTACHING TO SHARES

      DIVIDENDS

      Preference Shares:      the Preference Shares confer upon the holders of
                              Preference Shares (the "Preference Shareholders") the right, in priority to any rights of the holders of other classes of Shares, to receive a fixed cumulative preferential cash dividend of 6% p.a. applied to the sum of (pound)1.00 per Preference Share, such dividend to accrue daily and compound half-yearly. The Company may pay the preference dividend at any time and shall pay any accrued but unpaid preference dividend on the redemption of the relevant Preference Shares.

      Ordinary Shares:        subject to the prior payment of all unpaid
                              dividends on the Preference Shares, any profits which the board may lawfully distribute in any financial year shall be distributed amongst the holders of Ordinary Shares (the "Ordinary
                              Shareholders") pro rata in relation to the amount paid up or credited as paid up (disregarding any premium) on each Ordinary Share provided that no redemption monies (if any) remain outstanding.

      Deferred Shares:        the holders of Deferred Shares (the "Deferred
                              Shareholders") shall not be entitled to receive any dividends or distributions in respect of such shares.

RETURN OF CAPITAL

On a return of capital on liquidation or otherwise, the capital and assets available for distribution amongst the shareholders shall be applied in the following order of priority:

      firstly, in paying to the Preference Shareholders a sum equal to all accrued preference dividend and thereafter in paying them the sum of (pound)1.00 per Preference Share held;


                             Exh. T3E-III-App. D-1
      secondly, in paying to the Ordinary Shareholders an amount equal to the aggregate amount of the nominal value of the Ordinary Shares held by them (being (pound)0.10 per Ordinary Share);

      thirdly, in paying to the holders of Deferred Shareholders the payment of an amount of 0.0001p per Deferred Share (and the Deferred Shareholders shall not be entitled to any further participation in the assets or profits of the Company);

      any balance shall be applied to the Ordinary Shares pro rata in relation to the amount paid up or credited as paid up (disregarding any premium) on each Ordinary Share.

SALE

In the event of a sale (being the acquisition of 90% of the Ordinary Shares and Preference Shares by any person or persons acting in concert, hereinafter "Sale"), unless all the selling holders agree to the contrary, the consideration shall be first distributed amongst the Preference Shareholders who are selling shareholders, firstly, in paying to them a sum equal to all accrued preference dividend and, secondly, in paying to them the sum of (pound)1.00 per Preference Share held as if such Sale were a return of capital for such purposes.

VOTING

Preference Shareholders and Ordinary Shareholders are entitled to receive notice of and to attend, speak and vote at general meetings of the Company. Deferred Shareholders are not entitled to receive notice of, attend, speak or vote at general meetings of the Company.

REDEMPTION AND PURCHASE OF SHARES

Redeemable Preference Shares: the Company (a) may, upon giving not less than 21 days and not more than 30 days notice to the holders of Redeemable Preference Shares ("Redeemable Preference Shareholders"), and (b) shall, immediately prior to and conditional upon a listing, Sale or liquidation, redeem the Redeemable Preference Shares in the following order:

Firstly, by paying any preference dividend accrued (including any proportion of such dividend accrued from the end of the preceding dividend period up to the date of redemption) but unpaid (provided that payment of accrued but unpaid dividend on the Non-Redeemable Preference Shares shall be made on a pro rata basis); and

Secondly by paying cash sum of (pound)1.00 per Redeemable Preference Share. In the case of redemption at the Company's option, the redemption shall be in minimum tranches of 100,000 Redeemable Preference Shares. In the case of redemption in the event of a listing, Sale or liquidation, the redemption shall be of all of the Redeemable Preference Shares then in issue.

Upon the date on which the Redeemable Preference Shares are to be redeemed the monies to be paid in respect of the redemption shall become a debt due and payable by the Company to the Redeemable Preference Shareholders and upon receipt of the relevant share certificates the Company shall forthwith upon the date of redemption pay the redemption moneys to the appropriate Redeemable Preference Shareholder. If the amount to be paid is in excess of the


                             Exh. T3E-III-App. D-2
profit available for the purpose, such profits shall be applied first in paying the preference dividend which has accrued and remains outstanding and secondly in redeeming the Redeemable Preference Shares which are the subject of the redemption, in each case pro rata among the Redeemable Preference Shareholders in the proportion to which each Redeemable Preference Shareholder's holding bears to the total number of Redeemable Preference Shares then in issue.

When profits do become available for distribution they shall be applied forthwith at the end of the relevant dividend period in paying any accrued but unpaid dividend and in redeeming any Redeemable Preference Shares the subject of the redemption which are still in issue in the same priority. The Company may retain the redemption monies until delivery of the relevant share certificate by the Redeemable Preference Shareholder but upon delivery shall pay such monies to the shareholder.

Any redemption of some but not all of the Redeemable Preference Shares or payment of only part of any dividend payment shall be made amongst the Redeemable Preference Shareholders pro rata to their holding of Redeemable Preference Shares.

Interest at 6% p.a. accrues on instalments of redemption monies which have become payable but have not been paid on the due date for payment (other than where the shareholder has failed to deliver up their share certificate or an indemnity in respect thereof).

Deferred Shares: The Company may at any time, effect the transfer of the Deferred Shares without making any payment to the Deferred Shareholders to such person as the Company may determine as custodian and/or cancel and/or acquire the Deferred Shares without making any payment to or obtaining the sanction of the Deferred Shareholders. The Company may, at its option at any time, purchase all or any of the Deferred Shares in issue, at a price not exceeding 1p for all of the Deferred Shares purchased upon giving the holders of such Deferred Share/s not less than 28 days prior written notice.

Upon the purchase by the Company or the cancellation of any Deferred Shares, the directors may convert and sub-divide the authorised share capital created as a consequence of such purchase or cancellation into shares of any class into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount.

ISSUE OF SHARES

Any share may be issued on terms that they are, or at the option of the Company are liable, to be redeemed.

The Company shall not be bound to recognise (even when having notice of) any equitable, contingent, future or partial interest in any share or part of a share or (except as provided by the Articles or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. However, the Company shall be entitled to register trustees as such in respect of any shares.


                             Exh. T3E-III-App. D-3

TRANSFER OF SHARES

Subject to any restrictions in the Articles which may be applicable, any shareholder may transfer any of his shares in writing in any usual form or in any other form which the board may approve. The instrument of transfer shall be executed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The transferor shall remain the holder of the shares until the name of the transferee is entered in the register of members of the Company in respect of the shares being transferred.

The board may only register a transfer of Ordinary Shares by a shareholder if at the same time such shareholder transfers five Preference Shares for each Ordinary Share to be transferred to the same transferee. Likewise, the board may only register a transfer of Preference Shares by a shareholder if at the same time such shareholder transfers one Ordinary Share for each five Preference to be transferred to the same transferee.

The Preference Shares and the Ordinary Shares have drag along and tag along rights attached to them such that if a shareholder intends to transfer shares to a proposed purchaser(s) (or any person acting in concert) that results in either:

(i) the proposed purchaser holding 30% or more of the voting rights of the Company (other than if the proposed purchaser is an Affiliate or Family Trust (as defined in the Articles) of the selling shareholder or the proposed purchaser is an existing shareholder already holding at least 30% of the voting rights); or

(ii) the proposed purchaser holding at least 70% of the voting rights of the Company,

then the seller must give the Company at least 28 days' advance notice before selling such shares (the "Selling Notice").

In the case of (i) above, a tag along right operates, such that the transfer shall only be permitted if the seller procures that a written offer is also made to each Ordinary Shareholder and Preference Shareholder (other than the seller), on identical terms to the offer made for the shares being sold by the seller, for the transfer of their Preference Shares and Ordinary Shares provided that the price offered for such shares shall not be less than the highest value paid or agreed to be paid for shares of the same class by the proposed purchaser in the 6 months preceding the Selling Notice (ignoring the issue of any shares that are paid up by the cancellation of any indebtedness of the Company).

In the case of (ii) above, a voluntary drag along right operates, such that upon receipt of the sale notice, the Company if called upon by the seller within 7 days of delivery of the Selling Notice must give written notice to the other Preference Shareholders and Ordinary Shareholders giving the details contained in the Selling Notice requiring each of such shareholders to sell to the proposed purchaser their entire holdings of such shares on the same terms as those contained in the Selling Notice, provided that the price offered for such shares shall not be less than the highest value paid or agreed to be paid for shares of the same class by the proposed purchaser in the 6 months preceding the Selling Notice (ignoring the issue of any shares that are paid up by the cancellation of any indebtedness of the Company). The proceeds of sale of all of the shares


                             Exh. T3E-III-App. D-4
in the Company will be allocated with respect to the Preference Shares and the Ordinary Shares in the same manner as on a return of capital on liquidation.

The Preference Shares and Ordinary Shares held by Neil Fleming and Peter Selkirk (or their Family Trust) are, for so long as they are an employee of the Company, subject to the leaver provisions contained in the Articles. If either Peter Selkirk or Neil Fleming cease for any reason to be an employee of the Company the board may, within 2 months after the date they cease employment, serve notice on such leaver requiring him to offer some or all of his Preference Shares and Ordinary Shares to a replacement employee/s, existing employees or consultants, an employee share scheme or to any other person approved by the board.

The price to be paid for such leaver's shares is to be that agreed between the leaver and the board or, if they do not agree within 14 days, the price certified by the Company's auditors (acting as experts) to be:

(i) if the leaver's employment ceases within two years of the adoption of the Articles as a result of the leaver resigning or if the leaver's employment ceases at any time as a result of the lawful summary dismissal of the leaver, nil;

(ii) if the leaver's employment ceases more than two years after the adoption of the Articles as a result of the leaver resigning, the lower of the issue price (deemed to be (pound)1.00 per preference share and (pound)1.00 per ordinary share) and the market value of the shares; and

(iii) in all other circumstances, the market value of the shares.

The market value is to be calculated as the appropriate proportion of the market value of all of the Shares as between a willing seller and a willing buyer with no discount arising in relation to the size of the holding comprising the sale shares. For so long as Preferences Shares and Ordinary Shares held by Neil or Peter are potentially subject to the leaver provisions, such shares are not transferable, other than to their Family Trust, without the prior consent of the Board.

GENERAL MEETINGS

The quorum required for the transaction of business at a general meeting is two shareholders present in person or by proxy (or, if corporations, by duly authorised representatives) at the time when the meeting proceeds to business. If a quorum is not present within half an hour of the time appointed for the general meeting the meeting, if convened on the requisition of members, shall be dissolved and, in any other case, shall stand adjourned to such day and at such time and place as the board may determine.

A written resolution signed by all members (or their duly appointed attorneys or representatives) who would be entitled to receive notice of and to attend and vote at a general meeting at which such resolution was to be proposed, shall be valid as if it had been passed at a duly convened and held general meeting of the Company.

The Chairman or any member present in person or by proxy (or, if a corporation, by duly authorised representative) and entitled to vote may demand a poll at a general meeting.


                             Exh. T3E-III-App. D-5

A notice of every general meeting shall be given to all shareholders who are entitled to receive notice whether or not they have supplied an address within the U.K. for the giving of notices.

DIRECTORS

Unless otherwise determined by an ordinary resolution of the Company, the minimum number of directors shall be two and there shall be no maximum number of directors.

The quorum for the transaction of the business of directors may be fixed by the directors and unless fixed shall be two. An alternate director shall, if his appointor is not present, be counted in the quorum.

A director of the Company need not be a shareholder of the Company. Directors shall be entitled to receive notice of and attend and speak at all general meetings and class meetings of the Company.

A director who is in any way, whether directly or indirectly, interested in a contract, proposed contract or arrangement with the Company shall declare in accordance with the Companies Act 1985 (the "Act") the nature of his interest at a meeting of the board at which the question of entering into the contract, proposed contract or arrangement is considered. Subject to such disclosure, if he does vote his vote shall be counted and he shall be counted in the quorum and he may retain for his own absolute use and benefits all profits and advantages accruing to him therefrom.

The office of a director shall be vacated if he becomes bankrupt or suspends payment of or compounds with his creditors, becomes of unsound mind or a mental health patient or otherwise incapacitated, resigns his office, where he holds executive office with the Company his employment is terminated or comes to an end, is prohibited by law from being a director or ceases to be a director by virtue of the Act, is removed from office by notice in writing signed by all his co-directors or if, for more than 6 months, he is absent without permission of the board from board meetings held during that period and the board resolves that his office be vacated.

The board may at any time appoint any person to be a director of the Company whether to fill a casual vacancy or as an addition to the existing directors.

The ordinary remuneration of the directors shall from time to time be determined by ordinary resolution of the Company and, unless the resolution provides otherwise, be divisible among the directors as they agree or, failing agreement, equally (pro rata to the time period during which each director has held office). The board may repay to any director the reasonable expenses incurred by them in attending meetings of the board, board committees or general or class meetings of the Company or otherwise about the business of the Company. If so authorised by ordinary resolution, the Company may pay a director special remuneration in respect of him necessarily performing or rending any special duties or services to the Company outside his ordinary duties as a director.

The board may appoint one or more directors to an executive office for such period and on such terms as they think fit (including remuneration) and cancel such appointment. Such appointment shall finish if he ceases to be a director of the Company.


                             Exh. T3E-III-App. D-6

The board, on behalf of the Company and without the approval of any resolution of the Company, may:

(i) establish, maintain, participate in and contribute to (or procure same) any pension, superannuation, benevolent or life assurance fund, scheme or arrangement for the benefit of past or present employees (including directors or officers) of the Company or any company or member (past or present) of its group or of relations or dependants of such persons or for the benefit of any other persons whose service/s have been of benefit to the Company and their relations or dependants (the "Persons");

(ii) grant or procure the grant of donations, gratuities, pensions, allowances or other payments or benefits of any kind to any of the Persons;

(iii) establish, subsidise, subscribe to or support institutions, associations, club, schools, funds or trusts considered to be for the benefit of any of the Persons or otherwise for the advancement of the interests and well-being of the Company or of any company in the group; and

(iv)  make payments for or towards the insurance of any of the Persons.

Any director or ex-director may participate in and retain for his own benefit any such donation, gratuity, pension, allowance, payment or other benefit conferred under or pursuant to the Articles and the receipt thereof shall not disqualify any person from being or becoming a director of the Company.

The board, on behalf of the Company and without the approval of any resolution of the Company (but subject to the relevant provisions of the Act), may:

(i) establish and contribute to any employees' share scheme for the purchase or subscription by Trustees of shares in the Company or of a holding company of the Company and may lend money to the Company's employees to enable them to purchase or subscribe for such shares;

(ii) establish and maintain any option or incentive scheme whereby selected employees of the Company (including salaried directors and officers) are given the opportunity of acquiring shares in the Company;

(iii) formulate and carry into effect any scheme for sharing the profits of the Company with the employees of the Company (including salaried directors and officers) or any of them.

Any director may participate in and retain for his own benefit any such shares, profit or other benefit conferred under or pursuant to the above and the receipt thereof shall not disqualify any person from being or becoming a director of the Company.

The directors are not subject to retirement by rotation.

A written resolution signed by all the directors in the United Kingdom shall be effective as a resolution passed at a meeting of the directors duly convened and held.


                             Exh. T3E-III-App. D-7

Meetings of the directors or of a committee of directors may be held by telephone conference or by any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in the quorum accordingly.

BORROWING AND OTHER POWERS

The board may exercise all the powers of the Company without limit as to amount to borrow and raise money, accept money on deposit and to grant any security, mortgage, charge or discharge for any debt or obligation of the Company and enter into any guarantee, contract of indemnity or suretyship in any manner or way in which the Company is so empowered to enter into.

ALTERNATE DIRECTORS

Any director may appoint in writing any person to be his alternate and terminate such appointment. If such alternate is not another director, the appointment requires and has effect upon the approval of the board (unless previously approved). The appointment of the alternate terminates where an event occurs which if he were a director would cause him to vacate such office or if his appointor ceases to be a director. Any alternative shall (except when absent from the U.K.) be entitled to receive notices of board meetings and to attend and vote as a director at meetings at which his appointor is not personally present and generally at such meeting to perform the functions of his appointor as a director. An alternate director may be repaid expenses and shall be entitled to be indemnified by the Company as if he were a director but shall not be entitled to receive from the Company any remuneration except only the proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may direct.

INDEMNITY

Every director or officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may incur in the execution of the duties of his office.

INSURANCE

The board has the power to purchase and maintain insurance for the benefit of past or present directors, officers, employees or auditors of the Company or any company in the Company's group.


                             Exh. T3E-III-App. D-8

                                   APPENDIX E

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 20-F

[_] REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934 OR

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 2001

                         Commission file number: 1058980

                             Texon International plc
             (Exact Name of Registrant as Specified in its Charter)

                                 Not Applicable
                 (Translation of Registrant's name into English)

                                England and Wales
                 (Jurisdiction of incorporation or organization)

                                  100 Ross Walk
                            Leicester LE4 5BX England
                    (Address of principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act

                                      None

Securities registered or to be registered pursuant to Section 12(g) of the Act

                                      None

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act.

                       10% Series A Senior notes due 2008

Indicate the number of outstanding shares of each of the issuer's classes of capital or common stock as of the close of the period covered by the annual report.

                                 Not applicable

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                                       [X]  Yes      [_] No

Indicate by check mark which financial statement item the registrant has elected to follow.

                                                       [_] Item 17   [X] Item 18


                               Exh. T3E-III-App. E

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

General Introduction                                                          1

PART I

Item 1.  Identity of Directors, Senior Management and Advisers                2
Item 2.  Offer Statistics and Expected Timetable                              2
Item 3.  Key Information                                                      2
Item 4.  Information on the Group                                             6
Item 5.  Operating and Financial Review and Prospects                        15
Item 6.  Directors, Senior Management and Employees                          21
Item 7.  Major Shareholders and Related Party Transactions                   23
Item 8.  Financial Information                                               24
Item 9.  The Offer and Listing                                               25
Item 10. Additional Information                                              25
Item 11. Quantitative and Qualitative Disclosure about Market Risk           29
Item 12. Description of Securities other than Equity Securities              32

PART II

Item 13. Defaults, Dividend Arrearages and Delinquencies                     33
Item 14. Material  Modifications  to the Rights of Security
         Holders and Use of Proceeds                                         33
Item 15. None                                                                33
Item 16. None                                                                33

PART III

Item 17. Financial Statements                                                34
Item 18. Financial Statements                                                34
Item 19. Exhibits                                                            34

Signatures                                                                   40


                               Exh. T3E-III-App. E

GENERAL INTRODUCTION

Texon International plc ("Texon") is a public limited company incorporated in England and Wales, which conducts its operations through its subsidiaries. Texon, together with its subsidiaries, is referred to throughout this Annual Report on From 20-F.

Texon was incorporated on October 9, 1997 and on December 23, 1997 entered into an acquisition agreement (the "Acquisition Agreement") with the shareholders of United Texon Limited under which Texon agreed to acquire the entire issued share capital of United Texon Limited (the "Acquisition"). The Acquisition was conditional upon (i) consummation of the offering by Texon of senior notes due 2008 (the "Offering") and (ii) a revolving facility being made available unconditionally. These conditions were duly fulfilled on January 30, 1998.

The Group has prepared consolidated financial statements for the 5 years ended December 31, 2001. Under the terms of the Acquisition Agreement, Texon had control of the financial and operational management of United Texon Limited effective from December 31, 1997. The Group had no previous operating history and therefore had no consolidated profit or loss for the period from its incorporation on October 9, 1997 to December 31, 1997. The Group has presented United Texon Limited historical financial information for this period, and this is included in "Item 3A Selected Historical Consolidated Financial Information".

The Group prepares its consolidated financial statements in accordance with generally accepted accounting principles of the United Kingdom ("UK GAAP") which differ in certain material respects to generally accepted accounting principles in the United States ("US GAAP"). These differences are summarized in Note 29 to the consolidated financial statements of the Group included in this report.

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Group's expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, projected costs and capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and words such as "anticipate", "believe", "plan", "estimate", "expect", "intend" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and actual future results and trends for the Group may differ materially depending on a variety of factors. Factors that may affect the plans or results of the Group include, without limitation, level of sales to customers, actions by competitors, fluctuations in the price of raw materials, foreign currency exchange rates and political and economic instability in the Group's markets. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures, with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.


                             Exh. T3E-III-App. E-1

                                     PART I

Item 1      Identity of Directors, Senior Management and Advisers

Not applicable.

Item 2      Offer Statistics and Expected Timetable

Not applicable.

Item 3.     Key Information

A. Selected Financial Data

Exchange Rate Information

The Group publishes its financial statements in pounds sterling. The following table sets forth, for the periods indicated, the exchange rates, based on the noon buying rate of the U.S. Federal Reserve Bank on the relevant dates, for pounds expressed in dollars per pound sterling. Such rates are provided solely for the convenience of the reader and should not be construed as a representation that pound amounts actually represent such dollar amounts or that such sterling amounts could have been, or could be, converted into dollars at that rate or at any other rate.

Fiscal Year Ended December 31,        Average Rate    High    Low     Period End
                                         (1)                             Rate
1997                                      1.64        1.71    1.58       1.64
1998                                      1.66        1.72    1.61       1.66
1999                                      1.61        1.68    1.55       1.62
2000                                      1.51        1.65    1.40       1.49
2001                                      1.44        1.50    1.37       1.45

July 2001                                   --        1.43    1.40         --
August 2001                                 --        1.46    1.42         --
September 2001                              --        1.47    1.44         --
October 2001                                --        1.48    1.42         --
November 2001                               --        1.46    1.41         --
December 2001                               --        1.46    1.42         --

(1) The average of the Noon Buying Rates on the last business day of each month during the relevant period.


                             Exh. T3E-III-App. E-2

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table presents as of the dates and for the periods indicated selected historical consolidated financial information of the Group.

The information contained in the following tables should be read in conjunction with the "Item 5. Operating and Financial Review and Prospects" and the Group's historical consolidated financial statements and related notes, as well as other information included elsewhere in this document.

The selected profit and loss account data set forth below for December 31, 2001, 2000 and 1999, and the balance sheet data at December 31, 2001 and December 31, 2000 are derived from our consolidated financial statements included in this annual report on Form 20-F, which have been prepared in accordance with UK GAAP and differ in certain respects from US GAAP. A reconciliation of certain amounts from UK GAAP as well as a description of principal differences between UK GAAP and US GAAP applicable to the Group is presented in note 29 of the notes to the consolidated financial statements. The selected consolidated profit and loss account data for December 31, 1998 and 1997, and the balance sheet data at December 31, 1999, 1998 and 1997, are derived from the audited consolidated financial statements appearing in our historical annual reports as filed on Form 20-F with the Securities and Exchange Commission.

`                                        Year ended      Year ended      Year ended      Year ended      Year ended
`                                      December 31,    December 31,    December 31,    December 31,    December 31,
`                                              1997            1998            1999            2000            2001

                                                              (Pounds sterling in thousands)
                                       ----------------------------------------------------------------------------
Consolidated Profit And Loss Account

Amounts in accordance with UK GAAP:
  Sales turnover (a)                        122,343         110,880         126,627         151,586         142,402
  Operating profit                            9,609          12,581          12,856          12,208          11,723
  Operating profit -
  Continuing operations                      11,540          12,581          12,856          13,044          12,660
  Net (loss)/profit for the
  financial year                             (4,318)          2,222             576          (2,693)         (4,294)

Amounts in accordance with US GAAP:
  Sales turnover(a)                         122,343         110,880         126,627         151,586         142,402
  Operating profit(b)                         6,358          11,252          11,602           9,670           7,539
  Operating profit-                           6,358          11,252          11,602          10,867           8,476
  continuing operations
  Net (loss) from                                --              --              --          (1,179)           (937)
  discontinued operations
  Retained loss for the year                 (5,654)            (38)           (707)         (5,350)         (8,445)


                             Exh. T3E-III-App. E-3

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                                   (CONTINUED)

                                      As of       As of       As of        As of      As of
                                December 31,   December    December     December   December
                                       1997    31, 1998    31, 1999     31, 2000   31, 2001

                                      (Pounds sterling in thousands, except share data)
                                    -------------------------------------------------------
Consolidated Balance Sheet Data:

Amounts in accordance with UK GAAP:
  Total assets                        54,315     49,927      86,024      102,008     88,041

  Net liabilities                    (68,629)   (71,019)    (59,237)     (58,089)   (60,109)

  Long-term creditors                 (7,120)   (92,119)   (104,870)    (111,282)  (110,906)

Amounts in accordance with UK and US GAAP:

  Called up share capital              8,813      9,120       9,120        9,973     10,773

  Number of shares outstanding
  (excluding preferred shares
  outstanding)                       350,000     80,000      80,000      117,000    117,000

Amounts in accordance with US GAAP:

  Total assets                       121,346    121,250     148,668      161,120    143,261

  Net liabilities                     (1,792)   (11,836)(i)  (3,850)(i)  (6,718)(i) (18,005)

  Long-term creditors                 (7,120)   (86,896)    (99,622)   (106,755)   (105,921)

(i) As restated, see note 29(h) to the consolidated financial statements included in this report.


                             Exh. T3E-III-App. E-4

         NOTES TO SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

(a) Sales turnover for the year ended December 31, 1997, includes amounts from transactions with the discontinued business to reflect the total sales of the materials business. These sales have been eliminated in the consolidated financial statements.

(b) Operating profit under US GAAP is arrived at after taking into account the differences relating to the amortization of goodwill and the treatment of pensions and other post-retirement benefits, as set out in note 29 to the consolidated financial statements included elsewhere herein. The continuing operations portion of the goodwill amortization differences for the years ended December 31, 2001, 2000 and 1999 amount to (pound) 3,827,000, (pound) 3,756,000 and (pound) 4,047,000 respectively. The continuing operations portion of the difference relating to pensions and post-retirement benefits for the years ended December 31, 2001, 2000 and 1999 amounts to credit (pound) 99,000, (pound) 1,218,000 and (pound) 2,793,000 respectively.

B.    Capitalization and Indebtedness

Not Applicable.

C.    Reasons for the Offer and Use of Proceeds

Not Applicable.

D.    Risk Factors

The Group operates in many countries around the world. As such the Group may be subject to some volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries. Market risks and exchange rate sensitivities are discussed in Item 11.

The Group is exposed to increases in the prices of raw materials and, while it has generally been able to pass on such increases to its customers, there is no guarantee that it will be able to do so in the future. Significant increases in the price of the Group's products due to increases in the cost of raw materials could have a negative effect on demand for its products and a material adverse effect on the Group's business, financial condition, result of operation and cash flows.

The Group's facilities, several of which have been operated as industrial establishments for long periods of time, are subject to comprehensive environmental laws and requirements, including those governing discharges to the air and water, the handling of disposal of solid and hazardous substances and wastes and remediation of contamination associated with the release of hazardous substances at the Group's facilities and offsite disposal locations. The Group has made, and will continue to make, expenditures to comply with such laws and requirements. The Group believes that it will not require material capital expenditures to comply with applicable environmental laws during 2002 or in the foreseeable future. However, future events, such as changes in existing laws and regulations or the discovery of contamination at the Group's facilities, adjacent sites or offsite waste disposal locations, may give rise to additional compliance or remediation costs which could have a material adverse effect on the Group's results of operations or financial condition. Moreover, the nature of the Group's business exposes it to some risk of claims with respect to environmental matters, and there can be no assurance that the material costs or liabilities will not be incurred in connection with any such claims.

In addition, the Group and the notes issued by Texon are subject to the various risks set forth in Texon's Registration Statement on Form F-4, filed with the Securities and Exchange Commission.


                             Exh. T3E-III-App. E-5

Item 4.           Information on the Group

A.    History and Development of the Group

Texon is a public limited company incorporated in England and Wales, its registered office is 100 Ross Walk, Leicester, LE4 5BX, England (telephone number 44 0116 261 0123), which conducts its operations through its subsidiaries.

Acquisitions

During 2001 the Group made the following minor strategic acquisition.

On the 23 October 2001, Texon New Zealand Limited, a wholly owned subsidiary, acquired stock and certain assets from Wilton Welsh Limited, for a consideration of (pound) 360,000 including expenses of (pound) 9,000.

During the year ended December 31, 2000 the Group made the following strategic acquisitions as follows:

a) On February 29, 2000 Texon UK Ltd, a wholly owned subsidiary, acquired the Leicester, UK based business of Crispin Dynamics for a consideration of approximately (pound) 2.6 million cash. This acquisition was financed through new equity of (pound) 0.7 million was raised from Texon's investors and management and the remainder from its current bank facilities. Management considered Crispin Dynamics to be the global market leader in computer aided design software for the footwear industry. Crispin has approximately 40 employees based in its UK headquarters and its other facilities in Asia and Europe.

b) On March 23, 2000 Texon Italia SpA, a wholly owned subsidiary, acquired a 50% shareholding in Boxflex Componentes Para Calcados Ltda. The Company was then renamed Boxflex Texon Componentes Para Calcados Ltda (`Boxflex'). Management considered Boxflex to be a leading manufacturer of stiffener and insole materials in Brazil and was located in the main footwear production area near Porto Allegre.

c) On 26 July 2000 Texon USA Inc, Texon France SA, Texon Australia Pty Ltd and USM Texon Mexico SA, wholly owned subsidiaries of Texon International plc, acquired stock, plant & equipment and 100% of the share capital of SCI Lambiotte Immobiliere from Foss Manufacturing Inc and certain of its related parties.

During the year ended December 31, 1999 the Group made the following strategic acquisitions as follows:

a) On March 10, 1999 Texon UK Ltd, a wholly owned subsidiary, acquired the share capital of Cornwell Industries Ltd with effect from March 1, 1999.

b) On July 22, 1999 Texon Mockmuhl GmbH, a wholly owned subsidiary, completed the acquisition of Esjot-Werk Schiermeister und Junker GmbH & Co. KG (`Esjot'). Management believed Esjot to be the world leader in the manufacture of steel toecaps and mid soles for safety shoes. Esjot had factories near Strasbourg - France, Milan - Italy and Dortmund - Germany and has approximately 200 employees.


                             Exh. T3E-III-App. E-6

c) During September 1999 Texon UK Ltd, a wholly owned subsidiary, acquired the Leicester, UK based business of Chamberlain Phipps Materials. Chamberlain Phipps employed 68 people and manufactured shoe stiffeners, which complemented Texon's existing product range.

d) On October 4, 1999 Texon Australia Pty Ltd, a wholly owned subsidiary completed the acquisition of Claravon Ltd. Claravon Ltd manufactured lasts, insoles, shanks, plastic injection-moulded soles, heels and units.

B.    Business Overview

The Group believes it is the world's largest, in terms of sales, manufacturer and marketer of structural materials that are essential in the manufacture of footwear. The Group operates a global business, which generates sales that are widely diversified by geographic region and product line. The Group's primary products include: (1) materials for insoles, which form the structural foundation of shoes; (2) stiffeners, which support and shape the toe and heel of shoes; other component products used in the manufacture of footwear, such as linings, lasts, tacks, nails, steel shanks, steel toe caps, midsoles and adhesives, and (3) Computer Aided Design ("CAD") solutions to the footwear industry. While the products sold by the Group represent a small percentage of the total cost of materials contained in footwear, they are critical to the performance and manufacture of footwear and are not fashion sensitive. In 2001 approximately 90% of sales were to the footwear manufacturing industry. By leveraging its expertise in the manufacture of these structural materials, the Group has developed several related niche industrial products such as carpet gripper pins and cellulose air freshener material. These industrial products are sold to a wide range of industries.

The Group supplies most of the major footwear manufacturers in the world. The Group supplies over 7,500 customers worldwide, servicing global athletic footwear companies such as Nike and Adidas, designers and producers of casual shoes including Timberland and R. Griggs & Co (Dr Martens) and manufacturers of men's and women's formal shoes such as Church's and Bally. The Group has fifteen manufacturing sites strategically located in Europe, the United States, Brazil, China and Australia and sells its products in more than 90 countries through an extensive marketing and distribution network. In 2001 sales of insoles, stiffeners, other footwear materials, industrial products and component products accounted for 35%, 25%, 10%, 10%, and 20% of total sales, respectively. In 2001, 46% of the Group's sales were made to Europe, 30% to Asia, 16% to the Americas and 8% to the rest of the world.

Competitive Advantages

The Group believes that it benefits from the following competitive advantages, which have enabled it to and maintain its leadership position in the structural footwear materials industry.

Leading Market Position Driven by Strong Brands and High Quality Products. The Group is recognized in the footwear industry for high standards of quality across its full range of products and for providing innovative technical solutions and support to its customers worldwide. The Group believes it is the world's largest producer of insole material, stiffeners, tacks and nails and steel toecaps and midsoles for footwear. The Group's products are marketed under brand names, which enjoy extremely wide recognition within the footwear industry, such as "Texon", "Tufflex", "Formo", "Unifast", "Esjot" and "Crispin". The Group believes that its leading market position is due to successful branding of its products, reliability and high performance. As a UK based global enterprise, the Group also benefits from the reputation of the UK footwear industry for quality production and technological leadership.


                             Exh. T3E-III-App. E-7

Global Presence. The Group supplies most of the world's footwear manufacturing industry across Europe, the Americas and Asia through its direct presence in each of these markets. The Group believes that it is uniquely positioned to benefit from the continuing globalization within the footwear industry.

Strong Relationships with a Diverse Customer Base. The Group benefits from long-established relationships with many of the most important footwear companies in the world. The Group has been supplying products for Nike since its entry into the footwear market and for R. Griggs & Co (Dr Martens) and Church's for nearly a century. The Group believes that its high quality products, brand names, leading market position, and the high level of technical support it provides to its clients strengthen its customer relationships. The Group's customer base is geographically diverse and covers a wide spectrum of footwear (athletic, traditional and safety; men's, women's and children's), minimizing the Group's exposure to individual markets. In 2001 no single customer accounted for more than 7.5% of sales, and the top ten customers represented 18% of sales.

Diverse and Customized Products. The Group offers a broad range of products, many of which are customized to meet the needs of individual footwear manufacturers. By satisfying its customer's preference to a "one-stop-shop", the Group's broad and comprehensive product range contributes to its leading market position. The Group continually develops and evolves its product lines to meet the precise and changing requirements of footwear manufacturers. The Group believes that no competitor produces or provides as broad a range of products.

Attractive Ancillary Businesses. The Group leverages its global distribution channels to distribute products it does not produce itself and utilizes its manufacturing capacity to manufacture related industrial products. The Group manufactures and distributes products not related to the footwear industry but which employ the Group's core manufacturing techniques, such as air filters, materials for air fresheners and machine-applied nails. The Group believes it is the market leader in materials for automotive air fresheners in the United States and carpet gripper pins in Europe.

Technological Leadership. The Group believes it was the first to develop cellulose insole material and non-woven insole material. These are now the two most commonly used types of insole material in the world. The Group seeks to be at the forefront of product development and to maintain a technological advantage over its competitors through continued improvements in product performance, manufacturing, techniques and efficiency. For example, the Group employs specialized technology to assist anti-counterfeiting programs that are especially important to branded athletic shoe manufacturers.

Experienced and Incentivized Management Team. Many of the Group's senior managers have a wide range of experience with the Group. Individually the Group's managers have established track records in delivering revenue and profit growth, developing new products, penetrating new markets, improving production efficiency and streamlining supply chains. Senior management has a significant equity stake in the Company.

Business Strategy

The Group's strategy continues to focus on its core footwear business. The Group seeks to become the world's leader in bringing materials technology to the footwear market.

The Group aims to achieve this primarily by achieving excellence in customer service in its core product areas. The Group measures this excellence in terms of quality, cost, delivery and development. Significant improvements were made in each of these areas in 2001. For example in terms of quality the Group believes its products are generally regarded by the industry to be of superior quality. The Group has stated its intention to achieve ISO 9001/2 in all of its manufacturing plants. Overhead reductions, particularly in the UK and Europe,


                             Exh. T3E-III-App. E-8
have enabled the Group to trim its cost base and mitigate the effect of reduced volumes. Programs are in place to accelerate the rate of new product development in the immediate future.

The Group has also developed its strategy for future growth along three key dimensions:

First, by offering the best global supply chain capability to the world's shoe manufacturers and specifiers. In this regard the Group began implementation of a Company-wide enterprise resource planning system in 1998, and this is ongoing with most of the major manufacturing units now implemented. This facility will allow the Group to partner global footwear brands as well as offering enhanced local service by leveraging the global resources available to the Group.

Second, by using new materials technologies to develop products with perceivable consumer benefits, particularly in the areas of 'comfort' and 'fit'. Efforts have been focussed on developing innovative new product concepts aimed, at the first instance, in strengthening the Group's image as an innovator.

Third, by acquiring "bolt-on" business to accelerate the growth of the Group. The Group believes there is significant potential to add value by acquiring smaller companies with complementary products, which can then grow through by accessing the Group's global customer base and support capabilities.

The Industry

SATRA, the leading trade association in the footwear industry, projects that the industry will continue to enjoy steady growth at a compound annual growth rate of approximately 3% through 2005 due to favorable demographic trends, including continued population and economic growth, which increase the demand for and consumption of shoes. The Group believes that the growth rate for its products is higher, as footwear manufacturers produce more footwear that utilizes structural materials to improve the quality and durability of shoes. In addition, the Group believes that manufacturers increasingly utilize structural products such as the Group's, which allow for environmentally conscious production processes.

As the worldwide footwear industry has grown, there has been a shift in production capacity to Asia, primarily to capitalize on low labor costs. Asia's share of global production increased from 61% in 1991 to 72% in 1999, and it is projected by SATRA to increase to 75% in 2005. Asia currently has around 57% of the world's population. The Group is well positioned with its production and marketing presence in the region.

The structural footwear materials industry is highly fragmented, with very few companies operating beyond a national or regional level. While the footwear manufacturing industry is also fragmented, there is a growing trend towards globalization as shoe designers and branded footwear companies, which outsource the manufacturing of their footwear, increasingly seek a global solution to their supply and specification requirements. The Group has been able, and believes it is well poised to continue, to take advantage of this trend by providing its customers with high quality, state-of-the-art products and servicing their requirements in each significant market through its worldwide distribution network.

Products and Markets

The Group's products are designed to meet its customers' needs for structural footwear material. The Group offers technical support, materials design and customized production spanning the complete process from specification of materials to the production of high volume products.


                             Exh. T3E-III-App. E-9

The Group's principal products are materials for the production of insoles and stiffeners. The Group also produces or distributes linings, lasts, steel shanks, tacks, nails, adhesives, steel toe caps, midsoles, other small footwear components and a computer aided design business, together with certain niche industrial products unrelated to the footwear manufacturing industry.

Insoles. Insoles are manufactured either from wood pulp ("cellulose insoles") or synthetic fibres ("non-woven insoles") both of which are combined with latex in a saturation process. The "Strobel" method is particularly suited to the manufacture of athletic shoes where the sole itself provides structural support and allows minimal wastage of costly upper material. As a result, sales of non-woven insoles, which are particularly suited to the Strobel method have grown significantly over the last few years, and are expected to continue to increase at a higher rate than the cellulose insole market. In 2001, total sales of insoles were (pound) 49.4 million, representing 35% of sales, with the substantial majority of such sales representing cellulose insoles.

Stiffeners. Toe and heel stiffeners are designed to provide a range of different stiffness, shape, support and feel characteristics for the toe and heel area of a shoe, known as "toe puffs" or "box toes" and "counters". Stiffeners are among the most technically complex components of a shoe, with the products being made from a wide range of raw material and process combinations, utilizing most of the Group's core manufacturing technologies. The Group's more environmentally sound thermoplastic stiffeners are more attractive to manufacturers than a chemical solvent-based alternative. The Group's stiffeners are also ideal for more complex athletic shoes, which require sophisticated stiffeners given certain sports' needs for rigid footwear. In 2001, total sales of stiffeners were (pound) 35.2 million, representing 25% of sales.

Other Footwear Materials. The Group also produces or distributes a wide range of other shoe construction materials. These include shoe lining material sold under the "Aquiline" brand name and products produced by the unifast division which sells steel shanks, tacks, nails, shoe consumables and accessories, such as reinforcing tapes, eyelets and adhesives. In 2001, total sales of these footwear materials products were (pound) 14.8 million, representing 10% of sales.

Industrial Products. The Group manufactures products for applications which are not associated with the footwear industry but which require similar manufacturing processes to the Group's core technologies. These niche products span the cellulose, non-woven and unifast production areas. Industrial products produced using cellulose technology include materials for automotive air fresheners and stiffeners for baseball caps. The non-woven production process has been adapted for use in high performance air filtration applications and in speciality medical dressings. The unifast division utilizes its tack and nail manufacturing capacity to produce machine-applied carpet gripper pins and ballistic nails for industrial use. In 2001, total sales of industrial products were (pound) 13.5 million, representing 9% of sales.

Component Products. The Group manufactures steel toecaps and midsoles for the safety footwear market in its Esjot businesses. As well as the steel toecaps and midsoles `metal products' the component division has sales of outer soles, lasts, heels and toe pieces and crepe `plastic products' manufactured by Cornwell Industries Ltd and the Crispin business. In 2001, the total sales of component products were (pound) 29.5 million, representing 21% of sales.

Customers and Markets Served

The Group has three primary customer types: branded footwear companies, major manufacturers producing footwear under contract for other firms, and smaller, independent producers. The Group also sells its products to distributors and converters (companies that


                             Exh. T3E-III-App. E-10
convert the Group's products to the actual product specification and layout required by the end shoe manufacturer) as well as customers for the Group's niche market industrial products.

The materials manufactured by the Group can be found in footwear produced by the world's leading branded footwear companies. Branded footwear companies generally produce a detailed specification for their shoes including a list of approved materials suppliers. Large footwear manufacturers, manufacturing under contract for these branded footwear companies, select their preferred footwear materials supplier from the specified list. As a global partner to many branded footwear companies, the Group supplies its products as the preferred supplier for that customer. In other cases, the Group's products are supplied to subcontractors in circumstances where the branded shoe Group is unaware of the origin of the materials being used. When footwear is not required to be produced according to a prescribed specification, manufacturers will source independently from materials suppliers. The Group seeks to develop close relationships with its customers and, in particular, to become involved in assisting customers in the design of new end-products where this is a feature of the customer's business.

The Group believes that it is included on its customer's specification lists due to its reputation for a consistently high quality product. The Group's local presence and support is essential to its developing strong relationships with both major and smaller manufacturers, and to ensuring that local factory manufacturers follow the specifications of their customers. The Group believes that the strength of its customer relationships is a key competitive advantage at all levels. The ability to push demand for its products from branded shoe companies, while also pulling demand from individual shoe factories, is another competitive advantage which the Group believes would require considerable investment on the part of competitors to replicate.

Sales and Distribution

The Group believes that it is uniquely placed in the highly fragmented footwear materials industry in having a truly global presence with both branded shoe companies and direct users of its products. The Group employs over 335 marketing, distribution and technical support personnel and uses over 150 agents and over 65 distributors. This extensive distribution network allows the Group to sell its products effectively throughout more than 90 countries, and to cover all of the world's major footwear manufacturing regions. The Group supports its strong distribution capability through its network of over 45 field warehouses. Distributors and agents are supported by regionally based sales and technical specialists allowing the Group to deliver high levels of customer service locally in its significant markets. The Group's global presence enables it to provide price, quality and delivery on a worldwide basis.

Manufacturing

The Group has an expertise in tailoring a variety of distinct manufacturing processes to produce innovative technical products for the footwear industry. The Group's primary manufacturing process is the treatment of cellulose and synthetic fibres with latex to produce insoles. The Group further processes the synthetic products to produce stiffeners. The Group also processes metal strip and wire to produce shanks, tacks and nails and manufacturers steel toecaps and midsoles from steel.

The large majority of the Group's insole and stiffener material is produced in sheet or roll form to facilitate transport and shipment. This material then requires further conversion before use in footwear manufacture. Such conversion consists of cutting or moulding the product to specification. Third party converters typically carry out the labor-intensive conversion process. The Group converts a small proportion of its material itself as a service to its customers.


                             Exh. T3E-III-App. E-11

Cellulose Manufacturing Process. The cellulose manufacturing process is used primarily for the production of insole material. In a process similar to the manufacture of paper, pulp is combined with synthetic latex into a saturated board, which is then dried and cured so that the latex acts as a binder for the board. Trace additives and coatings are used to develop the required properties for different grades of product. Cellulose insole material may require further treatment with coatings of polymeric film or laminating with layers of foam to enhance waterproofing, comfort and other characteristics. The Group does not perform these processes in-house, but rather out sources them or sells its cellulose products on for further processing.

Synthetic Non-Woven Manufacturing Process. Stiffeners and a portion of the Group's insoles and other products are produced using synthetic, non-woven materials. The primary production begins with the processing of polyester and other synthetic fibres to produce felt of various grades and thickness. As a non-woven process, the synthetic fibres are intertwined rather than woven. In some cases, this is followed by heat treatment. Further stages involve impregnation with synthetic rubbers and may include coloring and finishing, which includes printing, splitting and sueding. The reels of felt are impregnated and rolled to the correct gauge and an adhesive coating is added to one or both sides. The material is then cut into sheets or rolls.

Manufacturing of Tacks, Nails and Shanks. The unifast division manufactures tacks, nails and steel shanks. Tacks and nails are made from rolls of wire, which are punched by a die and then cut to form the tacks and nails. A sophisticated manufacturing process is required to make the tacks and nails suitable for usage in high speed machines. Further processing may include threading, heat treating or plating. Shanks are stamped and formed from rolls of sheet steel in thousands of different shapes, heat treated, washed and packed.

Steel Toe Caps and Midsoles Manufacturing Process. The toecaps are made from steel, which is stamped by machine into caps suitable for both left and right feet. This stamping process involves cutting the steel, drawing it deep and flanging it. After stamping, the caps are hardened by furnace, and then shot blast to provide a suitable surface for an epoxy coating. Midsoles are also cut from steel, then deburred, tempered and coated for strength and stiffness.

Manufacturing of Other Industrial Products. The Group has developed expertise within its core technologies, which has enabled it to make a number of unique products for industrial applications outside of footwear manufacturing. These products utilize the Group's manufacturing skills and technical expertise to engineer innovative solutions for other industries. Products include materials for vehicle air fresheners, imitation leather goods, and speciality medical dressings.

Intellectual Property

The Group utilizes trademarks on nearly all of its products, and believes having such distinctive trademarks is an important factor in creating and maintaining the strong market position for its goods and services. This further serves to identify the Group and distinguish its goods from those of its competitors. The Group considers the "Texon", "Aquiline", "Tufflex", "Formo", "IVI", "Unifast", and "Implus" trademarks to be among its most valuable assets, and has registered trademarks in over 80 countries. The Group's policy is to protect vigorously its trademarks against infringement. The Group does not believe it is dependent to any significant extent upon any single or related group of patents, licenses or concessions.


                             Exh. T3E-III-App. E-12

C.    Organizational Structure

The principal subsidiary companies, each of which is included in the consolidated accounts, wholly-owned by ordinary shares (except where indicated), and unless otherwise indicated, their principal activity is to trade in shoe materials and related products, are as follows:

   Owned by the Company                  Incorporated In     Registered In

   United Texon Limited *                   England            England

   Owned by Subsidiaries                                   Incorporated In

   Archview Limited                                            England
   USM (Holdings) Limited                                      England
   UT France SAS                                               France
   Texon Group Limited**                                       England
   The Electric Shoe Company Limited                       England (50%)*****
   Shoeimpex Limited                                           England
   Texon UK Limited                                            England
   Cornwell Industries Limited                                 England
   Cornwell Components Limited                                 England
   Cornwell Components Holdings Limited                        England
   Cornwell Manufacturing Limited                              England
   Cornwell Warminster Limited                                 England
   Martin Moulds Limited                                       England
   Parker Thorne Limited                                       England
   Texon Overseas****                                          England
   Texon Australia Pty Limited*                               Australia
   Claravon Limited                                           Australia
   Texon Oesterreich GmbH                                      Austria
   Texon (China Holdings) Limited***                British Virgin Islands (96%)
   Foshan Texon Cellulose Board
      Manufacturing Co Limited                              China (87.6%)
   Texon France SA                                             France
   Esjot Goldenberg SA                                         France
   Texon Verwaltungs GmbH                                      Germany
   USM Holdings GmbH                                           Germany
   Texon Components GmbH                                       Germany
   Texon Mockmuhl GmbH                                         Germany
   Esjot-Werk Schiermeister und Junker
      GmbH & Co .KG                                            Germany
   Esjot Verwaltungs GmbH                                      Germany
   Texon International (Asia) Limited                         Hong Kong
   Texon Italia SpA                                             Italy
   Esjot Industriale Srl                                        Italy
   USM Texon Mexico SA                                         Mexico
   Texon Benelux BV                                          Netherlands
   Texon New Zealand Limited*                                New Zealand
   Texon Materiales SL                                          Spain
   Manto De Elias SL                                            Spain
   Texon Taiwan Limited                                        Taiwan
   Texon USA Inc                                                 USA
   Boxflex Texon Components para
      Calcados Ltda                                      Brazil (50%) *****
   SCI Lambiotte Immobiliere                                   France
   Dorwing International Limited                       British Virgin Islands
   Triston Technologies Inc                            British Virgin Islands
   Texon (India) PVT. Limited                                   India

   *     Share capital includes both ordinary and preference shares.
   **    On the 25 January 2001 USM Texon Limited changed its name to
         Texon Group Limited
   *** On the 31 January 2001 USM (China Holdings) Ltd changed its name to Texon (China Holdings) Ltd
   **** This is the holding company for the Group's overseas interests. ***** These entities are consolidated in the Group financial statements as the Group has the majority over the board and has control.


                             Exh. T3E-III-App. E-13

D.    Property, Plants and Equipment

The Group operates fifteen major facilities in eight countries with a total of approximately 174,669 square meters. These facilities are as follows:

                         Size                         Description of
Location           (approx sq.mtrs)  Owned/Leased  Products Manufactured
--------           ----------------  ------------  ---------------------
Europe
Leicester, UK            25,725         Leased     Tack and nails; steel shanks;
                                                   Conversion of stiffeners;
                          6,131         Leased     Non-woven materials
                                                   Component products
Skelton, UK              20,297         Leased     Non-woven materials
Mockmuhl, Germany        19,150         Owned      Cellulose products
Ripatransone, Italy       5,630         Owned      Cellulose products
Saverne, France            9,887        Owned      Component products
                          17,075        Leased     Component products
Ense, Germany             33,922        Leased     Component products
Milan, Italy               4,693        Owned      Component products

United States
Russell, Massachusetts                  14,220     Owned Cellulose
products

Brazil
Novo Hamburgo             4,150         Leased     Non-woven materials

Asia
Foshan, China             7,742         Owned      Cellulose products
                                                   Non-woven materials
Australasia
Melbourne, Australia      3,575         Leased     Component products
Adelaide, Australia       1,450         Leased     Component products

                        174,669


                             Exh. T3E-III-App. E-14

Item 5.  Operating and Financial Review and Prospects

A.    Operating Results

The following is a discussion of our results of operations for, and financial condition as of the years ended of December 31, 2001, 2000, and 1999. You should read this discussion in conjunction with the sections entitled "Risk Factors," "Selected Financial Data" and our consolidated financial statements and the accompanying notes included elsewhere in this annual report on Form 20-F.

We have prepared our financial statements in accordance with UK GAAP. These accounting principles differ in certain significant respects from US GAAP. Accordingly, the audited consolidated financial statements included in this annual report on Form 20-F have been prepared in accordance with UK GAAP and include a reconciliation from UK GAAP to US GAAP. Reconciliations of the material differences in our consolidated financial statements to US GAAP are set forth in note 29 to our consolidated financial statements included elsewhere in this filing.

Critical Accounting Policies

We prepare the consolidated financial statements in conformity with accounting principles generally accepted under UK GAAP and US GAAP. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Sales turnover

Sales turnover comprises the invoiced value (excluding value added tax) for the sale of products sold from stock. Revenue is recognized when evidence of an arrangement exists, title to finished goods has passed to the customer (either on payment or transfer of bill of lading), the price is fixed and determinable and collectibility is reasonably assured.

Sales credits are recognized either when both parties are in agreement of an invoice discrepancy or at the point of the return of the goods.

Stock

Stock is stated at the lower of cost, including factory overheads where applicable, and net realizable value on a first in first out basis. Provision is made for slow-moving and obsolete items.

Research and development

Research and development expenditure is written off in the year in which it is incurred.

Software development costs where recognized on clearly defined projects, are included on the balance sheet and, from completion of project, amortized to the profit and loss accounts in line with the estimated revenues that the project will generate.

Segmental reporting

The Group has five reportable segments based on geographic locations: United Kingdom, Europe, America, Australia and Asia. Where applicable, discussions of sales by region relate to the geographical locations where the relevant products are actually produced. In contrast, discussions of sales by area relate to the geographical locations where the relevant products are actually sold.


                             Exh. T3E-III-App. E-15

Comparison of Year ended December 31, 2001 to year ended December 31, 2000 (UK
GAAP)

Sales Turnover: Sales for the year ending December 31, 2001 were (pound) 142.4 million, a decrease of (pound) 9.2 million or 6% when compared to 2000. This reduction was as a result of the "soft" market conditions experienced during the second half of 2001, particularly in the US economy, and secondly the strategy not to compete for some lower margin business, in order to reduce working capital and maximize cash flow.

Sales by region varied across the Group's regions. In the UK region, sales declined by (pound) 6.7 million to (pound) 35.5 million as a result of the restructuring of the Cornwall business in 2000 and 2001 as well as a continued decline in footwear production. Sales in the European region were relatively unchanged at (pound) 60.4 million, notwithstanding the decline in footwear production. In the America region, sales increased by (pound) 1.2 million to (pound) 28.5 million, primarily as a result of a full year inclusion of the Boxflex business acquired in March 2000. Sales in the Australasia region declined by (pound) 3.0 million to (pound) 5.2 million as a result of the extensive restructuring implemented in Australia in 2000 and 2001 in response to the relocation of local footwear production to the Pacific region. In the Asia region, sales declined by (pound) 0.3 million to (pound) 13.0 million, as a result of the strategy not to complete for certain lower margin business.

Sales by area declined in all areas with the exception of Asia. In Europe, sales declined by 9% to (pound) 65.9 million, reflecting the restructuring in the Cornwell businesses in 2000 and 2001 in addition to soft market conditions. Sales in the Americas declined by 7% to (pound) 22.6 million again as result of the soft market conditions in the US economy and also the devaluation of the Brazilian Real to the pound in 2001. This devaluation contributed around (pound)
1.0 million, or 4% of the above shortfall in the Americas. Sales in Asia increased by 2% to (pound) 42.1 million, as the slow down in the US economy impacted production. Sales in the rest of the world decreased by (pound) 2.3 million, principally in Australia, followed the restructuring of this business in the latter part of 2000 and the early part of 2001.

Gross Profit: Gross profit decreased to (pound) 45.6 million for the year ended December 31, 2001 from (pound) 46.4 million for the same period in 2000. As a percentage of sales, gross profit margin increased to 32% in 2001 from 31% in 2000. The reasons for this increase are twofold. First, insole products benefited from lower pulp raw material prices in 2001. Second, the group decided not to lower prices in order to compete in certain markets where substitute products had reduced the market price to an unacceptable level.

Gross profit percentage in the UK region increased from 30% to 34% principally as a result of the cost reduction program implemented in 2000. The European region improved its gross profit percentage from 31.6% to 33.2% principally due to lower pulp raw material prices purchases. The Americas region gross profit percentage declined from 30.3% to 24.5% principally as a result of the Boxflex business acquired in 2000, which has a lower gross profit percentage than the original Texon material businesses. In Australasia, the gross profit percentage declined from 23.3% in 2000 to 11.4% in 2001 reflecting the restructuring in this business during 2001. The Asia region margin improved from 34% to 46% principally due to lower pulp raw material price purchases and the decision not to compete for some lower margin business.

Marketing and Administrative expense: Marketing and administrative expenses decreased to (pound) 33.9 million for the year ended December 31, 2001 from (pound) 34.2 million for the same period in 2000. The reasons for this reduction are the continuing cost reduced programs being implemented and tighter control over discretionary expenses.


                             Exh. T3E-III-App. E-16

Profit on ordinary activities before interest: Profit on ordinary activities before interest decreased from (pound) 12.8 million for the year ended December 31, 2000 to (pound) 11.7 million for the year ended December 31, 2001.

Interest Expense: Interest expense including amortization of deferred financing costs increased from (pound) 12.3 million for the year ended December 31, 2000 to (pound) 14.2 million, including a (pound) 1.5 million interest charge relating to the surrender of a financial instrument below book value, for the year ended December 31, 2001. The interest charge for amortization of debt issuance costs was (pound) 1.1 million for 2001 and (pound) 0.8 million for 2000.

Taxation: The tax charge decreased from (pound) 3.1 million for the year ended December 31, 2000 to (pound) 1.5 million for the year ended December 31, 2001. The reduction is due to the fact that higher profits were earned in jurisdictions, in which the Group had either had brought forward losses or had income taxed at a lower rate.

Net Loss: The net loss was (pound) 4.3 million for the year ended December 31, 2001, compared to a net loss of (pound) 2.7 million for the same period of 2000.

Comparison of Year ended December 31, 2000 to year ended December 31, 1999 (UK
GAAP)

Sales Turnover: Sales for the year ending December 31, 2000 were (pound) 151.6 million, an increase of (pound) 25.0 million or 19.7% when compared to 1999. Management believes this increase was primarily due to the full year inclusion of sales from the 1999 acquisitions together with the impact of the 2000 acquisitions of Crispin Dynamics, Boxflex and Foss Manufacturing. Crispin Dynamics acquired on February 29, 2000, had sales from the date of acquisition to December 31 of (pound) 2.4 million. The sales by Boxflex since its acquisition on March 23, 2000 were (pound) 4.1 million, while sales of Foss products since its acquisition on July 26, 2000 were (pound) 4.2 million.

Although the Group believes that footwear production in Europe continues to decline due to the transfer of production to the Far East, sales in Europe increased by 15.6% to (pound) 72.0 million mainly as a result of the full year impact of the 1999 acquisitions. Sales in Asia increased by 21.9% to (pound)
41.1 million due to the sales initiatives for stiffener products as well as strong market share gains made in China for insoles. In the Americas, sales increased by 33.9% to (pound) 24.4 million, predominantly in Brazil as a result of the Boxflex acquisition. Sales to the rest of the world increased by 13.8% or (pound) 1.7 million from the comparable period in 1999.

Insole sales for the year were static at (pound) 54.8 million for the year reflecting the difficult market conditions in Europe and North America where the Group has the majority of its insole sales. Stiffener sales increased to (pound)
32.7 million in 2000 from (pound) 27.7 million in 1999. The increase in stiffener sales is mainly due to the sales of Foss products and the full year benefit of the Boxflex acquisition. Other footwear product sales, increased by 6.3% to (pound) 15.7 million during 2000 and metal products increased to (pound)
18.2 million from (pound) 9.0 million in 2000 as a result of a full year inclusion of the Esjot businesses acquired in July 1999.

Gross Profit: Gross Profit increased to (pound) 46.4 million for the year ended December 31, 2000 from (pound) 42.5 million for the same period in 1999. The increase in gross profit in monetary terms is due to the additional sales volumes however, the gross profit to sales percentage fell from 34% in 1999 to 31% in 2000. The reasons for this decline is that the acquired businesses do not generate as high a gross profit margin as Texon's original material business. Additionally, margins in the insole business have been eroded by higher pulp prices in the year as compared to 1999 and the time lag between incurring higher raw materials prices and passing such increases onto our customers.


                             Exh. T3E-III-App. E-17

Marketing and Administrative expenses: Marketing and administrative expenses increased to (pound) 34.2 million for the year ended December 31, 2000 from (pound) 29.7 million for the same period in 1999. These costs have increased due to the expenses of the acquired businesses offset by a cost reduction program implemented during the year throughout the group. Excluding acquisitions, overheads for the year were (pound) 0.6 million lower than in 1999. During the year ended December 31, 2000, (pound) 1.2 million was included for exceptional reorganization costs as compared to (pound) 0.3 million for the same period in 1999.

Profit on ordinary activities before interest: Profit on ordinary activities before interest decreased from (pound) 13.9 million for the year ended December 31, 1999 to (pound) 12.8 million for the year ended December 31, 2000. Excluding discontinued operations and one-off re-organisation costs operating profit was (pound) 15.3 million compared to (pound) 14.1 million in 1999.

Interest Expense: Interest expense including amortization of deferred financing costs increased from (pound) 11.3 million for the year ended December 31, 1999 to (pound) 12.2 million for the year ended December 31, 2000. This increase is primarily due to the new debt incurred to finance acquisitions during 1999 and 2000. Included in the interest charge is amortization of debt issuance costs of (pound) 0.8 million for 2000 and (pound) 0.8 million for 1999.

Taxation: The tax charge increased by (pound) 1.4 million to (pound) 3.1 million for the year ended December 31, 2000. This increase is due to the companies acquired during 1999 and 2000 having taxable profits as well as certain companies incurring a charge in 2000 as they fully utilised the tax losses brought forward from previous years.

Net (Loss)/Income): The net loss of (pound) 2.7 million for the year ended December 31, 2000, compares to a net income of (pound) 0.6 million for the same period of 1999. The variance was a result of the factors described above.

US GAAP reconciliation

The net (loss)/income for years ended December 31, 2001, 2000 and 1999 respectively, was (pound) (4.3 million), (pound) (2.7 million) and (pound) 0.6 million, under UK GAAP compared with a net (loss) of (pound) (8.4 million), (pound) (5.4 million) and (pound) (0.7 million) for the year ended December 31, 2001, 2000 and 1999 respectively under US GAAP. Shareholders' deficit for the year ended December 31, 2001 was (pound) 60.1 million and (pound) 58.1 million for the year end December 31, 2000 under UK GAAP compared to (pound) 18.0 million and (pound) 6.7 million for the year end December 31, 2001 and 2000 respectively under US GAAP.

The differences arise principally from the differing accounting treatment for amortization of goodwill and other intangible assets, deferred income taxes, capitalized interest, pensions and development costs. Details of the reconciling differences are given in Note 29 ??to the consolidated ?financial ?statements of the Group included elsewhere in this filing.

B. Liquidity and Capital Resources

The Group's liquidity needs will arise primarily from debt service obligations on the indebtedness incurred in connection with the notes and revolving credit facility, working capital needs and the funding of capital expenditures. Total liabilities at December 31, 2001 were (pound) 148.1 million as compared to (pound) 160.1 million at December 31, 2000, including consolidated indebtedness of (pound) 112.2 million as compared to (pound) 117.6 million at December 31, 2000, which compares to total assets of (pound) 88.0 million at December 31, 2001 and (pound) 102.0 million at December 31, 2000.


                             Exh. T3E-III-App. E-18

The Group's primary sources of liquidity are cash flows from operations and borrowings under the Group's financing agreements, which provides the Group with a (Euro) 37.2 million (pound) 23.2 million 6-year euro term loan and a (Euro)
10.2 million (pound) 6.4 million revolving credit facility, as well as several local facilities in Germany, Italy, Spain, France, China, Australia, New Zealand, Brazil and the UK.

C.    Research and Development, Patents and Licences. etc

During the year ended December 31, 2001, 2000 and 1999 the Group spent (pound) 1,014,000, (pound) 1,590,000 and (pound) 1,729,000, respectively.

D.    Trend Information

Information with regard to the sales performance of the group is discussed within Item 5A. Details of inventory levels over the last 3 years are disclosed in note 14 of the consolidated financial statements included in this report. Production locations, sizes and nature of each site are shown in Item 4D.

The order book at December 31, 2001 reflected an upturn on the activity during 2001, reflecting the increased confidence in the US economy.

E.    New Accounting Standards

EITF 00-25

In April 2001, the Emerging Issues Task Force reached a consensus on Issue 00-25, Vendor Income Statement Characterisation of Consideration Paid to a Reseller of Vendor's Products ("EITF 00-25"). The EITF concluded that consideration from a vendor to a reseller of the vendor's products is presumed to be a reduction of the selling price of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement. That presumption can be overcome in certain circumstances. EITF 00-25 is to be applied no later than in annual or interim financial statements for periods beginning after 15 December 2001. Earlier application is encouraged. Financial statements for prior periods presented for comparative purposes are to be reclassified to comply with the income statement display requirements of this issue. The adoption of EITF 00-25 is not expected to have a material impact on the Company's financial statements.

SFAS 141 and 142

In July 2001, the FASB issued SFAS No. 141, Accounting for Business Combinations ("SFAS 141") and SFAS No.142 Accounting for Goodwill and Other Intangible Assets ("SFAS 142"). SFAS No. 141 will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the use of the pooling-of-interest method is no longer allowed. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Group is evaluating the impact of the adoption of these standards and has not yet determined the effect of adoption on its financial position and results of operations.


                             Exh. T3E-III-App. E-19

SFAS 143 and 144

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligation ("SFAS 143"), which is effective for financial statements issued for fiscal years beginning after June 15, 2002. The pronouncement addresses the recognition and remeasurement of obligations associated with the retirement of a tangible long-lived asset. In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), which is effective for financial statements issued for fiscal years beginning after December 15, 2001. SFAS 144 applies to all long-lived assets (including discontinued operations) and it develops an accounting model for long-lived assets that are to be disposed of by sale. The Company is currently reviewing these statements to determine their impact on future financial statements.

FRS 17, 18 and 19

The Accounting Standards Board (ASB) has issued FRS 17, Retirement Benefits, which is mandatory for all accounting periods ending on or after June 22, 2003. FRS 17 replaces SSAP 24 and UITF 6 relating to accounting for pension costs and other post-retirement benefits. The FRS makes changes in respect of accounting for defined benefit schemes, leading to increased volatility in the balance sheet as actuarial gains and losses are recognized immediately and scheme assets are valued at fair values. While companies with defined benefit schemes will be able to continue applying SSAP 24 for periods ending before June 22, 2003, they will need to make additional disclosure in accordance with FRS 17 for periods ending on or after June 22, 2001. The Group has applied the additional disclosure of FRS 17 in 2001.

The ASB has issued FRS 18, Accounting Policies, which is effective for all accounting periods ending on or after June 22, 2001. FRS 18 replaces SSAP 2. This replacement of SSAP 2 brings the assumptions and the criteria on which entities select accounting policies, into line with the ASB's statement of principles. FRS 18 re-iterates the going concern and accruals bases, however the previous concepts of prudence and consistency have been downplayed. In determining the most appropriate accounting policy the emphasis is now on the four objectives of relevance, reliability, comparability and understandability. The Group has applied the provisions of FRS 18 in 2001. The implementation of FRS 18 did not have a significant impact on the Group's financial statements.

The ASB has issued FRS 19, Deferred Tax, which is effective for all accounting periods ending on or after January 23, 2002. Its main objectives for the treatment of deferred tax to come more in line with international practice. Although FRS 19 introduces a form of "full provision" it has not harmonized with IAS 12. The general principle of FRS 19 is that deferred tax should be recognized in full in respect of transactions or events that have taken place by the balance sheet date and which give the entity an obligation to pay more or less tax in the future. Under FRS 19, a basis of `full' rather than `partial' provision should be adopted for all deferred tax liabilities and assets, with assets being recognized where it is considered more likely than not that they will be recovered. This will bring UK GAAP broadly into line with current US GAAP. FRS 19 has been applied as at January 1, 2002 and a net deferred tax asset of (pound)0.3 million was recognized in the UK GAAP balance sheet at that time.


                             Exh. T3E-III-App. E-20

Item 6.  Directors, Senior Management and Employees

A.    Directors and Senior Management

The Group's executive directors and senior managers hold office on such terms as is approved by the Remuneration Committee of the board of directors or by the board of directors. The Group's non-executive directors hold office in accordance with the shareholders agreement entered into among the Company's shareholders and the company.

The following sets forth the names and ages of each of the Group's directors and senior managers and the positions they hold as of December 31, 2001:

Directors and Senior Management

Name                     Age    Position

Peter Selkirk            46     Chief Executive and Director
Neil Fleming             46     Finance Director and Company Secretary
Robert Reid              48     General Manager - Europe
Keith Maxted             52     General Manager - Asia
Terry Pee                58     General Manager - Americas
Neil Eastwood            65     Director of Insole Operations
Timothy Wright           38     Non-executive Director

Set forth below is a brief description of the business experience of each director and senior manager:

Mr. Selkirk joined the Group as Managing Director in January 1996 after a career in technical materials based companies in the packaging, automotive and electronics sectors including Raychem Corporation and Courtaulds. He was previously employed by Raychem Corporation as manager of one of its European divisions, having been appointed in January 1993. Mr. Selkirk has an international background, having worked in the United States and throughout Europe. Mr. Selkirk has managed operations in the United States and Europe and has experience in sales, marketing, logistics and manufacturing. He has a Masters degree in Natural Sciences from Cambridge University and an MBA from the London Business School.

Mr. Fleming joined the Group as Finance Director in June 1996 after holding various financial and general management positions at companies in capital goods, engineering and general industrial sectors, including APV plc and the Norton Company. Between February 1991 and February 1994, Mr. Fleming was group financial controller of APV plc and from February 1994 to June 1996, he was managing director and then president of one of APV's divisions. He has an international background, having worked in the United States, Germany, France, Denmark and Luxembourg. Mr. Fleming has a Bachelor of Science Degree in Physics from Edinburgh University and is a Chartered Accountant with the Institute of Chartered Accountants in Scotland.

Dr. Reid joined the Group in 1997 as the Director of Technology and following the change to a regional management structure in November 2000 was appointed General Manager - Europe. Dr. Reid has an extensive background in technology management gained in positions with ICI and Raychem Corporation. From 1990 to 1997 Dr. Reid was Director of Raychem Corporation's European Corporate Research Laboratories. Dr. Reid has a degree in Chemistry and a Doctorate in Polymer Chemistry from Heriot-Watt University in Edinburgh.

Mr. Maxted joined the Group in October 2000 as General Manager - Asia following a long career in the footwear industry. From 1988 onwards Mr. Maxted was Executive Vice-President of Asco Corporation, a footwear sourcing company, and was based in Hong Kong.


                             Exh. T3E-III-App. E-21

Mr. Pee joined the Group in September 1997, when he was appointed Operations Director of Stiffener products, and was appointed General Manager - Americas in September 2001. Prior to joining the Group, Mr. Pee held positions both within the UK and abroad, with various manufacturing and engineering companies, including GEC. From 1988 to 1995, he was managing director of one of the product groups of APV plc involved in global manufacturing and, until September 1996 to September 1997; he held the position of managing director of GEA in South Africa.

Mr. Eastwood joined the Group in 1980 and is responsible for the Group's cellulose operations as General Manager. He was appointed Director of Cellulose Operations in February 1997. He has previously been employed in operational and production control capacities in the textile industry. Mr. Eastwood has a Bachelor of Sciences degree in Textile Technology from Manchester University.

Mr. Wright has been a non-executive director of the Group since 1995. He is a director of both Apax Partners & Co Strategic Investors Limited and Apax Partners & Co Ventures Limited where he has been employed in private equity investing for the last nine years since 1990. Mr. Wright is a non-executive director of a number of private equity companies associated with certain funds advised by Apax.

B.    Compensation

For the year ended December 31, 2001 the aggregate compensation, including bonuses, of all directors and executive officers of the Group names above was (pound) 1,062,431. For the year ended December 31, 2000 (pound) 956,637 and for the year ended December 31, 1999 the aggregate amount set aside by the Group to provide pension, retirement or similar benefits to those directors and executive officers was approximately (pound) 943,887.

C.    Board Practices

The executive directors have one-year rolling service contracts. In the event of termination, the directors would be entitled to a settlement of their one-year service contract, which consists of their salary and benefits. Details of directors emoluments are shown in note 9 of the notes to the consolidated financial statements included elsewhere in this document.

The remuneration committee of the board, which consists of the non-executive director only, authorises the remuneration of the executive directors.

D.    Employees

The average number of employees of the Group (including directors) was made up as follows:

                                          Year ended   Year ended   Year ended
                                            December     December     December
                                            31, 1999     31, 2000     31, 2001
                                            --------     --------     --------
  Marketing                                      792         974          866
  Selling, distribution and
  administration                                 488         529          507

                                            --------     --------     --------
                                               1,208        1,503       1,373
                                               =====        =====       =====

  Total  number  of  employees  as at 31
  December                                     1,575        1,482       1,328
                                               =====        =====       =====


                             Exh. T3E-III-App. E-22

E.    Share Ownership

                                                Amount of Beneficial
                                                      Ownership
                                                ---------------------
                                               Number of    Percentage
                                                 Shares       Owned
                                                ---------   ---------
Ordinary Voting Shares
T. J. Wright                                            -           -

B Ordinary Voting Shares
J. N. Fleming                                     165,027        3.64
P. E. Selkirk                                     165,027        3.64

T. J. Wright is a director of Apax Partners & Co. Strategic Investors Limited ("Apax") and Apax Partners & Co. Ventures Limited who together owned 3,102,777 ordinary voting shares in Texon. Mr Wright may be deemed to share beneficial ownership of ordinary shares held by Apax, but disclaims such beneficial ownership.

P. E. Selkirk and J. N. Fleming have an agreement with the other shareholders whereby each may acquire from the other shareholders up to 80,000 A ordinary voting shares at a price of (pound) 8.75 per share. The options are exercisable only in anticipation of and conditional upon a sale of Texon International plc or an initial public offering of Texon International plc equity securities, and will lapse on December 21, 2004 if not exercised prior to that date. In addition, options over a further 240,000 A ordinary shares are available for allocation, on a basis to be determined by the Remuneration Committee, to employees or prospective employees of the Group on the same terms as those described above.

Item 7  Major Shareholders and Related Party Transactions

A.    Major Shareholders

The following table furnishes information as to the beneficial ownership of the outstanding Voting Ordinary Shares by each person known by the Company to beneficially own more than 5% of the outstanding voting ordinary shares.

                                                Amount of Beneficial
                                                      Ownership
                                                ---------------------
                                               Number of    Percentage
                                                 Shares       Owned
                                                ---------   ---------
Principal Shareholders

Apax Funds Nominees Ltd                         3,102,777       68.37
UBS Jersey Nominees                               313,240        6.90

The company's major shareholders do not have different voting rights from the other shareholders.


                             Exh. T3E-III-App. E-23

B.    Related Party Transactions

Certain Texon shareholders have had commercial relations with Group companies. As a consequence, fees have been paid to the shareholders for providing the services of directors, banking services and strategic advice. Chase Manhattan Bank, the Group's former corporate banker is a shareholder, as are Apax Partners & Co. Strategic Investors Limited and Apax Partners & Co. Ventures Limited.

Transactions with related parties during the period (excluding interest paid in the normal course of business) including fees are as follows:

                                       Year ended    Year ended    Year ended
                                     December 31,  December 31,  December 31,
                                             1999          2000          2001
                                       ----------    ----------    ----------
                                       (pound)000    (pound)000    (pound)000
Fees for director's services                   20            20            20
Banking and strategic advice                  205           128           160
Debt issuance                                 557             -             -
                                              ---           ---           ---
                                              779           148           180
                                              ===           ===           ===

Amounts included within creditors in respect of related parties were (pound) 35,000 at December 31, 2001, (pound) 55,000 at December 31, 2000 and (pound) 46,000 at December 31, 1999. There are no prepayments in respect of related parties at December 31, 2001 or December 31, 2000.

The Group paid the following amounts to related parties: Chase Manhattan Bank (pound) 0 in 2001, (pound) 0 in 2000 and (pound) 557,000 in 1999 for debt issuance costs. The Group also incurred agency, guarantee and commitment fees of (pound) 160,000 in 2001, (pound) 128,000 in 2000 and (pound) 202,000 in 1999 which were payable to Chase Manhattan Bank as the Group's corporate banker.

C.    Interests of Experts and Counsel

Not Applicable

Item 8.  Financial Information

A.    Consolidated Statements and Other Financial Information

The consolidated statements and other financial information are presented in
Item 18.

From time to time, the Group is involved in routine litigation incidental to its business. The Group is not party to any pending or threatened legal proceeding, which the Group believes would have a material adverse effect on the Group's results of operations, financial condition or liquidity.

B.    Significant Changes

No significant changes have occurred since the date of the annual financial statements.


                             Exh. T3E-III-App. E-24

Item 9.  The Offer and Listing

A.    The Offer and Listing

Not applicable.

B.    Plan of Distribution

Not applicable.

C.    Markets

The Group's Series A senior notes due 2008 (the "notes") are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market for trading of securities eligible for resale under Rule 144A. The Group does not intend to list the notes on any national securities exchange other than the Luxembourg Stock Exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given that an active market will develop for any of the notes or as to the liquidity of the trading market for any of the notes. If a trading market does not develop or is not maintained, holders of the notes may experience difficulty in reselling such notes or may be unable to sell them at all. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of such notes will depend on many factors, including, among other things, prevailing interest rates, the Group's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Group, the notes may trade at a discount from their principal amount.

D.    Selling Shareholders

Not applicable.

E.    Dilution

Not applicable.

F.    Expenses of the Issue

Not applicable.

Item 10. Additional Information

A.    Share Capital

See note 19 to the consolidated financial statements included in this report.

B.    Memorandum and Articles of Association

See Exhibit 3.1

C.    Material Contracts

There are no material contracts, except those entered into in the normal course of the business.


                             Exh. T3E-III-App. E-25

D.    Exchange Controls

There are no limitations under UK law, decrees or regulations, as currently in effect, that would affect the transfer of capital, interest or other payments to non-UK resident holders of the senior notes, except as set forth below in "E. Taxation".

E.    Taxation

The following discussion is a summary of certain US federal income tax consequences of the ownership of notes by US Holders (as defined below). The summary is not a complete analysis or description of all potential tax consequences to such holders and does not address all tax considerations that may be relevant to all categories of potential purchasers (such as dealers in securities or commodities, tax-exempt investors, investors whose functional currency is not the US dollar and other investors subject to special rules, including investors holding notes as part of the currency hedge, a straddle, a "synthetic security", or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments).

Holders of notes are urged to consult their own tax advisors concerning the US federal, state and local tax consequences of the purchase, ownership and disposition of notes.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, administrative pronouncements, and existing and proposed Treasury regulations, changes to any of which after the date hereof could apply on a retroactive basis and affect the tax consequences described herein.

Taxation of Interest: While the notes continue to be in bearer form and are listed on a recognized stock exchange (as defined by section 841 Taxes Act 1988) interest on the notes may be paid without withholding for income tax provided:

      (a)   the person by or through whom the payment is made is not in the UK;

      (b) the payment is made by or through a person who is in the UK and either of the following requirements is met

            (i) the person receiving the interest is beneficially entitled to the interest, beneficially owns the notes and is not resident in the UK for tax purposes; or

            (ii) the notes are held within a recognized clearing system within the meaning of section 841A Taxes Act 1988 (The Euroclear Operator and Cedel have each been designated as a recognized clearance system for this purpose).

      and the person by or through the payment is made has received a declaration to that effect in the form required by law and the Inland Revenue has not issued a notice to the person by or through the payment is made stating that they consider that the above conditions have not been satisfied.

If the above requirements are not satisfied, the Inland Revenue in respect of any relief will pay interest under deduction of income tax at the lower rate subject to any direction to the contrary, which may be available pursuant to the provisions of any applicable double taxation treaty.

The interest on a note is derived from the UK and accordingly will be chargeable to UK tax by direct assessment even if the interest is paid without deduction. Interest on the notes received without deduction or withholding will not be chargeable to UK income tax in the


                             Exh. T3E-III-App. E-26
hands of a holder of a Note who is not resident in the UK unless the holder of the Note carries on a trade, profession or vocation within the UK through a UK branch or agency in connection with which the interest is received or to which the notes are attributable.

Where interest on the notes has been paid under deduction of lower rate income tax. Note holders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision under an applicable double taxation treaty between the country in which they are resident for tax purposes and the UK A U.S holder who is entitled to the benefit of the US/UK double taxation treaty would normally be able to recover in full any tax withheld by making the appropriate claim. A claim may be made by a United States holder prior to the interest being paid and if accepted the Inland Revenue will authorize subsequent payments to be made without withholding. In the case of an advance claim such a claim should be made well in advance of the interest payment date and in the case of a claim for repayment well before the end of the appropriate limitation period (six years after the end of the UK year of assessment to which the interest relates).

The term "US Holder" means a beneficial owner of a Note that (a) purchased the
Note in the offering, (b) holds the Note as a capital asset and (c) is, for US federal income tax purposes, (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) otherwise subject to US federal income tax on a net income basis in respect of the notes.

Payments of Interest: The gross amount of interest paid on a Note will be includible in the gross income of a US Holder at the time it is received or accrued, depending on the Holder's method of accounting for US federal income tax purposes, under the rules described below. The notes are not anticipated to be issued at a discount that is not treated as de minim is for US federal income tax purposes, and therefore the notes are not anticipated to be issued with any original issue discount. This treatment is based upon the assumption that no liquidated damages will be paid on account of a Registration Default. The United States Internal Revenue Service could, however, assert a different position, which could result in the notes being treated as issued with original issue discount, and thereby affecting the timing and character of interest income of US Holders.

In the case of a cash method US Holder, the amount of interest income in respect of any interest payment will be determined by translating such payment into US dollars at the spot exchange rate in effect on the date such interest payment is received. No exchange gain or loss will be realized with respect to the receipt of such interest payment, other than exchange gain or loss that is attributable to any difference between the exchange rate utilized to translate the Deutsche Mark payment into US dollars by the Paying Agent and the spot exchange rate in effect on the date such interest payment is received or, in the case of a US Holder that elects to receive payments on the notes in Deutsche Marks, that is attributable to the actual disposition of the Deutsche Marks received. Any such exchange gain or loss will generally be treated as ordinary income or loss. In the case of an accrual method US Holder, the amount of any interest income accrued during any accrual period will generally be determined by translating such accruals into US dollars at the average exchange rate applicable to the accrual period (or, with respect to an accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Such a US Holder will additionally realize exchange gain or loss with respect to any interest income accrued on the date such interest income is received (or on the date the Note is disposed of) in an amount equal to the difference between (x) the U.S dollars received in respect of such interest payment or, in the case of a US Holder that elects to receive payments on the notes in Deutsche Marks, the amount determined by converting the amount of the payment received into US dollars at the spot exchange rate in effect on the date such payment is received and (y) the amount of interest income accrued in respect of such payment according to the rule set forth in the prior sentence. Notwithstanding the rules described above, an accrual method US Holder may alternatively make an election to apply a "spot


                             Exh. T3E-III-App. E-27
accrual convention" that effectively allows such US Holder to translate accrued interest into US dollars at a single spot exchange rate, as set forth in Treasury regulations ss. 1.988-2(b)(2)(iii)(B). The amount of interest income received by a US Holder as set forth in this paragraph will generally be treated as "passive income" or, in the case of certain US Holders, "financial services income", from sources outside the United States, and any foreign currency exchange gain or loss as set forth in this paragraph will generally be treated as realized from sources within the United States.

Sale, Retirement and Other Disposition of the notes: Upon the sale, exchange or retirement of a Note, a US Holder will generally recognize a taxable gain or loss equal to the difference between the amount realized (not including any amounts received that are attributable to accrued and unpaid interest, which will be taxable as interest income, and exchange gain or loss as set forth above and in this paragraph) and the US Holder's tax basis in the Note. A US Holder's tax basis in a Note generally will be its cost, which generally will be calculated by reference to the spot exchange rate for Deutsche Marks in effect on the date of purchase. The value of any amount received by a US Holder on retirement of the Note generally will be determined by reference to the spot exchange rate for Deutsche Marks in effect on the date the Note is retired. Gain or loss recognized on the sale or retirement of a Note (determined as described above) will be capital gain or loss and will be long-term gain or loss if the Note was held for more than one year at the time of the disposition. US Holders that are individuals may be eligible for preferential treatment for net capital gains, particularly with respect to capital assets that are held for more than 18 months at the time of disposition. Gain recognized by a US Holder generally will be treated as US source income. US Holders should consult their tax advisors regarding the source of loss recognized on the sale, exchange or retirement of a Note. Notwithstanding the foregoing, gain or loss recognized by a US Holder on the sale, exchange or retirement of a Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in Deutsche Mark exchange rates during the period in which the US Holder held the Note or, in the case of a US Holder that does not elect to receive payments on the notes in Deutsche Marks, to the extent of any difference between the amount realized on retirement of the Note calculated by reference to the spot exchange rate for Deutsche Marks in effect on the date of retirement and the actual amount of US dollars received. In general, a US holder as realized will treat such foreign currency gain or loss from sources within the United States.

Information Reporting and Backup Withholding: In general, information reporting requirements will apply to certain payments of principal and interest paid in respect of the notes and to the sales proceeds of notes paid to US Holders, other than certain exempt US Holders (such as corporations). A 31% backup withholding tax will apply to such payments if the US Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or to comply with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules will be eligible for credit against such US Holder's US federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

F.    Dividends and Paying Agents

Not Applicable.

G.    Statement by Experts

None.

H.    Documents on Display

None.


                             Exh. T3E-III-App. E-28

I.    Subsidiary Information

None.

Item 11. Quantitative and Qualitative Disclosure about Market Risk

Disclosures about market risk

The Group's operations are conducted by entities in many countries and the primary market risk exposures of the Group are interest rate risk and foreign currency exchange risk. The exposure to market risk for changes in interest rates relates to its debt obligations, upon which interest is paid at both short-term fixed and variable rates, and local bank borrowings, upon which interest is paid at variable rates. The Group does not use any instruments by which to hedge against fluctuations in interest rates, as it is believed that interest rates are low in the currencies in which debt is denominated and that the risk of major fluctuations in such interest rates is low.

The results of the Group's operations are subject to currency translation risk and currency transaction risk. Regarding currency translation risk, the operating results and financial position of each entity is reported in the relevant local currency and then translated into Sterling at the applicable exchange rate for inclusion in the financial statements of the Group. The fluctuation of Sterling against foreign currencies will therefore have an impact upon the reported profitability of the Group and may also affect the value of the Group's assets and the amount of the Company's shareholders equity.

Regarding currency transaction risk, fluctuations in exchange rates may affect the operating results of the Group because many of each entities costs are incurred in currencies different from the revenue currencies and there is also a time lag between incurrence of costs and the collection of related revenues. To protect against currency transaction risk the Group engages in hedging its net transaction exposure by the use of foreign exchange forward contracts to cover exposures arising from outstanding sales and purchase invoices. It has not covered outstanding sales or purchase orders unless they are firm commitments. At present hedging covers all traded currencies to which the Group is exposed and in which forward contracts may be undertaken. This includes the Euro and the US, Hong Kong, Australian and New Zealand Dollar. In addition the Group hedges against certain non-trading exposures by using foreign exchange forward contracts, these exposures being short-term loans between entities and interest payable (within one year) on the senior notes. Short-term loans may fluctuate in value depending upon the daily cash position of the various entities and may be denominated in any of the currencies stated above.

Exchange Rate Sensitivity

The table below provides information as at December 31, 2001 about the Group's derivative financial instruments and other financial instruments by functional currency and presents such information in Sterling equivalents. The table summarizes information on instruments and transactions that are sensitive to foreign currency exchange rates, including foreign currency forward exchange agreements and foreign currency denominated credit and debt obligations. For credit and debt obligations, the table presents principal cash flows by expected maturity dates (for obligations maturing in 2002). The foreign exchange contracts are made on a month-to-month basis and the book and fair value of these contracts are not significant.

The fair values are calculated using the appropriate rates as at December 31, 2001.


                             Exh. T3E-III-App. E-29

                                Book or contract
                                           Value         Fair Value
(GBP Equivalent in thousands)
(Liabilities)/Assets

GBP Functional Currency:
Interest on debt (DEM)                   (7,770)             (7,656)
Short-term affiliate loans
     (EUR)                               (3,306)             (3,306)
     (USD)                                 (873)               (873)
     (NZD)                                 (221)               (221)
Working Capital
     (EUR)                                2,733               2,733
     (USD)                                2,580               2,580

AUD Functional Currency:
Working Capital
     (EUR)                                 (123)               (123)
     (GBP)                                 (765)               (765)
     (USD)                                 (530)               (530)

EUR Functional Currency:
Working Capital
     (GBP)                                 (467)               (467)
     (USD)                                 (105)               (105)
     (RMB)                                  760                 760

HKD Functional Currency:
Working Capital
     (GBP)                                1,360               1,360
     (USD)                                  781                 781
     (NTD)                                  760                 760
     (RMB)                                  536                 536

NTD Functional Currency:
Working Capital
     (USD)                                 (126)               (126)
     (GBP)                                   57                  57

MXP Functional Currency:
Working Capital
     (GBP)                                 (102)               (102)
     (USD)                                 (503)               (503)

RMB Functional Currency:
Working Capital
     (USD)                                  529                 529
     (GBP)                                 (197)               (197)
     (HKD)                                3,615               3,615

USD Functional Currency:
Working Capital
     (EUR)                                  (66)                (66)
     (GBP)                                  110                 110
     (HKD)                                 (195)               (195)
     (RMB)                                  273                 273


                             Exh. T3E-III-App. E-30

The Group's exposures are covered on a net basis and the following contracts were in place at December 31, 2000, all of which are expected to mature in the year 2001.

                                       Contract Value    Fair Value

(GBP Equivalent in thousands)

Forward Exchange Agreements

(Receive DEM/Pay GBP)
Contract amount                            3,942              3,828
Average contractual exchange rate           3.11

(Receive EUR/Pay GBP)
Contract amount                            3,354              3,306
Average contractual exchange rate           1.61

(Receive USD/Pay GBP)
Contract amount                              901                873
Average contractual exchange rate           1.42

(Receive NZD/Pay GBP)
Contract amount                              226                221
Average contractual exchange rate           3.43

Receive GBP/Pay HKD)
Contract amount                            (415)              (415)
Average contractual exchange rate          11.35

(Receive GBP/Pay EUR)
Contract amount                          (1,679)            (1,658)
Average contractual exchange rate           1.61

(Receive GBP/Pay AUD)
Contract amount                          (1,612)            (1,604)
Average contractual exchange rate           2.83

(Receive GBP/Pay USD)
Contract amount                          (1,667)            (1,652)
Average contractual exchange rate           1.45

(Receive GBP/Pay CAD)
Contract amount                            (184)              (181)
Average contractual exchange rate           2.28

Interest Rate Sensitivity

The table below provides information as at December 31, 2001 about the Group's derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including debt obligations. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates all of which are during 2002. The information is presented in sterling equivalents, which is the Group's reporting currency.


                             Exh. T3E-III-App. E-31

                                       Book Value         Fair Value

(Liabilities) (GBP Equivalent in thousands)
Debt:

Variable Rate (GBP)                      (2,865)            (2,865)
Average interest rate                       7.0%

Variable Rate (EUR)                     (29,404)           (29,404)
Average interest rate                       5.6%

Variable Rate (USD)                        (636)              (636)
Average interest rate                       7.3%

Variable Rate (AUD)                      (1,238)            (1,238)
Average interest rate                      8.83%

Variable Rate (NZD)                        (336)              (336)
Average interest rate                       8.8%

Variable Rate (BRC)                        (476)              (476)
Average interest rate                      25.0%

Variable Rate (NTD)                          (9)                (9)
Average interest rate                       9.1%

Impact of Price Fluctuations of Raw Materials on Results of Operations

The Group purchases most of the raw materials for its products on the open market, and the Group's sales may be affected by changes in the market price of such raw materials. The Group does not generally engage in commodity hedging transactions for such raw materials. There can be no assurance that the Group will be able to pass on increases in the price of raw materials to its customers in the future, on a timely basis or at all. The results of the operations of the Group have in the past been affected by fluctuations in the price of the primary raw material, wood pulp, for its cellulose insoles. Wood pulp represented 14% of the Group's raw materials costs in 2001 as compared to 17% in 2000 and 10% in 2001 as compared to 11% in 2000 of the Group's total cost of sales.

Item 12. Description of Securities Other than Equity Securities

Not applicable.


                             Exh. T3E-III-App. E-32

                                     PART II

Item 13. Defaults, Dividend Arrearages and Delinquencies

None.

Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds

None.

Item 15. (Reserved)

Not Applicable.

Item 16. (Reserved)

Not Applicable.


                             Exh. T3E-III-App. E-33

                                    PART III

Item 17. Financial Statements

Not applicable

Item 18. Financial Statements

See Pages F-1 to F-51

(a)   The following financial statements are filed as part of this Form 20-F:

      (1)   Consolidated profit and loss accounts                            F-2
      (2)   Consolidated balance sheets                                      F-3
      (3)   Consolidated cash flow statements                                F-4
      (4)   Reconciliation of net cash flow to movement in net debt          F-5
      (5)   Consolidated statement of total recognized gains and losses      F-6
      (6)   Reconciliation of movements in total shareholders' deficit       F-7
      (7)   Notes to the consolidated financial statements                   F-8

Item 19. Exhibits

The following exhibits are filed as part of this Form 20-F

Exhibit Description

1.1 Purchase Agreement between the Group and the Initial Purchasers dated January 27, 1998. (1)

3.1     Memorandum and Articles of Association of Texon International plc. (1)

4.1 Indenture, dated as of January 30, 1998, among Texon International plc and the Chase Manhattan Bank as Trustee. (1)

4.2     Form of 10% Senior notes due 2008 (included in Exhibit 4.1 hereto). (1)

4.3 Form of 10% Series A Senior notes due 2008 (included in Exhibit 4.1 hereto). (1)

4.4 Exchange and Registration Rights Agreement between the Company and the Initial Purchasers dated January 27, 1998. (1)

4.5 Note Depositary Agreement dated January 30, 1998 between Texon International plc and The Bank of New York, as Book-Entry Depositary.
        (1)

10.1 Shareholders Agreement dated December 23, 1997, between the Company and the shareholders of the Company. (1)

10.2    Agreement for Sale of USM Group Limited dated December 23, 1997. (1)

10.3    Agreement for Sale of United Texon limited dated December 23, 1997. (1)

10.4 Credit Agreement, dated January 28, 1998, among the Company, Chase Manhattan plc, The Chase Manhattan Bank and the other Lenders party thereto. (1)

10.5 Employment Agreement dated January 30, 1998, between the Company and Peter Selkirk. (1)

10.6 Employee Agreement dated January 30, 1998, between the Company and Neil Fleming. (1)

10.7 Employment Agreement dated July 29, 1997, between the Company and Kevin Cochrane. (1)

10.8 Employment Agreement dated July 29, 1997, between the Company and Neil Eastwood. (1)


                             Exh. T3E-III-App. E-34

10.9 Employment Agreement, dated as of September 2, 1997, between the Company and Terry Pee. (1)

10.10 Employment Agreement dated May 26, 1998 between the Company and Terry Pee. (1)

10.11 Option Agreement of Peter Selkirk relating to the A Shares dated December 23, 1997. (1)

10.12 Option Agreement of Peter Selkirk and Neil Fleming relating to the B Shares dated December 23, 1997. (1)

10.13 Business Acquisition Agreement between British United Shoe Machinery Limited and DMWSL 189 Limited and related agreements dated July 29, 1997. (1)

10.14 Business Sale Agreement between Deutsche Vereinigte Schumaschinen GmbH & Co and DVSG Engineering und Patentverwaltungs GmbH dated July 29, 1997.
        (1)

10.15 Business Sale Agreement between DVSG Engineering und Patentverwaltungs GmbH and DVSG Service GmbH dated July 29, 1997. (1)

10.16 Business Sale Agreement between USM Espana S.L. and Maquinaria USM S.L. dated July 29, 1997. (1)

10.17 Business Acquisition Agreement between USM Taiwan Limited and Texon Taiwan Limited dated December 1997. (1)

10.18 Bill of Sale, Assignment and Assumption Agreement between USM Texon Materials Inc. and United Shoe Machinery Corporation and related agreements dated July 29, 1997. (1)

10.19 Assets Sale Agreement between USM Asia Limited and Texon (H.K.) Limited dated July 29, 1997. (1)

10.20 Share Purchase Agreement between DVSG Holding GmbH and DVSG Beteiligungs und Verwaltungs GmbH dated July 29, 1997. (1)

10.21 Share Sale Agreement between USM Holding GmbH and Texon Verwaltungs GmbH Gr. Dated July 29, 1997. (1)

10.22 Share Sale Agreement between USM Texon Limited and Texon Verwaltungs GmbH. Gr dated July 29, 1997. (1)

10.23 Share Sale Agreement between USM International Limited and DVSG Administration GmbH relating to the entire issued share capital of DVSG Service GmbH. (1)

10.24 Share Sale Agreement between USM International Limited and DVSG Administration GmbH. Relating to the entire issued share capital of DVSG Beteilgungs und Verwaltungs GmbH. (1)

10.25 Share Sale Agreement between USM Benelux B.V. and USM Texon Limited relating to the entire issued share capital of USM Holding GmbH dated December 23, 1997. (1)

10.26 Share Transfer Agreement between Texon France S.A. and USM International Limited dated December 24, 1997 and related agreement. (1)

10.27 Share Purchase Agreement between USM Benelux B.V and USM International Limited relating to the issued share capital of USM Asia Limited dated July 29, 1997. (1)

10.28 Share Transfer Agreement between USM Benelux B.V. and USM International Limited related to the entire issued share capital of USM Taiwan Limited dated July 29, 1997. (1)

10.29 Share Transfer Agreement between USM Benelux B.V and USM Texon Limited dated December 23, 1997. (1)

10.30 Share Transfer Agreement between USM International Limited and Texon Materiales S.L. (1)

10.31 Share Transfer Agreement between USM Texon Limited and El Manto de Elias S.L. (1)

10.32 Share Transfer Agreement between Texon Overseas and USM International Limited relating to the entire holding of Texon Overseas in USM Far East Australia Pty Limited dated July 29, 1997. (1)


                             Exh. T3E-III-App. E-35

10.33 Share Transfer Agreement between United Texon plc and USM International Limited relating to the entire issued share capital of 3138933 Canada Inc. dated July 29, 1997. (1)

10.34 Share Transfer Agreement between USM Texon Limited and USM International Limited relating to the entire issued share capital of Samco Strong Limited dated July 29, 1997. (1)

10.35 Share Transfer Agreement between United Texon plc and USM International Limited relating to the entire issued share capital of USM Corporation and related agreements dated July 29, 1997. (1)

10.36 Share Transfer Agreement between USM Benelux B.V. and United Texon plc relating to the entire issued share capital of USM Corporation and related agreements dated July 29, 1997. (1)

10.37 Share Transfer Agreement between Texon Overseas and USM International Limited relating to the entire issued share capital of USM Korea Limited dated July 29, 1997. (1)

10.38 Share Transfer Agreement between USM Benelux B.V. and USM International Limited relating to the entire issued share capital of USM Asia Limited dated July 29, 1997. (1)

10.39 Share Transfer Agreement between USM Benelux B.V. and USM International Limited relating to the entire issued share capital of USM do Brasil Industria e Comercio SA dated July 29, 1997. (1)

10.40 Exclusive Distributor Agreement between British United Shoe Machinery Co. Limited and United Shoe Machinery of Australia Pty. Ltd dated July 29, 1997. (1)

10.41 Exclusive Distributor Agreement between British United Shoe Machinery Limited and USM Korea Limited dated July 29, 1997. (1)

10.42 Exclusive Distributor Agreement between Texon (H.K.) Limited and USM Korea Limited. (1)

10.43 Exclusive Distributor Agreement between British United Shoe Machinery Limited and United Shoe Machinery (Thailand) Co. Ltd. Dated July 29, 1997. (1)

10.44 Non-Exclusive Distributor Agreement between USM Texon Materials Inc. and USM Canada Ltd. Dated August 8, 1997. (1)

10.45 Non-Exclusive Distributor Agreement between Texon France S.A. and USM France S.A. dated July 29, 1997. (1)

10.46 Non-Exclusive Distributor Agreement between DVSG Engineering und Patentverwaltungs GmbH and Deutsche Vereinigte Schumaschinen GmbH & Co. dated July 29, 1997. (1)

10.47 Non-Exclusive Distributor Agreement between United Shoe Machinery Corporation and USM Texon Mexico S.A. (1)

10.48 Non-Exclusive Distributor Agreement between Texon Materiales S.L. and Maquinaria USM, S.L. dated July 29, 1997. (1)

10.49 Non-Exclusive Distributor Agreement between Samco Strong Limited and United Shoe Machinery of Australia Pty. Ltd. Dated July 29, 1997. (1)

10.50 Non-Exclusive Distributor Agreement between Texon Taiwan Limited and USM Taiwan Limited. (1)

10.51 Sole Agency Agreement between Texon (H.K.) Limited and USM Far East Australia (PTY) Limited dated July 29, 1997. (1)

10.52   Cost Sharing Agreement between Texon France S.A. and USM France S.A. (1)

10.53 Cost Sharing Agreement between USM Taiwan Limited and Texon Taiwan Limited dated December 10, 1997. (1)

10.54 Services Agreement between USM Texon Oesterreich Gesellschaft M.b.H and USM Oesterreich Maschinenhandelsgesellschaft dated December 1, 1997. (1)

10.55 Service Agreement between DMWSL 189 and British United Shoe Machinery Limited dated July 29, 1997. (1)


                             Exh. T3E-III-App. E-36

10.56 Services Agreement between DVSG Engineering und Patentverwaltungs GmbH and Deutsche Vereinigte Schumaschinen GmbH & Co. relating to the provision of services/premises at Pirmasens dated July 29, 1997. (1)

10.57 Services Agreement between Deutsche Vereinigte Schumaschinen GmbH & Co. and DVSG Engineering und Patentverwaltungs GmbH relating to the provision of services/premises at Frankfurt am Main dated July 29, 1997.
        (1)

10.58 Services Agreement between Texon Materiales S.L. and Maquinaria USM, S.L. dated July 29, 1997. (1)

10.59 Services Agreement between USM Texon Materials Inc. and United Shoe Machinery Corporation dated June 30, 1997. (1)

10.60 Computing Services Agreement between USM Texon Materials Inc. and United Shoe Machinery Corporation dated June 30, 1997. (1)

10.61   Services Agreement between USM Asia Limited and Texon (H.K.) Limited.
        (1)

10.62 Services Agreement between USM Far East Australia Pty Ltd. And Texon (H.K.) Limited. (1)

10.63 Sub-Lease Agreement between USM Texon Materials Inc. and USM Corporation dated May 1, 1997. (1)

10.64 Contribution and Assumption Agreement between USM Corporation and USM Texon Materials Inc. dated June 27, 1997. (1)

10.65 Joint Venture Contract between Foshan Arts & Crafts Industry Corporation and USM (China Holdings) Ltd. (1)

10.66 Agreement between USM Texon Limited and British United Shoe Machinery Co. Limited relating to the surrender of group relief dated December 23, 1997. (1)

10.67 Agreement between USM Texon Limited and Samco Strong Limited relating to the surrender of group relief dated December 23, 1997. (1)

10.68 Sale and Lease Agreement between USM Texon Limited, 377 Leicester Limited and Texon UK Limited dated June 30, 1998 (3)

10.69 Sale and Purchase Agreement between Texon UK Limited and USM Texon Limited dated June 30, 1998 (3)

10.70 Lease between 337 Leicester Limited, Texon UK Limited and Anglo Irish Bank Corporation plc dated October 9, 1998 (3)

10.71 Sale and Purchase Agreement among David J Grier and others as Vendors and Texon UK Limited as Purchaser, dated March 12, 1999 (4)

10.72 Sale and Purchase Agreement between Rosenkranz & Krause GmbH & Co., as vendor, Texon Mockmuhl, as purchaser, and the Company, as guarantor, dated July 22, 1999 (5)

10.73 Term and Revolving Facilities Agreement, dated July 22, 1999, among the Company, United Texon Limited, certain other companies in the Texon Group, Chase Manhattan Bank plc, The Chase Manhattan Bank, BHF Bank AG and Chase Manhattan International Limited (5)

10.74 Composite Debenture, dated July 22, 1999, among United Texon Limited, certain other companies in the Texon Group and Chase Manhattan International Limited (5)

10.75 Agreement for Sale of Certain Parts of the Business and Assets, by and among Chamberlain Phipps Materials Limited, as seller, Texon (UK) Limited, as buyer, and Newgrange Group, L.L.C., as guarantor, dated September 4, 1999 (6)

10.76 Share Sale Agreement, by and among Clarks Shoes Australia Limited, as vendor, and Texon Australia Pty Limited, as purchaser, dated October 11, 1999 (6)

10.77 Business sale Agreement, by and among British United Shoe Machinery Co. Limited, as seller, USM Group Limited, as guarantor, and Texon UK Limited, as purchaser, dated February 29, 2000. (7)

10.78 Quotas Purchase Agreement, by and among Texon Italia S.P.A., as purchaser, and Fleckstan Participacoes Ltda., Martinho Fleck and Iloide Fleck, as sellers, dated as of March 20, 2000. (7)


                             Exh. T3E-III-App. E-37

10.79 Umbrella Agreement for the Sale and Purchase of the business and assets of Foss Manufacturing Company Inc. and its subsidiary companies dated July 26, 2000, between Texon International plc, as purchaser, and Foss Manufacturing Company Inc., as seller. (8)

10.80 USA Agreement for the Sale and Purchase of the US business and assets of Foss Manufacturing Company Inc., dated July 26, 2000, between Texon USA Inc., as purchaser, and Foss Manufacturing Company Inc., as seller. (8)

10.81 French Agreement for the Sale and Purchase of the French business and assets of Foss Manufacturing Company Inc. and its subsidiary companies, and all of the share capital of SCI Lambiotte Immobiliere, dated July 26, 2000, between Texon France S.A., as purchaser, and Lambiotte Foss S.A., as seller. (8)

10.82 Distribution Agreement, dated July 26, 2000, between Texon USA Inc. and Foss Manufacturing Company Inc. (8)

10.83 Patent, Know-How and Trademark Licensing Agreement, dated July 26, 2000, between Texon International plc and Foss Manufacturing Company Inc. (8)

10.84 Assignment of Patents, Know-How and Trademarks, dated July 26, 2000, between Texon International plc and Foss Manufacturing Company Inc. (8)

10.85 Facilities Agreement between Texon International plc, United Texon Limited, the companies listed in Part 1 of Schedule 1 as original borrowers, the companies listed in Part 2 of Schedule 1 as original guarantors, Barclays Bank plc ("Barclays") as Arranger, Agent, Issuing Lender and as Security Agent and the financial institutions listed in
        Part 3 of Schedule 1 as original lenders in relation to a Euro 37,190,000 term facility and a Euro 10,165,000 revolving facility dated November 15, 2001. (9)

10.86 Debenture between United Texon Limited and certain of its subsidiaries (as Charging Companies) and Barclays (as Security Agent) dated November 15, 2001. (9)

10.87 Pledge Agreement granted by Texon Overseas in favour of Barclays (as Agent) over the shares, which Texon Overseas holds in Texon USA, Inc, dated November 15, 2001. (9)

10.88 Pledge Agreement granted by Texon Overseas in favour of Barclays (as Security Agent) over the shares, which Texon Overseas holds in UT France SAS, dated November 15, 2001. (9)

10.89 Share Pledge Agreement granted by Texon Overseas in favour of Barclays over the shares, which Texon Overseas holds in Texon Verwaltungs GmbH, dated November 15, 2001. (9)

10.90 Pledge of Shares granted by Texon Overseas in favour of Barclays over the shares which Texon Overseas holds in Texon Italia SpA, dated November 15, 2001. (9)

10.91 Security Agreement between Texon USA, Inc. and Barclays (as Security Agent) dated November 15, 2001. (9)

10.92 Composite Deed of Release granted by Chase Manhattan International Limited (as Security Agent) in favour of the Companies as Chargors in relation to the Senior Facilities Agreement dated 22nd July 1999. (9)

10.93 Release of Pledge executed for and on behalf of Chase Manhattan International Limited. (9)

10.94 Release of Security Interest executed for and on behalf of Chase Manhattan International Limited. (9)

10.95 Release of Intellectual Property Security Interest executed for and on behalf of Chase Manhattan International Limited. (9)

10.96 Discharge of Mortgage relating to property in Hampshire County, USA and given by Chase Manhattan International Limited. (9)

10.97 Discharge of Mortgage relating to property in Hampden County, USA and given by Chase Manhattan International Limited. (9)

10.98 Italian Declaration of Receipt from Chase Manhattan International Limited. (9)


                             Exh. T3E-III-App. E-38

10.99 Agreement for the Sale and Purchase of a Business between Wilton Welsh Limited and Texon New Zealand Limited dated October 23, 2001. (P)

16      Letter re Change in Certifying Accountant (2)

21      List of Subsidiaries of the Registrant (1)

(1) Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form F-4 (No. 333-49619)

(2) Incorporated by reference to the exhibits filed with the Company's Current Report on Form 6-K filed with the Securities and Exchange Commission on January 15, 1999.

(3) Incorporated by reference to the exhibits filed with the Group's Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 30, 1999.

(4) Incorporated by reference to the exhibits filed with the Group's Current Report on Form 6-K filed with the Securities and Exchange Commission on May 26,1999.

(5) Incorporated by reference to the exhibits filed with the Group's Current Report on Form 6-K filed with the Securities and Exchange Commission on August 13, 1999.

(6) Incorporated by reference to the exhibits filed with the Group's Current Report on Form 6-K filed with the Securities and Exchange Commission on August 13, 1999.

(7) Incorporated by reference to the exhibits filed with the Group's Annual Report on Form 20-F filed with the Securities and Exchange Commission on May 2, 2000.

(8) Incorporated by reference to the exhibits filed with the Group's Current Report on Form 6-K filed with the Securities and Exchange Commission on November 14, 2000.

(9) Incorporated by reference to the exhibits filed with the Group's Current Report on Form 6-K filed with the Securities and Exchange Commission on November 14, 2001.

(P) This exhibit has been concurrently filed in paper format with the Securities and Exchange Commission under cover of Form SE.


                             Exh. T3E-III-App. E-39

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act 1934, the registrant certifies that it meets all of the requirements for filing on Form 20-F and has duly caused this registration statement annual report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      Texon International plc
                                                  ..............................
                                                           (Registrant)

Date May 09, 2002                                   By   /s/ J. Neil Fleming
                                                  ..............................
                                                             J. Neil Fleming
                                                        Finance Director and
                                                    Chief Accounting Officer


                             Exh. T3E-III-App. E-40

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and the Shareholders of Texon International plc:

We have audited the accompanying consolidated balance sheets of Texon International plc and its subsidiaries (the "Group") as of December 31, 2001 and 2000, and the related consolidated statements of profit and loss accounts, total recognized gains and losses, movements in total shareholders' deficit and cash flows for each of the three years in the period ended December 31, 2001 on pages F-2 to F-58. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United Kingdom and United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Texon International plc and its subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the results of operations for the years ended December 31, 2001, 2000 and 1999 and shareholders' equity as of December 31, 2001 and 2000 to the extent summarized in Note 29 to the consolidated financial statements. As more fully described on Note 29, the reported shareholders deficit for the year ended December 31, 2000, as determined in accordance with accounting principles generally accepted in the United States of America, has been restated for the item described in Note 29 (h).


DELOITTE & TOUCHE
Nottingham, United Kingdom
May 10, 2002


                            Exh. T3E-III-App. E F-1

                      CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                                    Year ended   Year ended    Year ended
                                                      December     December      December
                                            Notes     31, 1999     31, 2000      31, 2001
                                            -----     --------     --------      --------
                                                    (pound)000   (pound)000    (pound)000
Sales turnover
  Continuing operations                                126,627      145,665       139,132
  Discontinued operations                                    -        5,921         3,270
                                                       -------      -------       -------
                                              4        126,627      151,586       142,402
Cost of sales
  Continuing operations                               (84,083      (100,076)     (93,706)
  Discontinued operations                                    -       (5,121)      (3,068)
                                                       -------      -------       -------
                                                      (84,083)     (105,197)     (96,774)
Gross profit/(loss)
  Continuing operations                                 42,544       45,589        45,426
  Discontinued operations                                    -          800           202
                                                       -------      -------       -------
                                                        42,544       46,389        45,628
Marketing and administrative expenses
  Continuing operations                               (29,688)     (32,563)      (32,766)
  Discontinued operations                                    -      (1,618)       (1,139)
                                                       -------      -------       -------
                                              5       (29,688)     (34,181)      (33,905)
Operating profit/(loss)                       7
  Continuing operations                                 12,856       13,026        12,660
  Discontinued operations                                    -        (818)         (937)
                                                       -------      -------       -------
                                                        12,856       12,208        11,723

Loss on termination of discontinued
  activities                                  6b             -        (361)             -
Profit on disposal of property of
  continuing operations                       6a         1,000        1,000             -
                                                       -------      -------       -------
Profit/(loss) before interest and taxation    7
  Continuing operations                                 13,856       14,026        12,660
  Discontinued operations                                    -      (1,179)         (937)
                                                       -------      -------       -------
                                                        13,856       12,847        11,723

Interest receivable and similar income                     336          148            29
Interest payable and similar charges          8       (11,656)     (12,320)      (14,180)
                                                       -------      -------       -------
Profit/(loss) on ordinary activities
  before taxation                                        2,536          675       (2,428)

Taxation on profit/(loss) on ordinary
  activities                                  10       (1,754)      (3,134)       (1,518)
Profit/(loss) on ordinary activities after             -------      -------       -------
  taxation                                                 782      (2,459)       (3,946)

Minority equity interests                     21         (206)        (234)         (348)
                                                       -------      -------       -------
Net profit/(loss) for the financial year                   576      (2,693)       (4,294)

Finance charges in respect of non-equity
  shares                                      19       (4,657)      (4,016)       (4,456)
                                                       -------      -------       -------
Retained (loss) for the financial year for
  equity shareholders                         20       (4,081)      (6,709)       (8,750)
                                                       =======      =======       =======

The accompanying notes are an integral part of these consolidated financial statements.


                            Exh. T3E-III-App. E F-2

                           CONSOLIDATED BALANCE SHEETS

                                                            As of        As of
                                                           December     December
                                                  Notes    31, 2000     31, 2001
                                                         (pound)000   (pound)000
FIXED ASSETS
Intangible assets                                    12      22,034      20,576
Tangible assets                                      11      22,071      19,984
Investments                                          13           1           1
                                                           --------    --------
                                                             44,106      40,561

CURRENT ASSETS
Stocks                                               14      22,292      21,865
Debtors due within one year                          15      33,167      23,743
Cash at bank and in hand                                        837         995
                                                           --------    --------
                                                             56,296      46,603

CREDITORS
Amounts falling due within one year                  16     (48,815)    (37,244)
                                                           --------    --------
NET CURRENT ASSETS                                7,481       9,359

Debtors due after one year                           15       1,606         877
                                                           --------    --------
TOTAL ASSETS LESS CURRENT LIABILITIES                        53,193      50,797

CREDITORS
Amounts falling due after more than
one year                                             16    (104,504)   (104,160)
Provisions for liabilities and
charges                                              18      (6,778)     (6,746)
                                                           --------    --------
NET LIABILITIES                                             (58,089)    (60,109)
                                                           ========    ========

CAPITAL AND RESERVES
Called up share capital                              19       9,973      10,773
Share premium                                        20      49,276      49,276
Profit and loss account                              20    (129,746)   (137,257)
Premium on redemption reserve                        20      11,273      15,729
                                                           --------    --------
Shareholders' deficit
Equity interests                                           (125,248)   (132,759)
Non-equity interests                                          66,024      71,280
                                                           --------    --------
                                                            (59,224)    (61,479)

Minority equity interests                            21       1,135       1,370
                                                           --------    --------
                                                            (58,089)    (60,109)
                                                           ========    ========

The accompanying notes are an integral part of these consolidated financial statements.


                            Exh. T3E-III-App. E F-3

                        CONSOLIDATED CASH FLOW STATEMENTS

                                        Year ended  Year ended     Year ended
                                          December    December      December
                                  Notes   31, 1999    31, 2000      31, 2001
                                  -----   --------    --------      --------
                                         (pound)000  (pound)000    (pound)000
Net cash inflow from operating
  activities                      (26a)      15,099     16,190       21,969

Returns on investments and
  servicing of finance            (26b)     (11,029)   (11,837)     (14,213)

Taxation
                                             (2,538)    (3,667)      (1,167)

Capital expenditure and
  financial investment            (26b)      (3,263)    (1,634)      (2,223)

Acquisitions of businesses        (26b)     (24,077)   (10,195)      (2,438)

Cash (outflow)/inflow before use
  of liquid resources                       (25,808)   (11,143)       1,928

Financing increase in debt        (26b)      25,468      9,380          796

(Decrease)/increase in cash                    (340)    (1,763)       2,724

The accompanying notes are an integral part of these consolidated financial statements.


                            Exh. T3E-III-App. E F-4

            RECONCILIATIONS OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                          Year ended  Year ended    Year ended
                                           December    December      December
                                  Notes    31, 1999    31, 2000      31, 2001
                                  -----    --------    --------      --------
                                          (pound)000  (pound)000    (pound)000
(Decrease)/increase in cash in
  the year                        (26c)      (340)      (1,763)       2,724

Cash inflow from debt and
  lease financing                 (26b)   (25,468)      (9,380)        (796)

                                          --------     --------       -----
Change in net debt resulting
  from cash flows                         (25,808)     (11,143)       1,928

Non-cash movements in debt                    146         (827)         726

Translation differences                    12,040         (474)       2,014

Loans and finance leases
  acquired with subsidiary                 (3,386)        (462)          -

Issuance of share capital                     -           3,329         800

                                          --------     --------       -----
Movement in net debt in the year          (17,008)      (9,577)       5,468

Net debt brought forward                  (91,063)    (108,071)    (117,648)

                                          --------     --------       -----
Net debt carried forward                 (108,071)    (117,648)    (112,180)
                                         ========     ========     ========

The accompanying notes are an integral part of these consolidated financial statements.


                            Exh. T3E-III-App. E F-5

          CONSOLIDATED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                                          Year ended  Year ended    Year ended
                                           December    December      December
                                           31, 1999    31, 2000      31, 2001
                                           --------    --------      --------
                                          (pound)000  (pound)000    (pound)000
Net profit/(loss) for the
  financial year                              576       (2,693)       (4,294)

Currency translation differences
  on foreign currency                      10,561           22         1,239
                                           ------       ------         -----

Total recognized gains/(losses) in
  the year                                 11,137       (2,671)       (3,055)
                                           ======       ======        ======

The accompanying notes are an integral part of these consolidated financial statements.


                            Exh. T3E-III-App. E F-6

           RECONCILIATIONS OF MOVEMENTS IN TOTAL SHAREHOLDERS' DEFICIT

                                        Year ended    Year ended    Year ended
                                         December      December      December
                                         31, 1999      31, 2000      31, 2001
                                         --------      --------      --------
                                        (pound)000    (pound)000    (pound)000
Net profit/(loss) for the
  financial year                           576          (2,693)       (4,294)

Finance charges in respect of
  non-equity shares                     (4,657)         (4,016)       (4,456)
                                       --------        --------      --------
                                        (4,081)         (6,709)       (8,750)

New share capital issued                    -            3,329           800

Preference dividends transferred
  to reserves                            2,600              -             -

Premium on redemption reserve            4,657           4,016         4,456

Other recognized gains relating to
  the year                              10,561              22         1,239
                                       --------        --------      --------

Net increase/(decrease) to
  shareholders' funds                   13,737             658        (2,255)

Opening shareholders' deficit          (73,619)        (59,882)      (59,224)
                                       --------        --------      --------

Closing shareholders' deficit          (59,882)        (59,224)      (61,479)
                                       =======         =======       =======

The accompanying notes are an integral part of these consolidated financial statements.


                            Exh. T3E-III-App. E F-7

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1     The group and its operations

      Texon International plc and its subsidiaries ("the Group") is engaged in manufacturing and supplying shoe materials and machinery to the footwear industry worldwide.

2     Basis of preparation of the financial statements

      The consolidated financial statements have been prepared in pounds sterling and in accordance with generally accepted accounting principles in the UK ("UK GAAP"). These accounting principles differ in certain significant respects from accounting principles generally accepted in the United States ("US GAAP"). Note 29 sets out a description and the related effect on net profit/(loss) and shareholders' deficit of such differences.

3     Significant accounting policies

      The following accounting policies were adopted by the directors and have been applied consistently in dealing with items which are considered material in relation to the Group financial statements.

      a)    Accounting convention

      The financial statements are prepared under the historical cost convention.

      b)    Basis of consolidation

      The consolidated financial statements incorporate the financial statements of Texon International plc and its subsidiaries, all of which are controlled, directly or indirectly by Texon International plc.

      Intercompany balances and transactions have been eliminated on consolidation.

      c)    Sales turnover

      Sales turnover comprises the invoiced value (excluding value added tax) for the sale of products sold from stock. Revenue is recognized when evidence of an arrangement exists, title to finished goods has passed to the customer (either on payment or transfer of bill of lading), the price is fixed and determinable and collectibility is reasonably assured.

      Sales credits are recognized either when both parties are in agreement of an invoice discrepancy or at the point of the return of the goods.


                            Exh. T3E-III-App. E F-8

      d)    Financial instruments and foreign exchange

      The derivative instruments utilized by the Group are forward exchange contracts. These instruments are used for hedging purposes to alter the risk profile of an existing underlying exposure of the Group in line with the Group's risk management policies. The Group does not enter into speculative derivative contracts or interest rate swaps.

      Termination payments made or received are spread over the life of the underlying exposure in cases where the underlying exposure continues to exist. In other cases, termination payments are taken to the profit and loss account.

      Transactions denominated in foreign currencies are recorded at the rates ruling on the date of the transaction, unless matching forward foreign exchange contracts have been entered into, in which case the rate specified in the relevant contract is used. At the balance sheet date, unhedged monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at that date.

      The closing assets and liabilities of companies in the Group denominated in overseas currencies have been translated at the exchange rates ruling at the balance sheet date. The results for the year of overseas companies have been translated at the average exchange rate relevant for the period. Differences arising on the translation of net assets and the results for the year denominated in overseas currencies are taken to reserves, net of the effect of foreign exchange contracts and foreign currency borrowings entered into for the purpose of hedging those exposures. All other profits or losses on exchange are dealt with in the profit and loss account.

      e)    Stock

      Stock is stated at the lower of cost, including factory overheads where applicable, and net realizable value on a first in first out basis. Provision is made for slow-moving and obsolete items.

      f)    Research and development

      Research and development expenditure is written off in the year in which it is incurred.

      Software development costs where recognized on clearly defined projects, are included on the balance sheet and, from completion of project, amortized to the profit and loss account in line with the estimated revenues that the project will generate.

      g)    Depreciation of tangible fixed assets

      Depreciation of tangible fixed assets is provided on the cost of the assets so as to write off the cost less the estimated residual value of the assets over their estimated useful lives. Depreciation is computed using the straight-line method over the following periods:

                                          Years

          Freehold buildings              20 to 45
          Plant and equipment             5 to 15
          Office equipment                3 to 10
          Motor vehicles                  3 to 5

      Depreciation is not provided on freehold land.


                            Exh. T3E-III-App. E F-9

      h)    Intellectual Property

      Intellectual property where, recognized, is included on the balance sheet and amortized to the profit and loss account over 3 years in equal annual instalments, being its estimated useful economic life.

      i)    Grants

      Grants receivable as a contribution towards expenditure on fixed assets are treated as deferred income, which is credited to the profit and loss account over the estimated economic lives of the related assets. Revenue grants received are matched, where possible, against the year in which the expenditure is occurred.

      j)    Lease commitments

      Where the Group enters into a lease, which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a 'finance lease'. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future installments under such leases, net of finance charges, are included within creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element, which reduces the outstanding obligation for future installments.

      All other leases are accounted for as 'operating leases' and the rental charges are included in the profit and loss account on a straight-line basis over the life of the lease.

      k)    Taxation

      The charge for taxation is based on the result for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax on all material timing differences to the extent that it is considered probable that the assets or liabilities will crystallize in the future.

      l)    Pensions and other post retirement benefits

      Pension schemes are operated in the UK and in overseas countries. The expected cost of defined benefit pension schemes is charged to the consolidated profit and loss accounts so as to spread the cost of pensions over the remaining service lives of employees in the scheme. Variations from the regular cost are spread over the expected remaining service lives of current employees in the scheme. The pension cost is assessed in accordance with the advice of qualified actuaries.

      The cost of defined contribution pension schemes are charged to the profit and loss account on an accruals basis.

      Provision is also made for post retirement medical and life assurance benefits of retired employees and certain current employees in the USA.


                            Exh. T3E-III-App. E F-10

      m)    Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

      n)    Acquisitions and goodwill

      On the acquisition of a business, fair values are attributed to the Group's share of net assets. Any excess of the fair value of the purchase consideration including acquisition costs, over the fair value of net assets acquired is held on the balance sheet as purchased goodwill and amortized to the profit and loss account over 20 years, its estimated useful life, in compliance with Financial Reporting Standard ("FRS") 10. The results and cash flows relating to the businesses acquired are included in the consolidated profit and loss account and the consolidated cash flow statement from the date of the acquisition.

      Goodwill written off to a goodwill reserve under the Group's previous policy was not reinstated as allowed by FRS 10, however it was deducted from the profit and loss account reserve to comply with the Standard.

      o)    Concentration of credit risk

      Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of accounts receivable. The Group sells the majority of its products through distributors, retailers and resellers. Credit risk with respect to accounts receivable is generally diversified due to the number of entities comprising the Group's customer base and their dispersion across different geographies. The Group generally sells on open account and performs periodic credit evaluations of its customers' financial condition. No single customer accounted for a significant amount of the Group's sales in 2001, 2000 or 1999, and there were no significant accounts receivable from a single customer at December 31, 2001 or 2000.

      p)    Debt issuance costs

      Finance costs incurred by the Group on issuance of the senior notes are amortized to the profit and loss account over the life of the finance, that being ten years, using the effective interest rate method

      Finance costs incurred by the Group on issuance of the euro term loan and revolving credit facilities are amortized to the profit and loss account over the life of the finance, that being six years, using the effective interest rate method.

      Unamortized debt issuance costs are netted off the debt within creditors according to FRS 4.


                            Exh. T3E-III-App. E F-11

4     Analysis of turnover, operating profit, and capital employed

                                   Year      Year
                                  ended      ended     Year ended
                                 December   December    December
                                 31, 1999   31, 2000    31, 2001
                                 --------   --------    --------
                                (pound)000 (pound)000  (pound)000
Turnover analyzed by major
  business segment:
Continuing operations             126,627    145,665     139,132
Discontinued operations              --        5,921       3,270
                                  ------     -------     -------
                                  126,627    151,586     142,402
                                  =======    =======     =======

Operating profit/(loss)
  analyzed by major business
  segment:
Continuing operations              12,856     13,026      12,660
Discontinued operations              --         (818)       (937)
                                  ------     -------     -------
                                   12,856     12,208      11,723
                                  =======    =======     =======

Capital expenditure:
Continuing operations               3,511      1,999       3,159
Discontinued operations              --          205          20
                                  ------     -------     -------
                                    3,511      2,184       3,179
                                  =======    =======     =======

Depreciation and amortization:
Continuing operations               3,500      4,356       5,091
Discontinued operations              --          297         811
                                  ------     -------     -------
                                    3,500      4,653       5,902
                                  =======    =======     =======

The Group evaluates performance based on several factors, of which operating profit is the primary financial measure.

                                               Year           Year
                                              ended          ended
                                             December       December
                                             31, 2000       31, 2001
                                            ----------     ----------
                                            (pound)000     (pound)000
Operating assets/(liabilities) employed
  by major business segment:
Continuing operations                         62,875          57,039
Discontinued operations                         (628)         (1,330)
                                            --------        --------
                                              62,247          55,709

Cash                                             837             995
Borrowings                                  (117,407)       (112,941)
Taxes                                            138            (188)
Accrued bank interest                         (3,904)         (3,684)
                                            --------        --------
                                            (120,336)       (115,818)
                                            --------        --------
Net (liabilities)                            (58,089)        (60,109)
                                            ========        ========


                            Exh. T3E-III-App. E F-12

4     Analysis of turnover, operating profit, and capital employed (continued)

      Geographical analysis of continuing operations is as follows:

                                        Year       Year
                                        ended      ended     Year ended
                                       December   December    December
                                       31, 1999   31, 2000    31, 2001
                                       --------   --------    --------
                                      (pound)000 (pound)000  (pound)000
Turnover analysis by company
  location:
Europe                                   87,968     96,831     92,555
Americas                                 20,825     27,309     28,472
Asia                                     11,431     13,297     12,934
Other                                     6,403      8,228      5,171
                                        -------    -------    -------
                                        126,627    145,665    139,132
                                        =======    =======    =======

Export sales from the UK                 21,988     25,242     23,642
                                        =======    =======    =======

Turnover analysis by
  destination:
Europe                                   62,327     66,104     62,614
Americas                                 18,180     24,334     22,648
Asia                                     33,702     41,095     42,052
Other                                    12,418     14,132     11,818
                                        -------    -------    -------
                                        126,627    145,665    139,132
                                        =======    =======    =======

Operating profit analysis by company
  location:
Europe                                    8,789      9,949     11,723
Americas                                  2,174      1,881        892
Asia                                      1,800      1,035      2,202
Other                                        93        161     (1,479)
                                        -------    -------    -------
                                         12,856     13,026     12,660
                                        =======    =======    =======

In the year ended December 31, 2001, discontinued operations (all in Europe) were as follows:

                                       Year ended  Yaer ended   Year ended
                                        December    December    December
                                        31, 1999    31, 2000    31, 2001
                                        --------    --------    --------
                                       (pound)000  (pound)000  (pound)000
Turnover analysis by company
  location                                   -       5,921       3,270

Turnover analysis by
  destination                                -       5,921       3,270

Operating (loss) analysis by
  company location                           -        (818)       (937)

Geographical   operating  assets  employed  analyzed  by  company  location  for continuing operations is as follows:

                                                      As of       As of
                                                   December    December
                                                   31, 2000    31, 2001
                                                   --------    --------
                                                 (pound)000  (pound)000

     Europe                                         42,285      38,210
     Americas                                        9,263       8,451
     Asia                                            7,091       7,320
     Other                                           4,236       3,058
                                                     -----       -----
                                                    62,875      57,039
                                                    ======      ======


                            Exh. T3E-III-App. E F-13

4     Analysis of turnover, operating profit, and capital employed (continued)

      Geographical operating assets employed analyzed by company location for discontinued operations is as follows:

                                                      As of       As of
                                                   December    December
                                                   31, 2000    31, 2001
                                                   --------    --------
                                                 (pound)000  (pound)000

     Europe                                          (628)      (1,330)

      Operating assets have been analyzed above, rather than net assets, as it more appropriately reflects the Groups' operations by excluding cash balances and amounts falling due in one year for bank loans and overdrafts, obligations under finance leases and accrued interest.

      The customer base is diverse both in its geographical spread, types of footwear companies (athletic and traditional, men's and women's) and across the spectrum of branded shoe companies, manufacturers converters and distributors. No single customer accounted for more than 7.5% of sales in 2001, 2000 and 1999.

5     Operating profit

      Operating profit/(loss) is stated after charging:

                                   Year ended  Year ended    Year ended
                                    December    December      December
                                    31, 1999    31, 2000     31, 2001
                                    --------    --------     --------
                                   (pound)000  (pound)000    (pound)000
Marketing and distribution
  costs                              19,002       21,731       20,625

Research and development costs        1,729        1,590          694

Impairment of goodwill                 --           --            741

Administrative expenses:
Operating expenses                    6,423        6,771        7,682
Other expenses                        2,534        4,089        4,163
                                     29,688       34,181       33,905

Operating profit/(loss) relating to continuing operations is stated after charging:

                                     Year ended   Year ended   Year ended
                                      December     December      December
                                      31, 1999     31, 2000      31, 2001
                                      --------     --------      --------
                                     (pound)000   (pound)000   (pound)000

Marketing and distribution costs        19,002       21,060       20,518
Research and development costs           1,729        1,590          694
Impairment of goodwill                    --           --            323
Administrative expenses:
Operating expenses                       6,423        5,824        7,068
Other expenses                           2,534        4,089        4,163
                                         -----        -----        -----
                                        29,688       32,563       32,766
                                        ======       ======       ======

      The directors have reviewed the carrying value of goodwill of the Claravon Group. Accordingly, the directors believe that impairment has occurred and consequently have written down the carrying value by (pound)323,000. This transaction had no effect on tax charge.


                            Exh. T3E-III-App. E F-14

      Operating profit/(loss) relating to discontinued operations is stated after charging:

                                    Year ended       Year ended      Year ended
                                      December        December        December
                                      31, 1999        31, 2000        31, 2001
                                      --------        --------        --------
                                     (pound)000      (pound)000      (pound)000

Marketing and distribution costs         --               671             107
Impairment of goodwill                   --              --               418
Administrative expenses:
Operating expenses                       --               947             614
                                         --             1,618           1,139

      The directors have reviewed the carrying value of goodwill of the Cornwell Group. Accordingly, the directors believe that impairment has occurred and consequently have written down the carrying value by (pound)418,000. This transaction had no effect on tax charge.

6     Exceptional items

      a)    Exceptional items included within operating profit:

                                    Year ended       Year ended      Year ended
                                      December        December        December
                                      31, 1999        31, 2000        31, 2001
                                      --------        --------        --------
                                     (pound)000      (pound)000      (pound)000
Operating profit before
  exceptional items                    13,122          13,438          12,951
Exceptional administrative expenses:
Restructuring costs                      (266)         (1,230)         (1,228)
                                         -----         -------         -------
                                       12,856          12,208          11,723
                                       ======          ======          ======

      In 2001 the Group restructured its Australian business, closing 3 sites incurring costs of (pound)1.0 million of redundancy and site termination costs. The closure of these sites were complete by the end of 2001.

      In 2000 the Group restructured its UK business following the integration of acquisitions at a cost of (pound)1.0 million, primarily redundancy costs. This integration was completed by the end of 2000.

      During 2000 the Group benefited from exceptional property profits as disclosed on the face of the profit and loss account that arose from the sale of the Groups' property at its head office in Leicester.

      None of the above exceptional items had an effect on the tax charge.

      b)    Loss on termination of discontinued activities

      In December 2000, a subsidiary of the group, Cornwell Components, terminated its industrial business. This gave rise to an exceptional loss on termination of (pound)361,000. This transaction had no effect on the tax charge. The assets of this operation were sold in January 2001 for (pound)500,000.


                            Exh. T3E-III-App. E F-15

7     Profit/(loss) on ordinary activities before interest and taxation

                                         Year ended      Year ended   Year ended
                                          December        December      December
                                          31, 1999        31, 2000      31, 2001
                                          --------        --------      --------
                                         (pound)000      (pound)000   (pound)000

Profit on ordinary activities before
  interest and taxation is stated after
  charging/(crediting):

Combined group
Depreciation of tangible and
  intangible fixed assets:
  Owned                                       2,874         3,322         3,137
  Leased                                        326           316           628
  Amortization of goodwill                      300           877         1,197
  Impairment of goodwill                       --            --             741
  Amortization of intellectual
  property                                     --             139           199
Operating lease charges:
  Hire of plant & machinery                     797           955           614
  Other lease charges                         1,044           970           183
Finance lease charges:
  Plant and machinery                           153           136            90
Profit on sale of properties                 (1,000)       (1,000)
Net foreign exchange
  (profit)/losses                               (36)         (181)          226
Provision for doubtful debtors                  263           266           199

Continuing operations
Depreciation of tangible and
  intangible fixed assets:
  Owned                                       2,874         3,085         2,744
  Leased                                        326           255           628
  Amortization of goodwill                      300           877         1,197
  Impairment of goodwill                       --            --             323
  Amortization of intellectual
  property                                     --             139           199
Operating lease charges:
  Hire of plant & machinery                     797           955           614
  Other lease charges                         1,044           970           183
Finance lease charges:
  Plant and machinery                           153           136            90
Profit on sale of properties                 (1,000)       (1,000)
Net foreign exchange
  (profit)/losses                               (36)         (181)          226
Provision for doubtful debtors                  263           266           199

Discontinuing operations
Depreciation of tangible fixed
  assets:
  Owned                                        --             236           393
  Leased                                       --              61          --
  Impairment of goodwill                       --            --             418


                            Exh. T3E-III-App. E F-16

8     Interest payable and similar charges

                                         Year ended      Year ended   Year ended
                                          December        December      December
                                          31, 1999        31, 2000      31, 2001
                                          --------        --------      --------
                                         (pound)000      (pound)000   (pound)000

Interest payable and similar charges
  in respect of:
Bank loans and overdrafts                    1,431          1,856        2,382
Term loan                                      437          1,131        1,153
Senior notes                                 8,847          8,367        7,939
Finance charges allocated for
  the year in respect of finance
  leases                                       153            138           90
Debt issuance costs amortized                  788            828          784
Exceptional debt issuance expense             --             --            332
Exceptional charge - loss on
financial instrument                          --             --          1,500
                                            ------         ------       ------
                                            11,656         12,320       14,180
                                            ======         ======       ======

      Exceptional debt issuance expense relates to the debt issuance costs for the old credit facility, not amortized as at the date of repayment.

      The exceptional charge on the loss on financial instrument relates to the surrender of loan notes below book value.

9     Directors and employees

      The average number of employees of the Group (including directors) was made up as follows:

                                         Year ended      Year ended   Year ended
                                          December        December      December
                                          31, 1999        31, 2000      31, 2001
                                          --------        --------      --------
                                         (pound)000      (pound)000   (pound)000

Manufacturing                                 792            974            866
Selling, distribution and
  administration                              488            529            507
                                            -----          -----          -----
                                            1,280          1,503          1,373
                                            =====          =====          =====

Total number of employees as at
  31 December                               1,575          1,482          1,328
                                            =====          =====          =====

      Payments in respect of these employees were as follows:

                                         Year ended      Year ended   Year ended
                                          December        December      December
                                          31, 1999        31, 2000      31, 2001
                                          --------        --------      --------
                                         (pound)000      (pound)000   (pound)000

Wages                                       25,496          27,651        26,107
Social security costs                        3,123           3,572         3,159
Other pension costs                          1,362           1,210           936
Health and other payroll costs               1,612           1,410         1,545
                                            ------          ------        ------
                                            31,593          33,843        31,747
                                            ======          ======        ======


                            Exh. T3E-III-App. E F-17

      Directors' emoluments including pension contributions comprise:

                                         Year ended      Year ended   Year ended
                                          December        December      December
                                          31, 1999        31, 2000      31, 2001
                                          --------        --------      --------
                                         (pound)000      (pound)000   (pound)000

Fees                                            20             20             20
Other emoluments                               335            428            516
Pensions                                        60             60             60
                                               ---            ---            ---
                                               415            508            596
                                               ===            ===            ===

      Pension contributions of the highest paid Director were(pound)31,000 for the year ended December 31, 2001 (2000:(pound)31,000). There were two directors with benefits accruing under money purchase pension schemes (2000: two).

      Directors' emoluments:

      Directors' emoluments including pension contributions were paid by United Texon Limited, a consolidated Group company, for the years ended 31 December 2001, 2000, and 1999.

      Emoluments of the highest paid Director were (pound)260,000, (pound)224,000 and (pound)175,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

      The Remuneration Committee of the Board, which consists of the non-executive director only, authorizes the remuneration of the executive directors.


                            Exh. T3E-III-App. E F-18

10    Taxation

                                            Year ended   Year ended   Year ended
                                             December     December      December
                                             31, 1999     31, 2000      31, 2001
                                             --------     --------      --------
                                            (pound)000   (pound)000   (pound)000
Taxable (loss)/income:
  UK                                           (4,826)      (7,728)      (9,794)
  Germany                                       1,090        1,520        1,750
  France                                        1,048        1,504        1,177
  Italy                                         2,238        2,983        3,834
  USA                                           1,813        1,203          277
  Other                                         1,173        1,193          328
                                                -----          ---       -------
                                                2,536          675       (2,428)
                                                =====          ===       ======
The tax charge is made up as
  follows:
UK taxation
  Corporation tax at 30% (2000:
   30% and 1999: 30.25%)                         --           --           --
  Deferred tax                                     24         --           --
Overseas taxation Corporation tax:
   Germany                                       (340)        (376)        (398)
   France                                          24         (798)        (748)
   Italy
                                                 (885)      (1,368)      (1,779)
   USA                                           (687)        (438)          33
   Other                                          125         (261)         151
  Withholding tax                                --            (18)          83
  Deferred taxation                                25          (97)         (33)
                                                -----          ---       -------
                                               (1,714)      (3,356)      (2,691)
                                               ======       ======       ======
Prior year adjustments
  Corporation tax                                --              6         --
  Overseas taxation                               (40)         216        1,173
                                                -----          ---       -------
                                               (1,754)      (3,134)      (1,518)
                                               ======       ======       ======
Continuing operations                          (1,754)      (3,134)      (1,518)
                                               ======       ======       ======

      For the year ended December 31, 2001 the charge for UK Corporation Tax at 30% (2000: 30% and 1999: 30.25%) is stated after double tax relief of(pound)146,000 (2000:(pound)570,000 and 1999: (pound)588,000). The overall tax charge for the year is high in relation to profits, due to tax losses in certain jurisdictions not being off settable against taxable profits in others.

      At 31 December 2001, the Group had carried forward tax losses available for continuing operations in excess of (pound)32 million (2000: in excess of (pound)20 million, 1999: in excess of (pound)16 million), with (pound)336,000 expiring on December 31, 2005 and (pound)39,000 expiring between January 1, 2006 and December 31, 2009. The remainder has no expiration date.

      The taxable profits generated by the Foshan Texon Cellulose Board Manufacturing Co Limited are subject to half the standard rate for the two years ending December 2000 (the current standard rate is 24%).

      The table below reconciles the expected UK statutory charge to the actual taxes:


                            Exh. T3E-III-App. E F-19

                                         Year ended      Year ended   Year ended
                                          December        December      December
                                          31, 1999        31, 2000      31, 2001
                                          --------        --------      --------
                                         (pound)000      (pound)000   (pound)000
Expected taxation
  charge/(benefit) at UK
  corporation tax rates (2001:30%,
  2000: 30% and 1999:30.25%)                    767           202          (728)
Current year tax losses not
  relieved                                    2,872         2,259         2,594
Tax losses utilized in the
  current year                               (1,323)         (230)         (152)
Withholding tax                                --              18           (83)
Overseas tax rates                             (360)          972         1,016
Prior year tax adjustment                        40          (222)       (1,176)
Non-deductible expenses                        (242)          135            47
                                              -----           ---       -------
Actual taxes on income                        1,754         3,134         1,518
                                              =====         =====         =====

      To the extent that dividends remitted from overseas subsidiaries and associated undertakings are expected to result in additional taxes, appropriate amounts have been provided. No taxes have been provided for unremitted earnings of subsidiaries and associated undertakings when such amounts are considered permanently re-invested. As at December 31, 2001 the cumulative undistributable earnings of the subsidiaries were approximately (pound)42 million.


                            Exh. T3E-III-App. E F-20

11    Consolidated tangible fixed assets

                        Land and     Plant and     Office        Motor
                        buildings    machinery    equipment     vehicles      Total
                        ---------    ---------    ---------     --------      -----
                        (pound)000  (pound)000   (pound)000    (pound)000   (pound)000
Cost
At January 1, 2001         6,762       21,135        1,343          346       29,586
Exchange adjustment          (48)        (109)         (11)          (1)        (169)
Additions                     69        2,454           58           75        2,656
Disposals                   (265)        (783)         (91)         (40)      (1,179)
At December 31, 2001       6,518       22,697        1,299          380       30,894

Accumulated
depreciation
At January 1, 2001           923        5,947          519          126        7,515
Exchange adjustment           (2)         (14)          (7)          (1)         (24)
Provided  during the         437        3,121          133           74        3,765
year
Disposals                   (118)        (196)         (10)         (22)        (346)
At December 31, 2001       1,240        8,858          635          177       10,910

Net book value
At December 31, 2001       5,278       13,839          664          203       19,984

At December 31, 2000       5,839       15,188          824          220       22,071

      Included in the total net book value of plant and machinery at December 31, 2001 is (pound)464,000 (2000: (pound)1,892,000) in respect of assets held under finance leases and similar hire purchase contracts.

      Depreciation charged during the year ended December 31, 2001 related to such plant and machinery was (pound)628,000 (2000: (pound)326,000).

      Land and buildings comprise:

                                                         Short
                                          Freehold     leasehold         Total
                                          --------     ---------         -----
                                         (pound)000    (pound)000     (pound)000
Cost
At January 1, 2001                          6,705             57          6,762
Transfers                                      57            (57)          --
Exchange adjustment                           (48)          --              (48)
Additions                                      69           --               69
Disposals                                    (265)          --             (265)
                                            -----        ------           -----
At December 31, 2001                        6,518           --            6,518
                                            =====        ======           =====

Accumulated Depreciation
At January 1, 2001                            898             25            923
Transfers                                      25            (25)          --
Exchange adjustment                            (2)          --               (2)
Provided during the year                      437           --              437
Disposals                                    (118)          --             (118)
                                            -----        ------           -----
At December 31, 2001                        1,240           --            1,240
                                            =====        ======           =====

Net book value
At December 31, 2001                        5,278           --            5,278
                                            =====        ======           =====

At December 31, 2000                        5,807             32          5,839
                                            =====        ======           =====


                            Exh. T3E-III-App. E F-21

12    Consolidated intangible fixed assets

                                   Software
                                  Development  Intellectual
                                     costs      property   Goodwill      Total
                                     -----      --------   --------      -----
                                  (pound)000    pound)000 (pound)000  (pound)000
Cost
At January 1, 2001                    --           631      22,745       23,376
Additions                              495          28         169          692
Adjustments  to preliminary
fair values (Note 22)                 --          --           211          211
Foreign exchange                      --          --          (257)        (257)
                                     -----       -----      ------       ------
At December 31, 2001                   495         659      22,868       24,022
                                     =====       =====      ======       ======

Amortization
At January 1, 2001                    --           139       1,203        1,342
Provided in the year                  --           199       1,938        2,137
Foreign exchange                      --          --           (33)         (33)
                                     -----       -----      ------       ------
At December 31, 2001                  --           338       3,108        3,446
                                     =====       =====      ======       ======

Net book value
At December 31, 2001                   495         321      19,760       20,576
                                     =====       =====      ======       ======

At December 31, 2000                  --           492      21,542       22,034
                                     =====       =====      ======       ======

13    Investments

      At the 31 December 2001, the Group held an investment of(pound)1,000. (2000:(pound)1,000).

14    Stocks

                                                       As of             As of
                                                      December         December
                                                      31, 2000         31, 2001
                                                      --------         --------
                                                     (pound)000       (pound)000

Raw materials                                             4,687            5,528
Work in progress                                          1,550            2,259
Finished goods and goods for
  resale                                                 16,055           14,078
                                                         ------           ------
                                                         22,292           21,865
                                                         ======           ======


                            Exh. T3E-III-App. E F-22

15    Debtors

                                                          As of         As of
                                                         December      December
                                                         31, 2000      31, 2001
                                                         --------      --------
                                                        (pound)000    (pound)000
Amounts falling due within one
  year:
Trade debtors, net of(pound)809,000
  (2000:(pound)981,000) allowance for
  doubtful debtors                                         24,532        19,461
Trade Debtors subject to financing arrangements:
                                                           ------        ------
Gross debtors                                               3,397         4,579
Less: non returnable amounts received                      (1,920)       (2,794)
                                                           ------        ------
                                                            1,477         1,785
Other debtors                                               5,799         1,288
Prepayments and accrued income                              1,359         1,209
                                                           ------        ------
                                                           33,167        23,743
                                                           ======        ======

Amounts falling due after more
  than one year:
Other debtors                                               1,606           877
                                                            =====           ===

Total debtors                                              34,773        24,620
                                                           ======        ======

16    Creditors

                                                          As of         As of
                                                         December      December
                                                         31, 2000      31, 2001
                                                         --------      --------
                                                        (pound)000    (pound)000
Amounts falling due within one year:
Bank loans and overdrafts                                 13,898           9,463
Obligations under finance leases                             754             234
Loan notes                                                   671             345
Payments received on account                                  98              10
Trade creditors                                           18,442          14,743
Taxation and social security                                 200             493
Other creditors                                            1,181             449
Accrued Interest                                           3,904           3,684
Accruals                                                   9,667           7,823
                                                          ------          ------
                                                          48,815          37,244
                                                          ======          ======

Amounts falling due after more
than one year:
Bank loans                                                27,184          28,400
Obligations under finance leases                             324            --
Senior notes                                              74,281          73,340
Loan notes                                                 1,373           1,393
Other creditors                                            1,342           1,027
                                                          ------          ------
                                                         104,504         104,160
                                                         =======         =======


                            Exh. T3E-III-App. E F-23

17    Borrowings and Derivatives

      Term Loan

      At January 1, 2001 the Group held a credit agreement with Chase Manhattan and other institutions for a multi-currency revolving facility of
      (euro)15.0 million ((pound)9.4 million) and a euro term loan facility of
      (euro)35.0 million ((pound)21.9 million). These facilities were repayable by July 1, 2004 by way of semi-annual instalments.

      On November 15, 2001 the above credit agreement was repaid and the Group entered a new agreement with Barclays Bank for a euro term loan of
      (euro)37.2 million ((pound)23.2 million) and a multi-currency revolving facility of (euro)10.2 million ((pound)6.4 million). The euro term loan is repayable by November 25, 2007 by way of semi-annual instalments commencing on the November 25, 2002. The multi-currency revolving facility is reduced by (euro)820,000 ((pound)512,000) on the May 25, 2002 and a further (euro)1,180,000 ((pound)738,000) on the 25 November 2002. After November 25, 2002, the amount of the multi-currency revolving facility will be (euro)8.2 million ((pound)5.1 million).

      The current facilities bear interest at a rate of LIBOR plus 2.25% per annum, subject to certain reductions based on financial performance. The Group will be required to make mandatory repayments of all outstanding loans under the revolving credit facility upon the occurrence of a flotation, debt refinancing or change of control of the Group.

      The credit agreement contains customary covenants including restrictions on disposal of assets, incurring additional indebtedness or contingent liabilities, making acquisitions or investments, engaging in mergers or consolidations, or amending other debt instruments. In addition, the Group is required to comply with specified financial ratios, including a non-bond debt cover ratio, net total interest cover ratio, a service cover ratio, and a minimum consolidated net worth, calculated quarterly on a rolling 12 month basis. The credit agreement also contains customary events of default including payment default, covenant default, cross-default and certain events of insolvency. At December 31, 2001 the Group was in compliance with the terms of the credit agreement.

      The euro term loan facility and the revolving credit facility are collateralized by way of a fixed and floating charge over the assets of Texon UK Ltd and Texon USA Inc and a share pledge on the share capital of Texon Italia SpA, Texon USA Inc, Texon Verwaltungs GmbH and UT France SAS.

      Amounts outstanding under the euro term loan and revolving credit facility are shown net of related expenses of (pound)1,761,734 (2000:
      (pound)509,774) and these are being amortized over their respective lives, that being 6 years.

      Under the revolving facility and other facilities, the Group has unused available bank facilities as of December 31, 2001 of (pound)3.9 million (2000: (pound)3.9 million).

      Senior Notes

      On January 30, 1998 the Group issued DM 245,000,000 (approximately (pound)82.2 million) of 10% Series A senior notes (the 'notes') due February 1, 2008. Interest is payable on February 1, and 1 August of each year.

      The notes are subject to restrictive covenants similar to those in the credit agreement. The Group may be required to redeem the notes at 101% of the principal amount, together with accrued and unpaid interest upon a change of control.

      The notes are shown net of related expenses of (pound)3,222,997 (2000:
      (pound)3,751,176) and these are being amortized over the life of the notes, that being 10 years.


                            Exh. T3E-III-App. E F-24

      Other Financing

      Other bank loans and overdrafts represent credit facilities of subsidiaries with third parties totalling (pound)13.5 million (2000:
      (pound)16.4 million). In addition, the Group has a number of finance lease and loan note obligations. The finance lease obligations are collateralized by the assets to which they relate.

      Other creditors are amounts payable under a long term supply agreement of $500,000 per annum for the next three years and bear no interest for those three years. The fair values of these liabilities are not materially different to the book values. The weighted average period of those liabilities is three years

      Financial Instruments

      The Group's policies as regards derivatives and financial instruments are set out in the Group's accounting policies in note 3. The Group does not trade in financial instruments.

      Short-term debtors and creditors have been omitted from all disclosures.

17(a) Maturity Profile of Financial Liabilities

                                                            As of       As of
                                                           December    December
                                                           31, 2000    31, 2001
                                                           --------    --------
                                                          (pound)000  (pound)000
Amounts  falling  due  within  one year or
less or on demand:
Euro term loan                                                 3,784         820
Other bank loans and overdrafts                               10,114       8,643
Obligations under finance leases                                 754         234
Loan notes                                                       671         345
                                                              ------      ------
                                                              15,323      10,042
                                                              ======      ======
Amounts  falling  due in more  than  one year but not
more than
two years:
Euro term loan                                                 4,388       2,291
Other bank loans                                                 455       2,926
Obligations under finance leases                                 324        --
Loan notes                                                       938       1,153
                                                              ------      ------
                                                               6,105       6,370
                                                              ======      ======
Amounts  falling  due in more  than two years but not
more than
five years:
Euro term loan                                                11,078      13,042
Other bank loans                                              11,216       1,470
Loan notes                                                       235         240
                                                              ------      ------
                                                              22,529      14,752
                                                              ======      ======
Amounts  falling  due in  more  than  five
years:
Euro term loan                                                  --         5,275
Other bank loans                                                  47       3,396
Loan notes                                                       200        --
Senior notes                                                  74,281      73,340
                                                              ------      ------
                                                              74,528      82,011
                                                              ======      ======
Total borrowings                                             118,485     113,175
                                                              ======      ======

      The redeemable cumulative preference shares have no fixed maturity date.


                            Exh. T3E-III-App. E F-25

      The Group had the following undrawn borrowing facilities at 31 December:

                                                            As of       As of
                                                           December    December
                                                           31, 2000    31, 2001
                                                           --------    --------
                                                          (pound)000  (pound)000
Expiry date
In one year or less or on demand                             1,329         2,629
In more  than two  years but not more than                   2,567         1,230
five years
Total                                                        3,896         3,859

17(b) Interest rate profile

      The following is an interest rate and currency profile of the Group's financial liabilities and assets. The Group has not entered into any interest rate swaps for the year ended December 31, 2001.

      Financial liabilities

                                                                                     Fixed rate financial
                                                                                          liabilities
                                                                                          -----------
                                                                                                    Weighted
                                                                                                     average
                                               Floating                Non-interest   Weighted    period for
                                                   rate    Fixed rate  bearing         average     which the
                                              financial     financial  financial      interest       rate is
 Currency                           Total   liabilities   liabilities  liabilities        rate         fixed
 --------                           -----   -----------   -----------  -----------        ----         -----
                               (pound)000    (pound)000    (pound)000 (pound)000             %         Years
 At 31 December 2001
 Sterling                           3,273         2,865           208        200           7.4           4.0
 Euro                             103,163        29,404        73,759          -          10.0          10.0
 US$                                1,858           636         1,222          -          10.0           3.0
 Other                              4,881         2,059         2,822          -           6.6           2.8
                                  -------        ------        ------        ---           ---           ---
 Total                            113,175        34,964        78,011        200           9.9           9.6
                                  =======        ======        ======        ===           ===           ===

 At 31 December 2000
 Sterling                           7,935         6,709         1,026        200           7.5           4.3
 Euro                             103,721        28,979        74,742          -          10.0          10.0
 US$                                2,123           546         1,577          -          10.0           3.0
 Other                              4,706         2,273         2,433          -           6.5           3.0
                                  -------        ------        ------        ---           ---           ---
 Total                            118,485        38,507        79,778        200           9.9           9.6
                                  =======        ======        ======        ===           ===           ===

      The Fixed rate financial liabilities - weighted average interest rate and weighted average period for which the rate is fixed relate only to the fixed rate financial liabilities.

      The information in this table is shown net of unamortized debt issuance costs. In addition, the Group has in issue (pound)54.8 million ((pound)5.5 million nominal value plus (pound)49.3 million share premium) of redeemable cumulative preference shares with a redemption premium rate of 6.75% per annum and (pound)0.8 million ((pound)0.8 million nominal value issued at par) of Series II redeemable Cumulative Preference Shares with a redemption premium of (pound)1.50 per (pound)1.00 share. See note 19.

      The non-interest bearing financial liabilities has no set repayment date.


                            Exh. T3E-III-App. E F-26

      Financial assets

                                                                                 Non-interest bearing assets
                                                                                 ---------------------------
                                                                                                     Other non-
                                             Floating rate                                             interest
                                                 financial        Fixed rate      Fixed asset           bearing
Currency                             Total          assets  financial assets      investments  financial assets
--------                             -----          ------  ----------------      -----------  ----------------
                                (pound)000      (pound)000        (pound)000       (pound)000        (pound)000
At 31 December 2001
Sterling                                46               1                 -                1                44
Euro                                   212             117                 -                -                95
US$                                  1,157             180                 -                -               977
Other                                  458             250                 -                -               208
                                     -----             ---             -----            -----             -----
Total                                1,873             548                 -                1             1,324
                                     =====             ===             =====            =====             =====

At 31 December 2000
Sterling                             3,141               -             3,000                -               141
Euro                                   611              89                 -                -               522
US$                                  1,220              49                 -                1             1,170
Other                                  472             272                 -                -               200
                                     -----             ---             -----            -----             -----
Total                                5,444             410             3,000                1             2,033
                                     =====             ===             =====            =====             =====

      Financial assets comprise cash at bank and in hand of(pound)1.0 million (2000:(pound)0.8 million), fixed asset investments of(pound)1,000 (2000:(pound)1,000), other debtors due within one year(pound)nil (2000:
      (pound)3.0 million) and other debtors due after one year of(pound)0.9 million (2000:(pound)1.6 million). Non-interest bearing assets, other than(pound)1,000 (2000:(pound)1,000) of fixed asset investments, have no maturity period.

      Interest on floating rate bank deposits is based on the relevant national inter bank rate. The weighted average rate and period remaining for the fixed rate deposits are nil% and nil years (2000: 5.0% and 2.8 years).

17(c) Fair values of financial assets and liabilities

      The carrying values of the financial assets, financial liabilities and redeemable cumulative preference shares shown below are not materially different from the fair values, except for the senior notes. The fair value of the senior notes less debt issuance costs was (pound)36.0 million (2000: (pound)42.0 million). This has been calculated by reference to market rates at the year-end. The fair values of the other financial assets and liabilities approximate the carrying amount shown in the financial statements.

      Market values have been used to determine the fair values of all foreign currency contracts and listed instruments issued or held.


                            Exh. T3E-III-App. E F-27

      The following tables set out carrying values of financial assets and liabilities.

      Primary financial instruments held or issued to finance the Group's operations:

                                                            As of       As of
                                                           December    December
                                                           31, 2000    31, 2001
                                                           --------    --------
                                                           Carrying     Carrying
                                                             Amount       Amount
                                                          (pound)000  (pound)000
Cash at bank, in hand and other liquid
investments                                                    837           995
Fixed asset investments                                          1             1
Other debtors due within one year                            3,000          --
Other debtors due in more than one year                      1,606           877
                                                             -----           ---
Gross financial assets                                       5,444         1,873

Bank loans and overdrafts                                   41,082        37,863
Finance leases                                               1,078           234
Senior notes                                                74,281        73,340
Loan notes                                                   2,044         1,738
                                                             -----         -----
Gross financial liabilities                                118,485       113,175
                                                           =======       =======
Redeemable cumulative preference shares
issued by Texon International plc                           66,024        71,280
                                                            ======        ======

The redeemable cumulative preference shares are shown above at their nominal value plus share premium and premium on redemption.

Derivative financial instruments held to manage the currency profile:

                                   As of December        As of December 31,
                                      31, 2000                   2001
                                   --------------        ------------------
                                             Estimated                 Estimated
                               Book Value    fair value   Book value  fair value
                               (pound)000    (pound)000   (pound)000  (pound)000

Forward foreign exchange
  contracts                          -             (28)          -           57
                                ========      ========     ==========    ======

17(d) Hedging

      Gains and losses on instruments used for hedging are not recognized until the exposure that is being hedged is itself recognized. Unrecognized gains and losses on instruments used for hedging, and the movements therein are as follows:


                            Exh. T3E-III-App. E F-28

                                          2000       2001        2001          2001
                                         Total      Gains       Losses        Total
                                          net                                  net
                                         gains/                               gains/
                                        (losses)                             (losses)
                                       ----------  ----------  ----------   ----------
                                       (pound)000  (pound)000  (pound)000   (pound)000

Unrecognized gains and losses
at 1 January                               (458)          34         --           34

Gains and losses arising in
previous years that were
recognized in the year                     (458)          34         --           34
                                        --------     -------     -------     --------

Gains and losses arising
before 1 January that were
not recognized in the year                  --           --          --          --

Gains and losses arising in
the year that were not
recognized in the year                       34          --          (13)        (13)
                                        --------     -------     -------     --------

Unrecognized gains and losses
on hedges at 31 December                     34          --          (13)        (13)

Gains and losses expected to
be recognized in the next
financial year                               34          --          (13)        (13)
                                        ========     =======      =======    ========
Gains and losses expected to
be recognized after the next
financial year                              --           --          --           --
                                        ========     =======      =======    ========

17(e) Currency Profile

      The main functional currencies of the Group are Sterling, US$ and various European currencies now participating in the Euro. The following analysis of net monetary assets and liabilities shows the Group's currency exposures after the effects of forward foreign exchange contracts used to manage currency exposure. The amounts shown represent the transactional (or non-structural) exposures that give rise to the net currency gains and losses recognized in the profit and loss account. Such exposures comprise the monetary assets and monetary liabilities of the Group that are not denominated in the operating (or `functional') currency of the operating unit involved, other than certain non-sterling borrowings treated as hedges of net investments in overseas operations.

2001

                             Sterling         US $         HK $           Euros          AU $           Total
                           (pound)'000   (pound)'000   (pound)'000    (pound)'000   (pound)'000     (pound)'000
                           -----------   -----------   -----------    -----------   -----------     -----------
At December 31, 2001
Euros                            449          (15)          (12)           (55)          (24)            343
US $                             (26)        (391)           77            250           128              38
HK $                            --            143          (566)          --            --              (423)
AU $                               9         --            --             --             (52)            (43)
                              -------      -------       -------        -------       -------         -------
Total                            432         (263)         (501)           195            52             (85)
                              =======      =======       =======        =======       =======         =======

At December 31, 2000
Euros                         (3,988)        (149)         --             --               8          (4,129)
US $                            (181)        --            (698)            82           (23)           (820)
HK $                              57          879          --             --            --               936
AU $                              74           23          --                8          --               105
                              -------      -------       -------        -------       -------         -------
Total                         (4,038)         753          (698)            90           (15)         (3,908)
                              =======      =======       =======        =======       =======         =======


                            Exh. T3E-III-App. E F-29

17(f) The year-end borrowings position and exposure to derivatives was, with the exception of differences outlined above, typical of the pattern that existed in the year. There has been no change in the role of financial instruments in the Group between the year-end and the date of approval of the financial statements.

18    Provisions for Liabilities and Charges

     Group                                    Deferred     Other
                                  Pensions    taxation   provisions      Total
                                  --------    --------   ----------      -----
                                 (pound)000  (pound)000  (pound)000   (pound)000

At January 1, 2001                 3,673         (338)       3,443        6,778
Exchange adjustment                  (71)           2           19          (50)
Provided                             666         --             91          757
Transferred                          547         --           (547)        --
Utilized                             (72)          31         (698)        (739)
                                     ----          --         -----        -----
At December 31, 2001               4,743         (305)       2,308        6,746
                                   =====         ====        =====        =====

      Pensions

      Pensions are discussed in note 27.

     Deferred taxation                           As of          As of
                                                December       December
                                                31, 2000       31, 2001
                                                --------       --------
                                               (pound)000     (pound)000
Deferred taxation is
 represented by:

Excess of capital allowances over
  accumulated depreciation                          (10)         --
Intercompany profit contained in stock             (254)         (271)
Other provisions and timing differences             (74)          (34)
                                                    ----          ----
                                                   (338)         (305)

      Other provisions

      Other provisions at December 31, 2001 relate principally to employee costs including post retirement medical and life insurance benefits and unfunded pension liabilities. There is no set payment date for these liabilities.


                            Exh. T3E-III-App. E F-30

19    Dividends and Share capital

      a)    Share capital

                                                                    2000                       2001
                                                      Number of    (pound)     Number of      (pound)
                                                       Shares                   Shares
Authorized share capital

Ordinary A voting shares of (pound)1 each            4,001,701    4,001,701    4,001,701    4,001,701
Ordinary A non-voting shares of (pound)1 each          178,071      178,071      178,071      178,071
Ordinary B voting shares of(pound)1 each               435,054      435,054      435,054      435,054
Redeemable cumulative preference shares
  of 10p each                                       55,751,200    5,575,120   55,751,200    5,575,120
Series II Redeemable cumulative preference shares
  of (pound)1 each                                        --           --      1,334,190    1,334,190

                                                                 ----------                ----------
                                                                 10,189,946                11,524,136
                                                                 ==========                ==========

                                                                   2000                        2001
                                                     Number of    (pound)      Number of     (pound)
                                                       Shares                   Shares
Called up, allotted and fully paid share capital

Ordinary A voting shares of (pound)1 each            3,924,772    3,924,772    3,924,772    3,924,772
Ordinary A non-voting shares of (pound)1 each          178,071      178,071      178,071      178,071
Ordinary B voting shares of (pound) 1 each             355,054      355,054      355,054      355,054
Redeemable cumulative preference shares
  of 10p each                                       54,751,083    5,475,108   54,751,083    5,475,108
Series II Redeemable cumulative preference shares
  of (pound)1 each                                        --           --        800,000      800,000
                                                                  ---------                ----------
                                                                  9,933,005                10,733,005

Called up, allotted and partly paid share capital

Ordinary B voting shares of (pound)1 each               80,000      40,000      80,000        40,000
                                                                  ---------                ----------
                                                                  9,973,005                10,773,005
                                                                  =========                ==========

      The redeemable cumulative preference shares may be redeemed at the option of the Company in multiples of 100,000 or as a whole at par plus the share premium plus the redemption premium referred to below by serving notice on the Preference shareholders specifying the number of Preference shares to be redeemed.

      The articles state that for periods ending on or prior to December 31, 2000, the redemption premium would accrue at the rate of 6.75% per annum. For the period post 1 January 2001, in the absence of a sale or listing of the Company, the redemption premium accrues at the rate of 15% per annum through to September 30, 2002, and at 25% thereafter. In 2001, the shareholders have waived their right to the higher rate.


                            Exh. T3E-III-App. E F-31

      The redemption premium of 25% will accrue annually to the preference shareholders from the earlier of:

      o     a sale of the Texon International plc

      o an initial public offering of the Texon International plc equity securities.

      The series II redeemable cumulative preference shares are redeemable at par plus a premium of (pound)1.50 per share. Redemption is at the option of the Company.

      On the October 22, 2001, Texon International plc issued 800,000 Series II redeemable cumulative preference shares of (pound)1 each to existing shareholders in connection with a rights issue.

      P. E. Selkirk and J. N. Fleming have an agreement with the other shareholders whereby each may acquire from the other shareholders up to 80,000 A ordinary voting shares at a price of (pound)8.75 per share. The options are exercisable only in anticipation of and conditional upon a sale of the Company or an initial public offering of the Company's equity securities, and will lapse on December 21, 2004 if not exercised prior to that date. In addition, options over a further 240,000 A ordinary shares are available for allocation, on a basis to be determined by the Remuneration Committee, to employees or prospective employees of the Group on the same terms as those described above. The directors have authority under Section 80 of the Companies Act 1985 to issue a further 80,000 B Ordinary shares to employees or prospective employees of the Group, at an issue price of not less than (pound)1 each.

      Non-equity interests represent the nominal value of the redeemable cumulative preference shares together with the share premium account and the premium on redemption reserve.

      Summary of Share Capital Movement

      Movements in share capital are summarized below:


                            Exh. T3E-III-App. E F-32

      Texon International plc

                                                               Share capital
                                                 -----------------------------------------------
                                                   Redeemable      Redeemable
                                                   cumulative      cumulative
                                                   preference      preference          Ordinary
                                                 shares of 10       shares of         Shares of
                                                   pence each    (pound)1 each      (pound)1 each
                                                 ------------    -------------      -------------
                                                       Number        Number             Number
        Authorized:
        December 31, 1999                          52,000,000               -       4,000,000
        Authorized April 14, 2000                     315,486               -         350,540
        Authorized August 5, 2000                   3,435,714               -         264,286
                                                   ----------       ---------       ---------
        December 31, 2000                          55,751,200               -       4,614,826
        Authorized October 22, 2001                         -       1,334,190               -
                                                   ----------       ---------       ---------
        December 31, 2001                          55,751,200       1,334,190       4,614,826
                                                   ==========       =========       =========

        Issued:
        Issued partly paid                                  -               -          50,000
        Share capital to be issued for the
        acquisition                                52,000,000               -       3,600,000
                                                   ----------       ---------       ---------
        December 31, 1997                          52,000,000               -       3,650,000
        Share capital issued                                -               -         270,000
                                                   ----------       ---------       ---------
        December 31, 1998 and 1999                 52,000,000               -       3,920,000
        Issued April 14, 2000                         315,486               -         430,540
        Issued December 29, 2000                    2,435,597               -         187,357
                                                   ----------       ---------       ---------
        December 31, 2000                          54,751,083               -       4,537,897
        Issued October 22, 2001                             -         800,000               -
                                                   ----------       ---------       ---------
        December 31, 2001                          54,751,083         800,000       4,537,897
                                                   ==========       =========       =========

                                                                      Share capital
                                                 -----------------------------------------------
                                                   Redeemable      Redeemable
                                                   cumulative      cumulative
                                                   preference       preference       Ordinary
                                                 shares of 10       shares of       shares of
                                                   pence each     (pound)1 each    (pound)1 each       Total
                                                 ------------     -------------    -------------       -----
                                                   (pound)000      (pound)000       (pound)000      (pound)000
        Authorized:
        December 31, 1999                               5,200               -           4,000          9,200
        Authorized April 14, 2000                          31               -             351            383
        Authorized August 5, 2000                         344               -             264            607
                                                        -----           -----           -----         ------
        December 31, 2000                               5,575               -           4,615         10,190
        Authorized October 22, 2001                         -           1,334               -          1,334
                                                        -----           -----           -----         ------
        December 31, 2001                               5,575           1,334           4,615         11,524
                                                        =====           =====           =====         ======

        Issued:
        Issued partly paid                                  -               -              13             13
        Share capital to be issued for the
        acquisition                                     5,200               -           3,600          8,800
                                                        -----           -----           -----         ------
        December 31, 1997                               5,200               -           3,613          8,813
        Share Capital issued                                -               -             307            307
                                                        -----           -----           -----         ------
        December 31, 1998 and 1999                      5,200               -           3,920          9,120
        Issued April 14, 2000                              31               -             391            422
        Issued December 29, 2000                          244               -             187            431
                                                        -----           -----           -----         ------
        December 31, 2000                               5,475               -           4,498          9,973
        Issued October 22, 2001                             -             800               -            800
                                                        -----           -----           -----         ------
        December 31, 2001                               5,475             800           4,498         10,773
                                                        =====           =====           =====         ======

      Non-equity interests represent the nominal value of the redeemable cumulative preference shares together with the share premium account and the premium on redemption reserve.


                            Exh. T3E-III-App. E F-33

20    Reserves

                                                 Share    Premium on
                                                 Premium  Redemption  Profit &
                                                 Account    Reserve  Loss Account  Total
                                               ---------  ---------  ------------  -----
                                               (pound)000 (pound)000 (pound)000  (pound)000
At January 1, 1999                               46,800       --     (129,539)    (82,739)
Retained loss for the year                         --         --       (4,081)     (4,081)
Premium on redemption - other finance charge       --        4,657       --         4,657
Exchange adjustments                               --         --       10,561      10,561
Preference dividend transferred to reserves        --        2,600       --         2,600
                                                 ------     ------   ---------    --------
Balance at December 31, 1999                     46,800      7,257   (123,059)    (69,002)
                                                 ======     ======   =========    ========

At January 1, 2000                               46,800      7,257   (123,059)    (69,002)
Retained loss for the year                         --         --       (6,709)     (6,709)
Exchange adjustments                               --         --           22          22
Preference dividend transferred to reserves        --        4,016       --         4,016
Shares issued in year                             2,476       --         --         2,476
                                                 ------     ------   ---------    --------
Balance at December 31, 2000                     49,276     11,273   (129,746)    (69,197)
                                                 ======     ======   =========    ========

At January 1, 2001                               49,276     11,273   (129,746)    (69,197)
Retained loss for the year                         --         --       (8,750)     (8,750)
Exchange adjustments                               --         --        1,239       1,239
Preference dividend transferred to reserves        --        4,456       --         4,456
                                                 ------     ------   ---------    --------
Balance at December 31, 2001                     49,276     15,729   (137,257)    (72,252)
                                                 ======     ======   =========    ========

      In earlier years goodwill of approximately (pound)124 million was eliminated against a goodwill reserve as a matter of accounting policy. Subsequently, in accordance with FRS 10, this goodwill has now been netted off against the profit and loss account reserve and the opening balance restated to reflect the comparative balance sheet. Goodwill written off to reserves of approximately (pound)121 million will be charged or credited in the profit and loss account on subsequent disposal of the businesses to which it relates.

21    Minority equity interests

                                                            Year
                                             Year ended     ended     Year ended
                                              December     December     December
                                              31, 1999      31, 2000    31, 2001
                                             ---------    ----------  ----------
                                             (pound)000   (pound)000  (pound)000

Balance at beginning of year                      478          645        1,135
Minority interest in the profit
  on ordinary activities after tax                206          234          348
Exchange adjustments                              (39)         (24)         (74)
Dividends                                          --         (120)         (39)
Acquisitions                                       --          400           --
                                                  ---        -----        -----
Balance at December 31                            645        1,135        1,370
                                                  ===        =====        =====

      Minority interests relate to the Group's operations in China and Brazil.

      The Company owns 96% of Texon (China Holdings) Ltd, which in turn holds 60% of Foshan Texon Cellulose Board Manufacturing Co Ltd. The Company also owns 30% of Foshan Texon Cellulose Board Manufacturing Co Ltd.

      The Company owns 50% of Boxflex Componentes Para Calcados Ltda.

      The Company owns 50% of The Electric Shoe Company Limited.


                            Exh. T3E-III-App. E F-34

22    Purchase of Subsidiary Undertakings

      All acquisitions have been accounted for using the acquisition method. For the current year acquisitions, the fair values assigned to assets and liabilities are provisional because the directors have not been able to finalize the adjustments required prior to the date of signing these financial statements.

      2001 Acquisitions

      On the October 23, 2001, Texon New Zealand Limited, a wholly owned subsidiary, acquired stock and certain assets from Wilton Welsh Limited, for consideration of (pound)360,000, including expenses of (pound)9,000. The fair value of assets acquired was (pound)191,000, giving goodwill of (pound)169,000.

      If the Group's 2001 acquisition had occurred on January 1, 2001 and January 1, 2000, pro forma sales turnover and pro forma net loss would not have been materially different from the amounts reported.

      2000 Acquisitions

      During 2000 the Group acquired the following three businesses:

      1. On February 29, 2000 Texon UK Ltd, a wholly owned subsidiary, acquired the Leicester, UK based business of Crispin Dynamics for a consideration of (pound)2,550,000, including expenses of (pound)50,000. All of the was paid during 2000. The fair values of the net assets acquired was (pound)911,269. Hence goodwill is calculated at (pound)1,638,731.

      2. On March 23, 2000 Texon Italia SpA, a wholly owned subsidiary, acquired a 50% shareholding in Boxflex Componentes Para Calcados Ltda. The consideration of (pound)1,041,000, including expenses of (pound)125,000 was paid in cash. The company was then renamed Boxflex Texon Componentes Para Calcados Ltda (`Boxflex'). No adjustment to the original value of assets of (pound)800,000 has been made as at December 31, 2000.

      3. On July 26, 2000 Texon USA Inc, Texon France SA, Texon Australia Pty Ltd and USM Texon Mexico SA, wholly owned subsidiaries, acquired stock, plant & equipment and 100% of the share capital of SCI Lambiotte Immobiliere from Foss Manufacturing Inc and certain of its related parties ("Foss"). The following table explains the adjustments made to the book amount to arrive at the fair values included in the consolidated financial accounts.

            During 2001, the Group made deferred payments relating to the Foss acquisition in 2000, of (pound)2,049,000.


                            Exh. T3E-III-App. E F-35

                                                       Fair         Fair
                                           Book        value      value to
                                          amount    adjustments   the Group
                                          ------    -----------   ---------
                                       (pound)'000  (pound)'000  (pound)'000
        Net assets acquired:
        Stock                               2,782       (782)       2,000
        Tangible fixed assets               1,904       (879)       1,025
                                            -----       -----       -----
                                            4,686       1,661       3,025
                                            =====       =====
        Goodwill                                                    7,067
                                                                    -----
                                                                   10,092
                                                                   ======
        Satisfied by:
        Cash                                                        2,841
        Deferred consideration                                      1,086
        Loan notes issued                                           1,546
        Long term supply agreement                                  1,645
        Share capital                                               2,623
        Acquisition expenses                                          351
                                                                    -----
                                                                   10,092
                                                                   ======

      The long-term supply agreement represents deferred consideration to be paid over 5 years.

      2000 Acquisitions

      During the year, the directors have finalized the fair value adjustments relating to acquisitions made in 2000 of Crispin Dynamics, Boxflex Componentes Para Calcados Ltda and the acquisition of stock, plant & equipment and 100% of the share capital of SCI Lambiotte Immobiliere from Foss. This resulted in an increase in goodwill of (pound)187,000, being split (pound)26,000 Boxflex and (pound)161,000 Foss Manufacturing.

      The movements in goodwill during the year was as follows:

                                         Crispin          Foss
                                         Dynamics    Manufacturing     Boxflex
                                       -----------     -----------   -----------
                                       (pound)'000     (pound)'000   (pound)'000

Goodwill as calculated in 2000             1,639           7,067         641
Decrease in fair value of stock             --               269         --
Increase in fair value of fixed
assets                                      --               (78)        --
(Increase)/decrease of
acquisition expenses                        --               (30)         26
                                           -----           ------        ---
Total goodwill arising on acquisition      1,639           7,228         667
                                           =====           ======        ===


                            Exh. T3E-III-App. E F-36

      1999 Acquisitions - Esjot

      On July 22, 1999 Texon Mockmuhl GmbH, a wholly owned subsidiary of the Company, completed the acquisition of Esjot-Werk Schiermeister und Junker GmbH & Co. KG and its subsidiaries (`Esjot').

      The following table explains the adjustments made to the book values of the major categories of assets and liabilities acquired to arrive at the fair values included in the consolidated financial statements at the date of acquisition.

                                           Alignment of       Fair        Fair
                                  Book      accounting       value      value to
                                 amount      policies     adjustments  the Group
                                 ------      --------     -----------  ---------
                              (pound)000    (pound)000    (pound)000  (pound)000
Net assets acquired:
Tangible fixed assets              3,962         --            354        4,316
Stocks                             3,845         (152)        (271)       3,422
Debtors                            6,108         --            (17)       6,091
Cash  at  bank  and                  131         --           --            131
in hand
Creditors                         (4,091)        --             10       (4,081)
Taxation                            (473)        --           --           (473)
Bank overdraft                    (2,194)        --           --         (2,194)
Provisions                          (231)        --           --           (231)
Loans and finance leases          (1,345)        --           --           --
                                  -------        -----        ----       ------
                                   5,712         (152)          76        5,636

Goodwill                                                                 11,789
                                                                         ------
                                                                         17,425
                                                                         ======

Satisfied by:
Cash                                                                     17,172
Acquisition expenses                                                        253
                                                                         ------
                                                                         17,425
                                                                         ======

      1999 Acquisitions - Other Acquisitions

      During 1999 the Group acquired three other businesses:

      1. On March 10, 1999 Texon UK Ltd, a wholly owned subsidiary, acquired the share capital of Cornwell Industries Ltd with effect from March 1, 1999.

      2. During September 1999 Texon UK Ltd, a wholly owned subsidiary, acquired the Leicester, UK based business of Chamberlain Phipps Materials.

      3. On October 4, 1999 Texon Australia Pty Ltd, a wholly owned subsidiary, completed the acquisition of Claravon Ltd.


                            Exh. T3E-III-App. E F-37

      The following table explains the adjustments made to the book value of the major category of assets and liabilities acquired to arrive at the fair values included in the consolidated financial statements at the date of acquisition for Cornwell industries Ltd, Chamberlain Phipps Materials and Claravon Ltd.

                                           Alignment of     Fair          Fair
                                 Book       accounting      value       value to
                                amount        policies   adjustments   the group
                                ------        --------   -----------   ---------
                              (pound)000    (pound)000   (pound)000   (pound)000
Net assets acquired:
Tangible fixed                     3,959         (347)        --          3,612
assets
Investments                           14         --           --             14
Stocks                             2,520         --           (330)       2,190
Debtors                            2,945         --           (108)       2,837
Cash at bank and in                    2         --           --              2
hand
Creditors                         (2,744)        --           --         (2,744)
Taxation                              57         --           --             57
Bank overdraft                      (707)        --           --           (707)
Provisions                          (548)        --           --           (548)
Loans and finance                 (1,333)        --           --         (1,333)
leases
Deferred tax                         (30)        --           --            (30)
                                   -----         -----        -----       -----
                                   4,135         (347)        (438)       3,350
Goodwill                                                                  1,291
                                                                          -----
                                                                          4,641
                                                                          =====

Satisfied by:
Cash                                                                      4,159
Loan stock issued                                                           328
Acquisition expenses                                                        154
                                                                          -----
                                                                          4,641
                                                                          =====

      1999 Acquisitions

      During 2000, the Directors finalized the fair value adjustments relating to acquisitions made in 1999 of Cornwell Industries Ltd, Chamberlain Phipps Materials and Claravon Ltd. This resulted in an increase in Goodwill of (pound)310,000, being split (pound)105,000 Cornwell Industries Ltd, (pound)42,000 Chamberlain Phipps Materials and (pound)163,000 Claravon Ltd.

      The movements in goodwill during 2000 was as follows:

                                         Cornwell      Chamberlain   Claravon
                                                          Phipps
                                         --------      -----------   --------
                                        (pound)'000    (pound)'000   (pound)'000

Goodwill as calculated in 1999                 614          58          618
Decrease in fair value of stock                105          42          288
Increase in fair value of fixed assets        --          --         (1,364)
Decrease in fair value of
  relocation provision                        --          --          1,280
Increase in fair value of debtors             --          --            (41)
                                            -----         -----       ------
Total goodwill arising on
  acquisition                                  719         100          781
                                               ===         ===          ===


                            Exh. T3E-III-App. E F-38

23    Contingent liabilities

      Subsidiary undertakings have contingent liabilities amounting to approximately (pound)nil (2000: (pound)645,000) in respect of guarantees given for commitments in the normal course of trade.

      From time to time, the Group is involved in routine litigation incidental to its business. The Group is not a party to any pending or threatened legal proceedings, which the Group believes, would have a material adverse effect on the Group's results of operations, financial condition or liquidity.

24    Financial commitments

      Capital commitments

      There are no contractual capital commitments at the December 31, 2001 (2000:(pound)nil)

      Other financial commitments

      Operating lease commitments of the Group for future minimum lease payments as at December 31, 2001 were as follows:

                                                        Property         Other
                                                        --------         -----
                                                      (pound)'000    (pound)'000
     Leases expiring within 1 year                          152            20
     Leases  expiring in the second to fifth                181           175
     years inclusive
     Leases expiring over 5 years                           135            15
                                                            ---           ---
                                                            468           210
                                                            ===           ===


                            Exh. T3E-III-App. E F-39

25    Related party transactions

      Certain Texon International plc shareholders have had commercial relations with the Group. As a consequence, fees have been paid to the shareholders for providing the services of directors, banking services and strategic advice. Chase Manhattan Bank, the former Group corporate banker is a shareholder, as are Apax Partners & Co. Strategic Investors Limited and Apax Partners & Co. Ventures Limited.

      Transactions with related parties during the period (excluding interest paid in the normal course of business) including fees are as follows:

                                               Year        Year          Year
                                               ended       ended        ended
                                              December    December     December
                                              31, 1999    31, 2000     31, 2001
                                              --------    --------     --------
                                             (pound)000  (pound)000  (pound)000

      Fees for directors' services                   20          20          20
      Banking and strategic advice                  202         128         160
      Debt issuance                                 557         --          --
                                                    ---         ---         ---
                                                    779         148         180
                                                    ===         ===         ===

      Amounts included within creditors in respect of related parties at December 31, 2001 totalled(pound)35,000 (2000:(pound)55,000). There were no prepayments in respect of related parties at December 31, 2001 (2000:(pound)nil).

      For the year ended December 31, the group paid to Chase Manhattan Bank a related party, banking fees of (pound)160,000 (2000: (pound)128,000, 1999 (pound)202,000) as the Group former corporate banker. In addition, the Group paid Chase Manhattan Bank debt issuance costs of (pound)nil, (pound)nil and (pound)557,000 in the years ending December 31, 2001, 2000 and 1999 respectively.

      P. E. Selkirk and J. N. Fleming, who are directors of Texon International plc, have an agreement with the other shareholders whereby each may acquire from the other shareholders up to 80,000 A ordinary voting shares at a price of (pound)8.75 per share. The options are exercisable only in anticipation of and conditional upon a sale of Texon International plc or an initial public offering of the Texon International plc equity securities, and will lapse on December 21, 2004 if not exercised prior to that date. In addition, options over a further 240,000 A ordinary shares are available for allocation, on a basis to be determined by the Remuneration Committee, to employees or prospective employees of the Group on the same terms as those described above.


                            Exh. T3E-III-App. E F-40

26    Notes to the consolidated cash flow statement

      a) Reconciliation of operating profit to net cash inflow from operating activities

                                            Year ended    Year ended  Year ended
                                             December      December     December
                                             31, 1999      31, 2000     31, 2001
                                            ----------   ----------   ----------
                                            (pound)000   (pound)000   (pound)000

Operating profit                               12,856       12,208      11,723
Depreciation, amortization and
  impairment charges                            3,500        4,653       5,902
(Increase)/decrease in stocks                    (385)       1,581         326
(Increase)/increase in debtors                 (2,462)      (2,030)     10,004
Increase/(decrease) in creditors                1,498          104      (5,860)
Loss/(profit) on sale of tangible
  fixed assets                                     92         (326)       (126)
                                               -------      -------     -------
Net cash inflow from operating
  activities                                   15,099       16,190      21,969
                                               =======      =======     ======

      b)    Analysis of cash flows for headings netted in the cash flow

                                                          Year ended    Year ended  Year ended
                                                           December      December     December
                                                           31, 1999      31, 2000     31, 2001
                                                          ----------   ----------   ----------
                                                          (pound)000   (pound)000   (pound)000
Returns on investments and servicing of finance
Interest received                                               336        277           28
Interest paid                                                (9,949)   (11,945)     (13,192)
Interest element of finance lease payments                     (153)      (138)         (90)
Expenses incurred in issuance of financing                   (1,263)       (31)        (959)
                                                            --------   --------     --------
Net cash outflow for returns on investments and servicing
  of finance                                                (11,029)   (11,837)     (14,213)
                                                            ========   ========     ========

Capital expenditure and financial investment
Purchase of tangible and intangible fixed assets             (3,511)    (2,184)      (3,179)
Proceeds on sale of tangible fixed assets                       248        550          956
                                                            --------   --------     --------
Net cash outflow for capital expenditure and financial
  investment                                                 (3,263)    (1,634)      (2,223)
                                                            ========   ========     ========

Acquisitions and disposals
Purchase of subsidiary undertaking and businesses           (22,015)    (9,733)      (2,086)
Interest on purchase of subsidiary undertaking and
  businesses                                                   --         --           (352)
Cash and bank loans acquired with business                   (2,062)      (462)        --
                                                            --------   --------     --------
Net cash outflow for acquisitions                           (24,077)   (10,195)      (2,438)
                                                            ========   ========     ========

Financing
Issue of share capital                                         --        3,329          800
Principal repayments of debt                                 (6,372)    (2,287)      (6,121)
Repayment of principal                                         --         --        (22,981)
Debt issued                                                  32,298      8,746       29,942
Capital element of finance lease rental payments               (458)      (408)        (844)
                                                            --------   --------     --------
Net cash inflow from financing                               25,468      9,380          796
                                                            ========   ========     ========


                            Exh. T3E-III-App. E F-41

      c)    Analysis of net debt

                                                      Debt due   Debt due
                                                     within one  after one     Finance
                                 Cash    Over-drafts    year        year        leases      Total
                              ----------  ----------  ---------  ----------   ----------  ---------
                              (pound)000  (pound)000 (pound)000  (pound)000   (pound)000 (pound)000
As at January 1, 1999              721      (6,935)       --       (83,604)     (1,245)    (91,063)
Cash flow                          313        (653)     (2,521)    (23,405)        458     (25,808)
Acquisitions excluding cash       --          --        (1,270)     (1,416)       (700)     (3,386)
Other non-cash charges            --          --          --           146        --           146
Foreign exchange movement           (9)        696          52      11,301        --        12,040
                                 -----      -------     -------    --------     -------   ---------
As at December 31, 1999          1,025      (6,892)     (3,739)    (96,978)     (1,487)   (108,071)
                                 =====      ======      ======     =======      ======    ========

As at January 1, 2000            1,025      (6,892)     (3,739)    (96,978)     (1,487)   (108,071)
Cash flow                         (233)     (1,531)      1,152      (7,611)        409      (7,814)
Acquisitions excluding cash       --          (105)       --          (357)       --          (462)
Other non-cash charges            --          --        (3,276)      2,449        --          (827)
Foreign exchange movement           45         (74)       (104)       (341)       --          (474)
                                 -----      -------     -------    --------     -------   ---------
As at December 31,2000             837      (8,602)     (5,967)   (102,838)     (1,078)   (117,648)
                                 =====      ======      ======     =======      ======    ========

As at January 1, 2001              837      (8,602)     (5,967)   (102,838)     (1,078)   (117,648)
Cash flow                          159       2,565       6,116      (6,956)        844       2,728
Other non-cash charges            --          --        (4,080)      4,806        --           726
Foreign exchange movement           (1)        122          38       1,855        --         2,014
                                 -----      -------     -------    --------     -------   ---------
As at December 31,2001             995      (5,915)     (3,893)   (103,133)       (234)   (112,180)
                                 =====      ======      ======     =======      ======    ========

      Non-cash items relate to amortization and capitalization of debt issuance costs.


                            Exh. T3E-III-App. E F-42

27    Pension costs

      At the year ended December 31, 2001 some of the Group's employees participated in pension schemes of the defined benefit type that determine retirement pensions based on an employee's years of service and a final pay definition. Some of these schemes were externally funded within trusts, others were financed via internal book reserves. For all these schemes contributions were paid or pension costs charged based on advice received from qualified actuaries.

      The Group's defined benefit pension scheme in the UK has been closed to new contributions and has been replaced with a money purchase scheme as from April 1 2000, which the majority of the UK employees have now joined. The contributions to the UK money purchase scheme for the year ended December 31, 2001 and 2000 were (pound)388,000 and (pound)390,000 respectively. The information provided below is for the major funded pension schemes in the UK and the US.

      The UK defined benefit pension scheme originally covered employees of the Group and of the former machinery business of United Texon Limited but was formally split in September 2000. The pension liabilities and costs following this split have been agreed with the Pension Schemes Office (a branch of the Inland Revenue). This scheme continues with vested liabilities.

      In Germany and Austria there are defined benefit pension arrangements, which are not separately funded, in accordance with local practice, and provision for the pension liability is made in the Group's consolidated balance sheet.

      The Group has other defined contribution pension arrangements in the various countries in which it operates, in accordance with local conditions and regulations.

      Details of the actuarial valuations for the two most significant funded defined benefit schemes for the Texon International plc group are as follows:

                                                          United Kingdom           United States
                                                          --------------           -------------
Date of last actuarial valuation                              31 March 2001          1 January 2000
Actuarial method                                Minimum Funding Requirement          Projected Unit
                                                                      (MFR)
Assumed excess of investment
return over salary increases                                           5.0%                    2.7%
Assumed rate of pension increases                                      3.5%                     Nil
Value of assets at date of latest valuation             (pound)17.6 million      (pound)4.8 million
Level of funding                                                        83%                    112%
Actuaries                                             Watson Wyatt Partners        Buck Consultants


                            Exh. T3E-III-App. E F-43

      FRS 17 disclosure

      The previous valuations of the funded schemes in the UK and USA and unfunded schemes in Germany, Austria and Spain have been updated to December 31, 2001. The major assumptions used in the valuations as at December 31, 2001 were (in nominal terms):

                                                               %
      --------------------------------------------------------------
      Rate of increase in pensionable salaries             4.2 - 5.7
      Rate of increase in pensions in payment              0 - 2.25
      Discount rate                                       6.0 - 6.75
      Inflation assumption                                   2.50

      The assets in the schemes and the expected rate of return as at 31 December 2001 (net of investment management expenses) were:

                                                 Funded in
                              %      Unfunded      Deficit     Total
                             ---     --------      -------     -----
                                    (pound)000   (pound)000  (pound)000

Equities                    6.50        --        12,037      12,037
Bonds                       6.00        --         7,772       7,772
Other                       3.00        --           144         144

Total market value of                   --        19,953      19,953
assets
Actuarial value of                    (4,193)    (28,288)    (32,481)
liabilities

Deficit in the schemes                (4,193)     (8,335)    (12,528)

Post retirement medical
benefits liability                      (713)       --          (713)

Net  retirement benefits
  liability                           (4,906)     (8,335)    (13,241)
                                      =======    ========    ========

      The unfunded schemes, which are provided in the financial statements, are disclosed in note 17.

                                                                      (pound)000
     Net liabilities
       Net liability excluding pension
       liability                                                       (60,019)
       Add SSAP 24 prepayment                                            4,743
       Add back SSAP 24 post-retirement medical benefits                   919
                                                                       --------
                                                                       (54,447)

     Pension liability                                                 (12,528)
     Provision for post-retirement medical benefits                       (713)
                                                                       --------
     Net liabilities as adjusted                                       (67,688)
                                                                       --------

28    Post balance sheet event - discontinued operation

      Cornwell Components and Cornwell Warminster

      On the 5 March 2002 Cornwell Components Limited and Cornwell Warminster Limited were placed into Administration. At 31 December 2001 Cornwell Components Limited and Cornwell Warminster Limited had total assets of (pound)1,434,000 and total liabilities of (pound)1,355,000.


                            Exh. T3E-III-App. E F-44

29 Summary of significant differences between UK and US generally accepted accounting principles

      The consolidated financial statements are prepared in accordance with UK GAAP, which differ in certain respects from US GAAP. The significant areas of difference affecting the consolidated financial statements of the Group are described below.

      a)    Goodwill

      Under UK GAAP:

      o Prior to January 1, 1998 the Group wrote off goodwill directly to the profit and loss account reserve;

      o After January 1, 1998 goodwill has been capitalized in the balance sheet.

      Under US GAAP, goodwill is capitalized on the balance sheet and then amortized over its useful life, which the Group has estimated to be 20 years.

      The gross cost under US GAAP at December 31, 2001, December 31, 2000 and December 31, 1999 of goodwill is (pound)77,667,000, (pound)78,085,000 and (pound)77,069,000 respectively. Accumulated amortization under US GAAP at December 31, 2001 December 31, 2000 and December 31, 1999 of goodwill is (pound)27,056,000, (pound)23,229,000 and (pound)19,473,000, respectively.

      b)    Pensions and other post-retirement benefits

      Under UK GAAP, where pensions are provided by means of a funded defined benefits scheme, annual contributions are based on actuarial advice. The expected cost of providing pensions is recognized on a systematic basis over the expected average remaining service of the members of the scheme. Variations from regular cost are spread over the average remaining service lives of current employees on a straight-line basis.

      For US GAAP, under Statement of Financial Accounting Standards ("SFAS") No. 87, "Employers' Accounting for Pensions" ("SFAS 87") the same basic actuarial method is used as under UK GAAP, but certain assumptions differ, assets are assessed at fair value and liabilities are assessed at current settlement rates. Certain variations from regular cost are allocated in equal amounts over the average remaining service lives of current employees.

      The funded status and pension cost of the major plans in Austria, Germany, UK, and the US as at December 2001, 2000 and 1999 have been described in the following tables.

                                           Year ended    Year ended   Year ended
                                            December      December     December
                                             31, 1999     31, 2000      31, 2001
                                           ----------    ----------   ----------
                                           (pound)000    (pound)000   (pound)000
The components of the net
  periodic benefit cost for the
  major retirement plans are as
  follows:
Service cost-present value of
  benefits earned during the year               1,649          503         315
Interest cost on projected
  benefit obligations                           2,001        1,967       1,883
Expected return on plan assets                 (1,717)      (1,838)     (1,672)
Net amortization and deferral                     498           77          (4)
                                                -----       ------      ------
Net periodic pension cost                       2,431          709         522
Expected employee contributions                  (200)         (64)        --
                                                -----       ------      ------
Net periodic pension cost                       2,231          645         522
                                               ======       ======      ======


                            Exh. T3E-III-App. E F-45

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

                                              As of        As of         As of
                                            December      December     December
                                             31, 1999     31, 2000      31, 2001
                                             --------     --------      --------
                                                %             %            %
Assumptions
Weighted average discount rate                    6.3          6.1          6.1
Long term rate of increases in remuneration   3 - 4.8      2 - 5.6    4.2 - 5.7
Expected long term rate of return on assets   7 - 7.5      6 - 7.5    6.5 - 7.5

                                              As of        As of         As of
                                            December      December     December
                                             31, 1999     31, 2000      31, 2001
                                           ----------    ----------   ----------
                                           (pound)000    (pound)000   (pound)000
Actuarial present value of:
Accumulated benefit obligations               27,673        29,081       30,222
                                              ------        ------       ------
Projected benefit obligations (see i)         31,527        30,296       31,662
Plan assets at fair value (see i)             26,104        24,455       19,953
                                              ------        ------       ------
Funded status
                                              (5,423)       (5,841)     (11,709)
Unrecognized net (gain)/loss                    (254)        1,814        5,720
Unrecognized net transitional obligation         308           (11)          (7)
                                              ------        ------       ------
Net amount recognized                         (5,369)       (4,038)      (5,996)
Adjustment to recognize minimum
  liability                                      (11)       (1,884)      (4,463)
--------------------------------------------------------------------------------
Accumulated other comprehensive
  income                                         (11)       (1,884)      (4,463)
--------------------------------------------------------------------------------
                                              ------        ------       ------
Pension (liability)                           (5,380)       (5,922)     (10,459)
                                              ======        ======      =======

                                           Year ended    Year ended   Year ended
                                            December      December     December
                                             31, 1999     31, 2000      31, 2001
                                           ----------    ----------   ----------
                                           (pound)000    (pound)000   (pound)000
Reconciliation of benefit
  obligation:
Benefit obligation at beginning
  of year                                      36,686       31,527       30,297
Change to obligation at
  beginning of year (see ii)                     (785)        --           --
Service cost                                    1,649          438          315
Interest cost                                   2,001        1,967        1,883
Plan net (gains)                               (6,171)        (263)         984
Foreign exchange impact                          (303)         425          (36)
Benefits paid                                  (1,550)      (2,130)      (1,781)
Employee contributions                           --             64         --
Curtailments                                     --         (1,731)        --
                                               ------       ------       ------
Benefit obligation at end of year              31,527       30,297       31,662
                                               ======       ======       ======

Change in plan assets:
Fair value of plan assets at
beginning of year                              21,983       26,104       24,455
Change to fair value of plan
  assets at beginning of year
  (see ii)                                       (209)        --           --
Actual returns on plan assets                   4,737         (528)      (3,157)
Group contributions                               776          538          181
Employee contributions                            269           64         --
Foreign exchange impact                            98          407          143
Benefits paid                                  (1,550)      (2,130)      (1,669)
                                               ------        ------       ------
Fair values of plan assets at
end of year                                    26,104       24,455       19,953
                                               ======       ======       ======


                            Exh. T3E-III-App. E F-46

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      i)    Projected benefit obligations

                                     As of December 31, 2000        As of December 31, 2001
                                 ------------------------------  -------------------------------
                                 Assets exceed    Accumulated    Assets exceed    Accumulated
                                  accumulated   benefits exceed   accumulated    benefits exceed
                                   benefits         assets         benefits          assets
                                 -------------  ---------------  -------------   ---------------
                                  (pound)000      (pound)000      (pound)000       (pound)000
Actuarial present value of:
Accumulated benefit obligations       4,414         24,667            -             30,222
Projected benefit obligations         5,422         24,874            -             31,662
Plan assets at fair value             4,959         19,496            -             19,953
                                      =====         ======         ======           ======

      ii)   Change to obligations

      A reassessment of the division of obligations of the UK plan following demerger was carried out in 1999. This revealed that approximately 38% of the liabilities related to the Group, rather than the 50% assumed in 1997. In addition, the allowance for discretionary increases to pensions in payment was removed following the decision not to grant an increase in 1999.

      Post retirement medical benefit plan

      The US subsidiary of Texon International plc sponsors an unfunded employee post-retirement plan that covers 116 employees and 20 retirees including their dependants. The plan provides post-retirement medical benefits in the form of a contribution to the retiree's health insurance premium as well as managed care programs. There are no post-retirement death benefits for current retirees. The following table sets forth the plan's funded status at December 31, 2001.

      Net periodic post-retirement benefit cost included the following components:

                                            Year        Year        Year
                                           ended       ended       ended
                                          December    December    December
                                          31, 1999    31, 2000    31, 2001
                                          --------    --------    --------
                                         (pound)000  (pound)000  (pound)000

     Interest cost benefit obligation          36         48         53
     Amortization of transitional (asset)     (16)       (18)       -
                                              ----       ----       ----
     Net periodic post-retirement
       benefit cost                            20         30         53
                                              ====       ====       ====


                            Exh. T3E-III-App. E F-47

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

                                              As of        As of         As of
                                            December      December     December
                                             31, 1999     31, 2000      31, 2001
                                           ----------    ---------    ----------
                                           (pound)000    (pound)000   (pound)000

Funded status
Benefit obligation                              617         691         713

Funded status                                  (617)       (691)       (713)
Unrecognized net loss                            28          49          18
                                              ------      ------       -----
Accrued post-retirement benefit cost           (589)       (642)       (695)
                                              ======      ======       =====

Change in benefit obligation:
Benefit obligation at beginning
of year                                         578         617         691
Interest cost                                    36          49          53
Plan net losses                                  20        --            18
Foreign exchange impact                          14          54         (35)
Benefit paid                                    (31)        (29)        (14)
                                              ------      ------       -----
Benefit obligation at end of year               617         691         713
                                              ======      ======       =====

Change in plan assets:
Employer contributions                           31          29          14
Benefits paid                                   (31)        (29)        (14)
                                              ------      ------       -----
Fair values of plan assets at
end of year                                     --          --          --
                                              ======      ======       =====

      For measurement purposes, a 5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001 and thereafter (2000: 5%). The health care cost trend assumption has an effect on the amounts reported.

          Medical trend rates (initial rate)    5.0% per annum
          Assumed discount                      7.5% per annum

      These assumptions are consistent for all three years.

      c)    Debt issuance costs

      Under UK GAAP, debt is stated net of unamortized issue costs. Under US GAAP, unamortized issue costs are presented as a separate asset. As at December 31, 2001 and December 31, 2000, unamortized issue costs were (pound)4,985,000 and (pound)4,257,000 respectively.

      d)    Derivatives

      Under US GAAP, the Group adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") in January 2001. This standard requires the fair values of derivative instruments to be recorded on the balance sheet, and any changes in such fair values which do not meet the criteria for hedge accounting under SFAS 133 to be recorded in the statement of consolidated profit and loss account. SFAS 133 does not permit retroactive restatement. Upon the adoption of SFAS 133, the Group recorded a loss of (pound)85,000 as a cumulative effect of accounting change to reflect the fair value of those instruments which do not meet the hedging criteria under SFAS 133. The 2001 adjustment under US GAAP is a gain of (pound)4,000.

      The Group foreign exchange contracts are on a month to month basis and the fair value and unrealized gains and losses on these contracts are not significant.


                            Exh. T3E-III-App. E F-48

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      e)    Financial instruments

      The fair values of cash, accounts receivable and accounts payable approximate book value due to the short-term nature of these assets and liabilities.

      The estimated fair value of the Group's financial instruments as at December 31, 2001 and 2000 is summarized below. Certain estimates and judgments were required to develop the fair value amounts. The fair value amounts shown below are not necessarily indicative of the amounts that the Group would realize upon disposition nor do they indicate the Group's intent or ability to dispose of the financial instrument.

                                           2000                    2001
                                  ----------------------  ----------------------
                                   Book       Estimated      Book      Estimated
                                   value         value       value       value
                                   -----      ---------      -----     ---------
                                  (pound)000  (pound)000  (pound)000  (pound)000
Primary financial
instruments held or
issued to finance the
Group's operations:
   Cash and cash equivalents             837         837         995         995
   Long-term debt (including current
     maturity)-fixed                  79,978      51,424      78,211      44,684
   Long-term debt (including current
     maturity)-variable               38,507      38,507      34,964      34,964

      The following methods and assumptions were used by the Group in estimating its fair value disclosure for financial instruments:

      Cash and cash equivalents - the estimated fair value of these financial instruments approximates their carrying values due to their short maturity.

      Long-term debt-fixed - the estimated fair values of the Group's fixed long -term debt is based on market values, where known, or current interest rates available to the Group for debt instruments with similar terms and remaining maturities.

      Long-term debt-variable - the estimated fair values of the Group's long -term variable rate debt approximates fair value due to the variable nature of the interest charged.


                            Exh. T3E-III-App. E F-49

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      f)    Deferred taxation

      Under UK GAAP, the Group provides for deferred taxation using the partial liability method. Under this method, deferred tax is accounted for on all material timing differences to the extent that it is considered probable that the assets or liabilities will crystallize in the foreseeable future. Under US GAAP, the Group accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires recognition of deferred tax assets and liabilities for the estimated future tax consequences of events attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of consolidated profit and loss account in the period in which the enactment date changes. Deferred tax assets and liabilities are reduced through the establishment of a valuation allowance at such time as, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

      The UK deferred tax asset as at December 31, 2001 and 2000 can be reconciled as follows to the US GAAP net deferred asset as measured under UK GAAP measurement principles:

2001                                         UK GAAP       UK GAAP
                                             provided     unprovided    US GAAP
                                            ----------    ----------  ----------
                                            (pound)000    (pound)000  (pound)000
Deferred tax assets:
Intercompany profit contained in                  271          --           271
stock
Deferred interest                                 --            288         288
Net operating losses                              --         10,015      10,015
Property plant and equipment                      --          1,420       1,420
Pensions and long-term retirement                  34           822         856
benefits
Intangible assets                                 --            724         724
                                                  ---        ------    --------
                                                  305        13,269      13,574
                                                  ===        ======
Less valuation allowance                                                (13,574)
                                                                       --------
Net deferred tax asset                                                      --
                                                                       ========

      The majority of the Group's tax losses and deferred tax assets are in the UK. As at December 31,2001, the Group had carried forward tax losses available from continuing operations in excess of (pound)32 million, the majority of which have no expiration date. UK tax losses cannot be used to offset taxable profits arising in other jurisdictions and future UK tax losses are expected. Consequently, the Group has established a full valuation allowance, using the "more likely than not" criteria set out in SFAS 109, to offset all deferred tax assets, including carried forward tax losses.


                            Exh. T3E-III-App. E F-50

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

2000                                         UK GAAP       UK GAAP
                                             provided     unprovided    US GAAP
                                            ----------    ----------  ----------
                                            (pound)000    (pound)000  (pound)000
Deferred tax assets:
Intercompany profit contained in stock            254          --           254
Deferred interest                                 --            236         236
Net operating losses                              --          6,562       6,562
Property plant and equipment                       10         1,267       1,277
Pensions and long-term retirement                  74           723         797
benefits
Intangible assets                                 --            877         877
                                                  ---        ------    --------
                                                  338         9,665      10,003
                                                  ===        ======
Less valuation allowance                                               (10,003)
                                                                       --------
Net deferred tax asset                                                      --
                                                                       ========

      g)    Statement of cash flows

      For UK GAAP reporting purposes, the cash flow statement is prepared in accordance with FRS No. 1 (Revised) Cash Flow Statements ("FRS 1"). The objective and principles of FRS 1 are similar to those set out in SFAS No. 95, Statement of Cash Flows ("SFAS 95"). The principle difference between the standards relates to the classification of cash flows. Under FRS 1, the Company presents its cash flows for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, dividends, management of liquid resources and financing. Pursuant to SFAS 95, however, the Company's cash flows would be analyzed between only three categories of cash flow activity, namely operating, investing and financing.

      Under SFAS 95, (i) cash flows arising from taxation and returns on investments and servicing of finance would be included as operating activities, (ii) cash flows from acquisitions and disposals would be included in investing activities, and (iii) dividend payments, changes in short-term credit facilities and management of liquid resources would be disclosed as part of financing activities. In addition, under UK GAAP cash is presented net of overdrafts while under SFAS 95, bank overdrafts are treated as short term credit facilities with movements appearing within financing activities.


                            Exh. T3E-III-App. E F-51

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      Reconciliation between the consolidated statements of cash flows presented in accordance with UK GAAP and US GAAP is presented below:

                                                 Year        Year        Year
                                                 ended       ended       ended
                                               December    December    December
                                               31, 1999    31, 2000    31, 2001
                                               --------    --------    --------
                                              (pound)000  (pound)000  (pound)000
Operating activities
Cash flow from operating activities
  (UK GAAP)                                      15,099      16,190      21,969
Corporation tax paid                             (2,538)     (3,667)     (1,167)
Interest received                                   336         148          29
Interest paid                                   (10,102)    (11,954)    (14,242)
                                                --------    --------    --------
Net cash provided by operating
  activities (US GAAP)                            2,795         717       6,589
                                                =======     =======      ======

Investing activities
Cash flow from capital expenditure
  and financial investment (UK GAAP)             (3,263)     (1,634)     (2,223)
Acquisitions                                    (24,077)    (10,195)     (2,438)
Net cash (used in) investing
  activities (US GAAP)                          (27,340)    (11,829)     (4,661)
                                                =======     =======      ======

Financing activities
  Cash inflow from financing (UK GAAP)           25,468       9,380         796
Bond issuance costs paid
                                                 (1,263)        (31)       --
Change in short-term credit
  facilities (overdraft)                            653       1,530      (2,565)
                                                -------     -------     -------
Net cash provided by/(used in)
  financing activities (US GAAP)                 24,858      10,879      (1,769)
                                                =======     =======      ======

(Decrease)/increase in cash (UK GAAP)              (340)     (1,763)      2,724
Change in short term credit
  facilities (overdraft)                            653       1,530      (2,565)
                                                -------     -------     -------
Increase/(decrease) in cash (US GAAP)               313        (233)        159
                                                =======     =======      ======


                            Exh. T3E-III-App. E F-52

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      h)    Reconciliations

      The following is a summary of the material adjustments to net income and shareholders' equity which would have been required if US GAAP had been applied instead of UK GAAP.

                                                 Year        Year        Year
                                                 ended       ended       ended
                                               December    December    December
                                               31, 1999    31, 2000    31, 2001
                                               --------    --------    --------
                                              (pound)000  (pound)000  (pound)000
Net profit/(loss) in accordance
with UK GAAP                                       576      (2,693)     (4,294)

Adjustments to conform with US GAAP:
  Amortization of goodwill                      (4,047)     (3,756)     (3,827)
  Pensions and other
   post-retirement benefits (i)                  2,793       1,218          99
  Effect of differences on
   policy for recognition of
   deferred tax assets and
   liabilities                                     (29)       (119)         33
  Derivatives (i)                                  --          --          (81)
  Fixed asset capitalization (i)                   --          --         (375)
Total net loss in accordance                    ------      ------      ------
  with US GAAP                                    (707)     (5,350)     (8,445)
                                                ======      ======      ======
Net loss from continuing
  operations in accordance with
  US GAAP                                         (707)     (4,171)     (7,508)
Net loss of discontinued operations
  in accordance with US GAAP:
  Operating loss                                   --         (818)       (937)
  Loss on termination                              --         (361)       --
                                                ------      ------      ------
Retained loss for the year in
  accordance with US GAAP                         (707)     (5,350)     (8,445)
                                                ======      ======      ======

      i) All significant UK to US GAAP differences relate to the Group's UK operations. A full valuation allowance has been established against the deferred tax assets relating to such reconciling items (see note 29 (f)).

      Included outside of operating profit/(loss) in the year ended December 31, 2000 and 1999 were (pound)1.0 million and (pound)1.0 million, respectfully, of exceptional gains from property sales under UK GAAP. These items are treated as part of ordinary income under US GAAP.

                                                          As of
                                                        December
                                                         31, 2000          As of
                                                            as          December
                                                         restated       31, 2001
                                                         --------       --------
                                                       (pound)000     (pound)000

Shareholders' deficit in accordance with UK GAAP        (59,224)        (61,479)

Adjustments to conform with US GAAP:
  Goodwill                                               54,855          50,610
  Pension and other post-retirement
   benefits (ii)                                         (2,011)(ii)     (6,375)
  Deferred tax                                             (338)           (305)
  Derivatives:
   Opening adjustment                                      --               (85)
   Current year adjustment                                 --                 4
  Fixed asset capitalization                               --              (375)
                                                         ------         --------
Shareholders' deficit in accordance with US GAAP         (6,718)        (18,005)
                                                         ======         =======


                            Exh. T3E-III-App. E F-53

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      ii) Restatement of prior year amount During 2001, the Group determined that a computational error relating back several years was made in the calculation of the pension and other post-retirement benefits adjustment in accordance with US GAAP. This restatement has no profit/(loss) impact for any years presented. The pension and other post-retirement benefits adjustment and shareholders' deficit in accordance with US GAAP was changed by (pound)1,500,000 as a result of this adjustment.

      i)    Fixed asset capitalization

      Under UK GAAP previously expensed Research and Development costs incurred in the prior year may be reinstated, in a subsequent year, if the criteria under SSAP 13 are then met. In the year ended December 31, 2001 the Group reinstated (pound)175,000 of such costs. Under US GAAP, previously expensed Research and Development costs cannot be reinstated.

      Under UK GAAP start up costs may be capitalized on the balance sheet. At December 31, 2001 there were (pound)200,000 of start up costs capitalized. Under US GAAP start up costs must be expensed.

      j)    Redeemable preference shares

      Under UK GAAP, preference shares are classified as non-equity interests as a component of total shareholders' deficit. Under UK GAAP the redemption premium is transferred from the profit and loss account to a redemption premium reserve attributable to non-equity shareholders. Under US GAAP, the preference shares are classified as equity as (1) the shares are redeemable only at the option of the Group and (2) the redemption is not a fixed or determinable date. The premium on redemption reserve of (pound)15,729,000 and (pound)11,273,000 at December 31, 2001 and 2000, respectively, would not be recorded under US GAAP as there has been no declaration of dividends by the Group's Board of Directors, the preference shares are stated at their redemption value and the Group has no liability to pay such amounts. The effect of this difference between UK GAAP and US GAAP on the Group's balance sheet is nil.

      k)    US Accounting Standards

      EITF 00-25

      In April 2001, the Emerging Issues Task Force reached a consensus on Issue 00-25, Vendor Income Statement Characterisation of Consideration Paid to a Reseller of Vendor's Products ("EITF 00-25"). The EITF concluded that consideration from a vendor to a reseller of the vendor's products is presumed to be a reduction of the selling price of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement. That presumption can be overcome in certain circumstances. EITF 00-25 is to be applied no later than in annual or interim financial statements for periods beginning after 15 December 2001. Earlier application is encouraged. Financial statements for prior periods presented for comparative purposes are to be reclassified to comply with the income statement display requirements of this issue. The adoption of EITF 00-25 is not expected to have a material impact on the Company's financial statements.


                            Exh. T3E-III-App. E F-54

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      SFAS 141 and 142

      In July 2001, the FASB issued SFAS No. 141, Accounting for Business Combinations ("SFAS 141") and SFAS No.142 Accounting for Goodwill and Other Intangible Assets ("SFAS 142"). SFAS No. 141 will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the use of the pooling-of-interest method is no longer allowed. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Group is evaluating the impact of the adoption of these standards and has not yet determined the effect of adoption on its financial position and results of operations.

      SFAS 143 and 144

      In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligation ("SFAS 143"), which is effective for financial statements issued for fiscal years beginning after June 15, 2002. The pronouncement addresses the recognition and remeasurement of obligations associated with the retirement of a tangible long-lived asset. In October 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), which is effective for financial statements issued for fiscal years beginning after December 15, 2001. SFAS 144 applies to all long-lived assets (including discontinued operations) and it develops an accounting model for long-lived assets that are to be disposed of by sale. The Company is currently reviewing these statements to determine their impact on future financial statements.

      FRS 17, 18 and 19

      The Accounting Standards Board (ASB) has issued FRS 17, Retirement Benefits, which is mandatory for all accounting periods ending on or after June 22, 2003. FRS 17 replaces SSAP 24 and UITF 6 relating to accounting for pension costs and other post-retirement benefits. The FRS makes changes in respect of accounting for defined benefit schemes, leading to increased volatility in the balance sheet as actuarial gains and losses are recognized immediately and scheme assets are valued at fair values. While companies with defined benefit schemes will be able to continue applying SSAP 24 for periods ending before June 22, 2003, they will need to make additional disclosure in accordance with FRS 17 for periods ending on or after June 22, 2001. The Group has applied the additional disclosure of FRS 17 in 2001.

      The ASB has issued FRS 18, Accounting Policies, which is effective for all accounting periods ending on or after June 22, 2001. FRS 18 replaces SSAP
      2. This replacement of SSAP 2 brings the assumptions and the criteria on which entities select accounting policies, into line with the ASB's statement of principles. FRS 18 re-iterates the going concern and accruals bases, however the previous concepts of prudence and consistency have been downplayed. In determining the most appropriate accounting policy the emphasis is now on the four objectives of relevance, reliability, comparability and understandability. The Group has applied the provisions of FRS 18 in 2001. The implementation of FRS 18 did not have a significant impact on the Group's financial statements.


                            Exh. T3E-III-App. E F-55

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      The ASB has issued FRS 19, Deferred Tax, which is effective for all accounting periods ending on or after January 23, 2002. Its main objectives for the treatment of deferred tax to come more in line with international practice. Although FRS 19 introduces a form of "full provision" it has not harmonized with IAS 12. The general principle of FRS 19 is that deferred tax should be recognized in full in respect of transactions or events that have taken place by the balance sheet date and which give the entity an obligation to pay more or less tax in the future. Under FRS 19, a basis of `full' rather than `partial' provision should be adopted for all deferred tax liabilities and assets, with assets being recognized where it is considered more likely than not that they will be recovered. This will bring UK GAAP broadly into line with current US GAAP. FRS 19 has been applied as at January 1, 2002 and a net deferred tax asset of (pound)0.3 million was recognized in the UK GAAP balance sheet at that time.

      l)    Impairment of long-lived assets

      Under both UK and US GAAP, impairment reviews of long-lived assets are performed whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. However, measurement differences arise regarding the determination of when a long-lived asset is impaired and the amount of impairment loss to be recognized. Under UK GAAP, the Group evaluates long-lived assets for impairment by comparing the carrying value to discounted future cash flows. Under US GAAP, undiscounted cash flows are used to evaluate for impairment.

      Under both UK and US GAAP, if impairment exists, an impairment loss is recognized to record the long-lived assets at their fair values. The Group estimates fair value using discounted estimated future cash flows. The discount rate applied is management's estimate of the rate that the market would expect on an investment of comparable risk. Under UK GAAP, impairment losses increase accumulated depreciation; under US GAAP, impairment losses reduce the historical cost of the related long-lived asset.

      An impairment loss has been recognized under UK GAAP using discounted future cash flows. Under US GAAP, impairment has been determined to exist using undiscounted cash flows. The loss recognized under US GAAP is calculated using discounted future cash flows. As the asset base is the same under UK and US GAAP, there is no difference in the amount of the impairment loss that has been recognized.


                            Exh. T3E-III-App. E F-56

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      m)    Segmental reporting

      The Group has five reportable segments based on geographic locations:
      United Kingdom, Europe, America, Australia and Asia. Each of the segments is engaged in manufacturing and supplying shoe materials and machinery to the footwear industry in a particular section of the world. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Management evaluates performance based upon gross profit.

                                                                                                                            Total
                                                                                                  Total UK     UK/US      ----------
                       UK         Europe       America      Australasia      Asia       Group       GAAP      GAAP Adj.     US GAAP
                    ---------    ----------    ----------    ----------  ----------  ----------  ----------  ----------   ----------
                    pound)000    (pound)000    (pound)000    (pound)000  (pound)000  (pound)000  (pound)000  (pound)000   (pound)000
2001
Revenue                35,467        60,357        28,472      5,172       12,934           -     142,402           -      142,402
Gross Profit           12,034        20,049         6,997        589        5,959           -      45,628           -       45,628
Interest income             -             -             -          -            -          29          29           -           29
Interest expense          376           827           390        108          178      12,301      14,180           -       14,180
Depreciation            1,846           975           436        184          456       2,005       5,902       3,827        9,729
Tax                         -         1,228          (28)         24          294           -       1,518        (33)        1,485

2000
Revenue                42,248        60,504        27,309      8,228       13,297           -     151,586           -      151,586
Gross Profit           12,630        19,128         8,272      1,921        4,438           -      46,389           -       46,389
Interest income             -             -             -          -            -         148         148           -          148
Interest expense          420           650           141        170           87      10,852      12,320           -       12,320
Depreciation            1,604           907           560        266          439         877       4,653       3,756        8,409
Tax                         -         2,549           556          5           24           -       3,134         119        3,253

1999
Revenue                39,775        48,193        20,825      6,403       11,431           -     126,627           -      126,627
Gross Profit           12,811        16,021         7,524      1,552        4,636           -      42,544           -       42,544
Interest income             -             -             -          -            -         336         336           -          336
Interest expense          352           393            38         49           91      10,733      11,656           -       11,656
Depreciation            1,485           880           402         57          376         300       3,500       4,047        7,547
Tax                       948         1,196           714        (4)          118     (1,218)       1,754          29        1,783

      n)    Operating leases

      The Group leases certain land, buildings and equipment under various operating lease arrangements. Original non-cancelable lease terms typically are between 10 and 20 years and may contain escalation clauses, along with options that permit early withdrawal. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

      As of December 31, 2001, the aggregate future minimum rental commitments under all non-cancelable operating lease agreements are as follows:

                                          Rental
                                        Commitments
                                        -----------
                                         (pound)000
     Leases expiring in
     2002                                   172
     2003                                   148
     2004                                   134
     2005                                    74
     2006                                     -
     Thereafter                             150
                                            ---
                                            678
                                            ===

      Rent expense amounted to (pound)797,000, (pound)1,925,000 and (pound)1,841,000 for the years ended December 31, 2001, 2000 and 1999 respectively.


                            Exh. T3E-III-App. E F-57

29 Summary of significant differences between UK and US generally accepted accounting principles (continued)

      The Group has no subleases.

      The Group as at December 31, 2001, has not entered into any material new rental commitments.

      o)    SFAS No. 130

      Comprehensive loss under SFAS No. 130 is shown below:

                                              Year        Year        Year
                                              ended       ended       ended
                                            December    December    December
                                            31, 1999    31, 2000    31, 2001
                                           ----------  ----------  ----------
                                           (pound)000  (pound)000  (pound)000
Net income
                                              (707)      (5,350)      (9,945)
Other comprehensive loss, net
  of income tax:
  Foreign currency translation
   adjustment                                6,104        1,037          821
  Minimum pension liability
   adjustment                                  (11)      (1,884)      (4,463)
                                             -----       ------      -------
Comprehensive income/(loss)                  5,386       (6,197)     (13,587)
                                             =====       ======      =======
Accumulated comprehensive net
  loss as at December 31                   (29,331)     (35,528)     (49,115)
                                           =======      =======      =======

      All significant UK to US GAAP differences relate to the Group's UK operations. A full valuation allowance has been established against the deferred tax assets relating to such reconciling items (see note 29 (f)).

                                                  Minimum      Accumulated
                                     Foreign      pension         other
                                     currency    liability    comprehensive
                                      items     adjustment        loss
                                   ----------    ----------     ----------
                                   (pound)000    (pound)000     (pound)000

Balance as at December 31,1998        (9,497)       (3,046)      (12,543)
Change during 1999                     6,104           (11)        6,093
                                      ------        ------         -----
Balance as at December 31, 1999       (3,393)       (3,057)       (6,450)
                                      ======        ======       =======
Change during 2000                     1,037        (1,884)         (847)
                                      ------        ------         -----
Balance as at December 31, 2000       (2,356)       (4,941)       (7,297)
                                      ======        ======       =======
Change during 2001                       821        (4,463)       (3,642)
                                      ------        ------       -------
Balance as at December 31, 2001       (1,535)       (9,404)      (10,939)
                                      ======        ======       =======


                            Exh. T3E-III-App. E F-58

                                   APPENDIX F

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                        REPORT OF FOREIGN PRIVATE ISSUER
                      PURSUANT TO RULE 13a-16 OR 15d-16 OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                      For the quarter ended June 30, 2002.

                             Texon International plc
                 (Translation of Registrant's Name Into English)

                           SEC File Number: 333-49619

                                  100 Ross Walk
                            Leicester LE4 5BX England
                    (Address of Principal Executive Offices)

        (Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.)

                          Form 20-F [X]   Form 40-F [_]

        Indicate the number of outstanding shares of each of the issuer's classes of capital or common stock as of the close of the
                      period covered by the annual report.

                                 Not applicable

  (Indicate by check mark whether the registrant by furnishing the information contained in this form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b)
                   under the Securities Exchange Act of 1934.)

                             Yes [_]        No [X]


                             Exh. T3E-III-App. F-1

                             TEXON INTERNATIONAL plc

                         SIX MONTHS ENDED JUNE 30, 2002

         INDEX

                                                                        PAGE NO.

PART I   FINANCIAL INFORMATION

Item 1   Financial Statements

         Condensed Consolidated Profit and Loss Accounts
         Six months ended June 30, 2002 and 2001                              3

         Condensed Consolidated Balance Sheets
         June 30, 2002 and December 31, 2001                                  4

         Condensed Consolidated Cash Flow Statement
         Six months ended June 30, 2002 and 2001                              5

         Reconciliation of Net Cash Flow to Movement in Debt
         Six months ended June 30, 2002 and 2001                              6

         Reconciliation of Movements in Shareholders' Funds
         Six months ended June 30, 2002 and 2001                              7

         Notes to Condensed Consolidated Financial Statements             8 - 9

Item 2   Operating and Financial Review and Prospects                    10 -14

PART II  OTHER INFORMATION

Item 1   Legal Proceedings                                                   15

Item 2   Changes in Securities and Use of Proceeds                           15

Item 3   Defaults Upon Senior Securities                                     15

Item 4   Submission of Matters to a Vote of Security Holders                 15

Item 5   Other Information                                                   15

Item 6   Exhibits - Reports on Form 8-K                                      15


                             Exh. T3E-III-App. F-2

                             TEXON INTERNATIONAL plc

                 CONDENSED CONSOLIDATED PROFIT AND LOSS ACCOUNTS
                         (Pounds Sterling, In Thousands)


                                                                 Unaudited                         Unaudited
                                                             Six Months ended                 Three Months ended
                                                      ------------------------------    ------------------------------
                                                      June 30, 2002    June 30, 2001    June 30, 2002    June 30, 2001
                                                      -------------    -------------    -------------    -------------
Sales turnover                                               69,006           76,917           36,088           39,668
Cost of sales                                               (49,777)         (57,519)         (25,812)         (29,565)
                                                      -------------    -------------    -------------    -------------
Gross profit                                                 19,229           19,398           10,276           10,103
Selling, general and administrative expenses                (10,956)         (12,049)          (5,825)          (6,086)
Goodwill amortisation                                          (558)            (610)            (280)            (284)
                                                      -------------    -------------    -------------    -------------
Profit on ordinary activities before interest                 7,715            6,739            4,171            3,733
Net interest payable                                         (5,960)          (6,116)          (3,038)          (3,085)
                                                      -------------    -------------    -------------    -------------
Profit on ordinary activities before taxation                 1,755              623            1,133              648
Taxation on profit on ordinary activities                    (1,146)            (718)            (733)            (313)
                                                      -------------    -------------    -------------    -------------
Profit/(loss) on ordinary activities after taxation             609              (95)             400              335
Minority equity interests                                      (173)            (210)            (105)            (144)
                                                      -------------    -------------    -------------    -------------
Net profit/(loss) for the financial period                      436             (305)             295              191
Finance charges in respect of non equity shares              (2,378)          (2,228)          (1,189)          (1,114)
                                                      -------------    -------------    -------------    -------------
Retained (loss) for the financial period for equity
shareholders                                                 (1,942)          (2,533)            (894)            (923)
                                                      =============    =============    =============    =============


                             Exh. T3E-III-App. F-3

                             TEXON INTERNATIONAL plc

                      CONDENSED CONSOLIDATED BALANCE SHEET
                         (POUNDS STERLING, IN THOUSANDS)

                                                            Unaudited         Audited
                                                       as at June 30,    December 31,
                                               Notes             2002            2001
                                               -----   --------------    ------------
FIXED ASSETS
Intangible assets                                              20,523          20,576
Tangible assets                                                19,754          19,984
Investment                                                          1               1
                                                       --------------    ------------
                                                               40,278          40,561
CURRENT ASSETS
Stocks                                         2               21,715          21,865
Debtors due within one year                                    25,707          23,743
Debtors due after one year                                        829             877
Cash                                                              599             995
                                                       --------------    ------------
                                                               48,850          47,480
CREDITORS
Amounts falling due within one year                           (40,470)        (37,244)
                                                       --------------    ------------
NET CURRENT ASSETS                                              8,380          10,236
                                                       --------------    ------------
TOTAL ASSETS LESS CURRENT LIABILITIES                          48,658          50,797

CREDITORS
Amounts falling due after more than one year                 (107,366)       (104,160)
Provisions for liabilities and charges                         (6,680)         (6,746)
                                                       --------------    ------------
                                                              (65,388)        (60,109)
                                                       ==============    ============
CAPITAL AND RESERVES
Called up share capital                                        10,813          10,773
Share premium                                                  49,276          49,276
Profit and loss account                                      (145,004)       (137,257)
Premium redemption reserve                                     18,108          15,729
                                                       --------------    ------------
Shareholders' deficit
Equity interests                                             (140,466)       (132,759)
Non-equity interests                                           73,659          71,280

                                                              (66,807)        (61,479)

Minority equity interests                                       1,419           1,370
                                                       --------------    ------------
                                                              (65,388)        (60,109)
                                                       ==============    ============


                             Exh. T3E-III-App. F-4

                             TEXON INTERNATIONAL plc

                   CONDENSED CONSOLIDATED CASH FLOW STATEMENT
                         (POUNDS STERLING, IN THOUSANDS)

                                                            Unaudited
                                                         Six Months ended
                                                  -----------------------------
                                                  June 30, 2002   June 30, 2001

Cash inflow from operating activities                     8,770          10,001
Returns on investments and servicing of finance          (4,748)         (5,550)
Taxation                                                 (1,061)            416
Net capital expenditure and financial investment         (2,156)           (502)
Acquisitions                                               (660)           (876)
                                                  -------------   -------------
Cash inflow before financing                                145           3,489
Financing                                                   423          (3,030)
                                                  -------------   -------------
Increase in cash and overdrafts in the period               568             459
                                                  =============   =============


                             Exh. T3E-III-App. F-5

                             TEXON INTERNATIONAL plc

             RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
                         (POUNDS STERLING, IN THOUSANDS)

                                                             Unaudited
                                                          Six Months ended
                                                   ----------------------------
                                                   June 30, 2002  June 30, 2001

Increase in cash and overdrafts in the period                568            459
Cash (outflow)/inflow from debt and lease financing         (423)         3,030
                                                        --------       --------
Change in net debt resulting from cash flows                 145          3,489
Issue of shares                                               40             --
Non cash movements in debt                                  (528)          (376)
Translation difference                                    (5,641)         3,399
                                                        --------       --------
Movement in net debt in the period                        (5,984)         6,512
Net debt at the opening date                            (112,180)      (117,648)
                                                        --------       --------
Net debt at the closing date                            (118,164)      (111,136)
                                                        ========       ========


                             Exh. T3E-III-App. F-6

                             TEXON INTERNATIONAL plc

            RECONCILIATION OF MOVEMENTS IN TOTAL SHAREHOLDERS' FUNDS
                         (POUNDS STERLING, IN THOUSANDS)

                                                             Unaudited
                                                          Six Months ended
                                                   -----------------------------
                                                  June 30, 2002   June 30, 2001

Retained profit/(loss) for the period                       436            (305)
Finance charges in respect of non equity shares          (2,378)         (2,228)
                                                        -------         -------
                                                         (1,942)         (2,533)
Issue of shares                                              40              --
Premium on redemption reserve                             2,378           2,228
Foreign exchange adjustments                             (5,804)          2,740
                                                        -------         -------
Net (increase)/decrease to shareholders' deficit         (5,328)          2,435
Opening shareholders' deficit                           (61,479)        (59,224)
Closing shareholders' deficit                           (66,807)        (56,789)
                                                        =======         =======


                             Exh. T3E-III-App. F-7

                             TEXON INTERNATIONAL plc

       NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1     BASIS OF PREPARATION

      The accompanying unaudited condensed consolidated financial statements have been prepared by Texon International plc and its subsidiaries ("the Group") in accordance with UK generally accepted accounting principles ("UK GAAP"). The unaudited condensed consolidated financial statements and condensed notes are presented in accordance with Form 10-Q and do not contain all the information required in the Group's annual consolidated financial statements and notes. The operating results for the three-month periods are not necessarily indicative of the results, which may be expected for the full year. In the opinion of management, all material adjustments, consisting of items of a normal recurring nature, considered necessary for a fair presentation of the results of operations, the financial position and the cash flows for each period shown, have been included.

      Where necessary comparatives are adjusted to ensure consistency with current periods.

2     STOCKS

      Stock is stated at the lower of cost, including factory overheads where applicable, and net realizable value on a first in first out basis. Provision is made for slow-moving and obsolete items. Inventories are summarised as follows:

                                            June 30, 2002   December 31, 2001

      Raw materials                                 5,082               5,528
      Work in progress                              2,109               2,259
      Finished goods and goods for resale          14,524              14,078
                                                   ------              ------
                                                   21,715              21,865
                                                   ======              ======

3     CHANGES IN UK ACCOUNTING STANDARDS

      The Accounting Standards Board (ASB) has issued FRS 17, Retirement Benefits, which is mandatory for all accounting periods ending on or after September 22, 2003. FRS 17 replaces SSAP 24 and UITF 6 relating to accounting for pension costs and other post-retirement benefits. The FRS makes significant changes in respect of accounting for defined benefit schemes, leading to increased volatility in the balance sheet as actuarial gains and losses are recognized immediately and scheme assets are valued at fair values. While companies with defined benefit schemes will be able to continue applying SSAP 24 for periods ending before June 22, 2003, they will need to make additional disclosure in accordance with FRS 17 for periods ending on or after June 22, 2001. The Group has applied the additional disclosure of FRS 17 from 2001.


                             Exh. T3E-III-App. F-8

                             TEXON INTERNATIONAL plc

3     CHANGES IN UK ACCOUNTING STANDARDS CONTINUED

      The ASB has issued FRS 18, Accounting Policies, which is effective for all accounting periods ending on or after June 22, 2001. FRS 18 replaces SSAP
      2. This replacement of SSAP 2 brings the assumptions and the criteria on which entities select accounting policies, into line with the ASB's statement of principles. FRS 18 re-iterates the going concern and accruals bases, however the previous concepts of prudence and consistency have been downplayed. In determining the most appropriate accounting policy the emphasis is now on the four objectives of relevance, reliability, comparability and understandability. The Group has applied the provisions of FRS 18 in 2002. The implementation of FRS 18 did not have a significant impact on the Group's financial statements.

      The ASB has issued FRS 19, Deferred Tax, which is effective for all accounting periods ending on or after January 23, 2002. Its main objective is for the treatment of deferred tax to come more in line with international practice. Although FRS 19 introduces a form of "full provision" it has not harmonized with IAS 12. The general principle of FRS 19 is that deferred tax should be recognized in full in respect of transactions or events that have taken place by the balance sheet date and which give the entity an obligation to pay more or less tax in the future.


                             Exh. T3E-III-App. F-9

                             TEXON INTERNATIONAL plc

ITEM 2 OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included in this report, in the Annual Report on Form 20-F filed by the Group with the Securities and Exchange Commission (the "Commission") on May 13, 2002 and in the Group's periodic reports filed with the Commission.

Except for the historical data set forth herein, the following discussion contains certain forward-looking information. The Group's actual results may differ significantly from the projected results. Factors that could cause or contribute to such differences include, but are not limited to, levels of sales to customers, actions by competitors, fluctuations in the price of primary raw materials, foreign currency exchange rates and political and economic instability in the Group's markets.

GENERAL

The Group believes it is the world's largest, in terms of sales, manufacturer and marketer of structural materials that are essential in the manufacture of footwear. The Group operates a global business, which generates sales that are widely diversified by geographic region and product line. The Group's primary products include: (1) materials for insoles, which form the structural foundation of shoes; (2) stiffeners, which support and shape the toe and heel of shoes; (3) other component products used in the manufacture of footwear, such as linings, lasts, tacks, nails, steel shanks, steel toe caps, midsoles and adhesives, and (4) Computer Aided Design ("CAD") solutions for the footwear industry. While the products sold by the Group represent a small percentage of the total cost of materials contained in footwear, they are critical to the performance and manufacture of footwear and are not fashion sensitive. By leveraging its expertise in the manufacture of these structural materials, the Group has developed several related niche industrial products such as carpet gripper pins and cellulose air freshener material. These industrial products are sold to a wide range of industries.

The Group supplies most of the major footwear manufacturers in the world. The Group supplies over 7,500 customers worldwide, servicing global athletic footwear companies such as Nike and Adidas, designers and producers of casual shoes including Timberland and R. Griggs & Co (Dr Martens) and manufacturers of men's and women's formal shoes such as Church's and Bally. The Group has fifteen manufacturing sites strategically located in Europe, the United States, Brazil, China and Australia and sells its products in more than 90 countries through an extensive marketing and distribution network. During the first six months of 2002, sales of insoles, stiffeners, other footwear materials, industrial products and component products accounted for 38%, 29%, 7%, 8%, and 18% of total sales, respectively. During this period, 44% of the Group's sales were made to Europe, 33% to Asia, 15% to the Americas and 8% to the rest of the world.

SEGMENTAL REPORTING

The Group has five reportable segments based on geographic locations: United Kingdom, Europe, America, Australasia and Asia. Where applicable, discussions of sales by region relate to the geographical locations where the relevant products are actually produced. In contrast, discussions of sales by area relate to the geographical locations where the relevant products are actually sold.


                             Exh. T3E-III-App. F-10

                             TEXON INTERNATIONAL plc

COMPARISON OF THE THREE MONTHS ENDED JUNE 30, 2002 TO THE THREE MONTHS ENDED JUNE 30, 2001

Sales Turnover: Sales for the three months ended June 30, 2002 were (pound) 36.1 million, a decrease of (pound) 3.6 million from (pound) 39.7 million in the comparable period of 2001. Management believes that there are three principal reasons for this decrease. First, the European footwear market had a particularly slow quarter compared with last year as a result of de-stocking in the supply chain in this region. Second, the administration of the Cornwell businesses in the UK reduced sales of components. Third, Texon's continued strategy of focusing on higher margin business that has delivered improvements in gross profits.

Sales by production region varied across the Group's regions. In the UK region, sales declined by (pound) 0.9 million to (pound) 8.7 million, principally as a result of the administration of the Cornwell businesses in March 2002, which was offset by the transfer of the Foss production from the Americas region. Sales in the European region, declined by (pound) 0.9 million to (pound) 15.7 million, as a result of the slow quarter in the European footwear markets as some producers de-stocked. In the Americas region, sales declined by (pound) 2.2 million to (pound) 6.7 million, as a result of transferring an element of the Foss production to the UK. Sales in the Australasia region declined by (pound) 0.1 million to (pound) 1.2 million as the relocation of local footwear production to the Pacific region continued. In the Asia region, sales increased by (pound) 0.5 million to (pound) 3.8 million, as a result of increased activity in this region.

Sales by location of customer declined in all areas with the exception of Asia. In Europe, sales declined by 13% to (pound) 15.5 million, reflecting the slow quarter in the European footwear markets as some producers de-stocked, competitive pressures in the Esjot businesses and the administration of the Cornwell businesses in 2002. Sales in the Americas declined by 15% to (pound)
5.7 million, as result of invoicing direct from the UK to a third party industrial customer, which in 2001 was invoiced from the US and also the devaluation of the Brazilian Real in relation to the pound. Sales in Asia where constant at (pound) 11.9 million, however on year-to-date basis sales in this region are 7% higher. Sales in the rest of the world decreased by (pound) 0.2 million to (pound) 3.0 million.

Gross Profit: Gross profit for the three months ended June 30, 2002 increased by (pound) 0.2 million to (pound) 10.3 million compared to (pound) 10.1 million in the comparable period in 2001. When expressed as a percentage of sales, gross profit was 28.5% for the three months ended June 30, 2002, an increase of 3.0% from the comparable period in 2001. This improvement is the result of a more favorable sales mix towards higher margin business, the benefits of transferring and integrating the Foss production in-house in the UK where the Group now obtains a full margin as opposed to a distributor margin, exiting the Cornwell business in the UK and favorable raw material prices.

Gross profit percentage in the UK region increased from 28% to 32%, principally due to elimination of the low margin Cornwell businesses. The European region's gross profit percentage increased to 28% from 26%, with the benefit of lower pulp raw material prices purchases offset by an element of margin erosion in the Esjot businesses due to competitive pressures in the marketplace. The Americas region's gross profit percentage increased from 18% to 27%, again due to the sales mix where in 2001 the Foss business, which earned a distributor margin has been transferred to the UK. In Australasia, the gross profit percentage declined from 14% in 2001 to 13% in 2002 reflecting the impact the relocation of local footwear production to the Pacific region has had on prices and volumes. The Asia region's gross profit margin was constant at 30%.


                             Exh. T3E-III-App. F-11

                             TEXON INTERNATIONAL plc

SELLING, GENERAL AND ADMINISTRATIVE COSTS: Selling, general and administrative costs for the three months ended June 30, 2002 were (pound) 5.8 million compared with (pound) 6.1 million in the comparable period in 2001. These costs have decreased as a result of a continuing cost reduction program being implemented throughout the group.

EARNINGS BEFORE INTEREST AND TAXATION ("EBIT"): EBIT for the three months ended June 30, 2002 was (pound) 4.2 million, (pound) 0.5 million above the comparable period in 2001 due to the improvement in gross profit percentage and a reduction in selling, general and administrative costs.

EARNINGS BEFORE INTEREST DEPRECIATION AND AMORTIZATION ("EBITDA"): EBITDA for the three months ended June 30, 2002 was (pound) 5.6 million as compared with (pound) 5.5 million in the comparable period in 2001.

INTEREST EXPENSE: Net interest expense was (pound) 3.0 million for the three months ended June 30, 2002 compared to (pound) 3.1 million for the three month ended June 30, 2001. Included in the interest charge is the amortization of debt insurance costs of (pound) 0.3 million for the three months ended June 30, 2002 as compared with (pound) 0.2 million in the comparable period in 2001.

TAXATION: The tax charge for the three months ended June 30, 2002 is based on the estimated percentage tax rate the Group will incur for the full year.

LIQUIDITY AND CAPITAL RESOURCES

The Group's liquidity needs arise primarily from debt service obligations on the indebtedness incurred in connection with the notes and the revolving credit facility, working capital needs and the funding of capital expenditures. Total liabilities at June 30, 2002 were (pound) 154.5 million, including consolidated indebtedness of (pound) 118.2 million as compared to total assets of (pound)
89.1 million.

The Group's primary sources of liquidity are cash flows from operations and borrowings under the Group's financing agreements, which provides the Group with a (Euro) 37.2 million (pound) 23.2 million 6-year euro term loan and a (Euro)
10.2 million (pound) 6.4 million revolving credit facility, as well as several local facilities in Germany, Italy, Spain, France, China, Australia, New Zealand, Brazil and the UK.

The net cash inflow from operating activities for the six months ended June 30, 2002 was (pound) 8.8 million compared to (pound) 10.0 million for the comparable period in 2001. This decrease of (pound) 1.2 million is primarily attributable to the benefit that was achieved in the fist quarter of 2001 from improvements in the management of working capital, which was a one off effect.

Returns on investments and servicing of finance for the six months ended June 30, 2002 were (pound) 4.7 million compared to (pound) 5.6 million for the six months ended June 30, 2001. The key reason for this reduction is due to the refinancing in November 2001, which changed the timing of interest payments during the year.

Taxation payable was (pound) 1.1 million for the six months ended June 30, 2002, compared to a taxation refund of (pound) 0.4 million for the comparable period in 2001.

Net capital expenditures for the six months ended June 30, 2002 were (pound) 2.2 million, as compared to (pound) 0.5 million for the comparable period in 2001.


                             Exh. T3E-III-App. F-12

                             TEXON INTERNATIONAL plc

FINANCIAL INSTRUMENTS AND MARKET RISKS

The Group's operations are conducted by entities in many countries and the primary market risk exposures of the Group are interest rate risk and foreign currency exchange risk. The exposure to market risk for changes in interest rates relates to its debt obligations, upon which interest is paid at both short-term fixed and variable rates, and local bank borrowings, upon which interest is paid at variable rates. The Group does not use any instruments by which to hedge against fluctuations in interest rates, as it is believed that interest rates are low in the currencies in which debt is denominated and that the risk of major fluctuations in such interest rates is low.

The results of the Group's operations are subject to currency translation risk and currency transaction risk. Regarding currency translation risk, the operating results and financial position of each entity is reported in the relevant local currency and then translated into Sterling at the applicable exchange rate for inclusion in the financial statements of the Group. The fluctuation of Sterling against foreign currencies will therefore have an impact upon the reported profitability of the Group and may also affect the value of the Group's assets and the amount of the Company's shareholders equity.

Regarding currency transaction risk, fluctuations in exchange rates may affect the operating results of the Group because many of each entity's costs are incurred in currencies different from their revenue currencies and there is also a time lag between incurrence of costs and the collection of related revenues. To protect against currency transaction risk the Group engages in hedging its net transaction exposure by the use of foreign exchange forward contracts to cover exposures arising from outstanding sales and purchase invoices. It has not covered outstanding sales or purchase orders unless they are firm commitments. At present hedging covers all traded currencies to which the Group is exposed and in which forward contracts may be undertaken. This includes the Euro and the US, Hong Kong, Australian and New Zealand Dollar. In addition, the Group hedges against certain non-trading exposures by using foreign exchange forward contracts, these exposures being short-term loans between entities and interest payable (within one year) on the senior notes. Short-term loans may fluctuate in value depending upon the daily cash position of the various entities and may be denominated in any of the currencies stated above.

INTERNATIONAL OPERATIONS

The Group conducts operations in countries around the world including through manufacturing facilities in the UK, the United States, France, Germany, Italy, Australia, Brazil and China. The Group's global operations may be subject to some volatility because of currency fluctuations, inflation and changes in political and economic conditions in these countries.

The financial position and results of operations of the Group's businesses outside the UK are measured using the local currency as the functional currency. Most of the revenues and expenses of the Group's operations are denominated in local currencies whereas the majority of raw material purchases are denominated in US dollars. Assets and liabilities of the Group's subsidiaries outside the UK are translated at the balance sheet exchange rate and statement of operations accounts are translated at the average rate prevailing during the relevant period.

The Group's financial performance in future periods may be impacted as a result of changes in the above factors which are largely beyond the control of the Group.


                             Exh. T3E-III-App. F-13

                             TEXON INTERNATIONAL plc

EXCHANGE RATE INFORMATION

The table below shows the major exchange rates, expressed per pound sterling, used in the preparation of the condensed consolidated financial statements included herewith.

                                           2002 AVERAGE RATE     PERIOD END RATE
                                           -----------------     ---------------

US Dollar                                         1.45                1.52
Euro                                              1.61                1.55


                             Exh. T3E-III-App. F-14

                             TEXON INTERNATIONAL plc

PART II     OTHER INFORMATION

Item 1      Legal Proceedings

            From time to time, the Group is involved in routine litigation incidental to its business. The Group is not a party to any threatened legal proceedings, which the Group believes would have a material adverse effect on the Group's results or operations or financial condition.

            A suit has been filed against one of the Company's subsidiaries in the UK in relation to a guarantee issued in 1987 to Black & Decker, formerly Emhart Corporation, for the non-payment of US post-retirement medical benefits by USM Inc. to its former employees. USM Inc. was a subsidiary of United Shoe Machinery Limited, formerly the Machinery division on United Texon Limited, a subsidiary of the Company, which has sought protection from its creditors under Chapter 11 of the United States Bankruptcy Code. In the event that this litigation is decided against the subsidiary of the Company, that subsidiary may be exposed to a potential liability of approximately US$400,000 per annum for the foreseeable future.

Item 2      Changes in Securities and Use of Proceeds

            None.

Item 3      Defaults Upon Senior Securities

            On August 1, 2002, the Company was due to pay a coupon on its DM 245 million 10% senior notes due 2008. The indenture pursuant to which the senior notes were issued provides the Company with a 30 day grace period on coupon payments before an event of default occurs. This coupon has not been paid to date.

            The Company is in advanced and constructive discussions with its shareholders and with an ad hoc committee of its bondholders (the "Committee") on the terms of a proposed recapitalisation of the Company but has yet to reach any binding agreement with the Committee. The Committee represents more than two-thirds of the Company's DM 245 million 10% senior notes due 2008.

            The Company is the holding company for the Group's operations worldwide. The recapitalisation under discussion would affect holders of the Company's senior notes and the Company's shareholders. The Company believes that trade creditors and other vendors to the Texon Group would be unaffected by the proposed recapitalisation.

Item 4      Submissions of Matters to a Vote of Security Holders

            None.

Item 5      Other Information

            None.

Item 6      Exhibits and Report on Form 8 - K

            None.


                             Exh. T3E-III-App. F-15

                             TEXON INTERNATIONAL plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        TEXON INTERNATIONAL PLC
                                        -----------------------
                                        (Registrant)


Date: August 29, 2002                   By:/S/ J. Neil Fleming
                                           -------------------------------------
                                           J. Neil Fleming
                                           Finance Director and
                                           Chief Accounting Officer


                             Exh. T3E-III-App. F-16

                                     PART IV


                                                                NO. 6200 OF 2002

IN THE HIGH COURT OF JUSTICE
CHANCERY DIVISION
COMPANIES COURT


                  IN THE MATTER OF TEXON INTERNATIONAL LIMITED

                                     - and -

                     IN THE MATTER OF THE COMPANIES ACT 1985


                              SCHEME OF ARRANGEMENT
               (Pursuant to section 425 of the Companies Act 1985)

                                     between

                           TEXON INTERNATIONAL LIMITED

                       (FORMERLY TEXON INTERNATIONAL PLC)

                                     and its

                                SCHEME CREDITORS
                    (as defined in the Scheme of Arrangement)


                          Cadwalader, Wickersham & Taft
                                   265 Strand
                                 London WC2R 1BH
                             Ref: AJOW/IPM/91601/001


                                 Exh. T3E-IV-1

                                  1 PRELIMINARY

1.1   DEFINITIONS

      In this Scheme, unless the context otherwise requires or as otherwise expressly defined, the following expressions will bear the following meanings:-

      "ACT"                         the Companies Act 1985;

      "AFFILIATE"                   in relation to the Company, any body
                                    corporate which is its holding company or its subsidiary or another subsidiary of its holding company and the definitions
                                    "subsidiary" and "holding company" have the meaning given in section 736 of the Act with the word "company" in that section including any body corporate wherever incorporated;

      "AGREED SCHEME CLAIM"         a Scheme Claim which is liquidated in amount
                                    and which has either been agreed by the
                                    Company or established by arbitration or judicial proceedings which are final and binding on the parties;

      "AMENDED INDENTURE"           the Senior Notes Indenture as amended and
                                    supplemented by the Supplemental Indenture in accordance with the Scheme;

      "AMENDED SENIOR NOTES"        the Senior Notes as amended and supplemented
                                    by the Supplemental Indenture in accordance with the Scheme;

      "AUGUST COUPON"               the interest payment on the Senior Notes
                                    which was due for payment on 1 August 2002;

      "THE BANK OF NEW YORK"        The Bank of New York, a New York banking
                                    corporation;

      "BANK FACILITIES"             the senior secured loan facilities made
                                    available by the Bank Lenders by agreement dated 15 November 2001;

      "BANK LENDERS"                the lenders to the Group under the Bank
                                    Facilities, presently, Barclays Bank PLC;

      "BUSINESS DAY"                any day other than Saturday, Sunday or any
                                    other day which is a public holiday in
                                    England and Wales;


                                 Exh. T3E-IV-2

      "CASH ELECTION"               an election made by a Scheme Creditor on its
                                    Claim Form to receive a Final Payment as part of the compromise and arrangement effected by the Scheme;

      "CLAIM FORM"                  the claim form to be completed by Scheme
                                    Creditors (or their duly authorised agents) detailing Scheme Claims against the Company in the form which is set out in Appendix I;

      "COMPANY"                     Texon International Limited, a company
                                    incorporated in England and Wales with
                                    registered number 3447210;

      "CONSENTING NOTEHOLDERS"      certain holders of Senior Notes who are or
                                    became Consenting Noteholders under and as defined in the Restructuring Agreement, whether by executing and delivering the Restructuring Agreement or by executing a Deed of Adherence thereto;

      "COUPON PAYMENT"              a payment by the Company to a Scheme
                                    Creditor of a sum representing 50 per cent.
                                    of the August Coupon in accordance with
                                    Clauses 3.3 and 3.4;

      "DEED OF RELEASE"             a deed in substantially the form set out in
                                    Appendix II providing the waivers and
                                    releases set out in Clause 2.3.3;

      "DEPOSITARY AGREEMENT"        the agreement between the Company and the
                                    Depositary dated 30 January 1998 in relation to the Senior Notes;

      "DEPOSITARY"                  The Bank of New York in its capacity as
                                    book-entry depositary in relation to the Senior Notes;

      "DEUTSCHE MARKS" or "DM"      The currency of the Federal Republic of
                                    Germany as at the date of issue of the
                                    Senior Notes;

      "DISPUTED SCHEME CLAIM"       a Scheme Claim which has been rejected by
                                    the Company in accordance with Clause 3.3.1;

      "DISTRIBUTION NOTICE"         a notice served by the Company and a Scheme
                                    Creditor on the Escrow Agent in accordance with Clause 4.4.1 and the Escrow Agreement;


                                 Exh. T3E-IV-3

      "EFFECTIVE DATE"              the date upon which the Scheme comes into
                                    effect in accordance with Clause 1.5;

      "EQUITY ELECTION"             an election made by a Scheme Creditor on its
                                    Claim Form before the Effective Date to
                                    receive New Shares as part of the compromise and arrangement effected by the Scheme;

      "EURO", "EUR", or "(EURO)"    the currency of the particiPant countries in
                                    the European Monetary Union for the time being;

      "ESCROW AGENT"                The Bank of New York in its capacity as
                                    Escrow Agent in relation to the Scheme;

      "ESCROW AGREEMENT"            the agreement to be entered into by and
                                    between the Company and the Escrow Agent in accordance with the Scheme;

      "EXISTING SHAREHOLDERS"       the holders of shares (of all classes) in
                                    the Company as at the Record Date;

      "EXPLANATORY STATEMENT"       the explanatory statement circulated with
                                    this Scheme pursuant to Section 426 of the Act;

      "FINAL PAYMENT"               a payment by the Company to a Scheme
                                    Creditor in accordance with Clause 3;

      "GLOBAL NOTE"                 the form of global security issued pursuant
                                    to the Senior Notes Indenture and deposited with the Depositary pursuant to the Depositary Agreement;

      "GROUP"                       the Company and all of its subsidiary
                                    companies;

      "HIGH COURT"                  the High Court of Justice of England and
                                    Wales;

      "LIABILITY" or "LIABILITIES"  any liability of a person whether it is present, accrued, future, actual,
                                    prospective or contingent, whether or not its amount is fixed or undetermined, whether or not it involves the payment of money and whether it arises at common law, in equity or by statute, in England and Wales or in any other jurisdiction, or in any other manner whatsoever, but such expression does not include any liability which is barred by statute or is otherwise unenforceable or arises


                                 Exh. T3E-IV-4
                                    under a contract which is void or, being voidable, has been duly avoided;

      "MEETING"                     the meeting of Scheme Creditors convened in
                                    accordance with the leave of the High Court pursuant to Section 425 of the Act to consider and, if thought fit, approve the Scheme, including any adjournment thereof;

      "NEW NON REDEEMABLE
      PREFERENCE SHARES"            6 per cent. cumulative preference shares
                                    of(pound)0.10 each in the shAre capital of the Company;

      "NEW ORDINARY SHARES"         ordinary shares of (pound)0.10 each iN the
                                    share capital of the Company to be allotted in accordance with clause 3;

      "NEW PREFERENCE SHARES"       preference shares of(pound)0.10 each in the
                                    share capital of the Company created with effect from the Effective Date, including the New Redeemable Preference Shares and the
                                    New Non Redeemable Preference Shares;

      "NEW REDEEMABLE PREFERENCE
      SHARES" 6 per cent. cumulative redeemable preference shares of(pound)0.10 each in the share capital of the Company to be allotted in accordance with clause 3;

      "NEW SHARES"                  New Ordinary Shares and/or New Preference
                                    Shares as the case may be;

      "POST" delivery by pre-paid first class post or air mail;

      "PROCEEDING"                  any process, action, or other legal
                                    proceeding (including without limitation any demand, arbitration, alternative dispute resolution, judicial review, adjudication, execution, seizure, distraint, forfeiture, re-entry, lien, enforcement of judgment, or enforcement of any security (including, without limitation, enforcement of any letters of credit));

      "PROPERTY"                    all forms of property of the Company,
                                    tangible and intangible, including money, goods, things in action, land and every description of property wherever situated and also obligations and every description of interest, whether present or


                                 Exh. T3E-IV-5
                                    future, vested or contingent arising out of, or incidental to, property;

      "RECORD DATE"                 5.00 p.m. (New York time) on 23 October
                                    2002;

      "REGISTRAR OF COMPANIES"      the Registrar or other officer performing
                                    under the Act the duty of registration of companies, including a deputy registrar;

      "RESOLUTIONS"                 the resolutions to be passed as written
                                    resolutions or as special resolutions by the Existing Shareholders in conjunction with the Scheme;

      "RESTATED FACILITIES
      AGREEMENT"                    the restatement of the Bank Facilities
                                    intended to be effected between the Company and the Bank Lenders on terms acceptable to the Company, the Consenting Noteholders and the Bank Lenders;

      "SCHEME" the Scheme in its present form or with or subject to any modification, addition or condition approved or imposed by the High Court;

      "SCHEME CLAIM"                any claim of a Scheme Creditor against the
                                    Company or any of its Affiliates in respect of any Liability of the Company or any of its Affiliates arising directly or indirectly in relation to the Senior Notes, including any Liability of the Company or any of its Affiliates in respect of loss or damage which the claimant or any other person may have suffered or incurred as a result of investing in the Senior Notes, in each and every case as at the Record Date or after that date by reason of any obligation or liability incurred before that date;

      "SCHEME CREDITORS"            creditors of the Company in respect of
                                    Scheme Claims;

      "SENIOR NOTES"                the DM245,000,000 10 per cent. Senior Notes
                                    due 2008 constituted by the Senior Notes
                                    Indenture;

      "SENIOR NOTES INDENTURE"      the indenture of the Company governing the
                                    Senior Notes dated 30 January 1998;


                                 Exh. T3E-IV-6

      "SENIOR NOTES TRUSTEE"        The Bank of New York in its capacity as
                                    trustee of the Senior Notes or other trustee or trustees thereof for the time being;

      "SUPPLEMENTAL INDENTURE"      a supplemental indenture to be entered into
                                    between the Senior Notes Trustee and the Company on the Effective Date in order to effect the amendments set out in Appendix
                                    III;

      "TERMINATION DATE"            31 December 2005;

      "U.S. BANKRUPTCY COURT"       the Bankruptcy Court for the Southern
                                    District of New York; and

      "VOTING AGENT"                The Bank of New York in its capacity as
                                    voting agent in respect of the Scheme.

1.2   INTERPRETATION

      In this Scheme, unless the context otherwise requires or expressly provides:

      1.2.1 references to Parts, Clauses and Appendices are references to the parts, clauses and appendices respectively of the Scheme;

      1.2.2 references to a "person" include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

      1.2.3 references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

      1.2.4 the singular includes the plural and vice versa and words importing one gender will include all genders;

      1.2.5 headings to Parts, Clauses and Appendices are for ease of reference only and will not affect the interpretation of the Scheme; and

      1.2.6 the terms "company" and "subsidiary" bear the meanings ascribed to them in sections 735 and 736 of the Act respectively.

1.3   THE COMPANY

      1.3.1 The Company was incorporated in England and Wales on 9 October 1997 as a limited company under company number 3447210. The Company changed its name to Texon International Limited on 10 December 1997, and re-registered as a public company on 17 December 1997. The Company was re-registered as a private company on 20 September 2002.


                                 Exh. T3E-IV-7

      1.3.2 As at the date hereof the Company has an authorised share capital of (pound)11,524,136 divided into 4,001,701 A Ordinary shareS and 435,054 B Ordinary shares of (pound)1.00 each, 55,751,200 RedeeMable Cumulative Preference shares of (pound)0.10 each, 1,334,190 PrefErred Redeemable Cumulative Preference Shares of (pound)1.00 each and 178,071 A Ordinary Non Voting shares of (pound)1.00 each. Of this amoUnt a total of 60,088,980 shares with a nominal value of (pound)10,813,005.30 has been issued as at the date hereof fully paid, comprised of 3,924,772 Ordinary A shares, 435,054 Ordinary B shares, 54,751,083 Redeemable Cumulative Preference Shares, 800,000 Preferred Redeemable Cumulative Preference Shares and 178,071 Ordinary A Non Voting shares.

      1.3.3 By virtue of the Resolutions the authorised share capital set out in Clause 1.3.2 will be amended such that it will comprise 106,479,798 Deferred Shares, 3,000,000 New Ordinary Shares, 14,725,000 New Redeemable Preference Shares and 278,024 New Non Redeemable Preference Shares.

1.4   THE PURPOSES OF THE SCHEME

      The purposes of the Scheme are:

      1.4.1 to reduce the amount of the Company's indebtedness under the Senior Notes and to provide full and effective releases in respect of the obligations of the Company, its Affiliates, the Depositary and the Senior Notes Trustee in relation to such reduction;

      1.4.2 to enable the Scheme Creditors to exchange their interests in (i) 75 per cent. of the principal amount of the Senior Notes, (ii) 75 per cent. of the interest accrued on the Senior Notes from 1 August 2002 to and including the Effective Date, (iii) 50 per cent. of the August Coupon and (iv) any default interest accrued on the August Coupon for either (x) New Shares or (y) Final Payments;

      1.4.3 to provide for the Company to make Coupon Payments to Scheme Creditors;

      1.4.4 to amend the terms of the remaining Senior Notes and constitute them as the Amended Senior Notes;

      1.4.5 to authorise and direct the Senior Notes Trustee and the Depositary to effect the amendments to the Senior Notes, the Senior Notes Indenture and the Depositary Agreement, and the reduction in principal amount of the Global Note, contemplated by the Scheme; and

      1.4.6 to enable the Group to continue to carry on business as a going concern.

1.5   EFFECTIVE DATE

      The Scheme will come into effect on the later of: (a) the Business Day following the date on which an office copy of the order of the High Court sanctioning the Scheme has been delivered to the Registrar of Companies in England and Wales for registration; (1) the Business Day following the date on which a permanent injunction is granted by the U.S.


                                 Exh. T3E-IV-8

      Bankruptcy Court in respect of the Scheme; and (c) the Business Day following the date on which all of the conditions set out in clause 1.6 below have been satisfied or waived in writing by the Consenting Noteholders, provided that, if the Effective Date has not occurred by 31 January 2003, the Scheme will not come into effect.

1.6   CONDITIONS

      1.6.1 The Resolutions are duly passed by the requisite majorities of the Existing Shareholders; and

      1.6.2 the Restated Facilities Agreement is executed and its entry into effect is unconditional or is conditional solely on the coming into effect of the Scheme.

                                  2 THE SCHEME

2.1   APPLICATION OF THE SCHEME

      2.1.1 The Scheme will apply to all Liabilities due from the Company and its Affiliates in respect of Scheme Claims, to all Liabilities relating to the Senior Notes Trustee and Depositary in respect of the Scheme and will bind all Scheme Creditors and any person who acquires Senior Notes after the Record Date.

      2.1.2 The right of Scheme Creditors to receive a Coupon Payment and either New Shares or a Final Payment in accordance with the provisions of the Scheme will be accepted by them in full and final settlement of all Scheme Claims released hereby.

2.2   DUPLICATION OF SCHEME CLAIMS

      Where there are several demands for payment against the Company or an Affiliate in respect of the same Scheme Claim, the Company will be entitled not to make a Coupon Payment or a Final Payment or to allot and issue New Shares in respect of such Scheme Claim unless and until it has been determined to its reasonable satisfaction which Scheme Creditors are appropriately entitled to the relevant Coupon Payment and either (i) Final Payments or (ii) New Shares and in what proportions. Alternatively, the Company may elect at its discretion to make a Coupon Payment and allot and issue New Shares to the Escrow Agent to hold in escrow in accordance with Clause 4.

2.3   COMPROMISE OF SCHEME CLAIMS

      2.3.1 With effect from the Effective Date,

            (a)

                  (i) 75 per cent. of the principal amount of the Senior Notes will be treated as having been redeemed;


                                 Exh. T3E-IV-9

                  (ii) 75 per cent. of the interest accrued on the Senior Notes from 1 August 2002 to and including the Effective Date will be waived and released; and

                  (iii) 50 per cent. of the August Coupon and any default
                        interest on the August Coupon will be waived and released;

                  and there will be substituted therefor an entitlement to either New Shares or a Final Payment, in each case calculated in accordance with Clause 3.4;

            (b) in satisfaction of the remaining 50 per cent. of the August Coupon not waived and released under clause 2.3.1(a)(iii), the Company will be obliged to make Coupon Payments calculated in accordance with Clause 3.4; and

            (c) subject to and in accordance with Clauses 2.3.6 and 2.6, the Senior Notes will be amended so as to become the Amended Senior Notes, and will thereafter be held subject to the terms of the Amended Indenture.

            For the avoidance of doubt, the effect of the redemption, waivers, releases and amendment referred to in this Clause will be that holders of the Amended Senior Notes on 1 February 2003 will be entitled to receive a coupon payment calculated on the principal amount of the Amended Senior Notes so held in respect of the period commencing on 1 August 2002.

      2.3.2 With effect from the Effective Date, the Company, its Affiliates, the Existing Shareholders, the Senior Notes Trustee, the Depositary, each of the Consenting Noteholders and each of their respective principals, agents, officers, employees, professional advisers and shareholders will be released from any Liability to Scheme Creditors other than in respect of

            (a)   the New Shares;

            (b)   the Amended Senior Notes;

            (c)   the Amended Indenture;

            (d)   the Coupon Payments;

            (e)   the Final Payments; and

            (f) any other obligations or rights which by their terms and the terms of the Scheme are intended to remain after the Effective Date with the intent and effect that such release will operate in favour of and be enforceable by such parties, by way of a Deed of Release executed in accordance with clauses 2.3.3 to 2.3.5.

      2.3.3 Each of the Scheme Creditors hereby authorises the Company from the Effective Date to enter into, execute and deliver as a deed, on behalf of each Scheme


                                 Exh. T3E-IV-10

            Creditor and any person to whom a Scheme Creditor has transferred Senior Notes after the Record Date, a Deed of Release between the Company and each Scheme Creditor (substantially in the form attached at Appendix II) whereby each and every Claim against the Company, its Affiliates, the Existing Shareholders, the Senior Notes Trustee, the Depositary, each of the Consenting Noteholders and each of their respective principals, agents, officers, employees, professional advisers and shareholders will be waived and released to the extent, and subject to the exceptions set out therein.

      2.3.4 On the Effective Date or as soon as practicable thereafter (but in any event within seven days of the Effective Date) the Company will enter into and deliver the Deed of Release specified in clause 2.3.3 as principal and on behalf of all Scheme Creditors pursuant to the authority conferred by clause 2.3.3.

      2.3.5 If so requested by the Company, and at the cost of the Company, a Scheme Creditor will execute and deliver a deed of release in substantially the form of the Deed of Release specified in clause
            2.3.3 but amended mutatis mutandis to reflect the fact that such Scheme Creditor will execute it on its own behalf.

      2.3.6 Each of the Scheme Creditors hereby authorises and directs the Senior Notes Trustee to enter into the Supplemental Indenture and to enter into such further deeds, agreements or instruments or carry out such further acts, including, without limitation, the cancellation of a portion of the principal amount of the outstanding Senior Notes, the rescission of any acceleration of the Senior Notes and the adjustment of any of their terms, as may be necessary or appropriate to carry out and give effect to the implementation of the Scheme.

2.4   STAY OF PROCEEDINGS

      2.4.1 Except to the extent that the Company fails to comply with the provisions of the Amended Indenture (and subject to the terms thereof), following the Effective Date no Scheme Creditor will be entitled to take any Proceeding against the Company and its Affiliates or their Property in any jurisdiction whatsoever in respect of any Liability in respect of a Scheme Claim other than a Proceeding to enforce the terms of the Scheme. No Scheme Creditor will be entitled to take any Proceeding against the Trustee, the Depositary, the Escrow Agent, or the Voting Agent in respect of any Liability in respect of a Scheme Claim or any related claim.

      2.4.2 If and to the extent that a Scheme Creditor obtains against the Company or any Affiliate, in relation to a Scheme Claim, an order, judgment, decision or award of a court or tribunal in contravention of Clause 2.4.1, such order, judgment, decision or award will not give rise to a Scheme Claim and will be disregarded when determining the liability of the Company or any Affiliate or an entitlement to receive a Coupon Payment and Final Payment or New Shares in respect of a Scheme Claim.


                                 Exh. T3E-IV-11

2.5   ASSIGNMENTS OR TRANSFERS AFTER THE RECORD DATE

      No assignment or transfer of a Senior Note after the Record Date will be recognised by the Company for the purposes of determining entitlements under the Scheme, provided that where the Company has received from the relevant parties notice in writing of such assignment or transfer, the Company may, in its sole discretion and subject to the production of such other evidence as it may require and to any other terms and conditions which it may consider necessary or desirable, agree to recognise such assignment or transfer for the purposes of determining entitlements under the Scheme. No transferee of Senior Notes following the Record Date will be entitled to vote at the Meeting.

2.6   SUPPLEMENTAL INDENTURE

      2.6.1 On the Effective Date or as soon as is reasonably practical thereafter the Company and the Senior Notes Trustee are directed to enter into the Supplemental Indenture, and the Senior Notes will be amended as provided therein.

      2.6.2 Upon the amendments referred to in Clause 2.6.1 taking effect the respective rights and obligations of the Company and the Scheme Creditors with respect to the Senior Notes will be governed, subject and without prejudice to the terms of the Scheme, solely by the Amended Indenture.

2.7   FURTHER AMENDMENTS

      With effect from the Effective Date, Scheme Creditors authorise and direct the Senior Notes Trustee and the Depositary to make such amendments to the Depositary Agreement and the Global Note (including, without limitation, the reduction in principal amount of the Global Note) as are required to give effect to the Scheme.

                3 DETERMINATION OF SCHEME CLAIMS AND ENTITLEMENTS

3.1   RECORD DATE

      All Scheme Claims will be determined as at the Record Date. FOR THE PURPOSES OF THIS PART 3, THE VALUE OF A SCHEME CLAIM WILL (SUBJECT TO CLAUSE 3.4.3) BE DEEMED TO BE A SUM EQUAL TO THE PRINCIPAL SUM OUTSTANDING ON THE SENIOR NOTES TO WHICH SUCH SCHEME CLAIM RELATES AND WILL NOT INCLUDE ANY AMOUNT IN RESPECT OF ANY OTHER LIABILITY WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ENTITLEMENT OF A SCHEME CREDITOR TO INTEREST UNDER OR IN RESPECT OF THE SENIOR NOTES).

3.2   PROVISION OF INFORMATION

      3.2.1 Information reasonably required by the Company to enable Scheme Claims to be valued will be provided by Scheme Creditors (or their duly authorised agents) by completing a Claim Form substantially in the form of Appendix 1 and returning it to the Voting Agent by the Effective Date.

      3.2.2 A Claim Form completed by a person that has acquired Senior Notes after the Record Date will not be valid and will not be accepted.


                                 Exh. T3E-IV-12

      3.2.3 Scheme Creditors are requested to deliver Claim Forms by hand or post to the Voting Agent at One Canada Square, Canary Wharf, London, E14 5AL, marked for the attention of Trevor Blewer.

      3.2.4 Any Scheme Creditor who has not submitted a valid Claim Form by the Effective Date will have the value of his Scheme Claim determined by the Company in its sole discretion.

      3.2.5 A Claim Form may at any time before the Effective Date, by agreement between the Scheme Creditor and the Company, be withdrawn or varied. After the Effective Date, Scheme Creditors will not be entitled to amend or provide further information in respect of a Scheme Claim except in response to a request for information from the Company.

3.3   ENTITLEMENT TO A COUPON PAYMENT AND A FINAL PAYMENT OR NEW SHARES

      3.3.1 A Claim Form may be admitted by the Company either for the whole amount claimed by the Scheme Creditor or for part of that amount. The Company may reject a Claim Form in whole or in part if it is not correctly completed and signed or for any reason under any applicable law. If it does so, the Company will prepare a written statement of its reasons for doing so and send this as soon as practicable to the Scheme Creditor. Any Scheme Claim in respect of which a Claim Form has been rejected in accordance with this clause will, until it has become an Agreed Scheme Claim, be a Disputed Scheme Claim.

      3.3.2 The Company will use its reasonable endeavours to reach agreement with the Scheme Creditor or Scheme Creditors concerned as to the validity and amount of their Scheme Claims before the expiration of six months from the Effective Date.

      3.3.3 A Scheme Creditor with an Agreed Scheme Claim will be entitled to
            (i) a Coupon Payment and (ii) either New Shares or a Final Payment. A Scheme Creditor with a Disputed Scheme Claim will not become entitled to a Coupon Payment or any New Shares or a Final Payment in accordance with the Scheme before the Termination Date, unless prior to the Termination Date its claim becomes an Agreed Scheme Claim.

3.4   DISTRIBUTIONS TO SCHEME CREDITORS

      3.4.1 Calculation of Distributions

            All Scheme Creditors will be entitled to a Coupon Payment calculated in accordance with Clause 3.4.4. A Scheme Creditor who has made the Cash Election will be entitled to a Final Payment calculated in accordance with Clause 3.4.5. A Scheme Creditor who has made the Equity Election will be entitled to New Shares in a number calculated in accordance with Clauses 3.4.6 and 3.4.7.


                                 Exh. T3E-IV-13

      3.4.2 Currency conversion

            Scheme Claims, Final Payments and Coupon Payments will be denominated in Euro.

      3.4.3 Calculation of Scheme Claims

            For the purposes of determining entitlements under the Scheme pursuant to this Part 3, the value of a Scheme Creditor's Agreed Scheme Claim will be deemed to be equal to the principal sum outstanding on the Senior Notes to which such Scheme Claim relates, amounts expressed in Deutsche Marks being divided by 1.95583 (being the official rate for the conversion of Deutsche Marks into Euro).

      3.4.4 Amount of Coupon Payment

            Subject to Clause 3.4.8, the amount of a Scheme Creditor's Coupon Payment will be equal to the value of that Scheme Creditor's Agreed Scheme Claim (as determined in accordance with Clauses 3.1 and 3.4.3) multiplied by 0.025.

      3.4.5 Amount of Final Payment

            Subject to Clause 3.4.8, where a Scheme Creditor has made the Cash Election, the amount of that Scheme Creditor's Final Payment will be equal to the value of that Scheme Creditor's Agreed Scheme Claim (as determined in accordance with Clauses 3.1 and 3.4.3) multiplied by 0.09.

      3.4.6 Number of New Ordinary Shares

            Subject to Clause 3.4.8, where a Scheme Creditor has made the Equity Election the number of New Ordinary Shares to which that Scheme Creditor will be entitled will be equal to the value of that Scheme Creditor's Agreed Scheme Claim (as determined in accordance with Clauses 3.1 and 3.4.3) (as determined in accordance with Clauses 3.1 and 3.4.3) multiplied by 0.019761.

      3.4.7 Number of New Preference Shares

            Subject to Clause 3.4.8, where a Scheme Creditor has made the Equity Election the number of New Redeemable Preference Shares to which that Scheme Creditor will be entitled will be equal to the value of that Scheme Creditor's Agreed Scheme Claim multiplied by 0.098804.

      3.4.8 Rounding

            (a) Fractions of Euro will be disregarded and will not form part of a Coupon Payment.

            (b) Any fractional entitlement of any person to New Shares will be disregarded and no New Shares will be issued in that respect.


                                 Exh. T3E-IV-14

      3.4.9 Depositary Claims

            Any and all entitlements of the Depositary hereunder will be satisfied by distributions to beneficial holders of Senior Notes.

3.5   EFFECT OF SETTLEMENT

      3.5.1 In discharge of the obligations of the Company and any Affiliates in respect of Scheme Claims compromised hereby, the Company will, as soon as is reasonably practicable after the Effective Date, issue Coupon Payments and Final Payments and allot and issue New Shares in amounts equal to the entitlement of Scheme Creditors calculated in accordance with Clause 3.4.

                              4 ESCROW ARRANGEMENTS

4.1   ESCROW AGREEMENT

      On the Effective Date the Company and the Escrow Agent will execute an Escrow Agreement which will provide, amongst other things, that:

            (a) the Escrow Agent holds in trust all New Shares and Coupon Payments received by it pursuant to the Scheme;

            (b) the Escrow Agent will release New Shares and Coupon Payments held by it in the manner set out in Clause 4.4;

            (c) the Escrow Agent is acting solely as nominee for the Company and the relevant Scheme Creditors and will not have any beneficial interest in the ownership of any New Shares and Coupon Payments held by it; and

            (d) the Escrow Agent shall only have obligations to the Company and shall have no Liability to Scheme Creditors or any person, and shall be indemnified by the Company against any Liabilities incurred, as a consequence of acting as Escrow Agent on behalf of the Company.

4.2   TRANSFER OF COUPON PAYMENTS AND NEW SHARES TO ESCROW ACCOUNT

      Where:

      (a)   a Scheme Claim is a Disputed Scheme Claim; or

      (b) a Scheme Creditor does not submit a Claim Form before the Effective Date,

      the Company may, on the Effective Date, issue such Coupon Payments and allot and issue such New Shares as would have been allotted and issued had the relevant Scheme Creditor made the Equity Election and submitted a Claim Form by the Effective Date, and as it reasonably determines to be attributable to such Scheme Claim or such Scheme Creditor, to the Escrow Agent to hold in escrow in accordance with the Scheme and the Escrow Agreement.


                                 Exh. T3E-IV-15

4.3   RIGHTS ATTACHING TO COUPON PAYMENTS AND NEW SHARES WHEN HELD IN ESCROW

      4.3.1 Any Coupon Payments and New Shares held by the Escrow Agent are so held solely for the purpose of the Escrow Agreement, the Escrow Agent only acting as nominee for the Company and the relevant Scheme Creditors. The Escrow Agent will at no time whatsoever, either present or future, have any beneficial interest in the ownership of such payments or shares.

      4.3.2 Any dividends paid on any New Shares for the time being held in escrow will be paid to the Escrow Agent to hold in escrow and such dividends will be transferred to the Scheme Creditor who is ultimately established to be entitled to the New Shares in respect of which these dividends have been paid, together with any interest which may have accrued thereon, in accordance with Clause 4.4.1.

      4.3.3 The Escrow Agent will not exercise any voting rights attaching to any New Shares held in escrow.

4.4   RELEASE OF NEW SHARES

      4.4.1 If a Disputed Scheme Claim becomes an Agreed Scheme Claim after the Effective Date, or if a Claim Form is received after the Effective Date in respect of an Agreed Scheme Claim, the Company and the relevant Scheme Creditor will serve a Distribution Notice on the Escrow Agent specifying the amount of the Coupon Payment, the number of New Shares in respect of such Agreed Scheme Claim and the amount of any dividends paid on those New Shares plus interest accrued thereon (if any) which should be transferred to such Scheme Creditor, and the Escrow Agent will make such transfer in accordance with the terms of the Escrow Agreement.

      4.4.2 Where a Claim Form is received after the Effective Date from a Scheme Creditor in respect of whose Scheme Claim a Coupon Payment has been paid and New Shares have been allotted and issued to the Escrow Agent, the Company will use its reasonable endeavours to reach agreement with the Scheme Creditor concerned as to the validity and amount of such Scheme Claim before the Termination Date.

      4.4.3 Where a Scheme Creditor has not returned a Claim Form on or before the Termination Date, the Company will be under no further obligation to make a Coupon Payment or a Final Payment or to allot and issue New Shares to such Scheme Creditor.

4.5   TERMINATION

      On the Termination Date:

      (a) the Company will instruct the Escrow Agent to transfer such Coupon Payments and New Shares plus dividends paid and interest accrued thereon (if any) as the Company in its sole discretion (acting reasonably) determines to be attributable to each Disputed Scheme Claim to such Scheme Creditors who have Disputed Scheme Claims in full and final settlement thereof;


                                 Exh. T3E-IV-16

      (b) any monies in respect of Coupon Payments remaining in escrow after the transfers mentioned in Clause 4.5(a) have been made will be returned to the Company; and

      (c) any New Shares remaining in escrow after the transfer mentioned in Clause 4.5(a) have been made will be either cancelled or repurchased by the Company for a total consideration of (pound)1.

                           5 GENERAL SCHEME PROVISIONS

5.1   EFFECTIVE DATE

      5.1.1 The Scheme will become effective on the Effective Date.

      5.1.2 The Company will give notification of the Effective Date to Scheme Creditors.

5.2   COSTS

      5.2.1 There will be paid in full by the Company all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of the Scheme as and when they arise, including the costs of holding the meeting of Scheme Creditors convened to consider the Scheme, the costs of obtaining the sanction of the High Court, the costs of placing the notices required by the Scheme and the costs of the Senior Notes Trustee, Voting Agent and Escrow Agent.

      5.2.2 The Company has agreed to meet the Consenting Noteholders' costs, charges, expenses and disbursements reasonably incurred in connection with the negotiation, preparation and implementation of the Scheme as set forth in their respective fee letters.

5.3   MODIFICATIONS OF THE SCHEME

      The Company may, at any hearing to sanction the Scheme, consent on behalf of all Scheme Creditors to any modification of the Scheme or any terms or conditions which the High Court may think fit to approve or impose and which would not directly or indirectly have a materially adverse effect on the interests of any Scheme Creditor under the Scheme.

5.4   NOTICE

      Any notice or other written communication to be given under or in relation to this Scheme will be given in writing and will be deemed to have been duly given if it is delivered by hand or sent by Post, and by air mail where it is addressed to a different country from that in which it is posted, to:


                                 Exh. T3E-IV-17

            (a) In the case of the Company, its registered office, being situated at:

                  100 Ross Walk,
                  Leicester,
                  LE4 5BX
                  Tel:  +44 (0) 116 261 0123
                  Fax:  +44 (0) 116 261 0423

            (b) In the case of a Scheme Creditor, its last known address according to the Company or, at the Company's sole discretion, to an applicable securities clearing system for transmission, with a copy to the Senior Notes Trustee.

            (c) In the case of any other person, to any address set forth for that person in any agreement entered into in connection with the Scheme.

      5.4.2 Any notice or other written communication to be given under the Scheme will be deemed to have been served:

            (a) if delivered by hand, on the first business day following delivery;

            (b) if sent by Post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting; and

            (c) if transmitted through a clearing system, on the fifth Business Day after delivery to the operator thereof.

      5.4.3 In proving service, it will be sufficient proof, in the case of a notice sent by Post, that the envelope was properly stamped, addressed and placed in the post.

      5.4.4 The accidental omission to send any notice, written communication or other document in accordance with this Clause or the non-receipt of any such notice by any Scheme Creditor will not affect the provisions of the Scheme.

5.5   GOVERNING LAW AND JURISDICTION

      The Scheme will be governed by, and construed in accordance with, the laws of England and Wales and the Scheme Creditors hereby agree that the High Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of the Explanatory Statement or any provision of the Scheme, or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme, and for such purposes, the Scheme Creditors irrevocably submit to the jurisdiction of the High Court, provided, however, that nothing in this Clause 5 will affect the validity of other provisions determining governing law and jurisdiction as between the Company and any of its Scheme Creditors, whether contained in any contract or otherwise.

Dated this 10th day of October 2002


                                 Exh. T3E-IV-18

                                   APPENDIX I

                                   CLAIM FORM


                              Exh. T3E-IV-App. I-1

                                   APPENDIX II

                                 DEED OF RELEASE


                             Exh. T3E-IV-App. II-1

                                  APPENDIX III

                     SUMMARY OF AMENDMENTS TO THE INDENTURE

On the Effective Date of the Scheme the Company and the Senior Notes Trustee shall enter into the Amended Indenture, which shall make the following amendments to the Indenture and the Securities with immediate effect:

1.    75% of the outstanding principal amount of each of the Notes (totalling
      (euro)93,949,883) shall be redeemed, and 50% of the interest due on the Notes on 1 August 2002 (totalling (euro)3,131,663), all interest upon overdue interest for late payment of the interest due on 1 August 2002 and 75% of the accrued but unpaid interest on the Notes between 1 August 2002 and the date of this Supplemental Indenture, shall be satisfied and discharged.

2. The Indenture, including the cover page and all exhibits thereto, and the Securities shall be amended by the deletion in their entirety of all references to:

      (i) "Texon International plc" and "public limited company" and the substitution therefor of "Texon International Limited" and "private limited company", respectively;

      (ii) the maturity date for the Securities of "2008" and the substitution therefor of "2010"; and

      (iii) the principal amount of the Securities of "DM 245.0 million" and "DM 245,000,000" and the substitution therefor of "DM 61.25 million ((euro)31,316,627)" and "DM 61,250,000 ((euro)31,316,627)", respectively.

3. Section 2.03 (Registrar and Paying Agent) of the Indenture shall be amended by the insertion at the end of that section of a requirement that the Company shall use its reasonable endeavours to procure that the Securities are and remain listed on the Luxembourg Stock Exchange.

4. Section 4.02 (Maintenance of Office or Agency; Reports to Holders) of the Indenture shall be amended to provide that:

      (i) the Company shall furnish annual and quarterly financial information to the holders of the Securities, and to the U.S. Securities and Exchange Commission, where so required by the rules and regulations of the U.S. Securities and Exchange Commission or under Rule 14A(d)(4) under the Securities Act, and the Company shall furnish to the holders of the Securities such financial information as it is required by law to deliver to the registrar of companies for England and Wales; and

      (ii) whether or not required by any applicable laws, but provided that any or all of the Securities are outstanding, the Company shall maintain a website and publish on that website, in a manner which is readily accessible to the Holders of the


                             Exh. T3E-IV-App. III-1

            Securities, its consolidated financial statements (including its consolidated balance sheet, consolidated income statement and consolidated statement of cash flows) prepared in accordance with U.K. GAAP (i) within 45 days following the end of each fiscal quarter and (ii) within 90 days following the end of each fiscal year.

5. Section 4.03(b)(i) (Permitted Indebtedness) of the Indenture shall be amended by the deletion of the reference to Indebtedness of the Company under the Facilities, and the substitution therefor of a reference to Indebtedness of United Texon Limited, the Company's direct subsidiary, under the Facilities.

6. The first paragraph of clause 6 (Optional Redemption) of Exhibits A and B to the Indenture and each outstanding Security, including the tables thereto, shall be amended to provide that the Securities will be redeemable, at the Company's option, in whole or in part, at any time on or after the date of the Supplemental Indenture at the following redemption prices, plus accrued interest and Additional Amounts, if any, to the redemption date (and in the case of Definitive Securities, subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date and Additional Amounts, if any, in respect thereof), if redeemed during the 12-month period commencing February 1 of the years set forth below:

                                                         Redemption
            Year                                           Price
            ------------------------------------------   ----------

            2002  ....................................      105.000%
            2003  ....................................      105.000%
            2004  ....................................      103.333%
            2005  ....................................      101.667%
            2006 and thereafter ......................      100.000%

7.    In accordance with the provisions of Section 9.05 of the Indenture:

      (i) each Initial Security issued prior to the Effective Date shall be exchanged for a new Initial Security which shall be substantially in the form of Exhibit A to the Indenture, with those changes necessary to reflect the amendments set forth in the Supplemental Indenture; and

      (ii) each Exchange Security issued prior to the Effective Date shall be exchanged for a new Exchange Security which shall be substantially in the form of Exhibit B to the Indenture, with those changes necessary to reflect the amendments set forth in the Supplemental Indenture.

8. Such other amendments as may be agreed between the Company and the Senior Notes Trustee and which may be necessary or desirable to give effect to the Scheme.


                             Exh. T3E-IV-App. III-2

Capitalised terms used in this Appendix III and which are not otherwise defined in the Scheme or in this Appendix III have, unless the context requires otherwise, the meanings ascribed to them in the Indenture.


                             Exh. T3E-IV-App. III-3

                                GLOSSARY OF TERMS

In this Scheme Document, unless the context otherwise requires or otherwise expressly provided for, the following expressions will bear the following meanings:-

      "BOARD" the board of directors of the Company for the time being;

      "CITY CODE"                   the City Code on Takeovers and Mergers;

      "CODE"                        the Internal Revenue Code of 1986, as
                                    amended;

      "DIRECTORS"                   the directors of the Company;

      "EBITDA" earning before interest, tax, depreciation and amortisation;

      "FORM OF PROXY"               the form of proxy provided for use at the
                                    Meeting;

      "FSMA"                        the Financial Services and Markets Act 2000;

      "ICTA"                        the Income and Corporation Taxes Act 1988;

      "INLAND REVENUE"              the U.K. Inland Revenue;

      "IRS"                         the U.S. Internal Revenue Service;

      "LIBOR"                       the London InterBank Offered Rate;

      "LIQUIDATION AMOUNT"          the right of each holder of New Preference
                                    Shares to receive an amount in cash equal to(pound)1.00 per share plus any accumulated dividends upon a sale or liquidation of the Company prior to any distribution to the holder of any other equity security of the Company;


                             Exh. T3E-IV-App. III-4

      "NON-U.S. HOLDER"             a holder of a Senior Note that is not a U.S.
                                    Holder

      "NOTEHOLDERS"                 holders of Senior Notes

      "PETITION"                    the petition made to the High Court to
                                    sanction the Scheme;

      "POS REGULATIONS"             the Public Offers of Securities Regulations
                                    1995;

      "REGULATION S"                Regulation S under the Securities Act;

      "RESTRUCTURING AGREEMENT"     the agreement entered into between the
                                    Company and the Consenting Noteholders dated
                                    1 October 2002;

      "SCHEME DOCUMENT"             The document circulated to the Scheme
                                    Creditors in accordance with the order of the High Court, including the Explanatory
                                    Statement, the Scheme and the respective appendices thereto;

      "SECURITIES ACT"              the United States Securities Act of 1933;

      "SHAREHOLDER VOTING
      AGREEMENT"                    the agreement entered into between certain
                                    of the Existing Shareholders holding at
                                    least 75 per cent. of each class of shares in the Company, the Company and the Consenting Noteholders dated 1 October 2002

      "STERLING" or "(POUND)"       pounds sterling or other lawful currency
                                    being the currency of the U.K. for the time being;

      "SUBSCRIPTION AGREEMENT"      the subscription agreement between the
                                    Company and MatlinPatterson dated 1 October
                                    2002;


                             Exh. T3E-IV-App. III-5

      "U.K. GAAP"                   the U.K. Generally Accepted Accounting
                                    Principles;

      "U.S. BANKRUPTCY CODE"        Title 11 of the U.S. Code

      "U.S. DOLLARS" or "U.S.$"     the currency of the United States of America
                                    for the time being;

      "U.S. HOLDER"                 a holder of a Senior Note that is, for U.S.
                                    federal income tax purposes, (a) a citizen or resident of the U.S., (b) a corporation or other entity (treated as a corporation for U.S. federal income tax purposes) created or organised under the laws of the U.S. or of any political subdivision thereof, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of source, or (d) a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions.


                             Exh. T3E-IV-App. III-6

                                                                NO. 6200 OF 2002

                          IN THE HIGH COURT OF JUSTICE
                                CHANCERY DIVISION
                                 COMPANIES COURT

                                IN THE MATTER OF
                           TEXON INTERNATIONAL LIMITED
                       (FORMERLY TEXON INTERNATIONAL PLC)
                                 (THE "COMPANY")

                                      -AND-

                     IN THE MATTER OF THE COMPANIES ACT 1985

                              SCHEME OF ARRANGEMENT

                                  FORM OF PROXY

                   For use at the Meeting of Scheme Creditors to be held at the offices of Cadwalader, Wickersham & Taft, at 10.30 a.m.
                                 (London time).
                               on 30 October 2002

                regarding the Scheme of Arrangement in respect of
                   the following notes issued by the Company:

                                  DM245,000,000
                            10% SENIOR NOTES DUE 2008
                              (THE "SENIOR NOTES")
                  (CUSIP NOS. G87667AA2, 883060AC9, 883060AA3)

--------------------------------------------------------------------------------


                                Exh. T3E-Proxy-1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you have sold, or otherwise transferred, or sell or otherwise transfer, your Senior Notes before the Record Date (as those terms are defined in the Scheme), you must deliver this document to the person or persons to whom you have sold or otherwise transferred, or sell or otherwise transfer, your Senior Notes. If you are in any doubt as to the action you should take, you should consult your professional adviser without delay. If you are not the beneficial owner of the Senior Notes, please forward a copy of this document and its enclosures to such person. A transferee of Senior Notes after the Record Date will not, among other things, be entitled to vote at the Meeting. Such transferee will need to make arrangements with the transferor to ensure that the transferor votes in accordance with the wishes of the transferee. In such circumstances the transferee will need to make arrangements with the transferor for the transfer of its Coupon Payment and New Shares or Final Payment. The Company will only make Coupon Payments and Final Payments and allot and issue New Shares to holders of Senior Notes on the Record Date if evidence acceptable to the Company is provided as to the holdings of Senior Notes of any person on the Effective Date. Persons who have acquired Senior Notes after the Record Date should contact the person from whom they have acquired the Senior Notes for a transfer of the related Coupon Payment and New Shares or Final Payment.

Before completing and executing this Form of Proxy, you should read the instructions below. If you have any questions relating to the completion of this document, or if you require further copies of this document, the Scheme Document or Form of Proxy referred to below, please contact the Voting Agent at the address and telephone number set out below during normal business hours.

This Form of Proxy is to be read in conjunction with the Scheme Document dated 10 October 2002 in connection with restructuring proposals relating to the Senior Notes. The definitions contained in the Scheme Document apply in this Form of Proxy. This Form of Proxy is a deed poll and is governed by and shall be construed in accordance with English law.

For the purposes of this Form of Proxy:

"Account Holder" means a person, such as a bank or brokerage firm, who has a participant account with DTC and is recorded in the books of DTC a holder of an interest in the Senior Notes;

"Beneficial Owner" means a person that holds a beneficial interest in Senior Notes as principal on the Record Date; and

"Intermediary" means a person such as a stockbroker, an investment manager or nominee company that holds an interest in the Senior Notes on behalf of another person at the Record Date (5.00 p.m. (New York time) on 23 October 2002) and who is not or (as appropriate) was not an Account Holder in respect of that interest. For the purposes of this form Euroclear Bank S.A./ N.V and Clearstream Banking SA are Intermediaries.

INSTRUCTIONS FOR COMPLETING AND TRANSMITTING THIS FORM:

1. Custodian banks and brokerage firms must send an original or faxed copy of this Form of Proxy to each of their clients who beneficially own Senior Notes. Clearing systems,


                                Exh. T3E-Proxy-2
      global custodians and other nominal holders must transmit copies to custodian banks for retransmission to Beneficial Owners.

2.    Beneficial Owners: Fill in Step 1 yourself, then send:

      2.1 the ORIGINAL executed Form of Proxy to your custodian bank or brokerage firm, as appropriate; and

      2.2 a copy of the executed Form of Proxy by fax to the Voting Agent (The Bank of New York) at the fax number below, or deliver by hand to the Voting Agent at the address indicated below.

3. Beneficial Owners: Ask your custodian bank or brokerage firm to execute Step 2 (if they have not already done so) and then have your custodian bank or brokerage firm forward the form to the first Intermediary or if there is no Intermediary to the Account Holder.

4. Custodian bank or brokerage firms: Please execute Step 2 of the form, filling in one such form for each Beneficial Owner who holds Senior Notes through an account with you. If the Beneficial Owner has not already filled in the relevant parts of the form, please forward or return it to the Beneficial Owner. If the Beneficial Owner has completed the form, please forward the original completed form to your first Intermediary or, if there is no Intermediary, to the Account Holder.

5. Intermediaries: If the form has not been completed by a custodian bank or brokerage firm and a Beneficial Owner, please forward or return the form to the custodian bank or brokerage firm. If the form has been completed by a custodian bank or brokerage firm and by a Beneficial Owner, please execute Step 3 and forward the original completed form to the next Intermediary, or if there is no other Intermediary, to the Account Holder.

6. Account Holders: if the form has not been completed by a custodian bank or brokerage firm, its Intermediary or Intermediaries (if there are any), and a Beneficial Owner, please forward or return the form to the last Intermediary (or if there was none, to the custodian bank or brokerage firm). If the form has been completed by a custodian bank or brokerage firm, its Intermediary or Intermediaries (if there are any), and by a Beneficial Owner, please execute Step 4 and forward the original completed form, with a copy by fax or by hand, to the Voting Agent at:

      The Bank of New York
      One Canada Square
      London E14 5AL
      Attention: Trevor Blewer
      Fax:  020 7964 6399
      Phone:  020 7964 7298

7. Each Beneficial Owner must ensure that its Form of Proxy and Claim Form is returned to the Voting Agent, properly completed, by 5.00 p.m. London time on 28 October 2002. IF PROPERLY COMPLETED CLAIM FORMS AND FORMS OF PROXY ARE NOT RETURNED BY THIS TIME, THE RELEVANT VOTE MAY NOT BE TAKEN INTO ACCOUNT AT THE MEETING AND THE COMPANY


                                Exh. T3E-Proxy-3

      MAY NOT AGREE THE RELEVANT SCHEME CLAIM UNTIL SUCH TIME AS PROPERLY COMPLETED FORMS ARE RECEIVED. TIME IS OF THE ESSENCE WITH RESPECT TO THE FOREGOING DEADLINE.

8. Faxed Forms of Proxy are acceptable provided the original forms are mailed so as to be received by the Voting Agent no later than the business day before the Meeting, although if not so received, duly completed and executed, Forms of Proxy will be accepted by the Chairman at the Meeting on the day at any time prior to the Meeting upon a Beneficial Owner or his/her proxy (as the case may be) providing a duly completed and executed Claim Form and evidence of his/her identity (for example, a passport, identity card or other official document).

9. Any alteration made in this Form of Proxy must be initialed by the person who signs it.

10. Scheme Creditors are advised that the Voting Agent has no responsibility to advise Scheme Creditors or others who may submit a Form of Proxy and Claim Form whether such documents have been properly completed.


                                Exh. T3E-Proxy-4

STEP 1: EXECUTION BY BENEFICIAL OWNER

As at 5.00 p.m. (New York time) on 23 October 2002 (the "RECORD DATE"), we (the undersigned) were the Beneficial Owner of the following Senior Notes:

      PRINCIPAL AMOUNT OF SENIOR NOTES
      --------------------------------

      DM

The amount of Senior Notes expressed in DM will, for the purposes of the Scheme, be converted into Euros in accordance with the official rate which is DM1.95583 to EUR1.00.

The Senior Notes referred to above are held through an account at
________________________________________________________________________________
(Name of customer bank or brokerage firm through which the Senior Notes are held)

We direct our custodian bank or brokerage firm to confirm that we held the above Senior Notes through them as at the Record Date.

We, the undersigned, hereby acknowledge receipt of the Scheme Document, the Notice of Meeting and the Claim Form. The undersigned Beneficial Owner hereby represents and warrants that it is duly authorised to deliver this Form of Proxy, the Claim Form which relates to the above holding of Senior Notes and any documents contemplated therein and that such power has not been granted or assigned to any other person. The consents and directions granted herein are binding on the Beneficial Owner, its successors and assigns.

WE, THE           [_] THE CHAIRMAN OF THE MEETING OR [_] THE FOLLOWING
UNDERSIGNED,      INDIVIDIUAL*
HEREBY APPOINT:   Check as appropriate
                  ______________________________________________________________

as our Proxy to act for us at the Meeting of Scheme Creditors to be held on 30 October 2002 commencing at 10.30 a.m. (London time) at the offices of Cadwalader, Wickersham & Taft, 265 Strand, London, WC2R 1BH, for the purpose of considering and, if thought fit, approving (with or without modifications) the proposed Scheme of Arrangement and, at such meeting or any adjournment thereof, for and in the name of the undersigned,

TO VOTE FOR THE SAID SCHEME (EITHER WITH OR WITHOUT MODIFICATION, AS OUR PROXY MAY APPROVE) OR AGAINST THE SAID SCHEME, OR AT THE DISCRETION OF THE PROXYHOLDER (OTHER THAN THE CHAIRMAN) AS INDICATED BELOW:


                                Exh. T3E-Proxy-5

FOR THE SCHEME              AGAINST THE SCHEME          AT DISCRETION

_________________________   _________________________   ________________________
Signature                   Signature                   Signature

NB: If you are appointing the Chairman of the Meeting as your proxy, you must sign in either the "FOR" or "AGAINST" box. If you sign in the box marked "AT DISCRETION", this Form of Proxy will not validly appoint the Chairman as your proxy. If you do not sign any box, your vote will not be counted.

WE, THE UNDERSIGNED, ALSO AUTHORISE AND APPOINT THE DEPOSITARY TO CAST A VOTE FOR/AGAINST (DELETE AS APPLICABLE) THE SCHEME OF A VALUE EQUAL TO THE PRINCIPAL AMOUNT OF SENIOR NOTES IDENTIFIED ABOVE

Name of Beneficial Owner:           ____________________________________________

Authorised Employee of Beneficial
Owner (if applicable):              ____________________________________________

                  Title:            ____________________________________________

Signature of Beneficial Owner
Authorised Employee                 ____________________________________________

                  Address:          ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

                  Date:             ____________________________________________

      Telephone Number:             ____________________________________________

                  Email:            ____________________________________________

                  Fax:              ____________________________________________


                                Exh. T3E-Proxy-6

STEP 2: EXECUTION BY CUSTODIAN BANK OR BROKERAGE FIRM

This is to confirm that the Beneficial Owner(s) identified in Step 1 is a/are customer(s) of our firm. On the Record Date, 5.00 p.m. (New York time) on 23 October 2002, he/she DID HOLD, through account(s) with us, the amount of the Senior Notes shown in Step 1 above.

Name of Intermediary                ____________________________________________

Intermediary Account Number         ____________________________________________

Authorised Employee                 ____________________________________________

            Department:             ____________________________________________

                  Title:            ____________________________________________

                  Address:          ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________

Authorised Employee Signature       ____________________________________________

                                          Telephone:  __________________________
-----------------------------------
Official stamp or name of custodian       Fax:        __________________________
bank or brokerage firm in block
capitals                                  E-mail:     __________________________

-----------------------------------       Date:       __________________________


                                Exh. T3E-Proxy-7

STEP 3: EXECUTION BY INTERMEDIARY(IES)

This is to confirm that the person identified in Step 2 is a customer of our firm. On the Record Date, 5.00 p.m. (New York time) on 23 October 2002 2002, it DID HOLD, through an account with us, the amount of the Senior Notes shown in Step 1 above.

Name of Intermediary ____________________________________________

Reference Number              ____________________________________________

Authorised Employee           ____________________________________________

            Department:       ____________________________________________

                  Title:      ____________________________________________

                  Address:    ____________________________________________
                              ____________________________________________
                              ____________________________________________
                              ____________________________________________

Authorised Employee Signature ____________________________________________

                                          Telephone:  __________________________
-----------------------------------
Official stamp or name of                 Fax:        __________________________
Intermediary in block capitals
                                          E-mail:     __________________________

-----------------------------------       Date:       __________________________

(WHERE THERE IS MORE THAN ONE INTERMEDIARY, EACH SUBSEQUENT INTERMEDIARY MUST FILL OUT A COPY OF THIS PAGE 8 OF THIS FORM OF PROXY CONFIRMING THAT THE PREVIOUS INTERMEDIARY DID HOLD, THROUGH AN ACCOUNT WITH THEM, THE AMOUNT OF THE SENIOR NOTES SHOWN IN STEP 1 ABOVE.)


                                Exh. T3E-Proxy-8

STEP 4: EXECUTION BY ACCOUNT HOLDER (DTC PARTICIPANT)

This is to confirm that the Intermediary identified in Step 3 DID HOLD, through us, the amount of the Senior Notes shown in Step 1 above.

Name of DTC Participant       ____________________________________________

DTC Participant Number        ____________________________________________

Authorised Employee           ____________________________________________

            Department:       ____________________________________________

                  Title:      ____________________________________________

                  Address:    ____________________________________________

                              ____________________________________________

                              ____________________________________________

                              ____________________________________________

Authorised Employee Signature ____________________________________________

                                          Telephone:  __________________________
------------------------------------
Signature Medallion Guarantee or name     Fax:        __________________________
of DTC Participant in block capitals
                                          E-mail:     __________________________

------------------------------------      Date:       __________________________

STEP 5: RETURN ALL PAGES OF THIS FORM TO THE VOTING AGENT AT:

The Bank of New York
One Canada Square
London E14 5AL
Attention: Trevor Blewer
Fax:   020 7964 6399
Phone:   020 7964 7298


                                Exh. T3E-Proxy-9

                                                                NO. 6200 OF 2002

                          IN THE HIGH COURT OF JUSTICE
                                CHANCERY DIVISION
                                 COMPANIES COURT

                                IN THE MATTER OF
                           TEXON INTERNATIONAL LIMITED
                       (FORMERLY TEXON INTERNATIONAL PLC)
                                 (THE "COMPANY")

                                      -AND-

                     IN THE MATTER OF THE COMPANIES ACT 1985

                              SCHEME OF ARRANGEMENT

---------------------                                        -------------------
RECORD DATE 5:00 P.M.                                        DEADLINE: 5:00 P.M.
NEW YORK TIME ON                   CLAIM FORM                LONDON TIME ON
23 OCTOBER 2002                                              28 OCTOBER 2002
---------------------                                        -------------------

                regarding the Scheme of Arrangement in respect of
            the following notes issued by Texon International Limited

                                  DM245,000,000
                            10% SENIOR NOTES DUE 2008
                              (THE "SENIOR NOTES")
                  (CUSIP NOS. G87667AA2, 883060AC9, 883060AA3)

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you have sold, or otherwise transferred, or sell or otherwise transfer, your Senior Notes before the Record Date (as those terms are defined in the Scheme), you must deliver this document to the person or persons to whom you have sold or otherwise transferred, or sell or otherwise transfer, your Senior Notes. If you are in any doubt as to the action you should take, you should consult your professional adviser without delay. If you are not the beneficial owner of the Senior Notes, please forward a copy of this document and its enclosures to such person. A transferee of Senior Notes after the Record Date will not, among other things, be entitled to vote at the Meeting. Such transferee will need to make arrangements with the transferor to ensure that the transferor votes in accordance with the wishes of the transferee. In such circumstances the transferee will need to make arrangements with the transferor for the transfer of its Coupon Payment and New Shares or Final Payment. The Company will only make Coupon Payments and Final Payments and allot and issue New Shares to holders of Senior Notes on the Record Date if evidence acceptable to the Company is provided as to the holdings of Senior Notes of any person on the Effective Date. Persons who have acquired Senior Notes after the Record Date should contact the person from whom they have acquired the Senior Notes for a transfer of the related Coupon Payment and New Shares or Final Payment.

Before completing and executing this Claim Form, you should read the instructions below. If you have any questions relating to the completion of this document, or if you require further copies of this document, the Scheme document or Form of Proxy referred to below, please contact the Voting Agent at the address and telephone number set out below during normal business hours.

This Claim Form is to be read in conjunction with the Scheme Document dated 10 October 2002 in connection with restructuring proposals relating to the Senior Notes. The definitions contained in the Scheme Document apply in this Claim Form. This Claim Form is a deed poll and is governed by and shall be construed in accordance with English law.

For the purposes of this Claim Form:

ACCOUNT HOLDER means a person, such as a bank or brokerage firm, who has a participant account with DTC and is recorded in the books of DTC a holder of an interest in the Senior Notes;

"BENEFICIAL OWNER" means a person that holds a beneficial interest in Senior Notes as principal on the Record Date; and

"INTERMEDIARY" means a person such as a stockbroker, an investment manager or nominee company that holds an interest in the Senior Notes on behalf of another person at the Record Date (5.00 p.m. (New York time) on 23 October 2002) and who is not or (as appropriate) was not an Account Holder in respect of that interest. For the purposes of this form Euroclear Bank S.A./ N.V and Clearstream Banking SA are Intermediaries.


                             Exh. T3E-Claim Form-2

INSTRUCTIONS FOR COMPLETING AND TRANSMITTING THIS FORM:

1. Custodian banks and brokerage firms must send an original or faxed copy of this Claim Form to each of their customers who beneficially own Senior Notes. Clearing systems, global custodians and other nominal holders must transmit copies to custodian banks or brokerage firms for retransmission to beneficial owners.

2. Beneficial Owners: Fill in Boxes 1 to 6 of the Claim Form yourself. IF YOU ARE PLANNING TO ATTEND THE MEETING IN PERSON, YOU MUST ALSO COMPLETE THE NOTICE OF ATTENDANCE SET OUT IN THIS CLAIM FORM, AND ENSURE THAT YOUR INTERMEDIARY OR INTERMEDIARIES (IF ANY) AND THEIR ACCOUNT HOLDER ALSO FILL IN THE APPLICABLE PARTS OF THE NOTICE OF ATTENDANCE. Detailed instructions regarding completion of this Claim Form are set out at the end of this document. Once you have completed Boxes 1 to 6, send:

      2.1 the ORIGINAL executed Claim Form to your custodian bank or brokerage firm, as appropriate; and

      2.2 a copy of the executed Claim Form by fax to the Voting Agent (The Bank of New York) at the fax number below, or deliver by hand to the Voting Agent at the address indicated below.

      BENEFICIAL OWNERS SHOULD NOTE THAT, UNLESS THEY INFORM THE COMPANY OTHERWISE IN WRITING BEFORE THE EFFECTIVE DATE, NEW SHARES WILL BE ISSUED IN THE NAME APPEARING IN BOX 1, AND A SHARE CERTIFICATE WILL BE SENT TO THE ADDRESS APPEARING IN BOX 1 ACCORDINGLY.

3. Beneficial Owners: Ask your custodian bank or brokerage firm to execute Box 7 (if they have not already done so) and then have your custodian bank or brokerage firm forward the form to its first Intermediary or, if there is no Intermediary, to its Account Holder.

4. Custodian banks or brokerage firms: Please execute Box 7 of the form, filling in one such form for each Beneficial Owner who holds Senior Notes through an account with you. If the Beneficial Owner has not already filled in the relevant parts of the form, please forward or return it to the Beneficial Owner. If the Beneficial Owner has completed the form, please forward the original completed form to your first Intermediary or, if there is no Intermediary, to the Account Holder.

5. Intermediaries: If the form has not been completed by a custodian bank or brokerage firm and a Beneficial Owner, please forward or return the form to the custodian bank or brokerage firm. If the form has been completed by a custodian bank or brokerage firm and by a Beneficial Owner, please execute Box 8 and forward the original completed form to the next Intermediary, or if there is no other Intermediary, to the Account Holder.

6. Account Holder: if the form has not been completed by a custodian bank or brokerage firm, its Intermediary or Intermediaries (if there are any), and a Beneficial Owner, please forward or return the form to the last Intermediary (or if there was none, to the custodian bank or brokerage firm). If the form has been completed by a custodian bank or brokerage firm, its Intermediary or Intermediaries (if there are any), and by a Beneficial


                             Exh. T3E-Claim Form-3

      Owner, please execute Box 9 and forward the original completed form, with a copy by fax or by hand, to the Voting Agent at:

      The Bank of New York
      One Canada Square
      London E14 5AL
      Attention: Trevor Blewer
      Fax:   020 7964 6399
      Phone: 020 7964 7298

Each Beneficial Owner must ensure that its Form of Proxy and Claim Form is returned to the Voting Agent, properly completed, by 5.00 p.m. London time on 28 October 2002. IF PROPERLY COMPLETED CLAIM FORMS AND FORMS OF PROXY ARE NOT RETURNED BY THIS TIME, THE RELEVANT VOTE MAY NOT BE TAKEN INTO ACCOUNT AT THE MEETING AND THE COMPANY MAY NOT AGREE THE RELEVANT SCHEME CLAIM UNTIL SUCH TIME AS PROPERLY COMPLETED FORMS ARE RECEIVED. TIME IS OF THE ESSENCE WITH RESPECT TO THE FOREGOING DEADLINE.

7. Scheme Creditors who wish to have their vote counted at the Meeting must attend (either in person or by proxy) and submit their Claim Forms prior to the Meeting. Faxed Claim Forms are acceptable provided the original Claim Forms are mailed so as to be received by the Voting Agent no later than 5.00 p.m. London time on 28 October 2002, although if not so received, duly completed and executed Claim Forms will be accepted by the Chairman at the Meeting on the day of the Meeting at any time prior to the Meeting upon Beneficial Owners providing evidence of their identity (for example, a passport, identity card or other official document containing a photograph).

8. Any alteration made in this Claim Form (where permitted) must be initialed by the person who signs it.

9. SCHEME CREDITORS ARE ADVISED THAT THE VOTING AGENT HAS NO RESPONSIBILITY TO ADVISE SCHEME CREDITORS OR OTHERS WHO MAY SUBMIT A FORM OF PROXY AND CLAIM FORM WHETHER SUCH DOCUMENTS HAVE BEEN PROPERLY COMPLETED.


                             Exh. T3E-Claim Form-4

--------------------------------------------------------------------------------
[1]   FULL NAME(S) AND ADDRESS OF CLAIMANT(S)                            (BOX 1)

      I/We, being the person or persons named below, make the declarations set out:

      (A) SOLE CLAIMANT (OR FIRST JOINT CLAIMANT):

      Name (in full) ___________________________________________________________

      Address        ___________________________________________________________

                     ___________________________________________________________

      Please enter here a daytime telephone number and contact name (if appropriate) where you can be contacted in the event of any question arising from the completion of this Claim Form:

      Telephone number _________________________________________________________

      Contact name _____________________________________________________________

      (B) OTHER JOINT CLAIMANTS (IF ANY):

      Name (in full) ___________________________________________________________

      Name (in full) ___________________________________________________________

      Name (in full) ___________________________________________________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[2]   PRINCIPAL AMOUNT OF SENIOR NOTES                                   (BOX 2)

      (A) I/We have an interest in Senior Notes, and therefore I am/we are jointly a Beneficial Owner. For this purpose, "interest" means a beneficial interest which is held as a principal. The amount of Senior Notes in which I/we have an interest as a Beneficial Owner (my/our "INVESTMENT") is:

      PRINCIPAL AMOUNT OF SENIOR NOTES

                  DM

            The amount of Senior Notes expressed in DM will, for the purposes of the Scheme, be converted into Euros in accordance with the official rate which is DM1.95583 to EUR1.00.

      (B) 1/We acquired my/our Investment (by principal amount of Senior Notes) as follows:

            1.    DM __________ of Senior Notes on _____________________________

            2.    DM __________ of Senior Notes on _____________________________

            3.    DM __________ of Senior Notes on _____________________________

            4.    DM __________ of Senior Notes on _____________________________

      (C) I/We held the full amount or my/our Investment on the Record Date (5:00 p.m. New York time on 23 October 2002).

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-5

--------------------------------------------------------------------------------

[3]   CUSTODIAN BANK OR BROKERAGE FIRM                                   (BOX 3)

The Intermediary (as defined in the notes hereto) through which my/our Investment is held is as follows:

Name of Firm (in full)        _________________________________________

Account Number                _________________________________________

Address                       _________________________________________
                              _________________________________________

Reference or contact name     _________________________________________

Telephone number              _________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[4]   REPRESENTATIONS AND UNDERTAKINGS                                   (BOX 4)

I/We represent and agree as follows:

(1) If a body corporate, the Beneficial Owner is duly organised, validly existing, and in good standing under the laws of the jurisdiction of its organisation and has full power and authority, and has taken all action necessary, to execute this Claim Form.

(2) The execution and delivery of this Claim Form and the fulfillment of the obligations in connection with the Scheme do not and will not: (a) violate any law or regulation of the jurisdiction under which it exists; (b) violate any other law or regulation applicable to it; or (c) constitute a breach or default of any provision of any document under which, if a body corporate, the Beneficial Owner is organised, or any other agreement to which it is a signatory or by which it is bound, or to which any of its assets is subject.

(3) This Claim Form has been duly executed and delivered by the Beneficial Owner and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to general principles of equity and any applicable bankruptcy, insolvency, re-organisation or similar laws affecting creditors' rights generally.

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-6

--------------------------------------------------------------------------------
(4) The Beneficial Owner has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer, in whole or in part, any portion of the Beneficial Owner's Senior Notes or any interest therein and the Beneficial Owner is the sole beneficial owner and holder of the Beneficial Owner's Senior Notes and has good title thereto, free and clear of all liens, claims, security interests and other encumbrances of any kind save as mentioned in this Claim Form.

(5) The Beneficial Owner is a sophisticated person with respect to the arrangements contemplated by the Scheme, has read and fully understood the Explanatory Statement and has adequate information concerning the Senior Notes, and the business and financial condition of the Company and its Affiliates, to make an informed decision regarding the Scheme and the entitlements to be received under the Scheme in exchange for the rights to be given up under the Scheme.

(6) The Beneficial Owner understands that the entitlements to be received in exchange for the rights to be given up under the Scheme have not been and may not be offered or sold within the United States except pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[5]   FINAL PAYMENT                                                      (BOX 5)

      Beneficial Owners have the option to receive part of the consideration for release of the Scheme Claims comprised by the Scheme either by receiving their pro rata proportion of the New Shares created for the purposes of the Scheme or by receiving a Final Payment of (euro)90 for eaCH (euro)1000 in principal amount of Senior Notes held at the Record Date.

      In both cases the Beneficial Owners will receive a Coupon Payment and will retain the right to receive principal and interest on the Amended Notes.

      In the event that the Beneficial Owners fail to make an election for the Final Payment, they will receive New Shares.

      Do you wish to make an election           [Yes]       [No]
      to receive a Final Payment?               (Please check as appropriate)

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-7

--------------------------------------------------------------------------------
      Payment Instructions

      If you have elected to receive a Final Payment, please fill in the following details:

      NAME OF BANK:                 ___________________________________

      SWIFT ADDRESS OF BANK:        ___________________________________

      ACCOUNT NAME:                 ___________________________________

      ACCOUNT NUMBER:               ___________________________________

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-8

--------------------------------------------------------------------------------

[6]   EXECUTION                                                          (BOX 6)

      This Claim Form has been executed as a deed on ________________________.

[A]   Execution by individuals

      Signed and delivered as a deed by:

      ______________________________            ________________________________
      Name in full (please print)               Signature

1.    WITNESS

      Name in full (please print)               Signature

      ______________________________            ________________________________


      Address of witness

      __________________________________________________________________________

2.    WITNESS

      ______________________________            ________________________________
      Name in full (please print)               Signature

      Address of witness

      __________________________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[B]   Execution by a company incorporated in England and Wales

EITHER

      (If the company's seal is to be affixed)

      Executed and delivered as a deed under the seal of the company named below:
      __________________________________________________________________________
                                                            (Affix company SEAL)

      Name of company:

      In the presence of the persons named below who are duly authorised to affix the seal of the company named above:


      ___________________________   _______________   __________________________
      Name in full (please print)   Position          Signature


      ___________________________   _______________   __________________________
      Name in full (please print)   Position          Signature

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-9

--------------------------------------------------------------------------------
OR

      (if the company's seal is NOT to be affixed)
      Executed and delivered as a deed by the company named below:

      Name of company:

      Acting by the persons named below, who are two directors or a director, and the company secretary, of the company named above:


      ___________________________       Director      __________________________
      Name in full (please print)                     Signature


      ___________________________  Director/Secretary _________________________
      Name in full (please print)                     Signature

      Name in full (please print) (delete as applicable) Signature

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[C] Execution by a company incorporated other than in England and Wales (or other entity having its own legal personality)

      Executed and delivered as a deed by the company or other entity named below:

      ________________________________
      Name of company or other entity

      Acting by the person or persons named below, who is or are duly authorised signatories of the company or entity named above under the laws of the territory in which the company or entity is incorporated or established:

      _________________________________         ________________________________
      Name in full (please print)               Signature

      _________________________________         ________________________________
      Name in full (please print)               Signature
      (if two signatories are required)         (if two signatories are required

      Territory of incorporation or establishment ______________________________

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-10

-------------------------------------------------------------------------------

[7]   DECLARATION BY INTERMEDIARY(IES)                                   (BOX 7)

      (To be completed only by Intermediaries)

      We are the Intermediary through which the person named in Box 3 of this Claim Form holds an interest in the principal amount of Senior Notes to which this Claim Form relates. Pursuant to the authority given to us by that person, we confirm that we hold an interest in Senior Notes which represents or includes the principal amount of Senior Notes to which this Claim Form relates (as specified in section (A) of Box 2 of this Claim
      Form), and authorise the next Intermediary or Account Holder (as applicable) to notify this to the Voting Agent.

      Signature ___________________________      -------------------------------
                                                 Office stamp of Intermediary
      Name in full                               or name in block capitals
      (please print)  _____________________
                                                 -------------------------------
      Dated _______________________________

      An Intermediary should only complete this declaration if it is satisfied that the aggregate number of Senior Notes in all declarations signed by that Intermediary does not exceed the number of Senior Notes in respect of which it acts as Intermediary.

[B] We are the second Intermediary through which the Intermediary named in section (A) of Box 8 of this Claim Form holds an interest in the principal amount of Senior Notes to which this Claim Form relates. Pursuant to the authority given to us by that Intermediary, we confirm the statements made in section (A) of Box 8 of this Claim Form.

      Signature ___________________________      -------------------------------
                                                 Office stamp of Intermediary
      Name in full                               or name in block capitals
      (please print)  _____________________
                                                 -------------------------------
      Dated _______________________________

      An Intermediary should only complete this declaration if it is satisfied that the aggregate number of Senior Notes in all declarations signed by that Intermediary does not exceed the number of Senior Notes in respect of which it acts as Intermediary.

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-11

--------------------------------------------------------------------------------

[8]   DECLARATION BY THE ACCOUNT HOLDER (DTC PARTICIPANT)                (BOX 8)

      (To be completed only by the Account Holder (DTC participant))

      We are the Account Holder through which the Intermediary(ies) named in Box 7 of this Claim Form, hold(s) an interest in the principal amount of Senior Notes to which this Claim Form relates. Pursuant to the authority given to us by that Intermediary(ies), we confirm the statements made in Box 7 of this Claim Form.

      Signature ___________________________      -------------------------------
                                                 Signature Medallion Guarantee
      Name in full ________________________      of DTC Participant or name in
                                                 block capitals
      Dated _______________________________
                                                 -------------------------------

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-12

      A DTC Participant should only complete this declaration if it is satisfied that the aggregate principal amount of Senior Notes in all declarations signed by that DTC Participant does not exceed the principal amount of Senior Notes in respect of which it acts as DTC Participant.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              NOTICE OF ATTENDANCE

Beneficial Owners who wish to attend the Meeting in person must complete this Notice of Attendance. Beneficial owners who do not intend to attend the Meeting in person but wish to appoint a proxy must complete a Form of Proxy.

STEP 1: EXECUTION BY BENEFICIAL OWNER

As of the close of business on the Record Date of 5:00 pm (New York time) on 23 October 2002, we (the undersigned) were the Beneficial Owner of the following Senior Notes:

SENIOR NOTES                        PRINCIPAL AMOUNT HELD ON THE RECORD DATE

DM                                  DM

The Senior Notes are held through an account at ________________________________ (Name of custodian bank or brokerage firm through which the Senior Notes are held.)

We direct our custodian bank or brokerage firm to confirm that we held the above principal amount of Senior Notes through them as of the close of business on the Record Date.

      Name of Beneficial Owner   (please print):________________________________

      Authorised Employee of Beneficial
      Owner (if applicable)      (please print):________________________________

      Title:

      Signature of Beneficial Owner
      Or Authorised Employee:             ______________________________

      Address:                            ______________________________

                                          ______________________________

      Date:                               ______________________________

      Telephone Number:                   ______________________________

      E-mail:                             ______________________________

      Fax:                                ______________________________

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-13

--------------------------------------------------------------------------------

STEP 2: EXECUTION BY CUSTODIAN BANK OR BROKERAGE FIRM

This is to confirm that the Beneficial Owner(s) identified in Step 1 is a/are customer(s) of our firm. On the Record Date, 5:00 pm (New York time) on 23 October 2002, they DID HOLD through account(s) with us the principal amount of the securities shown.

      Name of Intermediary          _______________________________________

      Intermediary Account Number   _______________________________________

      Authorised Employee           (please print) ________________________

      Department:                         _________________________________

      Title:                              _________________________________

      Address:                            _________________________________

                                          _________________________________

      City:                               _________________________________

      Authorised Employee Signature:      _________________________________

      Official stamp or name of
      Custodian Bank or Brokerage
      Firm in block capitals        Telephone:  ___________________________

                                    Fax:        ___________________________

                                    E-mail:     ___________________________

     _____________________________  Date:       ___________________________

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-14

--------------------------------------------------------------------------------

STEP 3: EXECUTION BY INTERMEDIARY(IES)

This is to confirm that the person identified in Step 2 DID HOLD through account(s) with us the principal amount of the securities shown.

      Name of Intermediary

      ______________________________

      Intermediary Number                       ______________________________

      Authorised Employee     (please print)    ______________________________

      Department:                               ______________________________

      Title:                                    ______________________________

      Address:                                  ______________________________

                                                ______________________________

      City:                                     ______________________________

      Authorised Employee Signature:            ______________________________

      Official stamp or name of
      Intermediary in block
      capitals                      Telephone:  ___________________________

                                    Fax:        ___________________________

                                    E-mail:     ___________________________

     _____________________________  Date:       ___________________________

  (WHERE THERE IS MORE THAN ONE INTERMEDIARY, EACH SUBSEQUENT INTERMEDIARY MUST FILL OUT A COPY OF THIS PAGE 15 OF THIS CLAIM FORM CONFIRMING THAT THE PREVIOUS
   INTERMEDIARY DID HOLD THROUGH ACCOUNTS WITH IT THE PRINCIPAL AMOUNT OF THE
                               SECURITIES SHOWN.)

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-15

--------------------------------------------------------------------------------

STEP 4: EXECUTION BY ACCOUNT HOLDER (DTC PARTICIPANT)

This is to confirm that the (final) Intermediary identified in Step 3 DID HOLD through account(s) with us the principal amount of the securities shown.

      Name of DTC Participant

      ______________________________

      DTC Participant Number              ______________________________

      Authorised Employee (please print)  ______________________________

      Department:                         ______________________________

      Title:                              ______________________________

      Address:                            ______________________________

                                          ______________________________

      City:                               ______________________________

      Authorised Employee Signature:      ______________________________

      Signature Medallion Guarantee
      or name of DTC Participant
      in block capitals
                                    Telephone:  ___________________________

                                    Fax:        ___________________________

                                    E-mail:     ___________________________

      ___________________________   Date:       ___________________________

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-16

                     NOTES FOR COMPLETION OF THIS CLAIM FORM
                     ---------------------------------------

PLEASE FOLLOW THESE NOTES CAREFULLY WHEN COMPLETING THIS CLAIM FORM. ALL BOXES MUST BE COMPLETED AS DESCRIBED IN THESE NOTES.

--------------------------------------------------------------------------------

[1]   FULL NAME(S) AND ADDRESS OF CLAIMANT(S)                            (Box 1)

      This Claim Form must be completed by or on behalf of a Beneficial Owner, being a person with a beneficial interest in Senior Notes which is held as principal. Insert in Box 1 the full name of that person together with their full address. Examples of Beneficial Owners are:

      (A) A person who holds an investment in Senior Notes for his own account.

      (B) A trustee who is holding an investment in Senior Notes for his own account.

      (C) An executor or personal representative where the estate of the deceased contains an investment in Senior Notes which was held for the deceased's own account.

      In the case of a joint holding, insert the full name of each joint holder in section 1.

      Only the address of the first named joint holder is required.

--------------------------------------------------------------------------------

[2]   PRINCIPAL AMOUNT OF NOTES                                          (Box 2)

      Insert in section (A) of Box 2 the principal amount of the Senior Notes in which you currently hold an interest as a Beneficial Owner.

      Insert in section (B) of Box 2 the principal amount of the Senior Notes and date on which that holding of Senior Notes was acquired.

      If your holding of Senior Notes was acquired on more than one date, you must insert in section (B) the relevant principal amount and date of each acquisition.

--------------------------------------------------------------------------------

[3]   ACCOUNT HOLDERS                                                    (Box 3)

      An account holder ("ACCOUNT HOLDER") is a person, such as a bank or brokerage firm, who has an account with DTC, and is recorded in the books of DTC as being a holder of an interest in the Senior Notes.

      Box 3 may have been completed before the Claim Form was sent to you. If so, please check that the details inserted are correct. If it has not been completed, in section A you


                             Exh. T3E-Claim Form-17
      should insert (a) the full name and address of the Account Holder; (b) the reference or contact name at the Account Holder; and (c) (if known) the contact telephone number.

      If you are both a Beneficial Owner in respect of an interest in Senior Notes and the Account Holder in respect of that interest (that is, you hold that interest directly with DTC for your own account as principal) you must still insert the relevant details in Box 3.

--------------------------------------------------------------------------------

[4]   REPRESENTATIONS AND UNDERTAKINGS                                   (Box 4)

      Please read Box 4 carefully. If you amend Box 4 in any way this Claim Form will be invalid.

--------------------------------------------------------------------------------

[5]   FINAL PAYMENT ELECTION                                             (Box 5)

      Each Beneficial Owner who wishes to receive a Final Payment in cash instead of receiving their pro rata proportion of New Shares must elect for the Final Payment. If such an election is not made, or it is not clear from the Claim Form which election has been made, the Beneficial Owner will receive New Shares.

--------------------------------------------------------------------------------

[6]   EXECUTION                                                          (Box 6)

      Box 6 must be signed by each person who is named as a Beneficial Owner in Box 1, in the manner described below.

      Insert the date on which this Claim Form is executed. This date must be the date on which the person who signs the Claim Form actually does so. Where more than one person signs the Claim Form, the date inserted should be the date on which the last person to sign the Claim Form actually does so.

      As described in the notes below, evidence of the authority of the signatory(ies) to execute this Claim Form as a deed should in most cases be submitted with the Claim Form. This evidence is intended to show that each signatory has been properly authorised to execute the Claim Form.

      INDIVIDUALS:

      Where a person signing and executing Box 6 is an individual, that person must sign and complete section A in the presence of a witness. The witness must also sign and complete section A where indicated. The witness must be over 18 years of age. In the case of joint holdings, the witness must not be one of the other persons signing in Box 6, although the same witness may witness the signatures of two or more joint holders.


                             Exh. T3E-Claim Form-18

      If the person signing in section (A) as an individual is a Beneficial Owner who is not holding his investment in Senior Notes solely for his own account (for example, if he holds that investment as a trustee, executor or personal representative or a partner in a partnership), evidence of his authority to sign the Claim Form must be submitted as described in the notes below.

      COMPANIES INCORPORATED IN ENGLAND AND WALES:

      Where a person signing and executing Box 6 is a company incorporated in England and Wales, then section (B) must be executed as follows. Either:

      (1) that company's seal may be affixed in accordance with the company's articles of association. The person(s) witnessing the affixing of the seal must also complete and sign Box 6 where indicated; or

      (2) two directors, or one director and the company secretary of that company may sign Box 6 on behalf of that company.

      In either case, the persons signing on behalf of the company must specify their position in that company and must submit the evidence of their authority to sign as described in the notes below.

      PARTNERSHIPS ESTABLISHED IN ENGLAND AND WALES (AND OTHER PARTNERSHIPS OR OTHER ENTITIES WHICH DO NOT HAVE A SEPARATE LEGAL PERSONALITY):

      Where a person signing and executing Box 6 is a partnership established in England and Wales (or another partnership or other entity which does not have a separate legal personality from its partners or members), the partnership (or other entity) should sign through one of its partners (or other representatives). If the signing partner (or other representative) is an individual, he should complete section (A) as an individual in the presence of a witness as described above under "Individuals". If the signing partner (or other representative) is a company or other entity, the applicable section should be completed in the manner described in these notes.

      The person(s) signing on behalf of the partnership (or other entity) must submit evidence of their authority to sign as described in the notes below.

      COMPANIES NOT INCORPORATED IN ENGLAND AND WALES (AND PARTNERSHIPS OR OTHER ENTITIES WHICH HAVE A SEPARATE LEGAL PERSONALITY):

      Where a person signing and executing Box 6 is a company which is not incorporated in England and Wales (or a partnership or other entity which has a separate legal personality from its partners or members), then section (C) must be signed and, completed on behalf of that company, partnership or other entity by a person or persons duly authorised by that company, partnership or other entity in accordance with the law of the territory in which that company, partnership or other entity is incorporated or established. The


                             Exh. T3E-Claim Form-19
      territory of incorporation or establishment must be inserted. The person(s) signing on behalf of the company, partnership or other entity must submit evidence of their authority to sign as described in the notes below.

      POWERS OF ATTORNEY:

      This note applies if a person named as a Beneficial Owner in Box 1 has appointed someone else to execute the Claim Form on his, her or its behalf under a power of attorney. If the attorney so appointed is an individual, he must (i) sign and complete section (A) as an individual in the presence of a witness, as described above under "Individuals", and (ii) when he prints his name in section (A), also write the words "as attorney for X", X being the name of the Beneficial Owner who has granted the power of attorney. If the attorney so appointed is a company or a partnership or other entity having its own legal personality, then (i) section (B) or, as appropriate, section (C) must be completed and signed in the manner described above, and (ii) when the name of the company (or other entity) is inserted in section (B) or (C), the words "as attorney for X" must be inserted, X being the name of the Beneficial Owner who has granted the power of attorney.

      Even where an attorney has been appointed to sign the Claim Form in Box 6 on behalf of a Beneficial Owner, the Beneficial Owner must be named as a Beneficial Owner in Box 1.

      In all cases, the attorney must submit evidence of his or its authority to sign as described in the notes below.

      EVIDENCE TO BE SUBMITTED.

      In all cases indicated above, evidence of the authority of the signatory(ies) to execute the Claim Form on behalf of the Beneficial Owner must be submitted with the Claim Form.

      Where the Beneficial Owner (or the person signing the Claim Form on behalf of the Beneficial Owner) is a company, partnership or other entity, this evidence must include:

      (1) copies of or extracts from the company, partnership or entity's constitutional documents (such as articles of association or partnership agreement) indicating which officers or bodies of the company, partnership or entity are authorised to execute documents, or have the capacity to delegate authority to execute documents, on behalf of that company; and

      (2) copies of or extracts from minutes or resolutions of the appropriate officers or bodies of the company, partnership or entity, evidencing that such authority has been delegated to the person(s) completing and signing the Claim Form on behalf of that company, partnership or entity.


                             Exh. T3E-Claim Form-20

      For other individuals (such as personal representatives or executors) this evidence should show that the relevant individual is authorised to sign the Claim Form as a deed.

      In the case of a power of attorney, the original power of attorney or copy of it must be submitted with the Claim Form, together with any other evidence of authority required to be submitted as described in the notes above. The power of attorney must authorise the attorney to execute this Claim Form as a deed. If the power of attorney has been granted under English law, it must itself be executed as a deed.

      Each copy or extract of a document which is submitted as part of the evidence described above must be certified by a lawyer, public notary or person of equivalent standing as being a true and complete copy or extract of the original document, valid as at the date of execution of the Claim Form or supported by a legal opinion as to the same.

      CORRECTIONS AND AMENDMENTS:

      If, in completing this Claim Form, you have made any corrections or amendments, however minor, each person who signs in Box 6 must also sign his or her initials next to each correction or amendment. You may not make any amendment to the wording in Box 4.

--------------------------------------------------------------------------------

[7]   DECLARATION BY INTERMEDIARY/IES                                    (Box 7)

      Box 8 is to be completed ONLY by Intermediaries. Do not complete this section if you are not an Intermediary. Where there are more than two Intermediaries, please contact the Voting Agent at the address set out on page three of this Claim Form for further instructions as to how to complete this Claim Form.

--------------------------------------------------------------------------------

[8]   DECLARATION BY ACCOUNT HOLDER (DTC PARTICIPANT)                    (Box 8)

      Box 9 is to be completed ONLY by a DTC Participant. Do not complete this section if you are not a DTC Participant.

--------------------------------------------------------------------------------


                             Exh. T3E-Claim Form-21

                   [CADWALADER, WICKERSHAM & TAFT LETTERHEAD]

10 October 2002

Dear Sirs,

TEXON INTERNATIONAL LIMITED

THIS LETTER AND ITS ENCLOSURES ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. PLEASE READ THEM CAREFULLY.

We are solicitors acting for Texon International Limited (the "Company"). We are writing to you because we have reason to believe that you are presently a holder of a portion of the Company's DM245,000,000 10 per cent. Senior Subordinated Notes due 2008 (CUSIPS No. G87667AA2, 883060AC9, 883060AA3) (the "Senior Notes"). Enclosed with this letter are documents relating to a proposal by the Company to restructure the debt represented by the Senior Notes. Principally, the proposal involves equitising 75 per cent. of the Senior Notes and a portion of the interest accrued thereon to date such that holders of the Senior Notes would receive a substantial majority of the equity in the new structure. Holders of Senior Notes have the opportunity to receive a cash settlement instead of their share of the new equity. Holders of Senior Notes will also be paid a sum equivalent to 50 per cent. of the interest payment that fell due on 1 August 2001. You are referred to the documents themselves for full details of the proposal. If you are in any doubt as to your rights in relation to it, you should consult a lawyer or other professional advisers as appropriate.

We are also arranging to send this document to the Depositary in relation to the Senior Notes, DTC, Euroclear, Clearstream and account holders and participants within those systems. If you are such a person, it is likely that the person for whom you act will contact you with regard to the proposal. You are therefore urged to read the enclosed documents carefully and, if you are in any


                               Exh. T3E-Letter-1
doubt as to the rights of such person in relation to it, to consult a lawyer or other professional advisers as appropriate.

The proposal is made in relation to liabilities of the Company in respect of the Senior Notes at the Record Date, which will be 23 October 2002. Claim Forms and Forms of Proxy will be accepted from persons who hold Senior Notes on the Record Date. If you have sold or otherwise transferred Senior Notes, or if you sell or otherwise transfer your Senior Notes before the Record Date, please pass this letter and its enclosures to the person to whom you sell or transfer them. If you sell or otherwise transfer your Senior Notes after the Record Date, please contact the person to whom you sell or transfer your Senior Notes to make arrangements for that person to participate in the restructuring proposal should he or she wish to do so. The rights of holders of Senior Notes in respect of transfers are also set out in detail in the Scheme document.

Please find enclosed:

1. The Scheme Document, containing the Scheme, Explanatory Statement pursuant to Section 426 of the Companies Act 1985 and the notice to creditors.

2.    Form Of Proxy and Claim Form to enable you to vote on the Scheme.

On 4 October 2002 the High Court of Justice of England and Wales ordered that a meeting of the holders of the Senior Notes be convened for the purposes of considering and, if thought fit, approving the Scheme.

The meeting is to be held at 10.30 a.m. on 30 October 2002 at the offices of Cadwalader, Wickersham & Taft, 265 Strand, London, England, WC2R 1BH.

If you have any questions about the enclosed documents, please contact either Andrew Wilkinson of this firm or Chris Hughes of Talbot Hughes LLP.

Yours sincerely


Cadwalader, Wickersham & Taft


                               Exh. T3E-Letter-2